                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        Applied Digital Solutions, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[ ]  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2) or
     Item 22(a)(2) of Schedule 14A.

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[X]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:
          Common stock par value $0.001 share of Applied Digital Solutions, Inc.
        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:
          22,390,196
        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
          $4.375. The proposed unit price is based upon the average of the high and low sale price of the common stock, $0.01 per share of Destron Fearing Corporation on May 30, 2000 as quoted by Nasdaq SmallCap.
        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:
          $97,957,106
        ------------------------------------------------------------------------

     (5)  Total fee paid:
          $19,592.00
        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:

    ----------------------------------------------------------------------------

[X] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:
          $25,861.00
        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:
          S-4
        ------------------------------------------------------------------------

     (3)  Filing Party:
          Applied Digital Solutions, Inc.
        ------------------------------------------------------------------------

     (4)  Date Filed:
          June 2, 2000
        ------------------------------------------------------------------------

                  [APPLIED DIGITAL SOLUTIONS, INC. LETTERHEAD]

                                                                          , 2000

Dear Applied Digital Solutions, Inc. Shareholders:

     I am writing to you today about the proposed merger of Destron Fearing Corporation and Digital Angel.net Inc., a wholly-owned subsidiary of Applied Digital Solutions, Inc. This merger will result in Destron becoming our subsidiary and a combined company that will be engaged in the business of developing and marketing electronic devices for the identification and tracking of animate and inanimate objects and the associated collection, processing, storage and retrieval of related information using wireline and wireless transmission technologies.

     In the merger, each share of Destron common stock will be exchanged for 1.5 shares of Applied Digital common stock. We expect to issue up to 20,461,158 million shares of Applied Digital common stock, $0.001 par value per share, in exchange for all of the issued and outstanding shares of Destron common stock and up to 2,810,346 shares of Applied Digital common stock upon the exercise of options and warrants to purchase Destron common stock that we are assuming pursuant to the merger agreement, as amended. Applied Digital common stock is traded on The Nasdaq National Market under the symbol "ADSX." The merger is described more fully in the accompanying joint proxy statement/prospectus.

     You will be asked to vote upon the issuance of shares of Applied Digital common stock pursuant to the merger agreement, as amended, by and among Applied Digital, Digital Angel, a subsidiary of Applied Digital, and Destron, at a special meeting of Applied Digital shareholders to be held on
          , 2000 at                a.m., local time, at the                at
               . For the merger to go forward, the holders of a majority of the outstanding shares of Applied Digital common stock and preferred stock present in person or by proxy at the special meeting of Applied Digital shareholders, voting as a single class, must approve the issuance of these shares. At the special meeting, you will also be asked to consider and vote upon an additional proposal that will be necessary for the merger to go forward. The additional proposal is to increase the number of authorized shares of common stock in Applied Digital's second restated articles of incorporation. The proposal to increase the authorized shares of common stock requires the approval of the holders of a majority of the outstanding shares of Applied Digital common stock and preferred stock, voting as a single class.

     Only shareholders who hold shares of Applied Digital common stock or preferred stock at the close of business on May 30, 2000 will be entitled to vote at the special meeting.

     We are very excited by the opportunities we envision for the combined company. Your board of directors has determined that the merger and the issuance of Applied Digital common stock in the merger are fair to and in the best interests of Applied Digital and its shareholders, and recommends that you approve the issuance of the shares of Applied Digital common stock in connection with the merger.

     Your board of directors has also determined that the increase in the number of authorized shares of common stock under Applied Digital's second restated articles of incorporation is also in the best interest of Applied Digital and its shareholders and recommends that you approve this proposal.

     The accompanying joint proxy statement/prospectus provides detailed information about Applied Digital and Destron and the merger. Please give all of this information your careful attention. In particular, you should carefully consider the discussion in the section entitled "Risk Factors" beginning on page 15 of the joint proxy statement/prospectus.

     Your vote is very important regardless of the number of shares you own. To vote your shares, you may use the enclosed proxy card, grant your proxy by telephone or the internet or attend the special meeting of Applied Digital shareholders. To approve the issuance of shares of Applied Digital common stock pursuant to the merger agreement, you MUST vote "FOR" the proposal by following the instructions stated on the enclosed proxy card. We urge you to vote FOR this proposal, which is necessary for the the merger of Digital Angel and Destron to go forward. In addition, to approve the increase in the number of authorized shares of Applied

Digital capital stock and common stock, submitted for your approval, you must vote "FOR" that proposal by following the instructions stated on the enclosed proxy card, and we urge you to vote FOR this proposal, which is also necessary for the merger to go forward.

     If you have questions about the merger or would like additional copies of the accompanying joint proxy statement/prospectus, you should contact: Robert Jackson, Applied Digital's Director of Investor Relations, at (561) 366-4800. Even if you plan to attend the special meeting of Applied Digital shareholders in person, please complete, sign, date and promptly return the enclosed proxy card in the enclosed postage-prepaid envelope.

                                          Sincerely,

                                          Richard J. Sullivan
                                          Chairman of the Board and
                                          Chief Executive Officer

                        APPLIED DIGITAL SOLUTIONS, INC.
                               400 ROYAL PALM WAY
                                   SUITE 410
                           PALM BEACH, FLORIDA 33480
                                 (561) 366-4800

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                 TO BE HELD ON                          , 2000

     We will hold a special meeting of shareholders of Applied Digital
Solutions, Inc. at                a.m., local time, on
, 2000 at                at                .

     1. To consider and vote upon a proposal to approve the issuance of up to 20,461,158 shares of Applied Digital common stock, par value $0.001 per share, in exchange for all of the issued and outstanding shares of Destron common stock and up to 2,810,346 shares of Applied Digital common stock upon the exercise of options and warrants to purchase Destron common stock that we are assuming pursuant to the Agreement and Plan of Merger, as amended, dated as of April 24, 2000 by and among Applied Digital, Digital Angel.net Inc., a subsidiary of Applied Digital, and Destron, under which Destron will merge with Digital Angel and will become a subsidiary of Applied Digital;

     2. To consider and vote upon a proposal to amend our second restated articles of incorporation to increase the number of authorized shares of Applied Digital capital stock from 85,000,000 to 250,000,000 with 245,000,000 of such shares designated as Applied Digital common stock; and

     3. To transact such other business as may properly come before the special meeting or any adjournment or postponement thereof.

     Your board of directors has determined that the issuance of shares of Applied Digital common stock pursuant to the merger agreement, as amended, is fair to and in the best interests of Applied Digital and Applied Digital's shareholders, and recommends that you vote to approve the issuance of Applied Digital common stock. Your board of directors has also determined that the increase in the number of shares of authorized capital stock and common stock is in the best interests of Applied Digital and Applied Digital's shareholders and recommends that you vote in favor of this proposal.

     We describe the merger and the proposed amendment to our second restated articles of incorporation more fully in the accompanying joint proxy statement/prospectus, which we urge you to read.

     A copy of the merger agreement, as amended, and of the proposed amendment to the second restated articles of incorporation of Applied Digital are attached as Annex A and Annex D, respectively, to the accompanying joint proxy statement/prospectus.

     The board of directors is not currently aware of any other matters that will come before the meeting.

     The Applied Digital board of directors set May 30, 2000 as the record date for the Applied Digital special meeting of shareholders. This means that owners of Applied Digital common stock and owners of exchangeable shares of ACT-GFX Canada, Inc. ("ACT-GFX") at the close of business on that date are entitled to
(1) receive notice of the special meeting and (2) vote, or exercise voting rights through a voting trust, as the case may be, at the special meeting or any adjournments or postponements of the meeting. Applied Digital will make available a list of holders of record of Applied Digital common stock and holders of record of the exchangeable shares of ACT-GFX as of the close of business on the record date for inspection during normal business hours at the offices of Applied Digital for ten (10) business days prior to the meeting. This list will be available at the meeting.

     Your vote is important. Applied Digital encourages you to vote by proxy so that your shares are represented and voted at the special meeting, even if you cannot attend. All shareholders can vote by written proxy card. Many shareholders can also vote by proxy via touch-tone telephone from the U.S. and Canada, using the toll-free number on your proxy card, or via the internet using the instructions on your proxy card. You may revoke your proxy in the manner described in the accompanying joint proxy statement/prospectus at any time before it has been voted at the special meeting. You may vote in person at the special meeting even if you have returned a proxy.

                                          By Order of the Board of Directors

                                          Richard J. Sullivan
                                          Secretary

Palm Beach, Florida
          , 2000

                        JOINT PROXY STATEMENT/PROSPECTUS

    [APPLIED DIGITAL SOLUTIONS, INC. LOGO][DESTRON FEARING CORPORATION LOGO]

                 PROPOSED MERGER -- YOUR VOTE IS VERY IMPORTANT

     The boards of directors of Applied Digital Solutions, Inc. and Destron Fearing Corporation have approved a merger agreement that would have the effect of causing Destron to become a subsidiary of Applied Digital. The enclosed proxy is solicited by the board of directors of Applied Digital and Destron for use at their respective special meetings of shareholders. The costs of the joint proxy solicitation will be borne equally by Applied Digital and Destron. In addition to solicitation by mail, directors, officers and employees of Applied Digital and directors, officers and employees of Destron may solicit proxies personally and by telephone, telegraph and e-mail. Applied Digital and Destron also intend to use the services of a proxy solicitation firm for assistance in soliciting proxies for their special meetings.

BE SURE TO READ THE "RISK FACTORS" BEGINNING ON PAGE 15.

     Here is what will happen to your shares if the merger is completed:

APPLIED DIGITAL SHAREHOLDERS:

     Each share of Applied Digital common stock that you own will remain outstanding as a share of Applied Digital common stock.

DESTRON STOCKHOLDERS:

     The transaction is structured as a merger, in which each share of Destron common stock will be exchanged for 1.5 shares of Applied Digital common stock, $0.001 per share par value.

     Applied Digital common stock is traded on The Nasdaq National Market under the symbol "ADSX.". If this merger is completed, Destron stockholders will own approximately 31% of Applied Digital, while Applied Digital shareholders will own approximately 69%.

     AT THE APPLIED DIGITAL SPECIAL MEETING TO BE HELD ON           , 2000, AT
THE                , COMMENCING AT                A.M., LOCAL TIME, WE ARE
ASKING APPLIED DIGITAL SHAREHOLDERS TO APPROVE:

- A proposal to issue up to 20,461,158 shares of Applied Digital common stock in exchange for all of the issued and outstanding Destron common stock and up to 2,810,346 shares of Applied Digital common stock upon the exercise of options and warrants to purchase Destron common stock that Applied Digital is assuming pursuant to the merger agreement, as amended, the approval of which is necessary to permit the merger to occur; and

- A proposal to amend article three of the second restated articles of incorporation of Applied Digital, effective at the effective time of the merger, with the effect of increasing the number of authorized shares of capital stock of Applied Digital from 85,000,000 shares to 250,000,000 shares with 245,000,000 of such shares designated as Applied Digital common stock.

     AT THE DESTRON SPECIAL MEETING TO BE HELD ON           , 2000, AT
               COMMENCING AT                A.M., LOCAL TIME, WE ARE ASKING
DESTRON STOCKHOLDERS TO APPROVE THE MERGER AGREEMENT, AS AMENDED, PURSUANT TO WHICH DESTRON WILL MERGE WITH DIGITAL ANGEL.NET INC., A SUBSIDIARY OF APPLIED DIGITAL, AND THE COMBINED COMPANY WILL BECOME A SUBSIDIARY OF APPLIED DIGITAL.

     YOUR VOTE IS IMPORTANT. Please vote on these proposals by completing and mailing the enclosed proxy card, even if you plan to attend your stockholders' meeting. This joint proxy statement/prospectus provides detailed information about the meetings scheduled for the Destron stockholders and Applied Digital shareholders to vote on these matters. We encourage you to read this joint proxy statement/prospectus carefully before you vote. You may obtain more information about Applied Digital and Destron from documents that we have filed with the Securities and Exchange Commission.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORS HAVE APPROVED THE APPLIED DIGITAL COMMON STOCK TO BE ISSUED IN CONNECTION WITH THIS JOINT PROXY STATEMENT/PROSPECTUS OR DETERMINED IF THIS JOINT PROXY STATEMENT/ PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             ---------------------

     This joint proxy statement/prospectus is dated             , 2000 and is
first being mailed on or about      , 2000 to (i) shareholders of Applied
Digital, including the holders of exchangeable shares ("exchangeable shares") of Applied Digital's Canadian subsidiary, ACT-GFX Canada, Inc., who are entitled, through a voting trust, to vote at the Applied Digital special meeting, and (ii) the stockholders of Destron.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
QUESTIONS AND ANSWERS ABOUT THE MERGER......................     1
SUMMARY.....................................................     4
SUMMARY UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL
  INFORMATION...............................................    12
COMPARATIVE PER SHARE DATA..................................    13
FORWARD-LOOKING STATEMENTS MAY PROVE INACCURATE.............    14
RISK FACTORS................................................    15
  Risks Relating to the Merger..............................    15
  Risks Inherent in the Business of Applied Digital.........    16
  Risks Inherent in the Business of Destron.................    19
APPLIED DIGITAL SPECIAL MEETING.............................    22
DESTRON SPECIAL MEETING.....................................    25
THE COMPANIES...............................................    27
  APPLIED DIGITAL SOLUTIONS, INC............................    27
  SELECTED FINANCIAL DATA OF APPLIED DIGITAL................    31
  APPLIED DIGITAL'S MANAGEMENT'S DISCUSSION.................    33
  DESTRON FEARING CORPORATION...............................    54
  SELECTED FINANCIAL DATA OF DESTRON........................    55
  DESTRON'S MANAGEMENT'S DISCUSSION.........................    56
  DIGITAL ANGEL.NET INC.....................................    58
MARKET PRICE AND DIVIDEND INFORMATION.......................    59
THE MERGER..................................................    60
  Background of the Merger..................................    60
  Recommendation of the Applied Digital Board of Directors;
     Reasons of Applied Digital for the Merger..............    61
  Recommendation of the Destron Board of Directors; Reasons
     of Destron for the Merger..............................    63
  Opinion of Roth Capital Partners, Inc. and AgriCapital
     Securities, Inc........................................    65
  Interests of Certain Persons in the Merger................    69
  Material Federal Income Tax Consequences Relating to the
     Stock Options..........................................    72
  Material Federal Income Tax Consequences of the Merger....    72
  The Voting Agreement......................................    74
  Accounting Treatment......................................    74
  Regulatory Approvals......................................    74
  Federal Securities Laws Consequences......................    74
  Listing of Applied Digital Common Stock...................    75
  Delisting of Destron Common Stock.........................    75
  Appraisal Rights..........................................    75
THE MERGER AGREEMENT........................................    78
  Structure of the Merger...................................    78
  Conversion of Securities..................................    78
  Effective Time of the Merger..............................    79
  Representations and Warranties............................    79
  Certain Covenants.........................................    79
  No Solicitation...........................................    80
  Stockholder's Meetings....................................    80
  Access....................................................    80
  Indemnification of Directors and Officers.................    81
  Stock Options, Warrants and Employee Benefit Plans........    81
  Options to Purchase Common Stock of Digital Angel.........    81
  Certain Other Covenants...................................    81

                                                              PAGE
                                                              ----
  Conditions to the Merger..................................    82
  Termination of the Merger Agreement.......................    83
  Termination Expenses and Alternative Transaction Fees.....    84
  Expenses; Finder's Fees...................................    84
  Amendment and Waiver......................................    84
  Dividends and Distributions...............................    84
  Lost Certificates.........................................    85
DESCRIPTION OF APPLIED DIGITAL'S CAPITAL STOCK..............    86
  Authorized Capital........................................    86
  Common Stock..............................................    86
  Preferred Stock...........................................    86
  Options and Warrants......................................
  Indemnification...........................................    86
COMPARISON OF CAPITAL STOCK.................................    87
  Authorized Capital Stock..................................    87
  Special Meetings of Stockholders..........................    87
  Number of Directors.......................................    88
  Classification of the Board of Directors..................    88
  Removal of Directors; Filling Vacancies on the Board of
     Directors..............................................    88
  Cumulative Voting.........................................    89
  Anti-Takeover Statutes....................................    89
  Preemptive Rights.........................................    90
  Dissenters' Rights........................................    91
  Stockholders' Right to Inspect............................    91
  Amendment of Articles or Certificate of Incorporation and
     Bylaws.................................................    91
SHAREHOLDER PROPOSALS.......................................    92
EXPERTS.....................................................    92
LEGAL MATTERS...............................................    92
WHERE YOU CAN FIND MORE INFORMATION.........................    92
INDEX TO FINANCIAL STATEMENTS...............................   F-1
APPLIED DIGITAL CONSOLIDATED FINANCIAL STATEMENTS...........   F-2
DESTRON CONSOLIDATED FINANCIAL STATEMENTS...................  F-40
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL
  INFORMATION...............................................   P-1
Annex A-1 -- Agreement and Plan of Merger
Annex A-2 -- Amendment to Agreement and Plan of Merger
Annex B-1 -- Opinion of Roth Capital Partners, Inc. and
             AgriCapital Securities, Inc.
Annex B-2 -- Opinion Letter Supplement of Roth Capital
             Partners, Inc. and AgriCapital Securities, Inc.
Annex C -- Voting Agreement and Irrevocable Proxy
Annex D -- Form of Proposed Amendment to Second Restated
           Articles of Incorporation of Applied Digital
           Solutions, Inc.
Annex E -- Section 262 of the Delaware General Corporation
           Law

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:   WHAT ARE THE BENEFITS OF THE MERGER?

A: Both the Applied Digital board of directors and the Destron board of directors believe the merger is in the best interests of their respective companies and will provide significant benefits to the holders of their common stock, customers and employees. To review the background and reasons for the merger in greater detail, see pages 60 through 64.

Q:   WHAT WILL I RECEIVE IN THE MERGER?

A: For Applied Digital shareholders, each of the shares of Applied Digital common stock held by Applied Digital shareholders will remain outstanding at the time of the merger.

     For Destron stockholders, under the merger agreement, as amended, you will receive 1.5 shares of Applied Digital common stock for each share of Destron common stock that you own.

     For example:

     - If you own 100 shares of Destron common stock, then after the merger you will receive 150 shares of Applied Digital common stock.

     - If you own 33 shares of Destron common stock, then after the merger you will receive 49 shares of Applied Digital common stock and a check for
       0.5 times the average price of Applied Digital common stock for a period prior to closing.

Q:   WHAT RISKS SHOULD I CONSIDER?

A:   You should review "Risk Factors" beginning on page 15.

Q:   WHAT ARE THE TAX CONSEQUENCES OF THE MERGER TO ME?

A: Destron stockholders. We expect that the exchange of shares by Destron stockholders generally will be tax-free for U.S. federal income tax purposes. Destron stockholders will, however, recognize gain or loss on cash received for fractional shares or shares which have been exchanged for cash in connection with the exercise of dissenters' rights. To review the tax consequences to Destron stockholders in greater detail, see pages 72 through 73.

     Your tax consequences will depend on your personal situation. You should consult your tax advisor for a full understanding of the tax consequences of the merger to you.

     Applied Digital shareholders. The merger will have no tax consequences to Applied Digital shareholders.

Q:   WHAT AM I BEING ASKED TO VOTE UPON AND WHAT IS THE REQUIRED
SHAREHOLDER VOTE?

A: Destron stockholders. You are being asked to approve the merger agreement, as amended, which provides for Applied Digital's acquisition of Destron through a merger of Digital Angel, a subsidiary of Applied Digital, into Destron. Following the merger, Destron will be a subsidiary of Applied Digital and will be re-named "Digital Angel.net Inc." Approval of the proposal requires the affirmative vote of a majority of the outstanding shares of Destron common stock.

     The Destron board of directors has unanimously approved and adopted the merger agreement, as amended, and recommends that Destron stockholders vote "FOR" the approval of the merger agreement, as amended.

     Applied Digital shareholders. You are being asked to approve the issuance of up to 20,461,158 shares of Applied Digital common stock in exchange for all of the issued and outstanding shares of Destron common stock and up to 2,810,346 shares of Applied Digital common stock issuable upon the exercise of options and warrants to purchase Destron common stock that Applied Digital is assuming pursuant to the merger agreement, as amended. Approval of this proposal will require the affirmative vote of a majority of the outstanding shares of Applied Digital common stock and preferred stock present in person or by proxy at the Applied Digital special meeting, voting as a single class.

     In addition, you are also being asked to amend the second restated articles of incorporation of Applied Digital to increase the number of authorized shares of capital stock from 85,000,000 to 250,000,000 with 245,000,000 of such shares designated as Applied Digital common stock. This amendment is necessary for the merger to go forward. Approval of this proposal will require the affirmative vote of a majority of the outstanding shares of Applied Digital common stock and preferred stock, voting as a single class.

     The Applied Digital board of directors has approved and adopted the merger agreement, as amended, and the issuance of Applied Digital common stock in connection with the merger and the amendment to the Applied Digital second restated articles of incorporation and recommends that Applied Digital shareholders vote "FOR" the approval of these two proposals to be presented at the Applied Digital special meeting. The proposals are described in detail in the accompanying joint proxy statement/ prospectus.

Q:   WHAT DO I NEED TO DO NOW?

A: After you read and consider carefully the information contained in this document, please fill out and sign your proxy card. Then mail your signed proxy card in the enclosed return envelope as soon as possible so that your shares may be represented at the Applied Digital special meeting or the Destron special meeting, as applicable. The board of directors of Destron unanimously recommends that Destron stockholders vote FOR approval of the merger agreement, as amended, and the board of directors of Applied Digital recommends that Applied Digital shareholders vote FOR the proposals described in this document to be voted on by the Applied Digital shareholders in connection with the merger.

Q: IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

A: Your broker will vote your shares only if you provide instructions on how to vote. You should follow the instructions provided by your broker regarding how to instruct your broker to vote your shares.

Q: CAN I CHANGE MY VOTE OR REVOKE MY PROXY AFTER I HAVE MAILED MY SIGNED PROXY CARD?

A: You can change your vote at any time before your proxy is voted at the Applied Digital special meeting or the Destron special meeting, as the case may be. You can do this in one of three ways. First, you can send a written notice stating that you want to revoke your proxy. Second, you can complete and submit a new proxy card. If you choose either of these methods, you must timely submit your notice of revocation or your new proxy card to the appropriate company at the address shown on page 4. Third, you can attend the Applied Digital special meeting or the Destron special meeting, as the case may be, and vote in person. Simply attending a meeting, however, will not revoke your proxy. If you have instructed a broker to vote your shares, you must follow instructions received from your broker to change your vote.

Q:   SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A: No. After we have completed the merger, we will send Destron stockholders written instructions informing them how to exchange their stock certificates. Applied Digital shareholders will keep their stock certificates.

Q:   WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED?

A: We are working towards completing the merger as soon as possible. We hope to complete the merger during the third quarter of 2000. However, if conditions to the merger are not satisfied, the merger may be completed later.

Q:   WHAT IF I HAVE QUESTIONS?

A: If you are an Applied Digital shareholder, please call Robert Jackson, Director of Investor Relations at Applied Digital, at (561) 366-4800.

     If you are a Destron stockholder, please call James P. Santelli at Destron at (651) 455-1621.

                                    SUMMARY

     Because this is a summary, it does not contain all of the information that may be important to you. You should carefully read this entire joint proxy statement/prospectus and its annexes and the other documents to which we have referred you before you decide how to vote. See "Where You Can Find More Information" (page 93).

THE COMPANIES

APPLIED DIGITAL SOLUTIONS, INC.
400 Royal Palm Way
Suite 410
Palm Beach, FL 33480
(561) 366-4800

     Applied Digital is a leading edge, single source provider of e-business solutions. Applied Digital differentiates itself in the marketplace by enabling e-business through Computer Telephony Internet Integration (CTII(TM)). Beginning in the fourth quarter of 1998 and continuing into 2000, Applied Digital reorganized to refocus its strategic direction, organizing into four core business groups: Internet, Telephony, Network and Applications. With CTII, Applied Digital provides the full range of services and skills companies need to conduct business online. Through its four integrated business groups, Applied Digital designs and deploys complete, front to back, web-enabled e-business systems, all with a single point of contact for the customer.

     Applied Digital currently operates in the United States, Canada and the United Kingdom. Applied Digital is a Missouri corporation and was incorporated on May 11, 1993.

DESTRON FEARING CORPORATION
490 Villaume Avenue
South St. Paul, MN 55075
(651) 455-1621

     Destron develops, manufactures, and markets a broad line of electronic and visual identification devices and information systems for the companion animal, livestock, laboratory animal, fish and wildlife markets worldwide. Destron's radio frequency identification products consist of miniature electronic microchips, readers and injection systems. Destron holds patents on its syringe-injectable microchip, which is encased in a glass or glass-like material capsule and incorporates an antenna and a microchip with a unique permanent identification code for the animal in which it is implanted. An associated reader device uses radio frequency to interrogate the microchip and read the code. The microchip is typically injected under the skin using a hypodermic syringe, without requiring surgery. Destron's visual identification products, such as numbered ear tags, are marketed under the Fearing brand name, principally to livestock producers.

DIGITAL ANGEL.NET INC.
350 Motor Parkway
Hauppage, NY 11788
(631) 951-3366

     Digital Angel.net Inc., which we refer to in this document as "Digital Angel," is a subsidiary of Applied Digital. In December 1999, Applied Digital announced that, through Digital Angel, it had acquired the patent rights to a miniature digital transceiver -- which it has named Digital Angel. While still in its development stage, Applied Digital believes that this technology may be used for a variety of purposes, such as providing a tamper-proof means of identification for enhanced e-commerce security, locating lost or missing individuals, tracking the location of valuable property and pets, and monitoring the medical conditions of at-risk patients. It is anticipated that the implantable device will send and receive data and would be able to use GPS (Global Positioning Satellite) technology for continuous tracking.

     The proposed merger of Digital Angel and Destron will result in Destron becoming a subsidiary of Applied Digital operating under the "Digital Angel.net Inc." name.

     The combined company will be engaged in the business of developing and marketing electronic devices for the identification and tracking of animate and inanimate objects and the associated collection, processing, storage and retrieval of related information using wireline and wireless transmission technologies.

PURPOSES OF THE SPECIAL MEETINGS
(PAGES 22 THROUGH 26)

     Applied Digital. The purpose of the Applied Digital special meeting is to consider and vote upon:

     - the approval of the issuance of up to 20,461,158 shares of Applied Digital common stock in exchange for all of the issued and outstanding shares of Destron common stock and up to 2,810,346 shares of Applied Digital common stock issuable upon the exercise of options and warrants to purchase Destron common stock that Applied Digital is assuming pursuant to the merger agreement, as amended; and

     - the amendment of article three of the Applied Digital second restated articles of incorporation, effective at the effective time of the merger, with the effect of increasing the number of authorized shares of capital stock of Applied Digital from 85,000,000 to 250,000,000 with 245,000,000 designated as Applied Digital common stock.

     Destron. The purpose of the Destron special meeting is to consider and vote upon a proposal to approve and adopt the merger agreement, as amended.

DATE, TIMES AND PLACES OF THE SPECIAL
MEETINGS (PAGES 22 THROUGH 26)

     Applied Digital.  The Applied Digital special meeting will be held on
          , 2000, at                , commencing at                a.m., local
time.

     Destron.  The Destron special meeting will be held on           , 2000, at
               , commencing at                a.m., local time.

STOCKHOLDERS ENTITLED TO VOTE AT THE SPECIAL MEETINGS
(PAGES 22 THROUGH 26)

     Applied Digital. The close of business on May 30, 2000 is the record date for the Applied Digital special meeting. Only Applied Digital shareholders on the record date are entitled to notice of and to vote at the Applied Digital special meeting. On the record date, there were 51,771,918 shares of Applied Digital common stock outstanding and one share of Applied Digital Class B Voting preferred stock outstanding. Each share of Applied Digital common stock will be entitled to one vote on each matter to be acted upon at the Applied Digital special meeting. The share of Class B Voting Preferred Stock will be entitled to 503 votes. As of April 30, 2000, current directors and executive officers of Applied Digital and their affiliates may be deemed to be beneficial owners of approximately 9,588,263 shares of Applied Digital common stock (including presently exercisable options), or approximately 19.0% of the shares of Applied Digital common stock entitled to vote at the Applied Digital special meeting.

     Destron. The close of business on May 30, 2000 is the record date for the Destron special meeting. Only Destron stockholders on the record date are entitled to notice of and to vote at the Destron special meeting. On the record date, there were 13,640,772 shares of Destron common stock outstanding. Each share of Destron common stock will be entitled to one vote on each matter to be acted upon at the Destron special meeting. As of May 30, 2000, current directors and executive officers of Destron and their affiliates were the owners of approximately 853,200 shares of Destron common stock, or approximately 6.25% of the shares of Destron common stock entitled to vote at the Destron special meeting. Pursuant to a voting agreement and irrevocable proxy in the form of Annex C attached hereto, Destron's directors and executive officers have agreed to vote all of their shares of Destron common stock for approval of the merger agreement, as amended.

VOTES REQUIRED (PAGES 22 THROUGH 26)

     Applied Digital. The affirmative vote of the majority of the shares of Applied Digital capital stock present in person or by proxy at the Applied Digital special meeting is required to approve the issuance of shares of Applied Digital common stock pursuant to the merger agreement, as amended. The affirmative vote of the majority of the outstanding shares of Applied Digital capital stock is required to approve the proposal to amend the Applied Digital second restated articles of incorporation to increase the number of authorized shares of Applied Digital capital stock to 250,000,000 shares with 245,000,000 designated as common stock.

     Destron. The affirmative vote of the holders of a majority of the outstanding shares of Destron common stock is required to approve the merger agreement, as amended. Such approval is a condition to the consummation of the merger. Pursuant to a voting agreement and irrevocable proxy in the form of Annex C attached hereto, Destron's directors and executive officers have agreed to vote all of their shares of Destron common stock for approval of the merger agreement, as amended.

RECOMMENDATIONS OF THE BOARDS OF DIRECTORS
(PAGES 61 THROUGH 64)

     Applied Digital. The Applied Digital board of directors has determined that the merger is fair to, and in the best interests of, Applied Digital and its shareholders and has approved the merger agreement, as amended, and the proposal to issue shares of Applied Digital common stock in connection with the merger, and the proposal to amend the Applied Digital second restated articles of incorporation. Accordingly, the Applied Digital board of directors recommends that Applied Digital shareholders vote FOR the proposal to issue shares of Applied Digital common stock in connection with the merger and FOR the proposal to amend the Applied Digital second restated articles of incorporation.

     Destron. The Destron board of directors has determined that the merger is fair to, advisable and in the best interests of, Destron and its stockholders and has unanimously approved the merger agreement, as amended. Accordingly, the Destron board of directors recommends that Destron stockholders vote FOR the approval and adoption of the merger agreement, as amended.

OPINIONS OF FINANCIAL ADVISORS
(PAGES 65 THROUGH 69)

     In deciding to approve the merger, the board of directors of Destron considered an opinion from its financial advisors as to the fairness, from a financial point of view, of the exchange ratio. Destron received an opinion from its financial advisors, Roth Capital Partners, Inc. and AgriCapital Securities, Inc., that, as of the date of that opinion, the consideration to be received by the stockholders of Destron was fair, from a financial point of view. Copies of the fairness opinion of Roth Capital Partners and AgriCapital Securities, Inc., as supplemented, is attached to this joint proxy statement/prospectus as Annexes B-1 and B-2. WE URGE THE STOCKHOLDERS OF DESTRON TO READ THIS OPINION CAREFULLY.

RISK FACTORS (PAGES 15 THROUGH 21)

     There are risk factors that should be considered by the Applied Digital shareholders in deciding how to vote at the Applied Digital special meeting and by the Destron stockholders in deciding how to vote at the Destron special meeting. Such risk factors include the following:

     - Destron stockholders may receive shares of Applied Digital common stock with a market value lower than anticipated;

     - integrating the business operations of Destron and Digital Angel may be difficult and may have a negative impact on Applied Digital's business, and there are uncertainties in realizing benefits from the combination;

     - risks generally associated with acquisitions and the expansion of the existing operations of Applied Digital; and

     - risks inherent in the industry, the business of, or particular to Applied Digital, Digital Angel or Destron, including dependence on proprietary technology and risks related to competition and government regulation.

INTERESTS OF CERTAIN PERSONS IN THE MERGER (PAGES 69 THROUGH 72)

     Applied Digital. In considering the recommendation of the Applied Digital board of directors regarding approval of the proposal to issue Applied Digital common stock pursuant to the merger agreement, as amended, and the proposal to amend the Applied Digital second restated articles of incorporation to increase the number of authorized shares of Applied Digital capital stock and common stock, Applied Digital shareholders should be aware of interests that some of the officers and directors of Applied Digital have in the merger that may be different from your and their interests as shareholders generally. The Applied Digital board of directors has recognized such interests and has determined that such interests neither support nor detract from the fairness of the merger to Applied Digital's shareholders. These interests include the prior grant to officers and directors of Applied Digital of options to purchase, at an exercise price of $0.05 per share, 2,500,000 shares of the common stock of Digital Angel, in the aggregate.

     Destron. In considering the recommendation of the Destron board of directors regarding approval of the proposal to approve and adopt the merger agreement, as amended, Destron stockholders should be aware of interests that some of the officers and directors of Destron have in the merger that may be different from your and their interests as stockholders generally. The Destron board of directors has recognized such interests and has determined that such interests neither support nor detract from the fairness of the merger to Destron's stockholders. These interests include the following:

     - Officers, directors and employees of Destron may receive options to purchase, in the aggregate, up to 10% of the common stock of Digital Angel pursuant to the merger agreement, as amended.

     - As of the record date, approximately 840,500 shares of Destron common stock were subject to options granted to executive officers and directors under Destron's equity based compensation plans and an additional 105,000 shares of Destron common stock were subject to options granted to directors outside Destron's plans. All such stock options are subject to accelerated vesting upon a change of control of Destron. All outstanding options to purchase Destron common stock will be assumed by Applied Digital and will become options to purchase Applied Digital common stock, with appropriate adjustments to be made to the number of shares and the per share exercise price under such options based on the exchange ratio.

     - Applied Digital will enter into an employment agreement with Randolph K. Geissler, President and Chief Executive Officer of Destron, effective upon the consummation of the merger. The employment agreement provides for Mr. Geissler's appointment as the Chief Executive Officer of Digital Angel.

     - Applied Digital will enter into an employment agreement with James P. Santelli, Chief Financial Officer of Destron, effective upon the consummation of the merger. The employment agreement provides for Mr. Santelli's appointment as Chief Financial Officer of Digital Angel.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER (PAGES 72 THROUGH 73)

     It is expected that the merger generally will be tax-free to Applied Digital shareholders and Destron stockholders for federal income tax purposes (other than with respect to cash that stockholders of Destron may receive instead of fractional shares or in connection with exercise of appraisal rights). It is a condition to the merger that Applied Digital and Destron each have received an opinion of counsel to the effect that the merger will constitute a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, which is referred to in this document as the "Code."

TAX MATTERS ARE VERY COMPLICATED, AND THE TAX CONSEQUENCES OF THE MERGER TO YOU WILL DEPEND ON YOUR OWN SITUATION. YOU SHOULD CONSULT YOUR TAX ADVISORS FOR A FULL UNDERSTANDING OF THE TAX CONSEQUENCES OF THE MERGER AS IT APPLIES TO YOU.

ACCOUNTING TREATMENT (PAGE 74)

     The merger will be accounted for as the acquisition of Destron by Applied Digital under the "purchase" method of accounting in accordance with generally accepted accounting principles.

REGULATORY APPROVALS (PAGE 74)

     The Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, which we refer to in this document as the "HSR Act," and the rules and regulations of the Federal Trade Commission, provide that some merger transactions, including the merger, may not be consummated until required information and materials have been furnished to the Department of Justice and the Federal Trade Commission and the applicable waiting periods have expired or been terminated. On June 1, 2000 Applied Digital and Destron received notification that the FTC terminated the waiting period for the pre-merger notification effective June 1, 2000.

FEDERAL SECURITIES LAWS CONSEQUENCES (PAGE 74)

     All shares of Applied Digital common stock received by Destron stockholders in the merger will be freely transferable, except for shares of Applied Digital common stock received by persons who are deemed to be affiliates of Destron prior to the merger. The shares of Applied Digital common stock held by affiliates of Destron may be resold by them only in transactions permitted by the resale provisions of Rule 145 promulgated under the Securities Act of 1933, as amended, which we refer to in this document as the "Securities Act," or Rule 144 promulgated under the Securities Act, in the case of such persons who become affiliates of Applied Digital, or otherwise in compliance with, or pursuant to an exemption from, the registration requirements of the Securities Act.

THE NASDAQ NATIONAL MARKET QUOTATION (PAGE 75)

     It is a condition to the merger that the shares of Applied Digital common stock to be issued pursuant to the merger agreement, as amended, be approved for listing on The Nasdaq National Market, subject to official notice of issuance. An application will be filed for listing the shares of Applied Digital common stock to be issued in connection with the merger on The Nasdaq National Market.

APPRAISAL RIGHTS (PAGES 75 THROUGH 77)

     In accordance with the Delaware General Corporation Law, there will be appraisal rights available to holders of Destron common stock in connection with the merger. Shareholders of Applied Digital will not have appraisal rights in connection with the merger.

STRUCTURE OF THE MERGER (PAGE 78)

     At the effective time of the merger, Digital Angel will be merged with and into Destron, with Destron as the surviving corporation and as a subsidiary of Applied Digital immediately after the merger. At the effective time of the merger, Destron will change its name to "Digital Angel.net Inc." A copy of the merger agreement, as amended, is attached to this joint proxy statement/prospectus. We encourage you to read this agreement because it is the legal document that governs the proposed merger.

CONVERSION OF SECURITIES
(PAGES 78 THROUGH 79)

     At the effective time of the merger, each issued and outstanding share of Destron common stock will be converted into the right to receive 1.5 shares of Applied Digital common stock.

     No fractional shares of Applied Digital common stock will be issued to any Destron stockholder upon surrender of certificates previously representing Destron common stock. Applied Digital will pay cash in lieu of issuing such fractional shares.

     Promptly after the effective time of the merger, Applied Digital will cause the exchange agent to mail letters of transmittal and exchange instructions to each holder of record of Destron common stock to be used to surrender and exchange certificates formerly evidencing shares of Destron common stock for certificates evidencing the shares of Applied Digital common stock to which such holder has become entitled. DESTRON STOCKHOLDERS SHOULD NOT SEND IN THEIR CERTIFICATES UNTIL THEY RECEIVE A TRANSMITTAL FORM. APPLIED DIGITAL SHAREHOLDERS SHOULD NOT SEND IN THEIR CERTIFICATES.

     Assuming all Destron stock options and warrants issued as of the merger date are exercised as a result of the merger, Applied Digital would issue approximately 23,271,504 shares of Applied Digital common stock in connection with the merger. Applied Digital estimates Destron stockholders will own approximately 31% and Applied Digital shareholders will own approximately 69%, respectively, of the outstanding shares of Applied Digital common stock immediately following consummation of the merger, assuming the exercise of all of the Destron options and warrants to be assumed in the merger.

STOCK OPTIONS AND WARRANTS OF DESTRON
(PAGE 81)

     Stock options issued to purchase Destron common stock and warrants issued to purchase Destron common stock will be automatically converted into stock options or warrants, as the case may be, to purchase Applied Digital common stock. The number of shares and the per share exercise price of these converted options or warrants will be subject to the exchange ratio.

CONDITIONS TO THE MERGER
(PAGES 82 THROUGH 83)

     The respective obligations of Applied Digital, Destron and Digital Angel to effect the merger are subject to the satisfaction or waiver of the following conditions on or prior to the closing date of the merger:

     - The merger agreement, as amended, having been duly approved and adopted by the stockholders of Destron and the issuance of Applied Digital common stock pursuant to the merger agreement, as amended, shall have been duly approved by the shareholders of Applied Digital;

     - The proposal to amend the Applied Digital second restated articles of incorporation to increase the number of authorized shares of Applied Digital common stock having been duly approved by the shareholders of Applied Digital;

     - The waiting period (and any extension thereof) applicable to the merger under the HSR Act and other similar laws having expired or been terminated;

     - No governmental order, writ, injunction or decree being in effect that would make the merger illegal or otherwise prohibit the consummation of the merger; and

     - The Applied Digital registration statement on Form S-4 having become effective and not being the subject of a stop order or proceedings seeking a stop order.

     The obligations of Applied Digital and Digital Angel to effect the merger are subject to the satisfaction or waiver of the following additional conditions:

     - Each of the representations and warranties of Destron set forth in the merger agreement, as amended, being true and correct when made and on and as of the effective time of the merger as if made on and as of such time, and Applied Digital having received a certificate signed by an officer of Destron to such effect;

     - Destron having performed in all material respects all of the obligations required to be performed by it at or prior to the effective time of the merger, and Applied Digital having received a certificate signed by an officer of Destron to such effect;

     - Applied Digital having received the opinion of Akerman, Senterfitt & Eidson, P.A. to the effect that the merger will be treated for federal income tax purposes as a reorganization qualifying under the provisions of Section 368(a) of the Code, and that Applied Digital, Digital Angel and Destron are each a party to the reorganization within the meaning of
       Section 368(a) of the Code;

     - The employment agreements with each of Randolph K. Geissler and James P. Santelli becoming effective at the effective time of the merger; and

     - There not having occurred any events or circumstances since April 24, 2000 that would have a material adverse effect on Destron.

     The obligations of Destron to effect the merger are subject to the satisfaction or waiver of the following additional conditions:

     - Each of the representations and warranties of Applied Digital and Digital Angel set forth in the merger agreement, as amended, being true and correct when made and on and as of the effective time of the merger as if made on and as of such time, and Destron having received a certificate signed by an officer of Applied Digital and Digital Angel to such effect;

     - Applied Digital having performed in all material respects all of the obligations required to be performed by it at or prior to the effective time of the merger, and Destron having received a certificate signed by an officer of Applied Digital and Digital Angel to such effect;

     - Destron having received the opinion of Winthrop & Weinstine, P.A. to the effect that the merger will be treated for federal income tax purposes as a reorganization qualifying under the provisions of Section 368(a) of the Code, and that Applied Digital, Digital Angel and Destron are each a party to the reorganization within the meaning of Section 368(a) of the Code; and

     - There not having occurred any events or circumstances since April 24, 2000 that would have a material adverse effect on Applied Digital.

TERMINATION OF THE MERGER AGREEMENT
(PAGES 83 THROUGH 84)

     The merger agreement, as amended, may be terminated at any time before the closing of the merger. This termination may occur before or after approval of the merger by the Applied Digital shareholders or the Destron stockholders in the following manner:

     - Mutual written consent of both Destron and Applied Digital;

     - By either Destron or Applied Digital if:

          (1) the merger has not been consummated on or before September 30, 2000 (although the right to terminate under this clause is not available to a party whose failure to fulfill an obligation under the merger agreement, as amended, is the cause of the failure of the merger to occur);

          (2) a court or a governmental entity has issued a nonappealable final order or taken any other nonappealable final action (i) permanently restraining or prohibiting any transaction contemplated by the merger agreement, as amended, or (ii) compelling Applied Digital, Digital Angel or Destron to dispose of or hold separate all or a material portion of the respective business or asset of Applied Digital or Destron, or sell or license any material product of Applied Digital or Destron;

          (3) the other party has breached, or failed to comply with, in any material respect any of its obligations under the merger agreement, as amended, or any representation or warranty made by the other party shall have been incorrect in any material respect when made or shall have since ceased to be true and correct in any material respect, and such breach, failure or misrepresentation is not cured within 30 days after notice of it has been given and these breaches, failures or misrepresentations, individually or in the aggregate, result or would reasonably be expected to result in a material adverse effect;

          (4) the Destron stockholders and Applied Digital shareholders have not approved the merger as required;

          (5) the Applied Digital shareholders have not approved the necessary increase in the authorized capital stock of Applied Digital; or

          (6) holders of 5% or more of the issued and outstanding shares of Destron common stock demand and perfect dissenters' rights of appraisal under Section 262 of the DGCL.

     - By Applied Digital, if the Destron board has withdrawn or modified in any adverse manner its recommendation of the merger.

TERMINATION EXPENSES (PAGE 84)

     Destron will be required to pay Applied Digital a termination expense of $2 million if the merger agreement, as amended, is terminated by Applied Digital because the board of directors of Destron recommends a third-party competing transaction.

COMPARISON OF CAPITAL STOCK (PAGES 87 THROUGH 92)

     The rights of holders of Applied Digital common stock are currently governed by Missouri General Business Corporation Law (which we refer to in this document as the "MGBCL"), the Applied Digital second restated articles of incorporation and the Applied Digital bylaws. The rights of holders of Destron common stock are currently governed by Delaware General Corporation Law (which we refer to in this document as the "DGCL"), the Destron certificate of incorporation and the Destron by-laws. When the merger is completed, holders of Destron common stock will become holders of Applied Digital common stock.

                          SUMMARY UNAUDITED PRO FORMA
                    CONDENSED COMBINED FINANCIAL INFORMATION
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

     The summary unaudited pro forma condensed combined financial information gives effect to the merger as if it had been consummated on March 31, 2000. The summary unaudited pro forma condensed combined statement of operations information gives effect to the merger as if it occurred at the beginning of each company's complete fiscal year. Applied Digital's fiscal year ended on December 31, 1999 while Destron's fiscal year ended September 30, 1999. The summary pro forma financial information does not necessarily indicate what the operating results or financial position would have been if the merger between Applied Digital and Destron had been completed at the beginning of the companies' fiscal years or the financial position as of March 31, 2000. Moreover, this data does not necessarily indicate what the future operating results or financial position of the combined company will be. You should read this summary unaudited pro forma condensed combined financial information in conjunction with the "Unaudited Pro Forma Condensed Combined Financial Data" included elsewhere in this document and with the historical financial statements of Applied Digital and Destron and the related notes thereto that are included in this document.

                                                              MARCH 31,
                                                                2000
                                                              ---------
Balance Sheet Data:
  Working capital...........................................  $ 43,824
  Total assets..............................................   300,720
  Total debt................................................    47,014
  Total liabilities.........................................   114,725
  Stockholders' equity......................................   183,701

                                                                             THREE MONTHS
                                                               YEAR ENDED       ENDED
                                                              DECEMBER 31,    MARCH 31,
                                                                  1999           2000
                                                              ------------   ------------
Statement of Operations Data:
  Net operating revenue.....................................    $388,689       $89,336
  Gross profit..............................................     106,307        22,901
  Income (loss) before provision for income taxes, minority
     interest and extraordinary loss........................       7,721        (2,559)
  Income (loss) before extraordinary loss...................       4,310        (1,621)
  Earnings (loss) per common share -- basic.................
     Income (loss) before extraordinary loss................        0.06         (0.02)
  Earnings (loss) per common share -- diluted
     Income (loss) before extraordinary loss................        0.06         (0.02)

                          SUMMARY UNAUDITED PRO FORMA
                    CONDENSED COMBINED FINANCIAL INFORMATION

                           COMPARATIVE PER SHARE DATA

     We have set forth below information concerning earnings and book value per share data for Applied Digital and Destron on both a historical and pro forma combined basis and on a per share equivalent pro forma basis for Destron. Neither Applied Digital nor Destron has paid or declared cash dividends on its common stock in the past. We have derived the pro forma combined earnings per share from the "Summary Unaudited Pro Forma Condensed Combined Financial Information" and from the "Selected Unaudited Pro Forma Condensed Combined Financial Data" presented elsewhere in this document (which give effect to the merger under the purchase accounting method). Book value per share for the pro forma combined presentation is based upon outstanding Applied Digital common shares, adjusted to include the estimated number of Applied Digital common shares to be issued in the merger for outstanding shares of Destron common stock at the time the merger is completed. The per share pro forma equivalent combined data for shares of Destron common stock is based on the assumed conversion of each share of Destron common stock into 1.5 shares of Applied Digital common stock based upon the exchange ratio in the merger agreement, as amended. You should read the information set forth below in conjunction with the respective audited and unaudited financial statements of Applied Digital and Destron included in this document and the "Summary Unaudited Pro Forma Condensed Combined Financial Information" and the notes thereto presented elsewhere in this document.

                                                                 YEAR ENDED       THREE MONTHS ENDED
                                                              DECEMBER 31, 1999     MARCH 31, 2000
                                                              -----------------   ------------------
Applied Digital Historical
  Income (loss) before extraordinary loss-basic.............        $ .12               $(.02)
  Income (loss) before extraordinary loss-diluted...........          .11                (.02)
  Dividends per common share................................           --                  --
  Book value per common share...............................         1.93                1.93

                                                                 YEAR ENDED       THREE MONTHS ENDED
                                                             SEPTEMBER 30, 1999   DECEMBER 31, 1999
                                                             ------------------   ------------------
Destron Historical
  Income before extraordinary gain-basic...................         $.23                 $.04
  Income before extraordinary gain-diluted.................          .23                  .04
  Dividends per common share...............................           --                   --
  Book value per common share..............................          .63                  .67

                                                                 YEAR ENDED       THREE MONTHS ENDED
                                                              DECEMBER 31, 1999     MARCH 31, 2000
                                                              -----------------   ------------------
Applied Digital Pro Forma Combined
  Income (loss) before extraordinary loss-basic.............        $ .06               $(.02)
  Income (loss) before extraordinary loss-diluted...........          .06                (.02)
  Dividends per common share................................           --                  --
  Book value per common share...............................           --                2.58

Destron Pro Forma Equivalent
  Income (loss) before extraordinary gain-basic............        $ .09                $ (.03)
  Income (loss) before extraordinary gain-diluted..........          .09                  (.03)
  Dividends per common share...............................           --                    --
  Book value per common share..............................         2.90                  3.87

                FORWARD-LOOKING STATEMENTS MAY PROVE INACCURATE

     Some of the statements included or incorporated by reference in this joint proxy statement/prospectus that are not statements of historical fact are "forward-looking statements" within the meaning of the Securities Litigation Reform Act of 1995. Forward-looking statements include those preceded by, followed by or that include the words "expects", "intends", "plans", "projects", "believes", "estimates", "anticipates" and variations of these and similar expressions. Such statements refer to, among other things, the plans, strategies and prospects, both business and financial, of Applied Digital and Destron and of the combined company after completion of the merger. These statements are based largely on management's expectations in light of their experience in their respective industries and are not guarantees of performance or results. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by such statements, including those described in the documents incorporated by reference in or annexed to this joint proxy statement/prospectus and the following risks and uncertainties:

     - the merger not being completed;

     - expected benefits from the merger not being fully realized or not being realized within the expected time frames;

     - combined revenues of Destron and Digital Angel after completion of the merger being lower than expected;

     - costs or operational difficulties related to integrating Destron and Digital Angel into one combined company being greater than expected;

     - excessive or unanticipated demands placed on management by the increase in Applied Digital's size;

     - unanticipated increases in financing and financing-related costs;

     - the inability of Applied Digital to accomplish its strategic objectives for external expansion, including through selective acquisitions, and internal expansion, including through sales and marketing activities;

     - general economic or business conditions affecting Applied Digital or the surviving corporation;

     - regulatory authorities making adverse determinations regarding the merger; and

     - other developments described more fully under the caption "Risk Factors."

     Applied Digital and Destron make no commitments to disclose any revisions to forward-looking statements, or any facts, events or circumstances after the date hereof that may bear upon forward-looking statements.

                                  RISK FACTORS

     The following risk factors, in addition to the other information contained or incorporated by reference in this joint proxy statement/prospectus, should be considered by holders of Applied Digital common stock and by holders of Destron common stock in determining how to vote at the Applied Digital special meeting and the Destron special meeting.

RISKS RELATING TO THE MERGER

     Destron stockholders may receive shares of Applied Digital common stock with a market value lower than anticipated. Destron stockholders are not assured of receiving consideration in the merger having a set dollar value. As a result, at the time of the Applied Digital special meeting and the Destron special meeting, you will not know the exact dollar value of the Applied Digital common stock that Destron stockholders will receive when the merger is completed. If the merger is completed, each share of Destron common stock will be converted into 1.5 shares of Applied Digital common stock.

     The market prices of Destron common stock and Applied Digital common stock when the merger takes place may vary from their prices at the date of this joint proxy statement/prospectus and from their prices at the time their respective stockholders vote on the proposals relating to the merger. Changes in such market prices may result from, among other things:

     - period-to-period variations in operating results;

     - changes in earnings estimates by analysts;

     - market conditions in the electronic identification and tracking devices markets;

     - general economic conditions;

     - fluctuations in the securities markets in general; and

     - problems relating to achieving revenue.

     On April 24, 2000 (the last trading day prior to the announcement of the definitive merger agreement), the closing market prices of Applied Digital common stock and Destron common stock were $5.81 and $4.37, respectively; on May 30, 2000 (the most recent practicable date prior to the printing of this joint proxy statement/prospectus), the closing market prices of Applied Digital common stock and Destron common stock were $3.25 and $4.19, respectively. During the twelve month period ending on May 30, 2000, the sales price of Applied Digital common stock varied from a low of $1.63 to a high of $18.00 and the sales price of Destron common stock varied from a low of $0.75 to a high of $15.00.

     Applied Digital's stock price could be volatile. In addition, after the effective time of the merger, the market price of Applied Digital common stock could fluctuate significantly in response to various factors, including the factors listed above and problems with the integration of the companies.

     Integrating business operations may be difficult and may have a negative impact on Applied Digital's business. The combination of Destron and Digital Angel involves the integration of separate companies that have previously operated independently and have different corporate cultures. The process of combining the companies may be disruptive to their businesses and may cause an interruption of, or a loss of momentum in, such businesses as a result of the following difficulties, among others:

     - loss of key employees or customers;

     - possible inconsistencies in standards, controls, procedures and policies among the companies being combined and the need to implement and harmonize company-wide financial, accounting, information and other systems;

     - failure to maintain the quality of services that such companies have historically provided;

     - the need to coordinate geographically diverse organizations; and

     - the diversion of management's attention from the day-to-day business of Digital Angel and Destron as a result of the need to deal with the above disruptions and difficulties and/or the possible need to add management resources to do so.

     Such disruptions and difficulties, if they occur, may cause Applied Digital to fail to realize the benefits that it currently expects to result from such integration and may cause material adverse short and long-term effects on the operating results and financial condition of Applied Digital.

     Uncertainties in realizing benefits from the combination. Even if Applied Digital is able to integrate the operations of the companies successfully, there can be no assurance that such integration will result in the realization of the full benefits that it currently expects to result from such integration or that such benefits will be achieved within the time frame that Applied Digital currently expects. Potential risks relating to the integration of the companies include:

     - Revenue enhancements from cross-selling complementary products and services may not materialize as expected;

     - The benefits from the merger may be offset by costs incurred in integrating the companies; and

     - The benefits from the transaction may also be offset by increases in other expenses, by operating losses or by problems in the business unrelated to the transaction.

RISKS INHERENT IN THE BUSINESS OF APPLIED DIGITAL

     In addition to the other information contained herein, the following factors should be considered in evaluating Applied Digital and its business.

     Applied Digital cannot be certain of future financial results. While Applied Digital has been profitable for the last three fiscal years, future financial results are uncertain. During the three months ended March 31, 2000, Applied Digital recognized a net loss. There can be no assurance that Applied Digital will continue to be operated in a profitable manner. Profitability depends upon many factors, including the success of Applied Digital's various marketing programs, the maintenance or reduction of expense levels and its ability to successfully coordinate the efforts of the different segments of its business.

     Future sales of shares of Applied Digital common stock could adversely affect the market price of Applied Digital common stock. As of May 30, 2000, there were 51,771,918 shares of Applied Digital common stock outstanding. In addition, 503 shares of Applied Digital common stock are reserved for issuance in exchange for certain exchangeable shares issued by Applied Digital's Canadian subsidiary. Since January 1, 2000, Applied Digital has issued an aggregate of 3,512,295 shares of common stock, of which 751,581 shares of common stock were issued as earnout payments in acquisitions, 45,925 shares were issued in exchange for the exchangeable shares of Applied Digital's Canadian subsidiary and the exchangeable shares of its former Canadian subsidiary, TigerTel Services, Limited, 983,793 shares of common stock were issued for acquisitions, 1,271,090 shares were issued upon the exercise of options, 317,500 shares were issued upon the exercise of warrants, and 142,406 shares were issued under its employee stock purchase program.

     Applied Digital has effected, and will continue to effect, acquisitions or contract for certain services through the issuance of common stock or its other equity securities, as Applied Digital has typically done in the past. In addition, Applied Digital has agreed to certain "price protection" provisions in prior acquisition agreements which may result in additional shares of common stock being issued. Such issuances of additional securities may be dilutive of the value of the common stock in certain circumstances and may have an adverse impact on the market price of the common stock.

     Applied Digital faces significant competition. Each segment of Applied Digital's business is highly competitive, and Applied Digital expects that competitive pressures will continue. Many of the competitors of Applied Digital have far greater financial, technological, marketing, personnel and other resources than Applied Digital. The areas which Applied Digital has identified for continued growth and expansion are also target market segments for some of the largest and most strongly capitalized companies in the United States, Canada and Europe. There can be no assurance that Applied Digital will have the financial, technical, marketing and other resources required to compete successfully in this environment in the future.

     Applied Digital faces risks associated with acquisitions and expansion. Applied Digital has engaged in a continuing program of acquisitions of other businesses which are considered to be complementary to its lines of business, and it anticipates that such acquisitions will continue to occur. Applied Digital's total assets were approximately $209.1 million as of March 31, 2000 and $229.0 million, $124.1 million, $61.3 million, $33.2 million and $4.1 million as of December 31, 1999, 1998, 1997, 1996 and 1995, respectively. Net operating revenue was approximately $85.2 million and $51.6 million for the three months ended March 31, 2000 and 1999, respectively, and $336.7 million, $207.1 million, $103.2 million, $19.9 million and $2.3 million for the years ended December 31, 1999, 1998, 1997, 1996 and 1995, respectively. Managing these dramatic changes in the scope of its business will present ongoing challenges to the management of Applied Digital, and there can be no assurance that its operations as currently structured, or as affected by future acquisitions, will be successful.

     It is the policy of Applied Digital to retain existing management of acquired companies, under the overall supervision of Applied Digital's senior management. The success of the operations of these subsidiaries will depend, to a great extent, on the continued efforts of the management of the acquired companies.

     Applied Digital has entered into earnout arrangements with certain sellers under which they are entitled to additional consideration for their interests in the companies they sold to Applied Digital. Under these agreements, assuming that all earnouts are achieved, Applied Digital is contingently liable for additional consideration of approximately $8.8 million in 2001, $3.0 million in 2002 and $2.0 million in 2004, of which $1.0 million would be payable in cash and $12.8 million would be payable in stock.

     Applied Digital has entered into put options with the sellers of those companies in which Applied Digital acquired less than a 100% interest. These options require Applied Digital to purchase the remaining portion Applied Digital does not own after periods ranging from four to five years from the dates of acquisition at amounts per share generally equal to 10% to 20% of the average annual earnings per share of the acquired company before income taxes for, generally, a two-year period ending on the effective date of the put multiplied by a multiple ranging from four to five. The purchases under these put options are recorded as changes in minority interest based upon current operating results. Applied Digital has entered into agreements to acquire, for approximately $3.9 million, put options in certain subsidiaries of an Applied Digital subsidiary, IntelleSale.com. In addition, based upon current earnings, assuming all other put options were exercised, Applied Digital is contingently liable for approximately an additional $6.3 million in the next two years.

     Goodwill write-off's will reduce the earnings of Applied Digital. As a result of the acquisitions Applied Digital has completed through March 31, 2000, it has approximately $65.7 million of goodwill, $24.4 million of which is deductible for tax purposes, which is currently being amortized over 20 years at the rate of approximately $3.5 million per year, which reduces its net income and earnings per share. In addition, future acquisitions may also increase the existing goodwill and the amount of annual amortization, further reducing net income and earnings per share. As required by Statement of Financial Accounting Standards No. 121, Applied Digital will periodically review its goodwill for impairment based on expected future undiscounted cash flows. If Applied Digital determines that there is such impairment, it would be required to write down the amount of goodwill accordingly, which would also reduce its earnings.

     Applied Digital's need for additional capital could adversely affect earnings and shareholder rights. Applied Digital may require additional capital to fund growth of its current business as well as to make future acquisitions. However, Applied Digital may not be able to obtain capital from outside sources. Even if Applied Digital does obtain capital from outside sources, it may not be on terms favorable to it. Applied Digital's current credit agreement with IBM Credit Corporation may hinder Applied Digital's ability to raise additional debt capital. If Applied Digital raises additional capital by issuing equity securities, these securities may have rights, preferences or privileges senior to those of its common shareholders.

     Applied Digital depends on key individuals. The future success of Applied Digital is highly dependent upon its ability to attract and retain qualified key employees. Applied Digital is organized with a small senior management team, with each of its separate operations under the day-to-day control of local managers. If Applied Digital were to lose the services of any members of its central management team, its overall operations could be adversely affected, and the operations of any of its individual facilities could be adversely affected if the services of the local managers should be unavailable. Applied Digital has entered into employment contracts with its key officers and employees and certain subsidiaries. The agreements are for periods of one to ten years through June 2009. Some of the employment contracts also call for bonus arrangements based on earnings.

     Applied Digital faces risks that the value of its inventory may decline. Applied Digital purchases and warehouses inventory, much of which is refurbished or excess inventory of personal computer equipment. As a result, Applied Digital assumes inventory risks and price erosion risks for these products. These risks are especially significant because personal computer equipment generally is characterized by rapid technological change and obsolescence. These changes affect the market for refurbished or excess inventory equipment. The success of Applied Digital will depend on its ability to purchase inventory at attractive prices relative to its resale value and its ability to turn its inventory rapidly through sales. If Applied Digital pays too much or holds inventory too long, it may be forced to sell its inventory at a discount or at a loss or write down its value, and its business could be materially adversely affected.

     Applied Digital does not pay dividends on its Common Stock. Applied Digital does not have a history of paying dividends on its common stock and it cannot assure you that any dividends will be paid in the foreseeable future. The Amended and Restated Term of Revolving Credit Agreement dated as of July 30, 1999 with IBM Credit Corporation, as amended, places restrictions on the declaration and payment of dividends. Applied Digital intends to use any earnings which may be generated to finance the growth of its businesses.

     Applied Digital may issue preferred stock. Applied Digital's Board of Directors has the right to authorize the issuance of preferred stock, without further shareholder approval, the holder of which may have preferences over the holders of its common stock as to payments of dividends, liquidation and other matters.

     The stock price of Applied Digital may continue to be volatile. Applied Digital common stock is listed on The Nasdaq National Market, which has experienced and is likely to experience in the future significant price and volume fluctuations which could adversely affect the market price of Applied Digital common stock without regard to its operating performance. In addition, Applied Digital believes that factors such as the significant changes to its business resulting from continued acquisitions and expansions, quarterly fluctuations in its financial results or cash flows, shortfalls in earnings or sales below expectations, changes in the performance of other companies in its same market sectors and the performance of the overall economy and the financial markets could cause the price of Applied Digital's common stock to fluctuate substantially. During the 12 month period prior to May 30, 2000, the price per share of Applied Digital common stock has ranged from a high of $18.00 to a low of $1.625.

     Applied Digital is obligated to make termination payments upon a change of control. The employment agreements of Applied Digital with Richard Sullivan, Garret Sullivan and David Loppert include "change of control" provisions under which the employees may terminate their employment within one year after a change of control and are entitled to receive specified severance payments and/or continued compensation payments for sixty months. The employment agreements also provide that these executive officers are entitled to supplemental compensation payments for sixty months upon termination of employment, even if there is no change in control, unless their employment is terminated due to a material breach of the terms of the employment agreement. Also, the agreements for both Richard Sullivan and Garrett Sullivan provide for certain "triggering events," which include a change in control, the termination of Richard Sullivan's employment other than for cause, or if Richard Sullivan ceases to hold his current positions with Applied Digital for any reason other than a material breach of the terms of his employment agreement. In that case, Applied Digital would be obligated to pay, in cash and/or in stock, $12.1 million and $3.5 million, respectively, to Richard Sullivan and to Garrett Sullivan, in addition to certain other compensation. Finally, the employment agreements provide for a gross up for excise taxes which are payable by these executive officers if any payments upon a change of control are subject to such taxes as excess parachute payments.

     The obligation of Applied Digital to make the payments described in this section could adversely affect its financial condition or could discourage other parties from entering into transactions with Applied Digital which might be treated as a change in control or triggering event for purposes of these agreements.

     Digital Angel may not be able to develop products from its unproven technology. In December 1999, Digital Angel acquired the patent rights to a miniature digital receiver named "Digital Angel(TM)." This technology is still in the development stage. Digital Angel's ability to develop and commercialize products based on its proprietary technology will depend on its ability to develop its products internally on a timely basis or to enter into arrangements with third parties to provide these functions. If Digital Angel fails to develop and commercialize products successfully and on a timely basis, it could have a material adverse effect on Digital Angel's business, operating results and financial condition.

     Year 2000 Compliance. Applied Digital has not experienced any significant Year 2000 related problems. During 1998 and 1999, Applied Digital implemented a company wide program to ensure that it would be compliant prior to the Year 2000 failure dates. Applied Digital has not experienced any Year 2000 compliance problems. However, Applied Digital cannot make any assurances that unforeseen problems may not arise in the future.

     Software Sold to Consumers. During 1998 and 1999, Applied Digital identified what it believes to be all potential Year 2000 problems with any of the software products it develops and markets. However, Applied Digital management believes that it is not possible to determine with complete certainty that all Year 2000 problems affecting its software products have been identified or corrected due to the complexity of these products. In addition, these products interact with other third party vendor products and operate on computer systems which are not under its control. For non-compliant products, Applied Digital has provided and is continuing to provide recommendations as to how an organization may address possible Year 2000 issues regarding that product. Software updates are available for most, but not all, known issues. Such information is the most currently available concerning the behavior of its products and is provided "as is" without warranty of any kind. However, variability of definitions of "compliance" with the Year 2000 and of different combinations of software, firmware and hardware has led to, and could lead to further lawsuits against Applied Digital. The outcome of any such lawsuits and the impact on Applied Digital is not estimable at this time.

     Applied Digital does not believe that the Year 2000 problem has had or will continue to have a material adverse effect on its business, results of operations or cash flows. The estimate of the potential impact on its financial position, overall results of operations or cash flows for the Year 2000 problem could change in the future. Applied Digital's ability to achieve Year 2000 compliance and the level of incremental costs associated therewith, could be adversely impacted by, among other things, the availability and cost of programming and testing resources, a vendor's ability to modify proprietary software, and unanticipated problems identified in the ongoing compliance review. The discussion of Applied Digital's efforts, and management's expectations, relating to Year 2000 compliance are forward-looking statements.

RISKS INHERENT IN THE BUSINESS OF DESTRON

     Destron is dependent on proprietary protection. Destron's success depends partly on its ability to maintain patent and trade secret protection, to obtain future patents and licenses, and to operate without infringing on the proprietary rights of third parties. There can be no assurance that the steps Destron has taken to protect its intellectual property will prevent its misappropriation or circumvention. In addition, there can be no assurance that any patent application, when filed, will result in an issued patent, or that Destron's existing patents, or any patents that may be issued in the future, will provide Destron with significant protection against competitors. Moreover, there can be no assurance that any patents issued to or licensed by Destron will not be infringed upon or designed around by others. Litigation to establish the validity of patents, to assert infringement claims against others, and to defend against patent infringement claims can be expensive and time-consuming, even if the outcome is in Destron's favor. Destron also relies to a lesser extent on unpatented proprietary technology, and no assurance can be given that others will not independently develop substantially equivalent proprietary information, techniques or processes or that Destron can meaningfully protect its rights to such unpatented proprietary technology.

     Destron is currently involved in litigation regarding its important patents. Destron is involved in patent litigation in the United States District Court of the District of Colorado and the United States District Court for the District of Minnesota. Litigation involving the same subject matter as the Minnesota litigation was recently dismissed in Colorado. While Destron's management continues to believe that the final outcome of this litigation will not have a significant adverse impact on Destron's future financial position, cash flows or results of operations, it cannot assure the ultimate outcome of the litigation. In addition, Destron will continue to incur additional legal costs in connection with pursuing and defending such actions.

     Many negative factors are affecting the animal identification market. To date, the electronic animal identification market has been negatively affected by such factors as food safety concerns, consumer perceptions regarding cost and efficacy, international technology standards, national infrastructures, FDA reviews, United States Federal Communications Commission approvals, and slaughterhouse removal of microchips. In addition, certain foreign governmental standards which require specific codes may limit Destron's ability to sell microchips from its current inventory in such countries. With respect to sales of electronic identification devices for fish, many of the principal customers are government contractors that rely on funding from the United States government, and thus this market could be adversely affected by any decline in the availability of government funds. Destron cannot assure you it will not be adversely affected by these and other factors described herein affecting the animal identification market.

     Destron is dependent on a single supplier for its electronic identification products. Destron relies solely on a production arrangement with Raytheon Corporation for the manufacture of its syringe-injectable microchips that are used in all of Destron's electronic identification products. The termination, or any significant reduction, by Raytheon Corporation of its production of these microchips could have a material adverse effect on the financial condition and results of operation of Destron. In addition, Raytheon may not be able to produce sufficient quantities to meet any significant increased demand for Destron's product or to meet any such demand on a timely basis. Any inability of Raytheon to meet Destron's increased demand for its product could have a material adverse effect on the financial condition and results of operation of Destron.

     Destron is dependent on principal customers. In the fiscal years ended September 30, 1999, 1998 and 1997, Pacific States Marine, a customer that uses Destron's products to identify fish, accounted for 11%, 18% and 10% of Destron's sales, respectively. Also, during fiscal 1999, 1998 and 1997, Merial, a distributor of Destron's products, accounted for 11%, 7% and 16% of Destron's sales, respectively. The loss of, or a significant reduction in, orders from these or Destron's other major customers has had and could have a material adverse effect on the financial condition and results of operations of Destron.

     Destron is reliant on export sales. Export sales by Destron to locations outside of the United States (including those in Canada) constituted approximately 28%, 22% and 30% for the years ended September 30, 1999, 1998, and 1997, respectively. Destron generally sells its products at prices quoted in U.S. dollars to limit the risks associated with currency exchange rate fluctuations. However, fluctuations in foreign exchange rates may adversely affect Destron's ability to compete against local product offerings and adversely affect Destron's results of operations. In addition, export sales expose Destron to the risks inherent in international sales, including unpredictable and inconsistent regulatory requirements, political and economic changes and disruptions, tariffs or other restrictions on unencumbered trade, transportation or shipping delays, and difficulties in staffing and managing foreign operations.

     Significant competition exists in the visual and electronic identification markets. The market for visual and electronic identification for companion animals and livestock is highly competitive. Specifically, Destron is aware of four principal competitors who have developed permanent electronic identification devices for the companion animal market. In addition, other companies could enter the market. Certain of Destron's competitors have substantially greater financial and other resources than Destron. Destron cannot assure you it will compete successfully with its current and future competitors, or that such competitors will not succeed in developing or marketing technologies and products that are more widely accepted that those being developed by Destron or that would render Destron's products obsolete or noncompetitive.

     Destron is subject to restrictions imposed by government regulation. Destron is subject to federal, state and local regulation in the United States and other countries, and it cannot predict the extent to which it may be affected by future legislative and other regulatory developments concerning its products and markets. Destron is required to obtain regulatory approval before marketing most of its products. Destron's readers must and do comply with the FCC Part 15 Regulations for Electromagnetic Emissions, and its insecticide products have been approved by the U.S. Environmental Protection Agency and are produced under EPA regulations. Sales of insecticide products are incidental to Destron's primary business and do not represent a material part of its operations. Destron's products also are subject to compliance with foreign government agency requirements. Destron's contracts with its distributors generally require the distributor to obtain all necessary regulatory approvals from the governments of the countries into which they sell Destron's products. However, any such approval may be subject to significant delays. Some regulators also have the authority to revoke approval of previously approved products for cause, to request recalls of products and to close manufacturing plants in response to violations. Any actions by these regulators could materially adversely affect Destron's business.

                        APPLIED DIGITAL SPECIAL MEETING

     General; date, time and place. This joint proxy statement/prospectus is being furnished to holders of Applied Digital common stock and the holders of the exchangeable shares of the Applied Digital Canadian subsidiary, ACT-GFX Canada, Inc., in connection with the solicitation of proxies by the Applied Digital board of directors for use at the Applied Digital special meeting to be
held on           , 2000, at                , commencing at      a.m., local
time, and at any adjournment or postponement thereof. The holders of the exchangeable shares of ACT-GFX Canada, Inc. are entitled, through a voting trust, to vote at the Applied Digital special meeting.

     Purposes of the Applied Digital special meeting. At the Applied Digital special meeting, shareholders of Applied Digital will be asked to consider and vote upon:

     - a proposal to issue up to 20,461,158 shares of Applied Digital common stock in exchange for all of the issued and outstanding shares of Destron common stock and up to 2,810,346 shares of Applied Digital common stock upon exercise of options and warrants to purchase Destron common stock that Applied Digital is assuming pursuant to the merger agreement, as amended; and

     - a proposal to amend and restate the first paragraph of article three of the Applied Digital second restated articles of incorporation, effective at the effective time of the merger, as follows:

          "The Corporation shall have the authority, to be exercised by the board of directors, to issue a total of 250,000,000 shares consisting of 245,000,000 shares of common voting stock of the par value of $.0001 per share (the "Common Stock") and 5,000,000 shares of preferred stock of the par value of $10.00 per share (the "Preferred Stock")."

     Shareholders entitled to vote. The Applied Digital board of directors has fixed the close of business on May 30, 2000 as the record date for the determination of the Applied Digital shareholders entitled to notice of and to vote at the Applied Digital special meeting. Accordingly, only holders of record of Applied Digital common stock and the holders of the exchangeable shares of the Applied Digital Canadian subsidiary, ACT-GFX Canada, Inc., on the Applied Digital record date will be entitled to notice of and to vote at the Applied Digital special meeting. As of the Applied Digital record date, there were outstanding and entitled to vote (i) 51,771,918 shares of Applied Digital common stock, and (ii) one share of Applied Digital Class B Voting preferred stock, which is entitled to the number of votes equal to the number of exchangeable shares outstanding as of the record date.

     The exchangeable shares entitle the holders thereof to dividends and other rights economically equivalent to the Applied Digital common stock, including the right, pursuant to a voting trust agreement, to vote at Applied Digital shareholder meetings. The trustee of the exchangeable shares is The Montreal Trust Company of Canada, a trust company incorporated under the laws of Canada. The trustee holds one share of the Applied Digital Class B Voting preferred stock, par value $10 per share. The holder of the Class B voting preferred stock is entitled to the number of votes at the Applied Digital shareholder meetings equal to the number of exchangeable shares outstanding as of the record date for such meeting held by persons other than Applied Digital, any of its subsidiaries or any person directly or indirectly controlled by or under common control with Applied Digital.

     Pursuant to the voting trust agreement, each holder of exchangeable shares is entitled to instruct the trustee as to the voting of the number of votes attached to the Class B Voting preferred stock represented by such holder's exchangeable shares. The trustee will exercise such vote only as directed by the relevant holder, and in the absence of instructions from the holder as to voting will not exercise such votes. A holder may instruct the trustee to give a proxy to such holder entitling the holder to vote personally such relevant number of votes or grant to Applied Digital's management a proxy to vote such votes. The trustee has furnished or will cause Applied Digital to furnish this joint proxy statement/prospectus to holders of exchangeable shares.

     Each holder of record of shares of Applied Digital common stock on the Applied Digital record date is entitled to one vote per share, which may be cast either in person or by properly executed proxy at the Applied Digital special meeting. The holder of the Class B Voting preferred stock is entitled to 503 votes. The common stock and Class B Voting preferred stock vote as a single class The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Applied Digital capital stock entitled to vote at the Applied Digital special meeting is necessary to constitute a quorum at the Applied Digital special meeting.

     Vote required. The approval of the proposal to issue shares of Applied Digital common stock pursuant to the merger agreement, as amended, will require the affirmative vote of the majority of the shares of Applied Digital common stock and preferred stock, voting as a single class, present in person or by proxy at the Applied Digital special meeting. The approval of the proposal to issue shares of Applied Digital capital stock pursuant to the merger agreement, as amended, is required by the rules of The Nasdaq Stock Market governing corporations with securities listed on The Nasdaq National Market and is a condition to the consummation of the merger.

     The approval of the proposal to amend the Applied Digital second restated articles of incorporation with the effect of increasing the number of authorized shares of Applied Digital capital stock to 250,000,000 authorized shares of Applied Digital capital stock with 245,000,000 designated as Applied Digital common stock requires the affirmative vote of the majority of the outstanding shares of Applied Digital common stock and preferred stock, voting as a single class.

     Shares of Applied Digital capital stock represented in person or by properly executed proxy will be counted for the purpose of determining whether a quorum is present at the Applied Digital special meeting. Shares that abstain from voting as to a particular matter will be treated as shares that are present and entitled to vote at the Applied Digital special meeting for purposes of determining whether a quorum exists, but will not be counted as votes cast in favor of such matter. If a broker or nominee holding stock in "street name" indicates on a proxy that it does not have discretionary authority to vote as to a particular matter, referred to as "broker non-votes", those shares will be treated as present and entitled to vote at the Applied Digital special meeting for purposes of determining whether a quorum exists, but will not be counted as present for purposes of determining the requisite majority vote necessary to approve the proposal regarding the issuance of shares and will not be counted as votes cast in favor of any of the proposals to amend the Applied Digital second restated articles of incorporation.

     Accordingly, in determining whether:

     - the proposal to approve the issuance of shares of Applied Digital common stock in connection with the merger agreement, as amended, has received the requisite number of affirmative votes, the failure to vote and abstentions by shares present will have the same effect as a vote against this proposal, and broker non-votes will have no effect on the voting on this proposal; and

     - the proposal to amend the Applied Digital second restated articles of incorporation has received the requisite number of affirmative votes, the failure to vote, abstentions and broker non-votes will have the same effect as a vote against such proposals.

     As of April 30, 2000, current directors and executive officers of Applied Digital and their affiliates may be deemed to be beneficial owners of approximately 9,588,263 shares of Applied Digital common stock (including presently exercisable options), or approximately 19.0% of the shares of Applied Digital common stock entitled to vote at the Applied Digital special meeting. Each of such directors and executive officers of Applied Digital has advised Applied Digital that he or she intends to vote or direct the vote of all shares of Applied Digital common stock over which he or she has voting control for approval of the proposal to issue shares of Applied Digital common stock as well as for approval of the proposal to amend the Applied Digital second restated articles of incorporation.

     Proxies. This joint proxy statement/prospectus is being furnished to Applied Digital shareholders in connection with the solicitation of proxies by, and on behalf of, the Applied Digital board of directors for use at the Applied Digital special meeting, and is accompanied by a form of proxy.

     All shares of Applied Digital common stock that are entitled to vote and are represented at the Applied Digital special meeting by properly executed proxies received prior to or at the Applied Digital special meeting, and are not revoked, will be voted at the Applied Digital special meeting in accordance with the instructions indicated on such proxies. If no instructions are indicated, such proxies will be voted for approval of the proposal to issue shares of Applied Digital common stock pursuant to the merger agreement, as amended, and for approval of the proposal to amend the second restated Applied Digital articles of incorporation.

     If any other matters are properly presented at the Applied Digital special meeting for consideration, including, among other things, consideration of a motion to adjourn such meeting to another time and/or place (including, without limitation, for the purposes of soliciting additional proxies or allowing additional time for the satisfaction of conditions to the merger), the persons named in the enclosed form of proxy and acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (1) filing with the Secretary of Applied Digital, at or before the taking of the vote at the Applied Digital special meeting, a written notice of revocation bearing a later date than the proxy, (2) duly executing a later dated proxy relating to the same shares and delivering it to the Secretary of Applied Digital before the taking of the vote at the Applied Digital special meeting or (3) attending the Applied Digital special meeting and voting in person (although attendance at the Applied Digital special meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent to Applied Digital at 400 Royal Palm Way, Palm Beach, Florida 33480, Attention: Secretary, or hand delivered to the Secretary of Applied Digital at or before the taking of the vote at the Applied Digital special meeting.

     The telephone and internet voting procedures are designed to authenticate shareholders' identities, to allow Applied Digital shareholders to vote their shares and to confirm their instructions have been properly recorded. Specific instructions to be followed by Applied Digital shareholders interested in voting via the telephone or the internet are set forth on the proxy card. If the proxy card does not contain these instructions, these options are not available.

     All expenses of Applied Digital's solicitation of proxies will be borne by Applied Digital, and the cost of preparing and mailing this joint proxy statement/prospectus to Applied Digital shareholders and to Destron stockholders will be paid one-half by Applied Digital and one-half by Destron. In addition to solicitation by use of the mails, proxies may be solicited from Applied Digital shareholders by directors, officers and employees of Applied Digital in person or by telephone, telegram or other means of communication. Such directors, officers and employees will not be additionally compensated, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. Applied Digital has retained Morrow & Co., Inc., a proxy solicitation firm, for assistance in connection with the solicitation of proxies for the Applied Digital special meeting at a cost of $12,500 plus other solicitation fees and reimbursement of agreed upon out-of-pocket expenses and other such solicitation expenses. Applied Digital will also make arrangements with brokerage houses, custodians, nominees and fiduciaries for forwarding of proxy solicitation materials to beneficial owners of shares held of record by such brokerage houses, custodians, nominees and fiduciaries, and Applied Digital will reimburse such brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses incurred in connection therewith.

                            DESTRON SPECIAL MEETING

     General; date, time and place. This joint proxy statement/prospectus is being furnished to holders of Destron common stock in connection with the solicitation of proxies by the Destron board of directors for use at the Destron
special meeting to be held on           , 2000, at                commencing at
               a.m., local time, and at any adjournment or postponement thereof.

     Purposes of the Destron special meeting. At the Destron special meeting, stockholders of Destron will be asked to adopt and approve the merger agreement proposal.

     Stockholders entitled to vote. The Destron board of directors has fixed the close of business on May 30, 2000 as the record date for the determination of the Destron stockholders entitled to notice of and to vote at the Destron special meeting. Accordingly, only holders of record of Destron common stock on the Destron record date will be entitled to notice of and to vote at the Destron special meeting. As of the Destron record date, there were outstanding and entitled to vote 13,640,772 shares of Destron common stock (constituting all of the voting stock of Destron), which shares were held by approximately 296 holders of record. Each holder of record of shares of Destron common stock on the Destron record date is entitled to one vote per share, which may be cast either in person or by properly executed proxy at the Destron special meeting. The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Destron common stock entitled to vote at the Destron special meeting is necessary to constitute a quorum at the Destron special meeting.

     Vote required. The approval of the merger agreement, as amended, will require the affirmative vote of the holders of a majority of the outstanding shares of Destron common stock.

     Shares of Destron common stock represented in person or by properly executed proxy will be counted for the purpose of determining whether a quorum is present at the Destron special meeting. Shares that abstain from voting will be treated as shares that are present and entitled to vote at the Destron special meeting for purposes of determining whether a quorum exists, but will not be counted as votes cast in favor of such matter. If a broker or nominee holding stock in "street name" indicates on a proxy that it does not have discretionary authority to vote as to a particular matter, referred to as "broker non-votes," those shares will be treated as present and entitled to vote at the Destron special meeting for purposes of determining whether a quorum exists, but will not be counted as votes cast in favor of such matter.

     Accordingly, in determining whether the merger agreement proposal has received the requisite number of affirmative votes, the failure to vote, abstentions and broker non-votes will have the same effect as a vote against this proposal.

     As of May 30, 2000, current directors and executive officers of Destron and their affiliates may be deemed to be beneficial owners of approximately 1,563,345 shares of Destron common stock, or approximately 11.5% of the shares of Destron common stock entitled to vote at the Destron special meeting. Each of such directors and executive officers of Destron has advised Destron that he intends to vote or direct the vote of all shares of Destron common stock over which he has voting control for approval of the merger agreement proposal.

     Applied Digital required, as a condition to its entering into the merger agreement, that all the executive officers and directors of Destron (the "Key Shareholders") agree to vote their shares of Destron common stock in favor of the merger agreement proposal. The Key Shareholders did not receive (nor did Destron or Applied Digital surrender) any consideration (other than the consideration provided under the merger agreement, as amended) in connection with their agreement to vote their shares of Destron common stock in favor of the merger agreement. The shares of the Key Shareholders constitute approximately 6.25% of the shares entitled to vote at the Destron special meeting. The Voting Agreement with the Key Shareholders is further described under the caption "The Merger -- The Voting Agreement."

     Proxies. This joint proxy statement/prospectus is being furnished to Destron stockholders in connection with the solicitation of proxies by, and on behalf of, the Destron board of directors for use at the Destron special meeting, and is accompanied by a form of proxy.

     All shares of Destron common stock that are entitled to vote and are represented at the Destron special meeting by properly executed proxies received prior to or at the Destron special meeting, and are not revoked, will be voted at the Destron special meeting in accordance with the instructions indicated on such proxies. If no instructions are indicated, such proxies will be voted for approval of the merger agreement proposal.

     If any other matters are properly presented at the Destron special meeting for consideration, including, among other things, consideration of a motion to adjourn such meeting to another time and/or place (including, without limitation, for the purposes of soliciting additional proxies or allowing additional time for the satisfaction of conditions to the merger), the persons named in the enclosed form of proxy and acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (1) filing with the Secretary of Destron, at or before the taking of the vote at the Destron special meeting, a written notice of revocation bearing a later date than the proxy, (2) duly executing a later dated proxy relating to the same shares and delivering it to the Secretary of Destron before the taking of the vote at the Destron special meeting or (3) attending the Destron special meeting and voting in person (although attendance at the Destron special meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent to Destron at 490 Villaume Avenue, South St. Paul, Minnesota 55075 Attention: James P. Santelli; Secretary, or hand delivered to the Secretary of Destron at or before the taking of the vote at the Destron special meeting.

     All expenses of Destron's solicitation of proxies will be borne by Destron, and the cost of preparing and mailing this joint proxy statement/prospectus to Destron stockholders and to Applied Digital shareholders will be paid one-half by Destron and one-half by Applied Digital. In addition to solicitation by use of the mails, proxies may be solicited from Destron stockholders by directors, officers and employees of Destron in person or by telephone, telegram or other means of communication. Such directors, officers and employees will not be additionally compensated, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. Destron has retained Morrow & Co., Inc., a proxy solicitation firm, for assistance in connection with the solicitation of proxies for the Destron special meeting at a cost of $6,000 plus other solicitation fees and reimbursement of reasonable out-of-pocket expenses. Destron will also make arrangements with brokerage houses, custodians, nominees and fiduciaries for forwarding of proxy solicitation materials to beneficial owners of shares held of record by such brokerage houses, custodians, nominees and fiduciaries, and Destron will reimburse such brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses incurred in connection therewith.

                                 THE COMPANIES

APPLIED DIGITAL SOLUTIONS, INC.

     Applied Digital is an emerging leader in the implementation of e-business solutions for the Internet through Computer Telephony Internet Integration (CTII(TM)) (the integration of computer, telecom and the Internet). The goal of Applied Digital is to be a single source e-business provider that mid-size companies can turn to for intelligently connecting their business processes via telephone or computer with their customers, suppliers and partners to deliver the results expected from the emerging e-business market. Applied Digital's services integrate Web front-end applications with back-end enterprise resources either by telephone, computer/software or both. Applied Digital provides end to end solutions that enable e-business optimization while powering e-business initiatives through intelligent collaboration and customer interaction.

     Applied Digital optimizes and integrates key e-business processes through collaboration with its four technology groups, Telephony, Network, Internet and Applications. Applied Digital's goal is to meet the challenge of the fundamental way businesses view the use of technology. Instead of looking at each of its four business groups as distinct and separate, Applied Digital regards them as seamless and interrelated. The widely-used Internet Protocol is replacing the Circuit Switched network, resulting in a shift from traditional use of telephones, computers and the Internet into one dynamic network empowering the enterprise and eliminating all limitations, physical, structural or geographic.

     The majority of Applied Digital's current operations are the result of acquisitions completed during the last five years. Applied Digital's net operating revenue was approximately $85.2 million and $51.6 million for the three months ended March 31, 2000 and 1999, respectively, and $336.7 million, $207.1 million, $103.2 million, $19.9 million and $2.3 million respectively, in 1999, 1998, 1997, 1996 and 1995. Since 1995, Applied Digital has completed 42 acquisitions. Management analyzes each acquisition opportunity using criteria including profitability over a two to three year period, the strength of the acquiree's balance sheet, the strength of its customer base and the experience of its management team. Since January 1, 2000, Applied Digital has completed one acquisition. Applied Digital currently operates in the United States, Canada and the United Kingdom.

RECENT DEVELOPMENTS

     On September 14, 1999, Applied Digital's subsidiary, IntelleSale.com, Inc., filed a registration statement with the Securities and Exchange Commission in connection with its proposed initial public offering. In addition to IntelleSale.com selling primary shares, Applied Digital expected to sell shares of IntelleSale's common stock as a selling shareholder. On January 31, 2000, Applied Digital announced that it was postponing the proposed initial public offering of IntelleSale's common stock due to market conditions. Deferred initial public offering fees have been capitalized in anticipation of completing the initial public offering within the next fiscal year. On May 4, 2000, Applied Digital announced that it had retained Prudential Securities Incorporated to assist in pursuing strategic alternatives regarding IntelleSale.com.

     On March 22, 2000, Applied Digital filed a shelf registration statement to sell, from time to time, up to 3 million shares of its common stock. Proceeds from the sale were to be used for general corporate purposes, including the funding of future acquisitions. On April 5, 2000, Applied Digital announced that it was postponing this offering because of adverse market conditions.

     Effective as of April 1, 2000, Applied Digital acquired 100% of the capital stock of Independent Business Consultants, a network integration company based in Valley Village, California, in a transaction accounted for under the purchase method of accounting.

     On May 23, 2000, Applied Digital announced that the letter of intent to acquire ATEC Group, Inc. (ATEC), a Nasdaq listed company, had been terminated due to market conditions. It had been announced on May 5, 2000, that Applied Digital had signed a letter of intent to acquire ATEC in an all stock transaction.

     On May 26, 2000, Applied Digital filed a shelf registration statement to register for resale, from time to time, up to 1,709,403 shares of its common stock for certain shareholders. Applied Digital previously issued these shares in connection with past acquisition transactions. Applied Digital has filed to register such resales pursuant to agreements with these shareholders.

     Business Divisions. Beginning in the fourth quarter of 1998 and continuing into 2000, Applied Digital reorganized into six operating segments to more effectively and efficiently provide integrated communications products and services to a broad base of customers. During the second quarter of 1999, several adjustments were made to the composition of the Telephony, Internet and Non-core divisions to better align the strengths of the respective divisions with the objectives of those divisions. In October 1999, Applied Digital disposed of the main business units comprising its Communication Infrastructure division and dissolved this group.

     In December 1999, its subsidiary, Digital Angel.net Inc., acquired the patent rights to a miniature digital transceiver, which Applied Digital named "Digital Angel(TM)." While still in the development stage, Applied Digital believes that this technology may be available for a variety of purposes, such as providing a tamper-proof means of identification for enhanced e-business security, locating lost or missing individuals, tracking the location of valuable property and pets and monitoring the medical conditions of at-risk patients. It is anticipated that the implantable device will send and receive data and would be able to use GPS (Global Positioning Satellite Technology) for continuous tracking.

CORE BUSINESS

     Applied Digital's primary businesses, other than IntelleSale.com, the Non-Core Business Group and Digital Angel, are now organized into four business divisions:

     - Telephony -- implements telecommunications and Computer Telephony Integration (CTI) solutions for e-business. Applied Digital integrates a wide range of voice and data solutions from communications systems to voice over Internet Protocol and Virtual Private Networking (VPN). Applied Digital provides complete design, project management, cable/fiber infrastructure, installation and on-going support for the customers it supports. On December 30, 1999, Applied Digital sold its interest in its Canadian subsidiary, TigerTel, Inc. to concentrate its efforts on its domestic CTI solutions.

     - Network -- is a professional services organization dedicated to delivering quality e-business services and support to Applied Digital's client partners, providing e-business infrastructure design and deployment, personal computer network infrastructure for the development of local and wide area networks as well as site analysis, configuration proposals, training and customer support services.

     - Internet -- equips Applied Digital customers with the necessary tools and support services to enable them to make a successful transition to implementing e-business practices, Enterprise Resource Planning (ERP) and Customer Relationship Management (CRM) solutions, website design, and application and internet access services to customers of Applied Digital's other divisions.

     - Applications -- provides software applications for large retail application environments, including point of sale, data acquisition, asset management and decision support systems and develops programs for portable data collection equipment, including wireless hand-held devices. It is also involved in the design, manufacture and support of satellite communication technology including satellite modems, data broadcast receivers and wireless global positioning systems for commercial and military applications.

     As of March 31, 2000 and 1999 and as of December 31, 1999, 1998 and 1997, revenues from these four divisions together accounted for 26.7%, 40.3%, 38.2%, 35.9% and 40.5%, respectively, of Applied Digital's total revenues.

     IntelleSale.com. IntelleSale.com, Inc. sells refurbished and new computer equipment and related components online, through its website at www.IntelleSale.com, and through other Internet companies, as well as through traditional channels, which includes sales made by IntelleSale.com's sales force.

     As of March 31, 2000 and 1999 and as of December 31, 1999, 1998 and 1997, revenues from IntelleSale.com accounted for 59.7%, 33.2%, 42.5%, 29.4% and 38.2%, respectively, of the total revenues of Applied Digital.

     On September 14, 1999, IntelleSale.com filed a registration statement with the Securities and Exchange Commission in connection with its proposed initial public offering. In addition to IntelleSale.com selling primary shares, Applied Digital expected to sell shares of IntelleSale.com stock as a selling shareholder. On January 31, 2000, Applied Digital announced that Applied Digital was postponing the proposed initial public offering of IntelleSale.com stock due to market conditions. Deferred initial public offering fees have been capitalized in anticipation of completing the initial public offering within the next year. On May 4, 2000, Applied Digital announced that it had retained Prudential Securities Incorporated to assist in pursuing strategic alternatives regarding IntelleSale.com.

     The Non-Core Business Group. This group is comprised of seven individually managed companies whose businesses are as follows:

     - Gavin-Graham Electrical Products is a custom manufacturer of electrical products, specializing in digital and analog panelboards, switchboards, motor controls and general control panels. The company also provides custom manufacturing processes such as shearing, punching, forming, welding, grinding, painting and assembly of various component structures.

     - Ground Effects, Ltd., based in Windsor, Canada, is a certified manufacturer and tier one supplier of standard and specialized vehicle accessory products to the automotive industry. The company exports over 80% of the products it produces to the United States, Mexico, South America, the Far East and the Middle East.

     - Hopper Manufacturing Co., Inc. re-manufactures and distributes automotive parts. This primarily includes alternators, starters, water pumps, distributors and smog pumps.

     - Innovative Vacuum Solutions, Inc. designs, installs and re-manufactures vacuum systems used in industry.

     - Americom, STC Netcom and ACT Leasing are all involved in the fabrication, installation and maintenance of microwave, cellular and digital personal communication services towers.

     As of March 31, 2000 and 1999 and as of December 31, 1999, 1998 and 1997, revenues from the Non-Core business group, as well as the four disposed entities within Applied Digital's Communications Infrastructure group, accounted for 16.5%, 29.5%, 19.2%, 34.7% and 21.3%, respectively, of the total revenues of Applied Digital.

     Applied Digital has previously announced its intention to divest, in the ordinary course of business, these non-core businesses at such time and on such terms as the Applied Digital board of directors determines advisable. There can be no assurance that Applied Digital will divest of any or all of these businesses or as to the terms or timing of any divestiture transaction.

GROWTH STRATEGY

     The growth strategy of Applied Digital is focused on internal expansion and growth through acquisitions. The following are the key elements of Applied Digital's strategy:

     - Become a Single Source e-Business Solutions Provider. Applied Digital believes that its expertise in all four areas of its core competency will enable it to capitalize on the interest of businesses in fulfilling their e-business solutions through one provider.

     - Leverage of Existing Customer Relationships. Applied Digital believes there are significant opportunities within and between each of its operating divisions to cross market its services to its existing client base.

     - Profit Center Management. While Applied Digital's corporate management team provides overall guidance, strategic direction and administrative support, its division presidents have responsibility for the day-to-day operations of their respective groups. Applied Digital operates each business division as a largely autonomous profit center, which is held accountable for achieving its financial goals. This approach to management increases its responsiveness to changes in the marketplace and to its customers' requirements and contributes to Applied Digital's ability to grow profitably.

     - Acquisitions. Since 1995, Applied Digital has completed 42 acquisitions. Management analyzes each acquisition opportunity using various criteria, including profitability over a two to three year period, the strength of the acquiree's balance sheet, the strength of its customer base and the experience of its management team.

SELECTED FINANCIAL DATA OF APPLIED DIGITAL

     Applied Digital's selected statement of operations financial data for the years ended December 31, 1997, 1998 and 1999 as set forth below have been derived from the audited information included in the Applied Digital annual report on Form 10-K filed for the year ended December 31, 1999 and included in this joint proxy statement/prospectus. Applied Digital's selected balance sheet financial data as of December 31, 1998 and 1999 as set forth below have been derived from the audited information included in the Applied Digital annual report on Form 10-K filed for the year ended December 31, 1999 and included in this joint proxy statement/prospectus. The selected statement of operations financial data for the years ended December 31, 1995 and 1996 have been derived from audited financial statements which do not appear in this joint proxy statement/prospectus. The selected balance sheet financial data as of December 31, 1995, 1996 and 1997 have been derived from audited financial statements which do not appear in this joint proxy statement/prospectus. The selected historical financial data for Applied Digital as of and for the three months ended March 31, 1999 and 2000 are derived from unaudited financial statements included in this joint proxy statement/prospectus which, in the opinion of management, include all normal and recurring adjustments necessary to present fairly the financial position and results of operations for those periods. The operating results for the three months ended March 31, 2000 are not necessarily indicative of the operating results to be expected for the full year. The following historical financial information is only a summary and should be read in conjunction with the information contained in the reports on Form 10-K and Form 10-Q as filed by Applied Digital and also in conjunction with the other information incorporated by reference in this document. See "Where You Can Find More Information" (pages 93 through 94).

SUMMARY OF OPERATIONS DATA

                                                                                                       THREE MONTHS ENDED
                                                               YEAR ENDED DECEMBER 31,                      MARCH 31,
                                                  -------------------------------------------------   ---------------------
                                                    1999       1998       1997      1996      1995      2000         1999
                                                  --------   --------   --------   -------   ------   --------      -------
                                                                    (IN THOUSANDS, EXCEPT PER SHARE DATA)
Net operating revenue...........................  $336,741   $207,081   $103,159   $19,883   $2,336   $ 85,153      $51,573
Cost of goods sold..............................   241,790    142,893     69,408    10,524    1,186     63,910       33,176
                                                  --------   --------   --------   -------   ------   --------      -------
Gross profit....................................    94,951     64,188     33,751     9,359    1,150     21,243       18,397
                                                  --------   --------   --------   -------   ------   --------      -------
Selling, general and administrative expenses....   (90,416)   (51,485)   (26,431)   (7,393)    (970)   (20,355)     (16,091)
Depreciation and amortization...................    (9,687)    (4,501)    (1,874)     (712)     (11)    (2,090)      (1,421)
Restructuring and unusual costs.................    (2,550)        --     (1,681)       --       --         --       (2,550)
Gain on sale of subsidiary......................    20,075        733      1,827        --       --         --           --
Interest income.................................       616        420        192       126       75        197          134
Interest expense................................    (3,842)    (1,653)      (978)     (200)     (15)    (1,118)        (445)
                                                  --------   --------   --------   -------   ------   --------      -------
Income (loss) from continuing operations before
  provision (benefit) for income taxes, minority
  interest and extraordinary loss...............     9,147      7,702      4,806     1,180      229     (2,123)      (1,976)
Provision (benefit) for income taxes............     3,160      2,588      1,769       362       --       (598)        (575)
                                                  --------   --------   --------   -------   ------   --------      -------
Income (loss) before minority interest and
  extraordinary loss............................     5,987      5,114      3,037       818      229     (1,525)      (1,401)
Minority interest...............................       395        424        697       132       49       (353)         244
                                                  --------   --------   --------   -------   ------   --------      -------
Income (loss) before extraordinary loss.........     5,592      4,690      2,340       686      180     (1,172)      (1,645)
Extraordinary loss (net of taxes of $89)........       160         --         --        --       --         --           --
                                                  --------   --------   --------   -------   ------   --------      -------
Net income (loss)...............................     5,432      4,690      2,340       686      180     (1,172)      (1,645)
Preferred stock dividends.......................        --         44         72        60       --         --           --
                                                  --------   --------   --------   -------   ------   --------      -------
Net income (loss) available to common
  stockholders..................................  $  5,432   $  4,646   $  2,268   $   626   $  180   $ (1,172)     $(1,645)
                                                  ========   ========   ========   =======   ======   ========      =======
Average common shares outstanding...............    46,814     32,318     12,632     3,329    1,792     49,012       41,236
Average common shares outstanding assuming
  dilution......................................    50,086     34,800     15,245     4,641    1,967     49,012       41,236
Per common share data:
  Basic.........................................  $   0.12   $   0.14   $   0.18   $  0.19   $ 0.10   $  (0.02)     $ (0.04)
  Diluted.......................................  $   0.11   $   0.13   $   0.15   $  0.15   $ 0.09   $  (0.02)     $ (0.04)

BALANCE SHEET DATA

                                                 DECEMBER 31,                          MARCH 31,
                                -----------------------------------------------   -------------------
                                  1999       1998      1997     1996      1995      2000       1999
                                --------   --------   ------   -------   ------   --------   --------
                                                           (IN THOUSANDS)
Cash and cash equivalents.....  $  5,138   $  4,555   $7,657   $   810   $  125   $  5,863   $    698
Due from buyers of divested
  subsidiary..................    31,302         --       --        --       --         --         --
Property and equipment........    13,886     15,627    5,339     2,915      138     16,188     15,914
Goodwill......................    62,000     33,430   12,787    14,528      907     65,696     41,708
Total assets..................   228,976    124,116   61,282    33,208    4,131    209,081    132,064
Long-term debt................    35,317      2,838    2,199     1,386       19     36,999      3,081
Total debt....................    68,566     27,213    7,825     5,799      352     56,691     26,599
Minority interest.............     2,558      2,961    1,785       456       57      2,294      3,204
Redeemable preferred stock....        --         --      900    10,900       --         --         --
Stockholders' equity..........    92,936     67,560   36,285     8,252    3,052     97,326     70,007

APPLIED DIGITAL'S MANAGEMENT'S DISCUSSION

     The following discussion and analysis of Applied Digital's financial condition and results of operations should be read in conjunction with the accompanying consolidated financial statements and related notes included in this joint proxy statement/prospectus. Certain statements contained herein may contain forward-looking statements.

OUTLOOK

     Applied Digital's objective is to continue to grow each of its operating divisions internally and through acquisitions, both domestically and abroad. Applied Digital's strategy has been, and continues to be, to invest in and acquire businesses that complement and add to its existing business base. Applied Digital has expanded significantly through acquisitions in the past and will continue to do so. Applied Digital's financial results and cash flows are substantially dependent on not only its ability to sustain and grow existing businesses, but to continue to grow through acquisition. Applied Digital expects to continue to pursue its acquisition strategy in 2000 and future years, but there can be no assurance that management will be able to continue to find, acquire, finance and integrate high quality companies at attractive prices.

1999 AND RECENT DEVELOPMENTS

     In April 1999, Applied Digital acquired:

     - 100% of Port Consulting, Inc., an integrator of information technology application systems and custom application development services based in Jacksonville, Florida;

     - 100% of Hornbuckle Engineering, Inc., an integrated voice and data solutions provider based in Monterey, California;

     - 100% of Lynch Marks & Associates, Inc., a network integration company based in Berkeley, California; and

     - 100% of STR, Inc., a software solutions company based in Cleveland, Ohio.

     All of these acquisitions were accounted for using the purchase method of accounting.

     In May 1999, Applied Digital negotiated the early retirement of its line of credit with State Street Bank and Trust Company ("State Street Debt") and its simultaneous refinancing with IBM Credit Corporation. The IBM Agreement, as amended and restated, provides for a revolving credit line of up to $33.9 million, and term loans of up to $61.1 million. Deferred financing fees associated with the State Street Debt were written off during the second quarter of 1999. The total amount of the write-off recorded as an extraordinary loss was $160,000 net of income taxes.

     In May 1999, Applied Digital entered into an agreement to merge its wholly-owned subsidiary TigerTel Services Limited with Contour Telecom Management, Inc., a Canadian company. Applied Digital received, in a reverse merger transaction, 19,769 shares of Contour's common stock representing approximately 75% of the total outstanding shares.

     In June 1999, Applied Digital's subsidiary IntelleSale.com, Inc., purchased all of the shares of Bostek, Inc. and affiliate (Bostek), in a transaction accounted for using the purchase method of accounting. Bostek is engaged in the business of acquiring open-box and off-specification computer equipment and selling such equipment using the internet and other selling channels.

     On September 14, 1999, Applied Digital's subsidiary, IntelleSale.com, Inc., filed a registration statement with the Securities and Exchange Commission in connection with its proposed initial public offering. In addition to IntelleSale.com selling primary shares, Applied Digital expected to sell shares of IntelleSale's common stock as a selling shareholder. On January 31, 2000, Applied Digital announced that it was postponing the proposed initial public offering of IntelleSale's common stock due to market conditions. Deferred initial public offering fees have been capitalized in anticipation of completing the initial public offering within the next fiscal year. On May 4, 2000, Applied Digital announced that it had retained Prudential Securities Incorporated to assist in pursuing strategic alternatives regarding IntelleSale.com.

     In October 1999, Applied Digital disposed of the main business units comprising its Communications Infrastructure division and dissolved this group. Applied Digital had concluded that the business units within this segment were no longer core to its operations, and Applied Digital anticipates that it will dispose of the remaining three business units that were within this segment during 2000. As consideration for the sale, Applied Digital received approximately 2.8 million shares of its common stock and a note for $2.5 million. The treasury shares were recorded at the book value of the divested assets, which resulted in no gain being recognized. The transaction was reflected at book value because the shareholders of the purchaser of the divested assets were collectively deemed to be significant shareholders of Applied Digital. The treasury stock was recorded at $2.54 per share.

     In November 1999, TigerTel received an all cash bid for all of its outstanding common shares from AT&T Canada, Inc. Applied Digital entered into a lock-up agreement with AT&T to tender the approximately 65% of the outstanding shares it owned and, on December 30, 1999, AT&T purchased all of the shares tendered. Applied Digital recorded a pre-tax gain in the fourth quarter of 1999 of approximately $20.1 million, and received gross proceeds of approximately $31.3 million in January 2000, which it applied against the outstanding balance on Applied Digital's domestic revolving credit line.

     In December 1999, Applied Digital's subsidiary, Digital Angel, acquired the patent rights to a miniature digital transceiver, which it named "Digital Angel(TM)". While still in the development stage, Applied Digital believes that this technology may be available for a variety of purposes, such as providing a tamper-proof means of identification for enhanced e-business security, locating lost or missing individuals, tracking the location of valuable property and monitoring the medical conditions of at-risk patients.

     On March 3, 2000, Applied Digital announced a letter of intent, and on April 24, 2000, Applied Digital signed a definitive merger agreement to acquire Destron. On May 25, 2000, Applied Digital, Digital Angel and Destron signed an amendment to the merger agreement to modify the exchange ratio, to eliminate certain termination rights and to limit Applied Digital's ability to enter into other acquisition agreements. Destron is a leading developer, manufacturer and marketer of a broad line of electronic and visual identification devices for companion animals, livestock, laboratory animals and wildlife. In this proposed transaction, Applied Digital will issue shares of its common stock in exchange for shares of common stock of Destron. The transaction if consummated, is expected to close in the third quarter of 2000, subject to a number of conditions, including completion of due diligence, approval of both Applied Digital's and Destron's shareholders, and approval of relevant government agencies. Under the merger agreement, as amended, Destron would be merged into Digital Angel.

     On March 22, 2000, Applied Digital filed a shelf registration statement to sell, from time to time, up to 3 million shares of Applied Digital common stock. Proceeds from the sale were to be used for general corporate purposes, including the funding of future acquisitions. On April 5, 2000, Applied Digital announced that it was postponing this offering because of adverse market conditions.

     Effective as of April 1, 2000, Applied Digital acquired 100% of Independent Business Consultants, a network integration company based in Valley Village, California, in a transaction accounted for under the purchase method of accounting.

     On May 23, 2000, Applied Digital announced that the letter of intent to acquire ATEC Group, Inc. (ATEC), a Nasdaq listed company, had been terminated due to market conditions. It had been announced on May 5, 2000, that Applied Digital had signed a letter of intent to acquire ATEC in an all stock transaction.

     On May 26, 2000, Applied Digital filed a shelf registration to register for resale, from time to time, up to 1,709,403 shares of its common stock, for certain shareholders. Applied Digital had previously issued the stock in connection with prior acquisition transactions. Applied Digital filed to register such resales pursuant agreements with such shareholders.

APPLIED DIGITAL'S BUSINESS

     Beginning in the fourth quarter of 1998 and continuing into 2000, Applied Digital reorganized into six operating segments to more effectively and efficiently provide integrated communications products and services to a broad base of customers. During the second quarter of 1999, several adjustments were made to the composition of the Telephony, Internet and Non-core divisions to better align the strengths of the respective divisions with the objectives of those divisions. In October 1999, Applied Digital disposed of the main business units comprising its Communication Infrastructure division and dissolved this group.

     In December 1999, its subsidiary, Digital Angel.net Inc., acquired the patent rights to a miniature digital transceiver, which Applied Digital named "Digital Angel(TM)." While still in the development stage, Applied Digital believes that this technology may be available for a variety of purposes, such as providing a tamper-proof means of identification for enhanced e-business security, locating lost or missing individuals, tracking the location of valuable property and pets and monitoring the medical conditions of at-risk patients. It is anticipated that the implantable device will send and receive data and would be able to use GPS (Global Positioning Satellite Technology) for continuous tracking.

CORE BUSINESS

     Applied Digital's primary businesses, other than IntelleSale.com, the Non-Core Business Group and Digital Angel, are now organized into four business divisions:

     - Telephony -- implements telecommunications and Computer Telephony Integration (CTI) solutions for e-business. Applied Digital integrates a wide range of voice and data solutions from communications systems to voice over Internet Protocol and Virtual Private Networking (VPN). Applied Digital provides complete design, project management, cable/fiber infrastructure, installation and on-going support for the customers it supports. On December 30, 1999, Applied Digital sold its interest in its Canadian subsidiary, TigerTel, Inc. to concentrate its efforts on its domestic CTI solutions.

     - Network -- is a professional services organization dedicated to delivering quality e-business services and support to Applied Digital's client partners, providing e-business infrastructure design and deployment, personal computer network infrastructure for the development of local and wide area networks as well as site analysis, configuration proposals, training and customer support services.

     - Internet -- equips Applied Digital customers with the necessary tools and support services to enable them to make a successful transition to implementing e-business practices, Enterprise Resource Planning (ERP) and Customer Relationship Management (CRM) solutions, website design, and application and internet access services to customers of Applied Digital's other divisions.

     - Applications -- provides software applications for large retail application environments, including point of sale, data acquisition, asset management and decision support systems and develops programs for portable data collection equipment, including wireless hand-held devices. It is also involved in the design, manufacture and support of satellite communication technology including satellite modems, data broadcast receivers and wireless global positioning systems for commercial and military applications.

     As of March 31, 2000 and 1999 and as of December 31, 1999, 1998 and 1997, revenues from these four divisions together accounted for 26.7%, 40.3%, 38.2%, 35.9% and 40.5%, respectively, of Applied Digital's total revenues.

     IntelleSale.com. IntelleSale.com, Inc. sells refurbished and new computer equipment and related components online, through its website at www.IntelleSale.com, and through other Internet companies, as well as through traditional channels, which includes sales made by IntelleSale.com's sales force.

     As of March 31, 2000 and 1999 and as of December 31, 1999, 1998 and 1997, revenues from IntelleSale.com accounted for 59.7%, 33.2%, 42.5%, 29.4% and 38.2%, respectively, of the total revenues of Applied Digital.

     On September 14, 1999, IntelleSale.com filed a registration statement with the Securities and Exchange Commission in connection with its proposed initial public offering. In addition to IntelleSale.com selling primary shares, Applied Digital expected to sell shares of IntelleSale.com stock as a selling shareholder. On January 31, 2000, Applied Digital announced that Applied Digital was postponing the proposed initial public offering of IntelleSale.com stock due to market conditions. Deferred initial public offering fees have been capitalized in anticipation of completing the initial public offering within the next year. On May 4, 2000, Applied Digital announced that it had retained Prudential Securities Incorporated to assist in pursuing strategic alternatives regarding IntelleSale.com.

     The Non-Core Business Group. This group is comprised of seven individually managed companies whose businesses are as follows:

     - Gavin-Graham Electrical Products is a custom manufacturer of electrical products, specializing in digital and analog panelboards, switchboards, motor controls and general control panels. The company also provides custom manufacturing processes such as shearing, punching, forming, welding, grinding, painting and assembly of various component structures.

     - Ground Effects, Ltd., based in Windsor, Canada, is a certified manufacturer and tier one supplier of standard and specialized vehicle accessory products to the automotive industry. The company exports over 80% of the products it produces to the United States, Mexico, South America, the Far East and the Middle East.

     - Hopper Manufacturing Co., Inc. re-manufactures and distributes automotive parts. This primarily includes alternators, starters, water pumps, distributors and smog pumps.

     - Innovative Vacuum Solutions, Inc. designs, installs and re-manufactures vacuum systems used in industry.

     - Americom, STC Netcom and ACT Leasing are all involved in the fabrication, installation and maintenance of microwave, cellular and digital personal communication services towers.

     As of March 31, 2000 and 1999 and as of December 31, 1999, 1998 and 1997, revenues from the Non-Core business group, as well as the four disposed entities within Applied Digital's Communications Infrastructure group, accounted for 16.5%, 29.5%, 19.2%, 34.7% and 21.3%, respectively, of the total revenues of Applied Digital.

     Applied Digital has previously announced its intention to divest, in the ordinary course of business, these non-core businesses at such time and on such terms as the Applied Digital Board of Directors determines advisable. There can be no assurance that Applied Digital will divest of any or all of these businesses or as to the terms or timing of any divestiture transaction.

GROWTH STRATEGY

     The growth strategy of Applied Digital is focused on internal expansion and growth through acquisitions. The following are the key elements of Applied Digital's strategy:

     - Become a Single Source e-Business Solutions Provider. Applied Digital believes that its expertise in all four areas of its core competency will enable it to capitalize on the interest of businesses in fulfilling their e-business solutions through one provider.

     - Leverage of Existing Customer Relationships. Applied Digital believes there are significant opportunities within and between each of its operating divisions to cross market its services to its existing client base.

     - Profit Center Management. While Applied Digital's corporate management team provides overall guidance, strategic direction and administrative support, its division presidents have responsibility for the day-to-day operations of their respective groups. Applied Digital operates each business division as a largely autonomous profit center, which is held accountable for achieving its financial goals. This approach to management increases its responsiveness to changes in the marketplace and to its customers' requirements and contributes to Applied Digital's ability to grow profitably.

     - Acquisitions. Since 1995, Applied Digital has completed 42 acquisitions. Management analyzes each acquisition opportunity using various criteria, including profitability over a two to three year period, the strength of the acquiree's balance sheet, the strength of its customer base and the experience of its management team.

RESULTS OF OPERATIONS

  Three Months Ended March 31, 2000 as compared with Three Months Ended March 31, 1999

     The following table summarizes the Company's results of operations as a percentage of net operating revenue for the three month periods ended March 31, 2000 and 1999.

                                                              RELATIONSHIP TO NET
                                                               OPERATING REVENUE
                                                              --------------------
                                                               THREE MONTHS ENDED
                                                                   MARCH 31,
                                                              --------------------
                                                               2000         1999
                                                              -------      -------
                                                                 %            %
                                                              -------      -------
Net operating revenue.......................................   100.0        100.0
Cost of goods sold..........................................    75.1         64.3
                                                               -----        -----
Gross profit................................................    24.9         35.7
Selling, general and administrative expenses................    23.9         31.2
Depreciation and amortization...............................     2.5          2.8
Restructuring and unusual charges...........................      --          4.9
Interest income.............................................     0.2          0.3
Interest expense............................................    (1.3)        (0.9)
                                                               -----        -----
Loss before benefit for income taxes and minority
  interest..................................................    (2.5)        (3.8)
Benefit for income taxes....................................     0.7          1.1
                                                               -----        -----
Loss before minority interest...............................    (1.8)        (2.7)
Minority interest...........................................     0.4         (0.5)
                                                               -----        -----
Loss available to common stockholders.......................    (1.4)        (3.2)
                                                               =====        =====

  Revenue

     Revenue for the three months ended March 31, 2000 was $85.2 million, an increase of $33.6 million, or 65.1%, from $51.6 million for the three months ended March 31, 1999. These significant increases are attributable to the growth of existing businesses as well as to growth through acquisitions.

     Revenue for each of the operating segments was:

                                                               THREE MONTHS ENDED
                                                                   MARCH 31,
                                                              --------------------
                                                               2000         1999
                                                              -------      -------
                                                                 (IN THOUSANDS)
Telephony(1)................................................  $ 4,498      $ 9,012
Network.....................................................    7,245        4,006
Internet....................................................    2,026          997
Applications................................................    8,933        6,755
IntelleSale.com.............................................   50,837       17,107
Non-Core(2).................................................   14,016       15,210
Corporate...................................................   (2,402)      (1,514)
                                                              -------      -------
Consolidated................................................  $85,153      $51,573
                                                              =======      =======

     --------------------

     (1) Includes TigerTel's revenue of $5.0 million in the first quarter of 1999.
     (2) Includes revenue from the Communications Infrastructure group of companies, the majority of which were disposed of in 1999. Revenue for these disposed entities included above amounted to $6.6 million in the first quarter of 1999.

     Changes during the quarter were:

     - Telephony revenue decreased 50.1% for the quarter primarily as a result of the sale of TigerTel in December 1999. Revenue from the remaining entities increased by $.5 million in the first quarter of 2000 compared to the first quarter of 1999.

     - Network revenue increased 80.9% for the quarter as a result of the acquisitions, in the second quarter of 1999, of Hornbuckle Engineering, Inc. and Lynch Marks & Associates. These entities contributed $2.5 million to revenue in the first quarter of 2000.

     - Internet revenue increased by 103.2% in the quarter primarily as a result of its acquisition of Port Consulting in the second quarter of 1999.

     - Applications revenue increased by 32.2% in the quarter. This division includes the revenue of STR, Inc., an acquisition completed during the second quarter of 1999. Revenue contributed by STR during the first quarter amounted to $3.2 million or 145.3% of the increased revenue of this group. The decrease in revenue from existing businesses is the result of its planned exit from certain lines of business within this division.

     - IntelleSale.com's revenue increased 197.2% for the quarter. Bostek, which was acquired in June 1999, contributed $28.4 million in the first quarter or 84.3% of the increase for the quarter, while existing businesses contributed the difference.

     - Non-Core revenue, which includes revenue from the former Communications Infrastructure group, decreased $1.2 million or 7.9% in the first quarter. Four entities in this segment were sold during 1999 and their revenue is no longer included, and certain lines of business within this segment continue to suffer from competition and lost market share, partially offset by the increase in Ground Effect's revenue due to increased business.

GROSS PROFIT AND GROSS MARGIN PERCENTAGE

     Gross profit for the three months ended March 31, 2000 was $21.2 million, an increase of $2.8 million, or 15.2%, from $18.4 million for the three months ended March 31, 1999. As a percentage of revenue, the gross margin was 24.9% and 35.7% for the three months ended March 31, 2000 and 1999, respectively.

     Gross profit for each of the operating segments was:

                                                              THREE MONTHS ENDED
                                                                   MARCH 31,
                                                              -------------------
                                                                2000       1999
                                                              --------   --------
                                                                (IN THOUSANDS)
Telephony(1)................................................  $ 1,967    $ 5,135
Network.....................................................    2,295        820
Internet....................................................    1,859        275
Applications................................................    4,540      3,620
IntelleSale.com.............................................    7,037      5,123
Non-core(2).................................................    3,447      3,404
Corporate...................................................       98         20
                                                              -------    -------
Consolidated................................................  $21,243    $18,397
                                                              =======    =======

     --------------------

     (1) Includes TigerTel's gross profit of $3.6 million in the first quarter of 1999.
     (2) Includes gross profit from the Communications Infrastructure group of companies, the majority of which were disposed of in 1999. Gross profit for these disposed entities included above amounted to $1.2 million in the first quarter of 1999.

     Gross margin percentage for each of the operating segments was:

                                                              THREE MONTHS ENDED
                                                                  MARCH 31,
                                                              ------------------
                                                              2000          1999
                                                               %             %
                                                              ----          ----
Telephony(1)................................................  43.7          57.0
Network.....................................................  31.7          20.5
Internet....................................................  91.8          27.6
Applications................................................  50.8          53.6
IntelleSale.com.............................................  13.8          29.9
Non-Core(2).................................................  24.6          22.4
                                                              ----          ----
Consolidated................................................  24.9          35.7
                                                              ====          ====

     --------------------

     (1) Includes TigerTel's gross profit margin of 72.0% in the first quarter of 1999.
     (2) Includes gross profit margin from the Communications Infrastructure group of companies, the majority of which were disposed of in 1999. Gross profit margin for these disposed entities included above amounted to 18.2% in the first quarter of 1999.

     Changes during the quarters were:

     - Telephony gross profit decreased by 61.7% for the quarter, and margin declined to 43.7% from 57.0% for the quarter. The decrease in gross profit and margin is as a result of the sale of TigerTel in December 1999.

     - Network improvement is attributable to the acquisitions during the second quarter of 1999 and a small improvement in existing business margin resulting from the shift from product sales to services.

     - Internet increase is due to the inclusion of Port Consulting, acquired in the second quarter of 1999. Gross profit and margin are higher in this division as it is service oriented and most of its operating costs are recorded in selling, general and administrative expense.

     - Applications gross profit increased $0.9 million or 25.4% primarily due to the acquisition of STR but declined as a percentage of revenue as it continues to implement its planned exit from a once highly profitable but declining modem and communications market in the United Kingdom.

     - IntelleSale.com dollar gross profit increased $1.9 million or 37.4% as a result of internal growth and increased revenue from Bostek, but its margin declined as it continued its expansion and focused its business on Internet and business to business e-commerce.

     - Non-core gross profit and margin increased slightly despite the sale of four businesses during 1999 due to improvements in existing business margin resulting from the increased revenue and improved business conditions at Ground Effects.

SELLING, GENERAL AND ADMINISTRATIVE EXPENSE

     Selling, general and administrative expense for the three months ended March 31, 2000 was $20.4 million, an increase of $4.3 million, or 26.7%, from $16.1 million for the three months ended March 31, 1999. As a percentage of revenue, selling, general and administrative expense was 23.9% and 31.2% for the three months ended March 31, 2000 and 1999, respectively.

     Selling, general and administrative expense for each of the operating segments was:

                                                              THREE MONTHS ENDED
                                                                   MARCH 31,
                                                              -------------------
                                                                2000       1999
                                                              --------   --------
                                                                (IN THOUSANDS)
Telephony(1)................................................  $ 2,211    $ 4,306
Network.....................................................    1,998        585
Internet....................................................    1,794        291
Applications................................................    4,125      3,259
IntelleSale.com.............................................    5,432      2,662
Non-Core(2).................................................    1,952      2,904
Corporate...................................................    2,843      2,084
                                                              -------    -------
Consolidated................................................  $20,355    $16,091
                                                              =======    =======

     --------------------

     (1) Includes TigerTel's selling, general and administrative expense of $2.6 million in the first quarter of 1999.
     (2) Includes selling, general and administrative expense from the Communications Infrastructure group of companies, the majority of which were disposed of in 1999. Selling, general and administrative expense for these disposed entities included above amounted to $1.3 million in the first quarter of 1999.

     Selling, general and administrative expense as a percentage of revenue for each of the operating segments was:

                                                              THREE MONTHS ENDED
                                                                   MARCH 31,
                                                              -------------------
                                                                2000       1999
                                                                 %          %
                                                              --------   --------
Telephony(1)................................................     49.2       47.8
Network.....................................................     27.6       14.6
Internet....................................................     88.5       29.2
Applications................................................     46.2       48.2
IntelleSale.com.............................................     10.7       15.6
Non-Core(2).................................................     13.9       19.1
                                                              -------    -------
Consolidated................................................     23.9       31.2
                                                              =======    =======

     --------------------

     (1) Includes TigerTel's selling, general and administrative expense of 52.0% in the first quarter of 1999.
     (2) Includes selling, general and administrative expense from the Communications Infrastructure group of companies, the majority of which were disposed of in 1999. Selling, general and administrative expense for these disposed entities included above amounted to 19.7% in the first quarter of 1999.

     Changes during the quarter were:

     - Telephony decreased $2.1 million or 48.7% in the first quarter of 2000 due to the sale of TigerTel in December 1999. As a percentage of revenue, selling, general and administrative expense in this division has not increased significantly over the first quarter of 1999.

     - Network increased significantly over the first quarter of 1999 as a result of acquisitions made in the second quarter of 1999. These companies are more service oriented and have higher selling, general and administrative expense.

     - Internet increased $1.5 million or 516.5% a significant increase over the first quarter of 1999 as a result of the switch in entities comprising this group from a hardware oriented company with higher cost of goods sold and lower selling, general and administrative expense to a service oriented company with lower cost of goods sold but higher selling, general and administrative expense.

     - Applications increased $0.9 million or 26.6% over the first quarter of 1999 due to an acquisition in the second quarter of 1999. As a percentage of revenue, selling, general and administrative expense in this division has decreased slightly over the first quarter of 1999.

     - IntelleSale.com's selling, general and administrative expense increased in dollar terms as a result of the acquisition of Bostek in June 1999 and the increase of Internet related business and the consolidation of operations into one facility. As a percentage of sales, selling, general and administrative expense in this division has declined slightly from the first quarter of 1999.

     - Non-core's selling, general and administrative expense decreased in dollar terms and as a percentage of sales as a result of the sale of four entities during 1999.

     - Corporate selling, general and administrative expense increased $0.8 million or 36.5% over the first quarter of 1999 due to higher personnel related expenses.

DEPRECIATION AND AMORTIZATION

     Depreciation and amortization expense for the three months ended March 31, 2000 was $2.1 million, an increase of $0.7 million, or 50.0%, from $1.4 million for the three months ended March 31, 1999.

     Depreciation and amortization expense for each of the operating segments was:

                                                               THREE MONTHS
                                                                   ENDED
                                                                 MARCH 31,
                                                              ---------------
                                                               2000     1999
                                                              ------   ------
                                                              (IN THOUSANDS)
Telephony(1)................................................  $   94   $  262
Network.....................................................      38        5
Internet....................................................      32        7
Applications................................................     278      336
IntelleSale.com.............................................     169       89
Non-Core(2).................................................     360      219
Corporate(3)................................................   1,119      503
                                                              ------   ------
Consolidated................................................  $2,090   $1,421
                                                              ======   ======

---------------

(1) Includes TigerTel's depreciation and amortization of $0.2 million in the first quarter of 1999.
(2) Includes depreciation and amortization from the Communications Infrastructure group of companies, the majority of which were disposed of in 1999. Depreciation and amortization for these disposed entities included above amounted to $0.07 million in the first quarter of 1999.
(3) Includes consolidation adjustments of $0.8 million and $0.4 million in the first quarters of March 31, 2000 and 1999, respectively.

Changes during the quarter were:

     - Telephony decreased primarily as a result of the sale of TigerTel in December 1999.

     - Network increased due to the two acquisitions completed in the second quarter of 1999.

     - Internet increased due to the increase in depreciable assets in this division during 1999 and the first quarter of 2000.

     - Applications decreased due primarily to the sale of an entity in this division during 1999.

     - IntelleSale.com increased as a result of the increase in depreciable assets during 1999 and the first quarter of 2000 associated with the consolidation of the businesses into one facility.

     - Non-core increased in the first quarter of 2000 due primarily to assets purchased by Ground Effects during 1999 and the first quarter of 2000.

     On an annual basis, goodwill amortization will be approximately $3.5 million for goodwill recorded as of March 31, 2000.

RESTRUCTURING AND UNUSUAL CHARGES

     As part of the reorganization of its core business in the first quarter of 1999, Applied Digital implemented a restructuring plan. The restructuring plan included the exiting of selected lines of business within its Telephony and Applications business groups, and the associated write-off of assets. The restructuring charge of $2.2 million included asset impairments, primarily software and other intangible assets, of $1.5 million, lease terminations of $0.5 million and employee separations of $0.2 million. In addition, during the first quarter of 1999, as part of its core businesses reorganization, Applied Digital realigned certain operations within the Telephony division and recognized impairment charges and other related costs of $0.3 million.

INTEREST INCOME AND EXPENSE

     Interest income was $0.2 million and $0.1 million for the three months ended March 31, 2000 and 1999, respectively. Interest income is earned primarily from short-term investments and notes receivable.

     Interest expense was $1.1 million and $0.4 million for the three months ended March 31, 2000 and 1999, respectively. Interest expense is principally associated with revolving credit lines, notes payable and term loans.

INCOME (LOSS) BEFORE BENEFIT FOR INCOME TAXES AND MINORITY INTEREST

     Loss before benefit for income taxes and minority interest for the three months ended March 31, 2000 and 1999 was $2.1 million and $2.0 million, respectively. Changes in loss before benefit for income taxes and minority interest are a result of the factors discussed above. Excluding the $2.6 million restructuring and unusual charges mentioned above, income before benefit for income taxes and minority interest for the three months ended March 31, 1999 was $0.6 million.

INCOME TAXES

     Applied Digital had an effective tax benefit rate of 28.2% and 29.1% for the three months ended March 31, 2000 and 1999, respectively. The income tax benefits are the result of losses arising in the periods. The effective tax benefit rates differed from the statutory federal income tax rate of (34%) primarily as a result of non-deductible goodwill amortization associated with acquisitions, state taxes net of federal benefits and, the reduction of valuation allowances related to net operating loss carryforwards.

YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

     The following table summarizes Applied Digital's results of operations as a percentage of net operating revenue for the last three years:

                                                              1999    1998    1997
                                                                %       %       %
                                                              -----   -----   -----
Net operating revenue.......................................  100.0   100.0   100.0
Cost of goods sold..........................................   71.8    69.0    67.3
                                                              -----   -----   -----
Gross margin................................................   28.2    31.0    32.7
Selling, general and administrative expenses................  (26.9)  (24.9)  (25.6)
Depreciation and amortization...............................   (2.9)   (2.2)   (1.8)
Restructuring and unusual costs.............................   (0.8)     --    (1.6)
Gain on sale of subsidiary..................................    6.0     0.4     1.8
Interest income.............................................    0.2     0.2     0.1
Interest expense............................................   (1.1)   (0.8)   (1.0)
                                                              -----   -----   -----
Income before provision for income taxes, minority interest
  and extraordinary loss....................................    2.7     3.7     4.6
Provision for income taxes..................................    0.9     1.2     1.7
                                                              -----   -----   -----
Income before minority interest and extraordinary loss......    1.8     2.5     2.9
Minority interest...........................................    0.1     0.2     0.6
                                                              -----   -----   -----
Income before extraordinary loss............................    1.7     2.3     2.3
Extraordinary loss..........................................    0.1      --      --
                                                              -----   -----   -----
Net income..................................................    1.6     2.3     2.3
Preferred stock dividends...................................     --      --     0.1
                                                              -----   -----   -----
Net income available to common stockholders.................    1.6     2.3     2.2
                                                              =====   =====   =====

REVENUE

     Revenue for 1999 was $336.7 million, an increase of $129.6 million or 62.6% from $207.1 million in 1998. Revenue for 1998 represents an increase of $103.9 million, or 100.7%, from $103.2 million in 1997. These significant increases are attributable to the growth of existing businesses as well as to growth through acquisitions.

     Revenue for each of the operating segments was:

                                                           1999       1998       1997
                                                         --------   --------   --------
                                                                 (IN THOUSANDS)
Telephony(1)...........................................  $ 59,225   $ 33,270   $ 32,208
Network................................................    27,190     21,282         --
Internet...............................................     6,607         --         --
Applications...........................................    35,780     19,859      9,574
IntelleSale.com........................................   142,987     60,877     39,445
Non-Core(2)............................................    64,689     71,793     21,932
Corporate..............................................       263         --         --
                                                         --------   --------   --------
Consolidated...........................................  $336,741   $207,081   $103,159
                                                         ========   ========   ========

     --------------------

     (1) Includes TigerTel's revenue of $39.2 million and $11.6 million in 1999 and 1998.
     (2) Includes revenue from the Communications Infrastructure group of companies, the majority of which were disposed of in the fourth quarter of 1999. Revenues for these disposed entities, included above amounted to $21.0 million, $32.1 million and $4.3 million in 1999, 1998 and 1997.

     Changes during the years were:

     - Telephony revenue increased $26.0 million or 78.3% from 1998 to 1999 as a result of TigerTel's acquisition of Contour in May 1999. TigerTel's revenue was $39.3 million or 66.4% of 1999 revenue and $11.6 million or 34.9% of 1998's revenue. Revenue did not increase significantly from 1997 to 1998.

     - Network revenue increased $5.9 million or 27.8% from 1998 to 1999. Hornbuckle Engineering, Inc. and Lynch Marks & Associates, both acquired in the second quarter of 1999, contributed $9.2 million of revenue in 1999, representing 43.4% of 1999's revenue increase over 1998. The 15.5% decline in existing business revenue reflects the transition from lower margin product business to a higher margin service business in 1999 compared to 1998. This division was formed with the purchase of one company in 1998 and had no operations prior to that.

     - Internet revenue increased by 100.0% for the year as a result of its acquisition of Port Consulting in the second quarter of 1999. Prior to 1999, Applied Digital had no significant Internet operations and those operations reported as Internet in 1998 have been classified with Telephony in 1999.

     - Application revenue increased $15.9 million or 80.2% from 1998 to 1999. In 1999, this division included the results of STR, an acquisition completed during the second quarter of 1999, whose revenue of $9.9 million represents 49.9% of the increase, while existing businesses contributed 30.3% of the increase, a small, but undetermined, portion of which Applied Digital believes was due to Year 2000 remediation. Revenue increased $10.3 million or 108.4% from 1997 to 1998, primarily from the acquisition of Signature Industries in 1998, whose 1998 revenue was $9.6 million or 101.1% of the increase.

     - IntelleSale.com's revenue increased $82.1 million or 134.9% from 1998 to 1999. Bostek, which was acquired in June 1999, contributed $74.6 million or 122.5% of the increase for the year, while existing businesses contributed 12.4% of the increase. Revenue increased $21.4 million or 54.3% from 1997 to 1998, primarily as a result of IntelleSale's 1998 acquisitions, which contributed $17.4 million or 44.2% of the increase.

     - Non-core's revenue, which includes revenue from the former Communications Infrastructure group, decreased $7.1 million or 9.9% from 1998 to 1999. Four entities in this segment were sold at the beginning of the fourth quarter of 1999 and their revenues are not included for the fourth quarter of 1999. Certain lines of business within this segment continue to suffer from competition and lost market share. Revenue increased $49.8 million or 227.4% from 1997 to 1998 primarily as a result of acquisitions in 1998, which contributed $35.3 million or 89.6% of 1998's revenue.

GROSS PROFIT AND GROSS MARGIN PERCENTAGE

     Gross profit for 1999 was $94.9 million, an increase of $30.8 million, or 48.0%, from $64.1 million in 1998. Gross profit for 1998 represents a $30.4 million increase, or a 90.2% increase over 1997. As a percentage of revenue, the gross margin was 28.2%, 31.0% and 32.7% for the years ended December 31, 1999, 1998 and 1997, respectively.

     Gross profit for each of the operating segments was:

                                                             1999      1998      1997
                                                            -------   -------   -------
                                                                  (IN THOUSANDS)
Telephony(1)..............................................  $22,384   $19,071   $16,215
Network...................................................    8,635     3,863        --
Internet..................................................    4,985        --        --
Applications..............................................   18,641    11,613     5,846
IntelleSale.com...........................................   26,383    12,871     6,243
Non-Core(2)...............................................   13,660    16,770     5,447
Corporate.................................................      263        --        --
                                                            -------   -------   -------
Consolidated..............................................  $94,951   $64,188   $33,751
                                                            =======   =======   =======

     --------------------

     (1) Includes TigerTel's gross profit of $14.9 million and $7.7 million in 1999 and 1998. Includes gross profit from the Communications Infrastructure group of companies, the majority of which were disposed of in the fourth quarter of 1999.
     (2) Gross profit for these disposed entities included above amounted to $4.3 million, $7.4 million and $1.0 million in 1999, 1998 and 1997.

     Gross margin percentage for each of the operating segments was:

                                                              1999   1998   1997
                                                               %      %      %
                                                              ----   ----   ----
Telephony(1)................................................  37.8   57.3   50.3
Network.....................................................  31.8   18.2     --
Internet....................................................  75.5     --     --
Applications................................................  52.1   58.5   61.1
IntelleSale.com.............................................  18.5   21.1   15.8
Non-Core(2).................................................  21.1   23.4   24.8
Corporate...................................................    --     --     --
                                                              ----   ----   ----
Consolidated................................................  28.2   31.0   32.7
                                                              ====   ====   ====

     --------------------

     (1) Includes TigerTel's gross profit margin of 38.0% and 66.4% in 1999 and 1998. Includes gross profit margin from the Communications Infrastructure group of companies, the majority of which were disposed of in the fourth quarter of 1999.
     (2) Gross profit margin for these disposed entities, included above amounted to of 20.5%, 23.1% and 23.3% in 1999, 1998 and 1997.

     Changes during the years were:

     - Telephony gross profits increased by $3.3 million or 17.4% for 1999, but margins declined to 37.8% in 1999 from 57.3% in 1998. The increase in absolute dollars was as a result of the acquisition of Contour, but this acquisition also contributed significantly lower overall gross margin. Contour's margins were historically lower than those of the other entities within this division. Gross profits increased $2.8 million or 17.3% from 1997 to 1998 as a result of the acquisition of TigerTel in 1998.

     - Network gross profit increased by $4.8 million or 123.5% for 1999. This improvement is attributable to the acquisitions during the second quarter of 1999, and a small improvement in existing business margin resulting from the shift from product sales to services. The companies acquired are service oriented companies with most expenses being classified as selling, general and administrative. This division was established in 1998.

     - Internet was established in 1999. Gross profits and margins are higher in this division as it is service oriented and most of its operating costs are recorded in selling, general and administrative expense.

     - Applications gross profit increased $7.0 million or 60.3% for 1999, primarily due to the acquisition of STR, but margins declined as Applied Digital implemented its planned exit from a once highly profitable but declining modem and communications market in the United Kingdom. Gross profit increased $5.8 million or 98.6% from 1997 to 1998, primarily as a result of the acquisition of Signature in 1998.

     - IntelleSale.com's gross profit increased $13.5 million or 104.7% in 1999 as a result of increased revenue from Bostek and internal growth, but Applied Digital's margins declined to 18.5% in 1999 from 21.1% in 1998 as Applied Digital continued its expansion and focused its business on Internet and business to business e-commerce. Gross profit increased $6.6 million or 106.5% from 1997 to 1998 as a result of 1998 acquisitions.

     - Non-core's gross profit and margin declined due to the sale of one business at the beginning of 1999 and the overall poor performance of the units within this division. Gross profit declined by $3.1 million or 18.6% in 1999. Gross profit increased $11.3 million or 209.3% from 1997 to 1998, as a result of acquisitions in 1998 which contributed $8.9 million or 164.8% of the increase.

SELLING, GENERAL AND ADMINISTRATIVE EXPENSE

     Selling, general and administrative expenses were $90.4 million in 1999, an increase of $38.9 million or 75.5% over 1998. The 1998 expense represents an increase of $25.0 million or 94.7% over the $26.4 million reported in 1997. As a percentage of revenue, selling, general and administrative expenses have increased slightly to 26.9% in 1999 from 24.9% in 1998 and 25.6% in 1997.

     Selling, general and administrative expense for each of the operating segments was:

                                                             1999      1998      1997
                                                            -------   -------   -------
                                                                  (IN THOUSANDS)
Telephony(1)..............................................  $20,122   $17,572   $14,438
Network...................................................    6,953     2,261        --
Internet..................................................    4,270        --        --
Applications..............................................   16,901     8,975     3,244
IntelleSale.com...........................................   19,120     8,111     3,779
Non-Core(2)...............................................   12,546    11,167     4,350
Corporate(3)..............................................   10,504     3,399       620
                                                            -------   -------   -------
Consolidated..............................................  $90,416   $51,485   $26,431
                                                            =======   =======   =======

     --------------------

     (1) Includes TigerTel's selling, general and administrative expense of $11.4 million and $5.5 million in 1999 and 1998.
     (2) Includes selling, general and administrative expense from the Communications Infrastructure group of companies, the majority of which were disposed of in the fourth quarter of 1999. Selling, general and administrative expense for these disposed entities, included above amounted to $4.8 million, $4.7 million and $0.7 million in 1999, 1998 and 1997.
     (3) Corporate overhead includes an asset impairment reserve of $1.0 million in 1999.

     Selling, general and administrative expense as a percentage of revenue for each of the operating segments was:

                                                              1999    1998   1997
                                                                %      %      %
                                                              -----   ----   ----
Telephony(1)................................................   34.0   52.8   44.8
Network.....................................................   25.6   10.6     --
Internet....................................................   64.6   31.2     --
Applications................................................   47.2   45.2   33.9
IntelleSale.com.............................................   13.4   13.3    9.6
Non-Core(2).................................................   19.4   15.6   19.8
Consolidated................................................   26.9   24.9   25.6
                                                              =====   ====   ====

     --------------------

     (1) Includes, as a percentage of revenue, TigerTel's selling, general and administrative expense of 29.3% and 47.4% in 1999 and 1998.
     (2) Includes selling, general and administrative expense from the Communications Infrastructure group of companies, the majority of which were disposed of in the 4th quarter of 1999. Selling, general and administrative expense as a percentage of revenue for these disposed entities, included above, amounted to of 22.9%, 14.6% and 16.3% in 1999, 1998 and 1997.

     Changes during the years were:

     - Telephony selling, general and administrative expense increased $2.6 million or 14.9% in 1999, but as a percentage of revenue, declined 18.8 percentage points from 52.8% in 1998 to 34.0% in 1999. The decline reflects economies in scale achieved through the merger of TigerTel and Contour and the continued improvement of its domestic telecommunications businesses. Selling, general and administrative expense increased $3.1 million or 21.5% in 1998, primarily as a result of the acquisition of one of the TigerTel entities.

     - Network selling, general and administrative expense increased $4.7 million or 204.3%, a significant increase over 1998 as a result of acquisitions made in the second quarter of 1999. These companies are more service oriented and have a higher selling, general and administrative expenses. There were no Network operations in 1997.

     - Internet commenced operations in 1999. As a service provider, this division has a lower cost of goods sold but higher selling, general and administrative expense.

     - Application selling, general and administrative expense increased $7.9 million or 87.8% in 1999 due to an acquisition in the second quarter of 1999, and increased $5.7 million or 178.1% in 1998 as a result of the acquisition of Signature. As a percentage of revenue, selling, general and administrative expense in this division has not increased significantly over prior periods.

     - IntelleSale.com selling, general and administrative expense increased $11.0 million or 135.8% in 1999, primarily as a result of the acquisition of Bostek in June 1999 and the increase of Internet related business and the consolidation of operations into one facility. Selling, general and administrative expense increased $4.3 million or 113.2% in 1998 due to acquisitions in 1998. As a percentage of sales, selling, general and administrative expense in 1999 and 1998 are almost the level.

     - Non-core selling, general and administrative expense did not increase significantly in dollar terms in 1999 but increased as a percentage of sales as sales continue to decline at certain units within this division. In 1998, selling, general and administrative expense increased $6.8 million or 154.5% as a result of acquisitions.

DEPRECIATION AND AMORTIZATION

     Depreciation and amortization expense for 1999 was $9.7 million, an increase of $5.2 million, or 115.6%, from $4.5 million in 1998. The 1998 expense represents an increase of $2.6 million or 136.8% over the $1.9 million reported in 1997. As a percentage of revenue, depreciation and amortization expense increased to 2.9% in 1999 from 2.2% in 1998 and 1.8% in 1997. The increase, despite substantially higher revenues, is due to significantly higher goodwill resulting from acquisitions, as well as increased depreciation expense in 1999 resulting from higher capital expenditures in 1999 compared to 1998 and 1997.

     Depreciation and amortization expense for each of the operating segments was:

                                                               1999     1998     1997
                                                              ------   ------   ------
                                                                   (IN THOUSANDS)
Telephony(1)................................................  $1,547   $  677   $  300
Network.....................................................     132       39       --
Internet....................................................      69       --       --
Applications................................................   2,366    1,241      459
IntelleSale.com.............................................     529      251      108
Non-Core(2).................................................   1,153      935      277
Corporate(3)................................................   3,891    1,358      730
                                                              ------   ------   ------
Consolidated................................................  $9,687   $4,501   $1,874
                                                              ======   ======   ======

     --------------------

     (1) Includes TigerTel's depreciation and amortization of $1.2 million and $0.5 million in 1999 and 1998.
     (2) Includes depreciation and amortization from the Communications Infrastructure group of companies, the majority of which were disposed of in the fourth quarter of 1999. Depreciation and amortization for these disposed entities, included above amounted to $4.8 million, $4.7 million and $0.7 million in 1999, 1998 and 1997.
     (3) Includes consolidation adjustments of $2.9 million, $1.2 million and $0.7 million, in 1999, 1998 and 1997, respectively.

     Changes during the years were:

     - Telephony depreciation and amortization increased in 1999 due to TigerTel's acquisition of Contour in May 1999 as well as amortization of goodwill of companies acquired by TigerTel at the beginning of 1999.

     - Network infrastructure increased in 1999 due to the two acquisitions completed in the second quarter of 1999.

     - Application technology increased in 1999 by $1.1 million or 91.7% due to the acquisition completed in the second quarter of 1999 and increases in depreciable assets in 1999. 1998's increase was due to the acquisition of Signature.

     - IntelleSale.com increased in 1999 due to the acquisition of Bostek and the increase in depreciable assets in 1999. 1998's increase over 1997 was due to the increase in depreciable assets.

     - Non-core both increased in 1999 due to the acquisition of depreciable assets, primarily by Ground Effects, as part of its ongoing automotive manufacturing programs.

     On an annual basis, goodwill amortization will be approximately $3.5 million.

RESTRUCTURING AND UNUSUAL CHARGES

     As part of the reorganization of Applied Digital's core business in the first quarter of 1999, Applied Digital implemented a restructuring plan. The restructuring plan includes the exiting of selected lines of business within Applied Digital's Telephony and Applications business groups, and the associated write-off of assets. The restructuring charge of $2.2 million includes asset impairments, primarily software and other intangible assets, of $1.5 million, lease terminations of $0.5 million, and employee separations of $0.2 million. In addition, during the first quarter of 1999, as part of Applied Digital's core businesses reorganization, Applied Digital realigned certain operations within the Telephony division and recognized impairment charges and other related costs of $0.3 million.

     In 1997, as part of the disposition of certain assets within the Telephony group, Applied Digital incurred asset impairment and lease termination and employee separation costs of $1.7 million.

GAIN ON SALE OF SUBSIDIARY

     In November 1999, TigerTel received an all cash bid for all of its outstanding common shares from AT&T Canada, Inc. Applied Digital entered into a lock-up agreement with AT&T to tender the approximately 65% of the outstanding shares Applied Digital owned, tendered Applied Digital shares and, on December 30, 1999, AT&T purchased all of the shares tendered. Applied Digital recorded a pre-tax gain in the fourth quarter of 1999 of approximately $20.1 million and received gross proceeds of approximately $31.3 million in January 2000.

INTEREST INCOME AND EXPENSE

     Interest income was $0.6 million, $0.4 million and $0.2 million, for 1999, 1998 and 1997, respectively. Interest income is earned primarily from short-term investments and notes receivable.

     Interest expense was $3.8 million, $1.7 million and $1.0 million for 1999, 1998 and 1997, respectively. Interest expense is a function of the level of outstanding debt and is principally associated with revolving credit lines, notes payable and term loans.

INCOME TAXES

     Applied Digital had effective income tax rates of 34.5%, 33.6% and 36.8% in 1999, 1998 and 1997, respectively. Differences in the effective income tax rate from the statutory federal income tax rate arise from non-deductible goodwill amortization associated with acquisitions, state taxes net of federal benefits and the reduction of valuation allowances related to net operating loss carryforwards.

EXTRAORDINARY LOSS

     In 1999 Applied Digital retired its line of credit with State Street Bank and Trust Company and refinanced it with IBM Credit Corporation. Deferred financing fees associated with the State Street Bank and Trust agreement were written off during the second quarter of 1999. The total amount of the write-off recorded as an extraordinary loss was $0.2 million, net of income taxes.

LIQUIDITY AND CAPITAL RESOURCES

     As of March 31, 2000, cash and cash equivalents totaled $5.9 million, an increase of $0.8 million, or 15.7% from $5.1 million at December 31, 1999. Applied Digital utilizes a cash management system to apply excess cash on hand against its revolving credit facility under which Applied Digital had availability of $23.5 million at March 31, 2000, up from $11.8 million at December 31, 1999. Cash used by operating activities totaled $13.0 million in the first three months of 2000 as compared to cash provided by operating activities of $0.4 million in the first three months of 1999. In the first quarter of 2000, cash of $5.9 million was used to acquire inventory, $3.0 million was used to increase prepaid expenses and $9.5 million was used to reduce accounts payable and accrued expenses. Partially offsetting these uses was cash of $4.5 million received from the collection of accounts receivable. In the first quarter of 1999, excluding assets and liabilities acquired or assumed in connection with acquisitions, cash provided was due to increases in accounts payable and accrued expenses, after adjusting for the net loss and for non-cash expenses.

     As of December 31, 1999, cash and cash equivalents totaled $5.1 million, an increase of $0.6 million, or 13.3% from $4.5 million at December 31, 1998. Our revolving credit facility had availability of $11.8 million at December 31, 1999, up from $3.8 million at December 31, 1998. Cash used in operating activities totaled $14.3 million, $2.6 million and $3.3 million in 1999, 1998 and 1997, respectively. In all three years, excluding assets and liabilities acquired or assumed in connection with acquisitions, cash used was due to increases in accounts and unbilled receivables, inventories, prepaid assets and accounts payable and accrued expenses, after adjusting for net income and for non-cash expenses.

     "Due from buyer of divested subsidiary" at December 31, 1999 represents the net proceeds due from AT&T Canada, Inc. on the sale of TigerTel, Inc. This amount was paid in January 2000, and Applied Digital applied the proceeds against its domestic line of credit.

     Accounts and unbilled receivables, net of allowance for doubtful accounts, decreased by $4.6 million or 8.8% to $47.6 million at March 31, 2000 from $52.2 million at December 31, 1999. This decrease was primarily attributable to collection of additional sales generated in the fourth quarter of 1999.

     Inventories increased by $5.9 million or 14.6% to $46.3 million at March 31, 2000 from $40.4 million at December 31, 1999. This increase was primarily attributable to large inventory purchases at its IntelleSale.com unit at the end of the quarter to take advantage or favorable pricing offered by vendors at the end of the quarter.

     Prepaid expenses and other current assets increased by 50.0% or $3.0 million to $9.0 million at March 31, 2000 from $6.0 million at December 31, 1999. This increase is attributable to increased prepayment of expenses, primarily insurance, which is being expensed over the periods benefited.

     "Due to shareholders of acquired subsidiary" decreased by $5.0 million or 33.3% to $10.0 million at March 31, 2000 from $15.0 million at December 31, 1999. This balance represents the deferred purchase price due to the Bostek sellers. $5.0 million of this amount was paid in January 2000.

     Accounts payable decreased by $2.9 million or 9.8% to $26.6 million at March 31, 2000 from $29.5 million at December 31, 1999. This decrease was primarily attributable to a reduction of higher payables incurred in the fourth quarter of 1999 to support year end sales.

     Accrued expenses decreased by $6.2 million or 35.0% to $11.5 million at March 31, 2000 from $17.7 million at December 31, 1999 due to the payment of expenses accrued in the fourth quarter of 1999 during the first quarter of 2000.

     Other current liabilities represent accrued earnout payments of $4.7 million at March 31, 2000 and $2.7 million at March 31, 1999.

     Investing activities provided cash of $20.8 million in the first three months of 2000 and used cash of $3.3 million in the first three months of 1999. In the first quarter of 2000, cash proceeds of $31.3 million were collected on the sale of TigerTel, while cash of $6.6 million was used in connection with acquired businesses, $3.0 million was spent to acquire property and equipment, $0.3 million was advanced against notes receivable and $0.6 million was used to increase other assets. In the first quarter of 1999, cash of $2.4 million was used to acquire businesses, $0.8 million was spent to acquire property and equipment, $0.3 million was used to increase other assets, while $0.1 million was received from the collection of notes receivable.

     Investing activities used cash of $27.2 million in 1999 and $6.8 million in 1998 and provided cash of $4.2 million in 1997. In 1999, cash of $17.9 million was used to acquire businesses, $7 million was spent to acquire property and equipment, $3 million was used principally to increase assets such as notes receivable and other assets, while $0.7 million was received from the sale of property and equipment. In 1998, $7.4 million was used principally to increase assets such as notes receivable, property and equipment and other assets, while $0.5 million was received from the sale of assets. In 1997, sources of cash primarily included $4.0 million of cash acquired in acquisitions and $2.3 million in proceeds from the sale of assets. These amounts were partially offset by payments of $2.2 million for property and equipment and other assets.

     Cash of $7.1 million and $1.0 million was used by financing activities in the first three months of 2000 and 1999, respectively. In the first quarter of 2000, $14.3 million was used to repay notes payable, $2.4 million was repaid and $4.6 million was borrowed on long-term debt, while $5.0 million was obtained through the issuance of common shares. In the first quarter of 1999, $2.3 million was borrowed and $0.3 million was repaid on long-term debt, while $2.9 million was used to repay borrowings under notes payable and $0.1 million was used for other financing costs.

     Cash of $42.2 million, $6.4 million and $6 million was provided by financing activities in 1999, 1998 and 1997, respectively. In 1999, $54 million was obtained through long-term debt and $5.2 million was obtained through the issuance of common shares. Uses of cash in 1999 included net repayments of $10.9 million and $3.4 million against long-term debt and notes payable, respectively, and $2.8 million for other financing costs. In 1998, $13.2 million was obtained through borrowings under notes payable and long-term debt and $1.4 million was obtained through the issuance of common shares. Uses of cash in 1998 included repayments of $6.9 million on long-term debt, $0.9 million for the redemption of preferred stock and $0.3 million for the repurchase of common stock. In 1997, $9.4 million of cash was provided primarily through the issuance of common stock and from long-term debt proceeds. In 1997, $3.3 million of cash was used to pay down notes payable and long-term debt.

     One of its stated objectives is to maximize cash flow, as management believes positive cash flow is an indication of financial strength. However, due to Applied Digital's significant growth rate, its investment needs have increased. Consequently, Applied Digital will continue, in the future, to use cash from operations and will continue to finance this use of cash through financing activities such as the sale of common stock and/or bank borrowing, if available.

     In August 1998, Applied Digital entered into a $20 million line of credit with State Street Bank and Trust Company secured by all of its domestic assets at the prime lending rate or at the London Interbank Offered Rate, at Applied Digital's discretion. In February 1999, the amount of the credit available under the facility was increased to $23 million. On May 25, 1999, Applied Digital entered into a Term and Revolving Credit Agreement with IBM Credit Corporation (the "IBM Agreement") and, on May 26, 1999, Applied Digital repaid the amount due to State Street Bank and Trust Company. The IBM Agreement, as amended and restated on July 20, 1999 and January 27, 2000, provides for: (a) a revolving credit line of up to $33.855 million, designated as follows: (i) a U.S. revolving credit line of up to $30 million, and (ii) a Canadian revolving credit line of up to $3.855 million, (b) a term loan A of up to $22 million, (c) a term loan B of up to $36.405 million and (d) a Canadian term loan C of up to $2.740 million.

     The revolving credit line may be used for general working capital requirements, capital expenditures and certain other permitted purposes and is payable in full on May 25, 2002. The U.S. revolving credit line bears interest at the 30-day LIBOR rate plus 1.75% to 1.90% depending on Applied Digital's leverage ratio, and the Canadian revolving credit line bears interest at the base rate as announced by the Toronto-Dominion Bank of Canada each month plus 0.1707% to 0.3207%, depending on Applied Digital's leverage ratio. As of March 31, 2000, the LIBOR rate was approximately 5.9% and approximately $10.3 million was outstanding on the revolving credit line which is included in notes payable.

     Term loan A, which was used to pay off State Street Bank and Trust Company, bears interest at the 30-day LIBOR rate plus 1.75% to 1.90%, is amortized in quarterly installments over six years and is repayable in full on May 25, 2002. As of March 31, 2000, approximately $19.2 million was outstanding on this loan.

     Term loan B, which may be used for acquisitions, bears interest at the 30-day LIBOR rate plus 1.75% to 1.90%, is amortized in quarterly installments over six years and is repayable in full on May 25, 2002. As of March 31, 2000, approximately $23.3 million was outstanding on this loan.

     Term loan C, which was used by Applied Digital's Canadian subsidiary to pay off its bank debt, bears interest at the base rate as announced by the Toronto-Dominion Bank of Canada each month plus 0.1707% to 0.3207%, is amortized in quarterly installments over six years and is repayable in full on May 25, 2002. As of March 31, 2000, Toronto-Dominion's rate was approximately 6.75% and approximately $2.4 million was outstanding on this loan.

     The IBM Agreement contains standard debt covenants relating to the financial position and performance as well as restrictions on the declarations and payment of dividends. As of March 31, 2000, Applied Digital was in compliance with, or had received waivers for compliance with, all debt covenants.

     As of May 24, 2000, 51,771,918 shares of Applied Digital common stock were outstanding. In addition, 503 shares of Applied Digital common stock were reserved for issuance in exchange for certain exchangeable shares issued by its Canadian subsidiary. Since January 1, 2000, Applied Digital has issued an aggregate of 3,512,295 shares of Applied Digital common stock, of which 751,581 shares of Applied Digital common stock were issued as earnout payments in acquisitions, 45,925 shares were issued in exchange for the exchangeable shares of its Canadian subsidiary and the exchangeable shares of its former Canadian subsidiary, TigerTel Services, Limited, 983,793 shares of common stock were issued for acquisitions, 1,271,090 shares were issued upon the exercise of options, 317,500 shares were issued upon the exercise of warrants, and 142,406 shares were issued under Applied Digital's employee stock purchase program.

     Applied Digital has entered into earnout arrangements with certain sellers under which they are entitled to additional consideration for their interests in the companies they sold to Applied Digital. Under these agreements, assuming that all earnout profits are achieved, Applied Digital is contingently liable for additional consideration of approximately $8.8 million in 2001, $3.0 million in 2002 and $2.0 million in 2004, of which $1.0 million would be payable in cash and $12.8 million would be payable in stock.

     Applied Digital has entered into put options with the sellers of those companies in which Applied Digital acquired less than a 100% interest. These options require Applied Digital to purchase the remaining portion it does not own after periods ranging from four to five years from the dates of acquisition at amounts per share generally equal to 10% to 20% of the average annual earnings per share of the subsidiary company before income taxes for a two-year period ending on the effective date of the put multiplied by a multiple ranging from four to five. In the second quarter of 1999, Applied Digital entered into agreements to pay $3.9 million to acquire put options in certain companies owned by its subsidiary, IntelleSale.com. In addition, based upon current earnings, assuming all other put options were exercised, Applied Digital is contingently liable for an additional $6.3 million in the next two years. The contingent amounts for earnouts and put options have not been recorded as liabilities in the financial statements as it is uncertain whether the contingencies will be met.

     Applied Digital's sources of liquidity include, but are not limited to, funds from operations and funds available under the IBM Agreement. Applied Digital may be able to use additional bank borrowings, proceeds from the sale of non-core businesses, proceeds from the sale of common and preferred shares, proceeds from the exercise of stock options and warrants, and the raising of other forms of debt or equity through private placements or public offerings. Applied Digital cannot assure you, however, that these options will be available, or if available, on favorable terms. Its capital requirements depend on a variety of factors, including but not limited to, the rate of increase or decrease in its existing business base; the success, timing, and amounts of investment required to bring new products on-line; revenue growth or decline; and potential acquisitions. Applied Digital believes that it has the financial resources to meet its future business requirements for at least the next twelve months.

OUTLOOK

     Applied Digital's objective is to continue to grow each of its operating segments internally and through acquisitions, both domestically and abroad. Applied Digital's strategy has been, and continues to be, to invest in and acquire businesses that complement and add to its existing business base. Applied Digital has expanded significantly through acquisitions in the last twelve months and continues to do so. Applied Digital's financial results and cash flows are substantially dependent on not only its ability to sustain and grow its existing businesses, but to continue to grow through acquisition. Applied Digital expects to continue to pursue its acquisition strategy in 2000 and future years, but there can be no assurance that its management will be able to continue to find, acquire, finance and integrate high quality companies at attractive prices.

     Applied Digital is constantly looking for ways to maximize shareholder value. As such, Applied Digital is continually seeking operational efficiencies and synergies within each of its operating segments as well as evaluating acquisitions of businesses and customer bases which complement its operations. These strategic initiatives may include acquisitions, raising additional funds through debt or equity offerings, or the divestiture of non-core business units that are not critical to Applied Digital's long term strategy or other restructuring or rationalization of existing operations. Applied Digital will continue to review all alternatives to ensure maximum appreciation of its shareholders' investments. There can be no assurance, however, that any initiatives will be found, or if found, that they will be on terms favorable to Applied Digital.

IMPACT OF RECENTLY ISSUED ACCOUNTING STANDARDS

     In June 1998, the Financial Accounting Standards Board issued FAS 133, Accounting for Derivative Instruments and Hedging Activities, which provides a comprehensive and consistent standard for the recognition and measurement of derivatives and hedging activities. The statement is effective for fiscal years commencing after June 15, 2000 or January 1, 2001 for Applied Digital. Applied Digital does not believe that FAS 133 will have a material impact on Applied Digital's results of operations, cash flows and financial condition.

     In December 1999, the SEC issued Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements. This Staff Accounting Bulletin summarizes certain of the staff's views on applying generally accepted accounting principles to revenue recognition in financial statements. Applied Digital will be required to adopt this statement no later than the second quarter of 2000. Applied Digital has not completed the analysis to determine the impact of this statement on its consolidated financial statements; however, the impact is not expected to be material.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

     With Applied Digital's Canadian and United Kingdom subsidiaries, Applied Digital has operations and sales in various regions of the world. Additionally, Applied Digital may export and import to and from other countries. Applied Digital's operations may therefore be subject to volatility because of currency fluctuations, inflation and changes in political and economic conditions in these countries. Sales and expenses may be denominated in local currencies and may be affected as currency fluctuations affect Applied Digital's product prices and operating costs or those of its competitors.

     Applied Digital presently does not use fluctuations in interest rates, foreign exchange rates, fluctuations in commodity prices or other market risks, nor does Applied Digital invest in speculative financial instruments. Borrowings under the IBM Agreement are at the London Interbank Offered Rate which is adjusted monthly. Applied Digital's interest income is sensitive to changes in the general level of U.S. interest rates, particularly since the majority of Applied Digital's investments are in short-term investments.

     Due to the nature of Applied Digital's borrowings and its short-term investments, Applied Digital has concluded that there is no material market risk exposure and, therefore, no quantitative tabular disclosures are required.

DESTRON FEARING CORPORATION

     Destron Fearing Corporation develops, manufactures, and markets a broad line of electronic and visual identification devices for the companion animal, livestock, laboratory animal, fish and wildlife markets worldwide. Destron's radio frequency identification products consist of miniature electronic microchips, readers and injection systems. Destron holds patents on its syringe-injectable microchip, which is encased in a glass or glass-like material capsule and incorporates an antenna and a microchip with a unique permanent identification code for the animal in which it is implanted. An associated reader device uses radio frequency to interrogate the microchip and read the code. The microchip is typically injected under the skin using a hypodermic syringe, without requiring surgery. Destron's visual identification products, such as numbered ear tags, are marketed under the Fearing brand name, principally to livestock producers.

     Destron's strategy has been to position itself as the leader in the growing market for electronic animal identification. Governments and consumers have seen the need to permanently identify animals in order to, among other things, establish national rabies programs and return lost pets to their owners. Several European countries now require some form of permanent identification for cats and dogs.

     In addition to developing its implantable electronic identification device and scanner, Destron has established strategic marketing partnerships for the companion animal market. In the United States, Destron's marketing partner is Schering-Plough, which markets Destron's products in connection with its Home Again(TM) pet identification system. In Europe, Destron's marketing partners are Merial and AnimalCare Ltd., in Canada, Anitech, in Australia, AEID and, in Japan, Dainippon Pharmaceutical.

     In addition to pursuing the market for permanent identification of companion animals, Destron leverages its traditional core business of visual identification products to promote permanent electronic identification of livestock. As the size of farms has increased, automated, permanent individual identification has become a necessary tool for managing large livestock herds. Destron believes that implantable electronic identification devices will be used in an increasing number of programs to manage herds, to reduce the loss of livestock, to implement feeding programs, and to track, control and eradicate diseased livestock. The U.S. Department of Agriculture ("USDA") has given clearance for implanting of microchips in food animals, enabling Destron to market its electronic identification products to the United States livestock market. Implantation of Destron's electronic microchips was previously cleared by the U.S. Food and Drug Administration ("FDA"), subject to a determination by the USDA as to anatomical implant sites in livestock animals. The USDA has now identified four implantation sites, all in inedible tissue, where it has been demonstrated there will be minimal or no migration of the implanted device. Destron is now able to actively promote its implantable system in the United States, and anticipates that the USDA clearance will result in increased use of microchips in connection with disease control programs. Destron is currently involved in a pilot livestock identification program in the private sector and has begun working with large cattle and hog producers to develop appropriate systems for their use. In connection with the recent incidence of "mad cow disease" in Europe, permanent identification and tracking of food animals has assumed new importance in Europe.

SELECTED FINANCIAL DATA OF DESTRON

     Destron's selected statement of operations financial data for the years ended September 30, 1997, 1998 and 1999 as set forth below has been derived from the audited information included in the Destron annual report on Form 10-K for the year ended September 30, 1999. Destron's selected balance sheet financial data as of September 30, 1998 and 1999 as set forth below has been derived from the audited information included in the Destron annual report on Form 10-K filed for the year ended September 30, 1999. The selected statement of operations financial data for the years ended September 30, 1995 and 1996 has been derived from audited financial statements which do not appear in this joint proxy statement/prospectus. The selected balance sheet financial data as of September 30, 1995, 1996 and 1997 has been derived from financial statements which do not appear in this joint proxy statement/prospectus. The selected historical financial data as of and for the six months ended March 31, 1999 and 2000 are derived from unaudited financial statements included in this joint proxy statement/prospectus which, in the opinion of management, include all normal and recurring adjustments necessary to present fairly the financial position and results of operations for those periods. The operating results for the six months ended March 31, 2000 are not necessarily indicative of the operating results to be expected for the full year. The following historical financial data is only a summary and should be read in conjunction with the information contained in the reports on Form 10-K and Form 10-Q as filed by Destron and also in conjunction with the other information incorporated by reference in this document. See "Where You Can Find More Information" (pages 93 through 94).

                                                                                                  SIX MONTHS
                                                                                                    ENDED
                                                     FISCAL YEAR ENDED SEPTEMBER 30,              MARCH 31,
                                             -----------------------------------------------   ----------------
                                              1999      1998      1997      1996      1995      2000      1999
                                             -------   -------   -------   -------   -------   -------   ------
                                                                       (IN THOUSANDS)
CONSOLIDATED STATEMENT OF OPERATIONS DATA:
  Total revenue............................  $18,548   $12,601   $12,889   $10,830   $16,234   $10,798   $9,511
  Gross profit.............................    7,552     3,353     4,311     2,296     5,745     1,992    1,391
  Income (loss) from operations............    3,154    (1,980)     (772)   (3,855)      695     1,949    1,348
  Extraordinary gain.......................      472        --        --        --        --        --      472
  Net income (loss)........................    3,546    (1,980)     (772)   (3,855)      661     1,949    1,820

                                                              SEPTEMBER 30,                       MARCH 31,
                                             -----------------------------------------------   ----------------
                                              1999      1998      1997      1996      1995      2000      1999
                                             -------   -------   -------   -------   -------   -------   ------
                                                                       (IN THOUSANDS)
CONSOLIDATED BALANCE SHEET DATA:
Working capital............................  $ 5,449   $ 1,407   $ 5,566   $ 1,264   $   893   $ 7,757   $5.449
Total assets...............................   11,146    11,563    12,682    13,022    13,496    13,165   11,146
Current liabilities........................    1,929     6,170     2,923     7,038     7,111     1,754    1,929
Long-term obligations, net of current
  portion..................................      796       677     3,121     1,688       281       651      796
Shareholders' equity.......................    8,421     4,716     6,638     4,296     6,104    10,760    8,421

DESTRON'S MANAGEMENT'S DISCUSSION

RESULTS OF OPERATIONS

  Six Months Ended March 31, 2000 Compared to Six Months Ended March 31, 1999

     Net income for the second quarter of fiscal year 2000 was $1,397,000 compared to $1,581,000 in the prior year's second quarter. Last year's amount included an extraordinary gain of $472,000 related to a debt restructuring. Year-to-date net income of $1,949,000 was 45% above same period last year, excluding the $472,000 extraordinary gain. The increase in net income for the quarter and year-to-date, excluding the extraordinary gain, was primarily the result of increased sales of electronic products.

     Net sales for the quarter ended March 31, 2000 of $6,615,000 was 21% higher than the $5,449,000 reported for the comparable quarter of last year. In the second quarter of fiscal 2000, electronic product sales grew 36% compared to the same quarter last year primarily due to increased sales to the fishery markets. Visual identification product revenue decreased 2% from the comparable quarter of fiscal 1999. For the six month period, revenue was $10,798,000, or 14% above comparable fiscal 1999 revenue. The increase was due to increased electronic product sales, particularly in the fishery and European companion animal markets.

     Cost of sales was $3,814,000 for the second quarter and $6,339,000 for the six month year-to-date period, compared to $3,098,000 and $7,730,000 for the respective prior year periods. The gross profit margin for the second quarter was 42% compared to 43% for the same quarter in fiscal 1999. The fiscal 2000 year-to-date gross margin was 41% compared to 40% for the same period last year.

     Selling, general and administrative expenses for the second quarter of fiscal 2000 were $1,110,000, compared to $856,000 in the second quarter of fiscal 1999. For the six month period ended March 31, 2000, these expenses were $1,977,000, or 15% above last year's comparable period. The increase was primarily due to increased market development and investor relations expenses compared to last year. Research and development expense for the second quarter and year-to-date was $261,000 and $486,000, respectively, compared to $219,000 and $402,000 for the same periods last year. The higher research and development expense was due to increased use of outside consultants to support new product development activities.

     Interest and other of $3,000 in the second quarter of fiscal 2000 was $120,000 lower than the second quarter of fiscal 1999 due to lower interest expense resulting from lower debt levels.

     Destron derives a significant portion of its revenue from export sales. The gross profit and cash requirements of these sales do not vary materially from the requirements of its domestic sales.

  Fiscal 1999 Compared to Fiscal 1998

     Revenue in fiscal 1999 of $18,548,000 was 47% higher than fiscal 1998 revenues of $12,601,000. Sales of electronic products increased 85% to $12,496,000. Sales to the international companion pet market grew more than $2,000,000 as a result of broad acceptance of the microchip technology in the United Kingdom and legislation requiring positive identification in other countries. Sales in the fish and wildlife markets also increased more than $2,500,000 as Destron successfully introduced its new high performance microchip readers for specialized high speed data acquisition. Sales to the North American companion pet market also grew by approximately $500,000. Revenue from visual identification products was up 3% from fiscal 1998 primarily due to a favorable product mix.

     Gross profit as a percent of revenue was 41% in fiscal 1999 compared to 27% in fiscal 1998. The higher margin in fiscal 1999 resulted from a significant reduction in scrap and rework costs, relative to fiscal 1998, when significant costs were incurred to improve the operating performance of electronic readers through replacements and upgrades. In addition, the higher volumes and favorable product sales mix also contributed to the increased margin.

     Selling, general and administrative expenses decreased to $3,228,000 in fiscal 1999 compared to $3,774,000 in fiscal 1998. The reduction was primarily due to savings associated with personnel reductions and reduced legal expenses related to patent litigation.

     Research and development expenses were $802,000 in fiscal 1999 versus $1,017,000 in fiscal 1998. The lower spending in fiscal 1999 resulted primarily from reduced use of outside engineering and consulting resources.

     Interest and other expense was $368,000 in fiscal 1999 compared to $542,000 in fiscal 1998. The lower expense in fiscal 1999 was primarily due to reduced interest expense associated with the reductions in long term debt and line of credit usage.

     In the second quarter of fiscal 1999, Destron recorded an extraordinary gain of $472,000 resulting from restructuring a vendor note. In a transaction involving the sale of the note to a third party, the debt was reduced as of March 1, 1999 to $1,529,000 at 9.25% interest from $2,352,000 at 11.25%
interest. In connection with this restructuring, Destron also issued five-year warrants to the noteholder to purchase 275,000 shares of Destron common stock at $1.00 per share. Net of costs directly associated with the restructuring, the total gain on the transaction was $693,000, of which $221,000 will be recognized in the form of lower interest expense over the life of the note. All amounts outstanding under this note were paid in full in May 2000.

  Fiscal 1998 Compared to Fiscal 1997

     Revenue in fiscal 1998 of $12,601,000 was 2% lower than the $12,889,000 recorded in fiscal 1997. Overall, revenues from electronic products declined 6% in fiscal 1998 although gains occurred in sales to the United States fisheries industry and the United Kingdom companion animal market. These increases were offset by lower shipments to the European continent and to Japan. Revenue from visual identification products was up 3% from fiscal 1997 primarily because of increased unit sales.

     Gross profit as a percentage of revenue was 27% compared to 33% in the prior year. The lower margins in fiscal 1998 resulted from rework costs incurred to improve the operating performance of electronic readers through replacement and upgrades of components. Additionally, costs increased because of a program to exchange, without charge, electronic readers at certain animal shelters in the United States. The margins reported from the sale of visual identification products also declined in fiscal 1998 because of changes in the mix of products sold and lower manufacturing efficiency.

     Selling, general and administrative expenses increased to $3,774,000 in fiscal 1998 from $3,651,000 in fiscal 1997. Selling expenses increased during the year as a result of additions to the sales staff and increased domestic and international travel expense. Such increases were offset by lower general and administrative expenses resulting from reduced investor relations activities and lower legal fees, primarily related to reduced patent litigation costs.

     Research and development expenses were $1,017,000 in fiscal 1998 compared to $870,000 in the previous year. The higher spending in fiscal 1998 primarily resulted from the salaries of new personnel and increased use of outside engineering resources that were retained to develop enhanced scanning products for the United States fisheries industry.

     Interest and other expenses of $542,000 remained relatively unchanged between fiscal 1998 and 1997.

     Destron derives a significant portion of its revenue from export sales. The gross profit and cash requirements of these sales do not vary materially from the requirements of its domestic sales.

LIQUIDITY AND CAPITAL RESOURCES

     Historically, Destron has utilized financing sources such as public and private equity offerings and borrowings from financial institutions and individual investors to fund its operating activities. Destron believes that its cash on hand at March 31, 2000 and funds available under its existing credit agreement combined with funds generated by operations will provide Destron with adequate liquidity and capital resources for working capital and other cash requirements for at least the next twelve months. Also see discussion below regarding additional liquidity and cash flow considerations.

     Destron's operating activities provided net cash of $178,000 during the six months ended March 31, 2000, principally relating to net income of $1,949,000 offset by an increase in accounts receivable of $2,386,000.

     Destron's investing activities used $155,000 for the purchase of fixed assets during the six month period ended March 31, 2000. Financing activities provided net cash of $28,000 during the same period. The funds were provided by the exercise of stock options and were used primarily to reduce long term debt obligations.

     As of March 31, 2000, Destron had net working capital of $7,757,000, compared to $5,449,000 at September 30, 1999. Destron's balance sheet as of March 31, 2000 reflected a current ratio of 5.4 to 1.

     Destron has a $3,000,000 revolving credit facility with Coast Business Credit, a division of Southern Pacific Thrift and Loan Association of Los Angeles, California. The credit facility is secured by all of Destron's receivables, inventories, investment property, equipment and general intangibles, as defined in the credit agreement. Borrowings under the facility are payable on demand and are limited to a portion of eligible accounts receivable and inventories, as defined in a borrowing formula in the agreement. The agreement has been renewed through June 30, 2001, with provisions for extension of the maturity date. Interest on the credit facility is paid monthly at a rate equal to the greater of 8% per annum or prime plus 1 3/4%. At March 31, 2000, Destron had no outstanding borrowings under the facility and had a maximum availability under the borrowing formula of $3,000,000.

     In June 1997, Destron completed an agreement with a vendor whereby $4,290,000 of a trade payable was converted into a promissory note. In March 1999, the note was restructured, with a $472,000 extraordinary gain recorded in the second quarter of fiscal 1999. In May 1999, Destron made a one-time payment of $600,000 to further accelerate payment of the note. All amounts outstanding under this note were paid in full in May 2000.

YEAR 2000

     Destron evaluated the Year 2000 preparedness of its customers, suppliers and service providers by soliciting representations and assurances from such third parties. Through the date of this joint proxy statement/prospectus, Destron has not experienced any significant difficulties with these third parties. However, if these parties to experience future Year 2000 compliance issues, Destron's business, financial condition and results of operations could be adversely affected. With regard to its manufactured electronic products, Destron continues to believe that its embedded technologies are Year 2000 compliant.

     Destron has prepared contingency plans to address any remaining exposures to Year 2000 matters. There can be no assurance that these plans will successfully mitigate any residual Year 2000 risks.

DIGITAL ANGEL.NET INC.

     In December 1999, Applied Digital announced that it had acquired the patent rights to a miniature digital transceiver -- which it has named Digital
Angel -- implantable within the body. While still in the development stage, Applied Digital believes this technology may be available for a variety of purposes, such as providing a tamper-proof means of identification for enhanced e-commerce security, locating lost or missing individuals, tracking the location of valuable property and pets, and monitoring the medical conditions of at-risk patients. It is anticipated that the implantable device will send and receive data and would be able to use GPS (Global Positioning Satellite) technology for continuous tracking.

     The proposed merger of Digital Angel and Destron will result in Destron becoming a subsidiary of Applied Digital operating under the "Digital Angel.Net Inc." name.

     The combined company will be engaged in the business of developing and marketing electronic devices for the identification and tracking of animate and inanimate objects and the associated collection, processing, storage and retrieval of related information using wireline and wireless transmission technologies.

                     MARKET PRICE AND DIVIDEND INFORMATION

MARKET PRICES

     Applied Digital common stock is listed on The Nasdaq National Market under the symbol "ADSX." Destron common stock trades on The Nasdaq SmallCap Market under the symbol "DFCO." The following table shows, for the periods indicated, the high and low sales prices per share for Applied Digital and Destron common stock based on published financial sources.

                                                              APPLIED DIGITAL       DESTRON
                                                              ----------------   --------------
                                                               HIGH      LOW      HIGH     LOW
                                                              -------   ------   ------   -----
1998
  First Quarter.............................................  $ 5.50    $4.03    $ 1.94   $1.56
  Second Quarter............................................    4.88     3.13      2.00    1.31
  Third Quarter.............................................    3.50     1.56      1.69    0.63
  Fourth Quarter............................................    5.50     1.53      1.25    0.56
1999
  First Quarter.............................................    4.19     2.00      1.25    0.63
  Second Quarter............................................    3.50     2.00      1.75    0.75
  Third Quarter.............................................    3.38     1.69      3.13    1.31
  Fourth Quarter............................................   16.00     1.63      2.97    1.88
2000
  First Quarter.............................................   18.00     7.00     15.00    2.28
  Second Quarter (through May 30, 2000).....................   10.25     3.19      6.25    3.06

     As of April 10, 2000, there were approximately 46,513 beneficial owners of Applied Digital common stock, including 1,544 holders of record. As of May 30, 2000, there were approximately 3,175 beneficial owners of Destron common stock, including 296 holders of record.

     The following table presents trading information for Applied Digital and Destron common stock on The Nasdaq National Market and The Nasdaq SmallCap Market, respectively, on April 24, 2000 (the last full day of trading prior to the announcement of the definitive agreement of the merger) and May 30, 2000 (the last practicable trading day for which information was available prior to the date of this joint proxy statement/prospectus). Because the market price of Applied Digital common stock that Destron stockholders will receive in the merger may increase or decrease prior to and following the completion of the merger, we urge you to obtain current market quotations.

                                                              APRIL 24, 2000     MAY 30, 2000
                                                              ---------------   ---------------
                                                               HIGH     LOW      HIGH     LOW
                                                              ------   ------   ------   ------
Applied Digital.............................................  $ 6.28   $ 5.38   $ 3.78   $ 3.19
Destron.....................................................    4.69     4.06     4.56     4.19

DIVIDENDS

     Applied Digital has never paid cash dividends on Applied Digital common stock. Destron has never paid cash dividends on Destron common stock. The decision whether to apply legally available funds to the payment of dividends on Applied Digital common stock will be made by the Applied Digital board of directors from time to time in the exercise of its business judgment. The IBM Agreement contains restrictions on the ability of Applied Digital to declare and pay dividends.

                                   THE MERGER

     The following discussion describes the more important aspects of the merger and the material terms of the merger agreement, as amended. This description is qualified in its entirety by reference to the merger agreement, as amended. We encourage you to read carefully the merger agreement, as amended, in its entirety, a copy of which is attached as Annex A.

BACKGROUND OF THE MERGER

     As a regular part of its business plan, Applied Digital has looked to acquisitions as an important element of its growth strategy. Applied Digital regularly receives unsolicited acquisition opportunities. During the third week of January 2000, Richard Sullivan, Chairman and Chief Executive Officer of Applied Digital, received a call from a shareholder of Destron to determine whether Applied Digital would be interested in combining Applied Digital's subsidiary Digital Angel with Destron. Applied Digital began reviewing public filings and other public information concerning Destron.

     During the last week of January 2000, Mr. Sullivan called Randolph Geissler, President and Chief Executive Officer of Destron. On January 26, 2000, Applied Digital sent an offer to Destron. On January 28, 2000, Messrs. Sullivan and Geissler discussed the offer. Mr. Geissler indicated that Destron was not interested in the offer outlined in the January 26 letter but would like to continue discussions regarding product commercialization.

     During the second week of February 2000, Mr. Sullivan called Mr. Geissler to reiterate Applied Digital's continued interest in Destron. On February 11, 2000, the board of directors of Destron met and Applied Digital's January 26 offer was discussed. On February 14, 2000, Mr. Geissler called Mr. Sullivan to convey that the Destron board was not interested in Applied Digital's January 26 offer. On February 17, 2000, Mr. Sullivan called Dennis McCarthy of Roth Capital Partners, Inc., a financial advisor to Destron, to state that Applied Digital was willing to increase its offer for Destron. On February 24, 2000, Mr. Geissler spoke with Mr. Sullivan about the terms of the new offer.

     On March 1, 2000, Mr. Sullivan traveled to South St. Paul to meet with the board of directors of Destron. On the evening of March 1, Mr. Sullivan met with Mr. Geissler, Thomas Patin, a director of Destron, and Dennis McCarthy of Roth Capital Partners, Inc. On March 2, 2000, Mr. Sullivan presented Applied Digital's offer to the board of directors of Destron. A subcommittee of the Destron board was appointed to negotiate the terms of the letter of intent. On March 2 and 3, Richard Hoel of Winthrop & Weinstine, P.A., counsel to Destron, and David Beckett, General Counsel of Applied Digital, negotiated the final terms of the letter of intent. The letter of intent, together with a confidentiality agreement, were signed on March 3, 2000.

     Beginning March 14, 2000 and continuing until the signing of the merger agreement, Applied Digital and Destron, together with their respective advisors, began to review each other's businesses, strategies and documentation produced in response to due diligence inquiries.

     On March 24, 2000, a draft merger agreement and other draft transaction documents were distributed by Akerman, Senterfitt & Eidson, P.A., counsel to Applied Digital. Applied Digital and Destron, together with their respective advisors, began to negotiate the terms of the definitive merger agreement and other transaction documents. During this period until the signing of the merger agreement, Applied Digital and Destron, together with their respective advisors, held discussions regarding the various issues raised by the drafts of the merger agreement and related documents.

     On April 24, 2000, the Applied Digital board and the Destron board met separately to consider the proposed business combination between the two companies. At the Destron board meeting, Roth Capital Partners, Inc. and AgriCapital Securities, Inc., the financial advisors to Destron, delivered their written opinion to the board that, as of such date and based on and subject to the assumptions, limitations and qualifications in such opinion, the consideration to be received by the holders of Destron common stock was fair, from a financial point of view, to such stockholders. Following a discussion of the terms of the merger agreement and related documents, Applied Digital's and Destron's board of directors separately approved the merger and all of the related transactions and documents. Applied Digital then executed the merger documents in Palm Beach, Florida and Destron executed the merger documents in South St. Paul, Minnesota, and the two companies issued a joint press release announcing the signing.

     Due to market volatility and a decrease in the market price of the common stock of both companies, the managements of Applied Digital and Destron discussed amending the merger agreement. In particular, management of both companies wanted to renegotiate the exchange ratio since the stock prices of both companies had declined below levels anticipated at the time of the entering into the merger agreement. The companies' managements agreed upon a fixed exchange ratio of 1.5 shares of Applied Digital common stock for each share of Destron common stock. In addition, they agreed to remove the mutual right to terminate the merger agreement for certain increases or decreases in the market prices of Applied Digital common stock.

     On May 24, 2000, the Destron board of directors met to consider proposed amendments to the merger agreement. At the meeting, Roth Capital Partners, Inc. and AgriCapital Securities delivered a supplement to their prior written opinion. The supplemented opinion considered the fixed 1.5 exchange ratio and provided that, as of such date and based on and subject to the assumptions and limitations set forth in the supplemented opinion, the consideration to be received by the holders of Destron common stock was fair, from a financial point of view, to such stockholders. Following a discussion of the terms of the proposed amendments, the Destron board agreed to the amendments provided that certain limitations be placed on Applied Digital's ability to enter into agreements to acquire other companies pending the earlier to occur of the completion of the merger or the termination of the merger agreement. The Applied Digital management then agreed to the proposed amendments, including the limitations on Applied Digital's ability to enter certain acquisition agreements.

     On May 25, 2000, the Applied Digital board of directors met to consider the proposed amendments. Following a discussion of the terms of the proposed amendments to the merger agreement, the Applied Digital board approved the amendments to the merger agreement. Applied Digital then signed the amendment to the merger agreement in Palm Beach, Florida and Destron signed the amendment in South St. Paul, Minnesota later on May 25, 2000. A joint press release was issued the next day announcing the amendment.

RECOMMENDATION OF THE APPLIED DIGITAL BOARD OF DIRECTORS; REASONS OF APPLIED DIGITAL FOR THE MERGER

     THE APPLIED DIGITAL BOARD OF DIRECTORS HAS DETERMINED THAT THE MERGER IS FAIR TO, AND IN THE BEST INTERESTS OF, APPLIED DIGITAL AND ITS SHAREHOLDERS AND HAS APPROVED THE MERGER AGREEMENT, AS AMENDED, AND THE PROPOSAL TO ISSUE SHARES OF APPLIED DIGITAL COMMON STOCK IN CONNECTION WITH THE MERGER, AND THE PROPOSAL TO AMEND THE APPLIED DIGITAL SECOND RESTATED ARTICLES OF INCORPORATION. ACCORDINGLY, THE APPLIED DIGITAL BOARD OF DIRECTORS RECOMMENDS THAT APPLIED DIGITAL SHAREHOLDERS VOTE FOR THESE PROPOSALS.

     The foregoing discussion of the factors considered by Applied Digital's board of directors is not intended to be exhaustive, but is believed to include all material factors considered by the Applied Digital board of directors. In reaching its decision to approve the merger, Applied Digital's board of directors did not quantify or assign any relative weights to the factors considered, and individual directors may have given different weights to different factors.

     The board of directors of Applied Digital concluded that the merger and the issuance of Applied Digital common stock in the merger are in the best interests of Applied Digital and its shareholders, and determined to recommend that the shareholders approve the issuance of Applied Digital common stock in the merger. This decision was based upon several potential benefits of the merger that Applied Digital's board believes will contribute to the success of the combination of Digital Angel and Destron. These potential benefits include:

     - the acceleration of the opportunities of the Digital Angel technology through the combination with
       Destron, with its current products it offers, establishing a company with stronger capabilities;

     - the combination of Digital Angel and Destron, with its injectable microchip technology and its current products in the animal identification markets, will provide broader product offerings for the combined company;

     - the complementary nature of each company's product offerings as an extension of the offerings of the other company;

     - increased distribution channels for Applied Digital's products and services through Destron's distribution partners;

     - increased distribution channels for Destron's products and services through Applied Digital's base of customers;

     - increased product diversification and penetration of each company's customer base;

     - Destron's position in its market;

     - similarities in corporate culture;

     - the opportunity for expanded research and development of the combined product offerings, including potential new product offerings; and

     - an increase in the size of Applied Digital's market.

     Applied Digital's board reviewed a number of factors in evaluating the merger including, but not limited to, the following:

     - information concerning Destron's business, financial performance and condition, operations, technology, intellectual property and management;

     - information concerning the financial condition, results of operations and businesses of Applied Digital and Destron before and after giving effect to the merger;

     - current financial market conditions and historical market prices, volatility and trading information with respect to Applied Digital common stock and Destron common stock;

     - the belief that the terms of the merger agreement, as amended, and related agreements are reasonable;

     - the impact of the merger on the customers and employees of Applied Digital and the combined company;

     - Applied Digital's management's view as to the integration of Destron; and

     - results of the due diligence investigation conducted by Applied Digital's management, accountants and legal counsel.

     Applied Digital's board also considered the terms of the merger agreement regarding Destron's rights and limits on its ability to consider and negotiate other strategic transaction proposals, as well as the provision regarding termination fees. In addition, it was noted to Applied Digital's board that the merger is expected to be a tax-free transaction and accounted for under the purchase method of accounting, meaning that significant goodwill and intangible assets are expected to be created on the books of the combined company as a result of the merger.

     The Applied Digital board also identified and considered a number of potentially negative factors in the deliberations concerning the merger, including the following:

     - the risk that the potential benefits of the merger may not be realized;

     - the risk that the consideration to be paid by Applied Digital to acquire Destron may exceed the amount of consideration justified based upon the current earnings level of Destron or based upon the future performance of Destron;

     - the risk that the market price of Applied Digital's common stock may be adversely affected by the public announcement of the merger;

     - the risk that the merger may not be consummated, notwithstanding the voting agreements obtained from holders representing beneficial ownership of approximately 6.25% of Destron's outstanding common stock;

     - the risk of management and employee disruption associated with the merger, including the risk that despite the efforts of the combined company, key technical, sales and management personnel might not remain employed by the combined company;

     - the challenges of integrating Digital Angel's technology with Destron's and the related challenges; and

     - other applicable risks described in this joint proxy statement/prospectus under "Risk Factors."

     Applied Digital's board concluded, however, that, on balance, the merger's potential benefits to Applied Digital and its shareholders outweighed the associated risks.

RECOMMENDATION OF THE DESTRON BOARD OF DIRECTORS; REASONS OF DESTRON FOR THE MERGER

     THE DESTRON BOARD OF DIRECTORS HAS DETERMINED THAT THE MERGER IS FAIR TO, AND IN THE BEST INTERESTS OF, DESTRON AND ITS STOCKHOLDERS AND HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT, AS AMENDED. ACCORDINGLY, THE DESTRON BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT DESTRON STOCKHOLDERS VOTE FOR THE APPROVAL OF THE MERGER.

     The Destron board of directors has determined that the merger is fair too, and in the best interests of, Destron and its stockholders from a financial point of view. The determination of the Destron board of directors is based upon its consideration of a number of factors. The following list includes the material factors the Destron board of directors considered in its evaluation of the merger:

     - Its conclusion that the merger would result in the creation of a combined company with significantly greater resources, a more integrated and cohesive product offering, greater geographic presence and capability, and greater sales and marketing capability than those of Destron alone.

     - The merger would result in a combined company that would be able to compete more effectively in the marketplace with greater resources and a broader product offerings than Destron alone.

     - Its conclusion that Destron and Digital Angel principally have complementary rather than competing product offerings in the injectable microchip and animal identification markets and that the combined companies will provide a broader product offering for Destron's customers.

     - Its conclusion that the combination of Digital Angel and Destron will significantly improve the purchasing power of the combined company as compared to either company standing alone, which the Destron board of directors believes it would result in reduced costs.

     - The board's conclusion that the management team of the combined company will have greater depth of knowledge of the injectable microchip and animal identification industries and more business experience than that of either company standing alone.

     - Its conclusion that the merger will provide Destron with the potential to expand the market presence of its products globally through a larger combined sales force and geographically more extensive sales and distribution channels.

     - Its conclusion that the Destron shareholders will have the opportunity to participate in the potential growth of Applied Digital after the merger.

     In arriving at its unanimous decision to approve the merger agreement, as amended, the Destron board of directors considering a number of additional factors, including (i) information concerning Destron's and Digital Angel's respective businesses, technologies, operations and products, including possible future product releases, competitive positions and business prospects, (ii) the complementary nature of Destron's and Digital Angel's product lines and technologies, (iii) the complementary locations of Destron's and Digital Angel's respective facilities, (iv) an analysis of the relative contributions that Destron's and Digital Angel's respective products and technologies could make to the future business prospects of the combined company, (v) reports from management and legal and accounting advisors on the specific terms of the relevant agreements, including the merger agreement, as amended, and other matters, (vi) Destron's and Applied Digital's historical financial information and the results of operations and estimated future results, as well as current financial market conditions and historical market prices, trading information for Destron common stock and Applied Digital common stock, and the consideration to be received by Destron stockholders in the merger, (vii) the technical marketing knowledge of management of Applied Digital and Digital Angel, and (viii) the ability of Destron stockholders to participate, through continued ownership of Applied Digital common stock, in the enhanced prospects of the combined companies. The Destron board of directors also considered the financial and other analyses presented by Roth Capital Partners, Inc. and AgriCapital Securities, Inc., including the oral opinion of Roth Capital Partners, Inc. and AgriCapital Securities, Inc., subsequently confirmed in writing, that the consideration to be received by Destron's stockholders in the merger was fair from a financial point of view as of the date of such opinion.

     The Destron board of directors over a period of time evaluated the likelihood of realizing superior benefits through alternative business strategies, which included evaluations of Destron's business and financial prospects if it were to continue as an independent company. In this connection, the Destron Board of Directors considered a number of factors, including market growth, ongoing industry consolidation, the anticipated emergence of new products and technologies, Destron's internal product development strategies, the ability of Destron to access new customers and markets, and the fit of Destron's technologies and product lines with those of Digital Angel. The Destron board of directors believes that the technologies, product lines and the fundamental business and operating strategies of Destron and Applied Digital are complementary and consistent, that Destron and Applied Digital together can provide a greater range of products and superior market coverage compared to Destron standing alone, and that a combination of Destron and Digital Angel provides a greater potential for enhanced stockholder value than does the continuation of Destron's operations in their present form. Because the consideration to be received in the merger consists of Applied Digital common stock and not cash or other non-equity consideration, the merger will offer the shareholders of Destron the opportunity to continue to participate in the growth and appreciation of the business conducted by Destron and Applied Digital.

     The Destron board of directors also considered the following:

     - The risk that the benefits sought in the merger would not be obtained;

     - The risk that the merger would not be consummated;

     - The effect of the public announcement of the merger on Destron's sales, customer relations, operating results and the ability to retain employees and on the trading price of Destron common stock;

     - The substantial management time and effort that will be required to consummate the merger and integrate the operations of the two companies;

     - The effect of the merger on Destron and Digital Angel personnel; and

     - Other risks, including those described under "Risk Factors."

     In the judgment of the Destron board of directors, the potential benefits of the merger clearly outweighed the risks inherent in the transaction.

     The foregoing discussion of the information and factors considered by the Destron board of directors is not intended to be exhaustive but is believed to include the material factors considered by the Destron board of directors. In view of the wide variety of factors and the amount of information considered, the Destron board of directors does not find it practical to and did not quantify, rank or otherwise assign relative weights to the specific factors it considered in reaching its decision. The determination was made after consideration of all of the factors and information taken as a whole.

OPINION OF ROTH CAPITAL PARTNERS, INC. AND AGRICAPITAL SECURITIES, INC.

     Destron engaged Roth Capital Partners, Inc. and AgriCapital Securities, Inc., its advisors, to render an opinion as to the fairness from a financial point of view to Destron stockholders of the merger with Applied Digital. Roth and AgriCapital were selected by the Destron board based on their qualifications and expertise. Roth and AgriCapital rendered the opinion on May 24, 2000 to the Destron board that based on the qualifications and limitations set forth in the opinion, the merger is fair to the Destron stockholders from a financial point of view. No limitations were placed on Roth and AgriCapital by the Destron board with respect to the investigation made or the procedures followed in preparing and rendering its opinion.

     THE FULL TEXT OF THE OPINION OF ROTH AND AGRICAPITAL IS ATTACHED AS ANNEX B TO THIS JOINT PROXY STATEMENT/PROSPECTUS AND IS INCORPORATED IN THIS JOINT PROXY STATEMENT/PROSPECTUS BY REFERENCE. DESTRON STOCKHOLDERS ARE URGED TO READ THE OPINION IN ITS ENTIRETY FOR THE ASSUMPTIONS MADE, PROCEDURES FOLLOWED, OTHER MATTERS CONSIDERED AND LIMITS OF THE REVIEW BY ROTH AND AGRICAPITAL. THE DISCUSSION OF THE OPINION OF ROTH AND AGRICAPITAL SET FORTH IN THIS JOINT PROXY STATEMENT/PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCES TO THE FULL TEXT OF ROTH AND AGRICAPITAL'S OPINION. ROTH'S AND AGRICAPITAL'S OPINION WAS PREPARED FOR THE DESTRON BOARD OF DIRECTORS AND IS DIRECTED ONLY TO THE FAIRNESS, FROM A FINANCIAL POINT OF VIEW, TO DESTRON STOCKHOLDERS OF THE MERGER UNDER THE MERGER AGREEMENT AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY DESTRON STOCKHOLDER AS TO HOW TO VOTE AT THE DESTRON STOCKHOLDERS' MEETING.

     In its review of the merger, and in arriving at its opinion, Roth and AgriCapital, among other things, reviewed and analyzed:

     1. The specific terms of the merger, as embodied by the merger agreement, as amended;

     2. Publicly available information relating to Destron and Applied Digital;

     3. Financial and operating information with respect to the business, operations and prospects of Destron furnished to Roth and AgriCapital by Destron;

     4. Financial and operating information with respect to the business, operations and prospects of Applied Digital furnished to Roth and AgriCapital by Applied Digital;

     5. Trading history of Destron common stock and Applied Digital common stock;

     6. A comparison of the historical financial results and the present financial condition of Destron with other publicly-traded companies that Roth and AgriCapital deemed relevant;

     7. A comparison of the financial terms of the merger with the financial terms of other merger and acquisition transactions that Roth and AgriCapital deemed relevant; and

     8. A comparison of the historical financial results and the present financial condition of Applied Digital with other publicly-traded companies that the advisors deemed relevant.

     Roth and AgriCapital did not assume responsibility for independent verification of any of the information concerning Destron or Applied Digital considered in connection with their review of the merger and, for purposes of its opinion, Roth and AgriCapital assumed and relied upon the accuracy and completeness of all such information. Roth and AgriCapital assumed that there has been no material change in Destron's or Applied Digital's assets, financial condition, results of operations, business or prospects since the date of its last financial statements. Roth and AgriCapital relied on advice of counsel and independent accountants of Destron as to all legal and financial reporting matters with respect to Destron, the merger and the merger agreement, as amended. Roth and AgriCapital assumed that the merger will be consummated in a manner that complies in all respects with the applicable provisions of the Securities Act of 1933, the Securities Exchange Act of 1934, and all other applicable federal and state statutes, rules and regulations. In connection with its opinion, Roth and AgriCapital did not prepare or obtain any independent evaluation or appraisal of any of the assets or liabilities of Destron or Applied Digital, nor did they conduct a physical inspection of the properties and facilities of Destron or Applied Digital. With respect to the financial forecasts and projections used in their analysis, Roth and AgriCapital assumed that they reflected the best currently available estimates and judgments of the expected future financial performance. For the purposes of its opinion, Roth and

AgriCapital also assumed that Destron and Applied Digital were not a party to any pending transactions, including external financings, recapitalizations or merger discussions, other than the merger and those in the ordinary course of conducting their business. Roth's and AgriCapital's opinion is necessarily based upon market, economic, financial and other conditions as they existed and can be evaluated as of the date of the opinion.

     The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. The summary of Roth and AgriCapital analyses set forth below does not purport to be a complete description of the presentation by Roth and AgriCapital to the Destron board. In arriving at its opinion, Roth and AgriCapital did not attribute any particular weight to any analysis or factor considered by them but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Roth and AgriCapital believe that their analyses and the summary set forth below must be considered as a whole, and that selecting portions of their analyses without considering all factors and analyses could create an incomplete view of the processes underlying the analyses set forth in the Roth and AgriCapital presentation to the Destron board and Roth's and AgriCapital's opinion. In performing the analyses, Roth and AgriCapital made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Destron and Applied Digital. The analyses performed by Roth and AgriCapital and summarized below are not necessarily indicative of actual values or actual future results that may be significantly more or less favorable than suggested by those analyses. Additionally, analyses relating to the values of the businesses do not purport to be appraisals or to reflect the prices at which businesses actually may be acquired.

     Roth and AgriCapital addressed two issues in its fairness analysis. The first issue was whether the value offered in the merger is fair. The analysis uses a range of potential values upon closing, given current market conditions and expectations. Given that the value received by Destron stockholders was in the form of Applied Digital common stock, the second issue was whether Applied Digital common stock was trading at a reasonable price range.

     The following is a brief summary of selected financial analyses performed by Roth and AgriCapital in connection with providing its opinion to the Destron board on April 24, 2000.

     Discounted Cash Flow Analysis: Roth and AgriCapital performed a discounted cash flow analysis for Destron and Applied Digital using projected financial performance for fiscal 2000 through fiscal 2009 derived from projections prepared by Destron and Applied Digital management, respectively. The analysis aggregated

     (1) The present value of the projected free cash flow through 2009; and

     (2) The present value of a terminal value in the fiscal year 2010.

     A terminal value is the hypothetical value of selling the enterprise in its entirety at some future date. The terminal values for Destron and Applied Digital were determined by applying multiples of 6 and 8 times Destron's and Applied Digital's estimated after tax operating cash flow ("ATOCF") in fiscal 2009. The multiple used for determination of the terminal value is based on a formula related to the final year's growth rate. Therefore, the multiple used for Destron of 6 times is less than the multiple used for Applied Digital as Destron's projected growth rate was lower than was that for Applied Digital. Destron's ATOCF stream and terminal value were discounted to present values using a range of discount rates from 17% to 25%. Applied Digital's ATOCF stream and terminal value were discounted to present values using discount rates of l7%. The discount rate is related to the estimated cost of capital to the company which is influenced by several factors including the size of the company. The discount rate range used for Destron is greater than the discount rate of 17% used for Applied Digital primarily as a result of the difference in size of the companies. The discounted cash flow value was calculated for the enterprise value and then further adjusted for company cash and debt to reflect the equity value. The discounted cash flow equity value for Destron ranged from $4.03 per share to $6.14 per share and for Applied Digital was $6.63 per share. The value range of Destron estimated by this method was within or below the per share range anticipated at closing and supported the fairness of the merger. Similarly, the value of Applied Digital estimated by this method was at or above the trading value of Applied Digital and further supported the fairness of the merger.

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     Analysis of Publicly Traded Comparable Companies:  Roth and AgriCapital
compared selected historical financial information of Destron to publicly-traded companies Roth and AgriCapital deemed to be comparable to Destron. Roth and AgriCapital examined eight companies. These companies consisted of:

     1. Heska Corporation,

     2. Identix Incorporated,

     3. Idexx Laboratories, Inc.,

     4. Neogen Corporation,

     5. Printrak International Inc.,

     6. Sensormatic Electronics Corporation,

     7. Synbiotics Corporation, and

     8. Viisage Technology Inc.

     Each of these companies is a publicly-traded company in animal products or electronic security/tracking devices. Comparing the range of potential values with the share price of the eight companies as of May 23, 2000, using several standard comparative measures, reveals that Destron's measures are at or above the median of the eight companies. The ratios highlighted include (i) a net income multiple using the companies' equity value which is the value of the total shares outstanding times the recent share price and (ii) revenue and operating income multiples using the companies' enterprise value which is the equity value plus the companies' debt outstanding less cash on the balance sheet. The multiples measured each company's equity value or enterprise value in relation to each company's revenues, operating income and net income for the twelve month period ended just prior to the date of the analysis. In the enterprise value comparisons, Roth and AgriCapital noted the median multiple of latest twelve months revenue for the publicly-traded companies was 1.3, compared to Destron's multiple of 2.9 and 4.3 at a potential closing price of $4 and $6 per share, respectively. The median multiple of latest twelve months operating income for the publicly-traded companies was 13.3, compared to Destron's multiple of 14.7 and 22.1 at a potential closing price of $4 and $6 per share, respectively. In the equity value comparison, Roth and AgriCapital noted the median multiple of latest twelve months net income was 20.2, compared to Destron's multiple of 23.3 and 35.0 on a fully taxed basis at a potential closing price of $4 and $6 per share, respectively. As a whole, this analysis suggests that the potential closing share prices are above, and in some cases well above, the median multiples of the comparable companies and are, therefore, relatively favorable to Destron.

     Precedent Transaction Analysis: Roth and AgriCapital compared the merger with selected merger and acquisition transactions in the electronic products and healthcare services industries from 1998 to the date of the opinion with a transaction value of $30 million or more and focused on 21 transactions. These transactions involved the acquisition of:

     1. Access Health, Inc.,

     2. Altron Incorporated,

     3. AMP Incorporated,

     4. Benchmarq Microelectronics, Inc,

     5. Berg Electronics Corp.,

     6. Continental Circuits Corp.,

     7. Corcom, Inc.

     8. International Manufacturing Services, Inc.,

     9. LBMS,

     10. Level One Communications, Incorporated,
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

     11. Oak Industries Inc.,

     12. Optek Technology, Inc.,

     13. Physician Reliance Network, Inc.,

     14. Sheridan Healthcare, Inc.,

     15. Sigma Circuits, Inc.,

     16. Smart Modular Technologies, Inc.,

     17. Unitrode Corporation,

     18. Varian Semiconductor Equipment Associates, Inc.,

     19. Vitalink Pharmacy Services, Inc.,

     20. VLSI Technology, Inc., and

     21. Yurie Systems, Inc.

     Comparing the value of Destron's potential closing prices of $4 and $6 per share with the acquisition values realized in the transactions listed, using several standard comparative measures, reveals that Destron's multiples are at or above the median multiples of the 21 transactions. The ratios highlighted include (i) a net income multiple using the companies' equity value which is the value of the total shares outstanding times the recent share price and (ii) revenue and operating income multiples using each company's enterprise value which is the equity value plus the company's debt outstanding less cash on the balance sheet. The multiples measured the equity value or enterprise value in relation to each company's revenues, operating income and net income for the twelve month period ended just prior to the date of the transaction. In the enterprise value comparisons, Roth and AgriCapital noted the median multiple of latest twelve months revenue for the publicly-traded companies was 2.0, compared to Destron's multiple of 2.9 and 4.3 at the potential closing prices of $4 and $6 per share, respectively. The median multiple of latest twelve months operating income for the publicly-traded companies was 14.5, compared to Destron's multiple of 14.7 and 22.1 at the potential closing prices of $4 and $6 per share, respectively. In the equity value comparison, Roth and AgriCapital noted the median multiple of latest twelve months net income was 23.1, compared to Destron's multiple of 23.3 and 35.0 on a fully taxed basis at the potential closing prices of $4 and $6 per share, respectively. As a whole, this analysis suggests that the potential closing prices of $4 and $6 per share are above, and in some cases well above, the median multiples of the comparable companies and are, therefore, relatively favorable to Destron.

     Valuation of Components: Roth and AgriCapital estimated a value of Applied Digital based on the valuation of several major components of its business. The components were (i) computer, telephony and internet integration business, (ii) the Intellesale business, and (iii) the non-core assets. The value of the non-core assets was estimated to be the net asset value. The value of the other two components was estimated based on the median multiples of revenue of publicly-traded companies which were deemed comparable to the two businesses. Roth and AgriCapital examined 21 companies. These companies were as follows:

     1. Braun Consulting, Inc.,

     2. Breakaway Solutions, Inc.,

     3. Cambridge Technology Partners (Massachusetts), Inc.,

     4. Complete Business Solutions, Inc.,

     5. Convergent Communications, Inc.,

     6. Diamond Technology Partners Incorporated,

     7. Egghead.com, Inc.,

     8. Elcom International, Inc.,

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

     9. ELoyalty Corporation,

     10. En Pointe Technologies, Inc.,

     11. iGATE Capital Corporation,

     12. IXL Enterprises, Inc.,

     13. marchFIRST, Inc.,

     14. Net2Phone, Inc.,

     15. Predictive Systems, Inc.,

     16. QRS Corporation,

     17. Razorfish, Inc.,

     18. Renaissance Worldwide, Inc.,

     19. Sapient Corporation,

     20. Syntel, Inc., and

     21. Viant Corporation.

     No company or transaction used in the above analyses is identical to the businesses of Applied Digital or this transaction. Accordingly, the calculation of an enterprise value and equity value was an approximation based on the process employed and the valuation of the comparable companies as of May 23, 2000. The median revenue multiple for the comparable companies in the computer, telephony and internet integration business was 3.8 times the latest twelve months revenue for Applied Digital's business unit of $130 million. The median revenue multiple for the comparable companies in the computer products business was 0.2 times the latest twelve months revenue for Applied Digital's business unit of $176.7 million. The net asset value of the non-core assets was $28 million. The resulting enterprise value was approximately $549 million or an equity value per share of $9.70. This suggests that the value of Applied Digital's common stock at a level as high as $9.70 is supported by the median range of comparable companies. The trading price of Applied Digital was below this level.

     The foregoing discussion of Roth's and AgriCapital's opinion is qualified in its entirety by reference to the full text of such opinion which is attached as Annex B to this joint proxy statement/prospectus.

     Roth and AgriCapital, as part of their investment banking services, are regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, strategic transactions, negotiated underwritings, private placements and valuations for corporate and other purposes.

     Destron has agreed to pay Roth and AgriCapital a total fee of $1,000,000 upon the completion of the merger and a fairness opinion fee of $100,000 in connection with the delivery of their fairness opinion. Destron also has agreed to reimburse Roth and Agricapital for their reasonable out-of-pocket expenses and to indemnify Roth and AgriCapital, including against liabilities under the federal securities laws or relating to or arising out of Roth and AgriCapital's engagement.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     In considering the recommendations of the boards of directors of Applied Digital and Destron regarding approval of the proposals to issue the shares of Applied Digital common stock pursuant to the merger agreement, as amended, to increase the number of authorized shares of Applied Digital common stock and to approve and adopt the merger agreement, as amended, Applied Digital shareholders and Destron stockholders should be aware of interests that some of the officers and directors of Applied Digital and Destron have in the merger that may be different from your and their interests as Applied Digital shareholders and Destron stockholders generally. The boards of directors have recognized such interests and have determined that such interests neither supported nor detracted from the fairness of the merger to Applied Digital shareholders and

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

Destron stockholders. No members of the Destron board of directors are expected to become members of the Applied Digital board of directors.

     Interests in Common Stock. As of May 30, 2000 the executive officers and directors of Destron beneficially owned an aggregate of 1,563,845 shares of Destron common stock, which will be treated in the same manner as shares of Destron common stock held by other stockholders.

     Stock Options. As of the record date, approximately 840,500 shares of Destron common stock were subject to options granted to executive officers and directors under Destron's equity based compensation plans and an additional 105,000 shares of Destron common stock were subject to options granted to directors outside Destron's plans. As of such date, approximately 65% of all Destron stock options were held by directors and executive officers of Destron. Under the terms of the Destron option plans, all such stock options are subject to accelerated vesting upon a change of control of Destron and will therefore become immediately exercisable at the effective time of the merger. All outstanding options to purchase Destron common stock under such plans will be assumed by Applied Digital and will become options to purchase Applied Digital common stock, with appropriate adjustments to be made to the number of shares and the per share exercise price under such options based on the exchange ratio.

     Indemnification. Pursuant to the merger agreement, as amended, Applied Digital has agreed to maintain for directors and officers the indemnification provisions contained in Destron's certificate of incorporation and bylaws. For further details regarding these arrangements, see "The Merger Agreement -- Indemnification."

     Employment Agreements. At the effective time of the merger, Digital Angel will enter into an employment agreement with Randolph K. Geissler, the current president and chief executive officer of Destron, and James P. Santelli, the current chief financial officer of Destron.

     Randolph K. Geissler. The term of the Mr. Geissler's employment agreement is two years subject to automatic term renewal. The employment agreement provides for Mr. Geissler's appointment as the Chief Executive Officer of Digital Angel. The employment agreement provides for an annual base salary of $225,000.

     Mr. Geissler's employment agreement may be terminated at any time by Digital Angel for "cause." Upon such termination, Mr. Geissler will receive only base salary that was earned but unpaid as of the date of termination. "Cause" is defined to include acting in bad faith or with dishonesty; a willful failure by Mr. Geissler to perform his duties under his employment agreement; or a material breach by Mr. Geissler of the employment agreement. With respect to failure to perform duties or a material breach that is curable, not involving dishonesty, Mr. Geissler must be provided with written notice and an opportunity to cure the alleged failure or breach for a period of one month.

     If Mr. Geissler's employment is terminated due to death or "disability" (as defined in the employment agreement), he will not be entitled to severance benefits.

     If Mr. Geissler's employment is terminated by Digital Angel without "cause," he will be entitled to the following severance benefits:

     - continuation of his base salary (at the rate in effect at the time of such termination) for a period commencing on the date of termination and ending on the second anniversary of the date of termination; and

     - payment of health insurance premiums to continue health insurance coverage under the Consolidated Omnibus Budget Reduction Act (COBRA).

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     If Mr. Geissler resigns for "good reason" (as such term is defined in the employment agreement, generally consisting of a material breach by Applied Digital of the employment agreement; a diminution of Mr. Geissler's responsibilities or title; a reduction in Mr. Geissler's base salary; a relocation of Mr. Geissler's workplace; or a notice of non-renewal of the employment), or upon a "Change in Control," he will receive the same severance benefits as if his employment had been terminated by Digital Angel without "cause." "Change in Control" is defined to include the following events:

     - when any person becomes the beneficial owner of Digital Angel's securities representing more than 33 1/2% of the combined voting power of Digital Angel's then outstanding securities other than Applied Digital, any affiliate of Applied Digital or a trustee or other fiduciary holding securities under a benefit plan of Digital Angel;

     - when during any period of 36 consecutive months during the term of the employment agreement, the individuals who, at the beginning of such period, constitute the board of directors of Applied Digital, cease for any reason other than death to constitute at least a majority of such board;

     - when the shareholders of Digital Angel approve a merger or consolidation or sale of substantially all of Digital Angel's assets with any other corporation (excluding Applied Digital and its affiliates), other than a merger or consolidation which would result in the voting securities of Digital Angel outstanding immediately prior to such merger or consolidation continuing to represent 80% or more of the combined voting power of the securities of Digital Angel or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation; or

     - when there is a sale or disposition of all or substantially all of Digital Angel's assets to a person other than Applied Digital or any of its affiliates, or Digital Angel adopts a plan of complete liquidation.

     The employment agreement contains confidentiality obligations that survive indefinitely and non-solicitation and non-competition obligations that end on the later of the first anniversary of the date employment has ceased and the fifth anniversary of the effective time of the merger. The employment agreement also contains provisions giving Digital Angel exclusive ownership of any inventions, discoveries, improvements and the like which were developed or conceived by Mr. Geissler as a result of his employment with Digital Angel.

     James P. Santelli. At the effective time of the merger, Digital Angel will enter into an employment agreement with James P. Santelli, the current chief financial officer of Destron. The term of the agreement is one year subject to automatic term renewal if notice of termination is not delivered more than 60 days prior to the end of the term. The employment agreement provides for Mr. Santelli's appointment as the Chief Financial Officer of Digital Angel. The employment agreement provides for an annual base salary of $150,000.

     Mr. Santelli's employment agreement may be terminated at any time by Digital Angel for "cause." Upon such termination, Mr. Santelli will receive only the base salary that was earned but unpaid as of the date of termination. "Cause" is defined as willful and material misconduct, including fraud or embezzlement, or conviction of a felony or a gross misdemeanor, or gross neglect of his duties as an officer of Digital Angel or the material breach by Mr. Santelli of the employment agreement. With respect to a material breach of the employment agreement that is curable, Mr. Santelli must be provided with written notice and an opportunity to cure the alleged failure or breach for a period of 15 days after the receipt of notice of such breach.

     If Mr. Santelli's employment is terminated due to death or disability, he will be entitled to receive his current base salary and employee benefits for a period of 12 months from the date of termination. Additionally, if Mr. Santelli's employment is terminated by Digital Angel without "cause" or Mr. Santelli resigns for "good reason," he will be entitled to receive his current base salary and employee benefits for a period of 12 months from the date of termination. "Good reason" means a material breach by Applied Digital of the employment agreement, including a diminution of Mr. Santelli's responsibilities or title and a reduction in Mr. Santelli's base salary which breach has not been cured within 15 days after notice of the breach.

     The employment agreement contains confidentiality obligations that survive indefinitely and non-solicitation and non-competition obligations that end on the first anniversary of the date employment has

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

ceased. The employment agreement also contains provisions giving Digital Angel exclusive ownership of any inventions, discoveries, improvements and the like which were developed or conceived by Mr. Santelli as a result of his employment with Digital Angel.

     Digital Angel Options. On December 30, 1999, pursuant to the Digital Angel.net Inc. 2000 Flexible Stock Plan, certain officers and directors of Applied Digital were granted options to purchase, at an exercise price of $0.05 per share, an aggregate of 2,425,000 shares of common stock of Digital Angel, as adjusted for as subsequent stock split, and on January 10, 2000, Applied Digital agreed to cause Digital Angel to make an additional grant of options to purchase, at the same exercise price, 75,000 shares of Digital Angel common stock to a new officer of Applied Digital, which grant was confirmed by the board of directors of Digital Angel on February 15, 2000. These officers and directors may be deemed to beneficially own approximately 11.75% of Digital Angel common stock or securities convertible into common stock. Pursuant to the merger agreement, as amended, certain officers of Destron Fearing will receive options to purchase up to 10% in the aggregate of the shares of common stock in Digital Angel in such amounts and on such terms as may be agreed to by the parties.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE STOCK OPTIONS

     The stock options for shares of Applied Digital common stock to be issued in the merger to replace the Destron stock options will be nonqualified stock options under the Code. The grant of a nonqualified stock option does not result in the recognition of taxable income by the optionholders or in a deduction to Applied Digital. Upon exercise, the executive will recognize ordinary income in an amount equal to the excess of the fair market value of the Applied Digital common stock on the date of exercise over the exercise price. Applied Digital is required to withhold tax on the amount of income so recognized, and a tax deduction is, subject to the provisions of Section 162(m) of the Code, allowable equal to the amount of such income. Gain or loss upon a subsequent sale of any Applied Digital common stock received upon the exercise of a nonqualified stock option generally would be taxed as capital gain or loss (long-term or short-term, depending upon the holding period of the stock sold). Certain additional rules apply if the exercise price for an option is paid in shares previously owned by the optionholder.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

     The following is a summary of the material anticipated U.S. federal income tax consequences of the merger to holders of Destron common stock who hold such stock as a capital asset. The term "capital asset" is defined in Section 1221 of the Code. This summary and the opinions referred to below are based on the Code, Treasury regulations, administrative rulings and court decisions, all as in effect as of the date hereof and all of which are subject to change at any time (possibly with retroactive effect). This summary is not a complete description of all the consequences of the merger and, in particular, may not address U.S. federal income tax considerations applicable to stockholders subject to special treatment under U.S. federal income tax law (including, for example, stockholders who are financial institutions, dealers in securities, insurance companies, tax-exempt entities, holders who acquired Destron common stock pursuant to the exercise of an employee stock option or right or otherwise as compensation, holders who hold Destron common stock as part of a hedge, straddle or conversion transaction and stockholders who are not U.S. persons). For these purposes, a U.S. person is (1) a citizen of the United States for U.S. or a resident of the United States federal income tax purposes, (2) a corporation or partnership created or organized in or under the laws of the United States or any political subdivision thereof, (3) an estate, the income of which is subject to U.S. federal income tax regardless of the source or (4) a trust with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all its substantial decisions. In addition, no information is provided herein with respect to the tax consequences of the merger under applicable foreign, state or local laws. HOLDERS OF DESTRON COMMON STOCK ARE URGED TO CONSULT WITH THEIR OWN TAX ADVISORS REGARDING THE FEDERAL INCOME AND OTHER TAX CONSEQUENCES OF THE MERGER TO THEM BASED UPON THEIR OWN PARTICULAR CIRCUMSTANCES, INCLUDING THE EFFECTS OF STATE, LOCAL AND FOREIGN TAX LAWS.

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     The obligations of the parties to consummate the merger are conditioned upon the receipt by Applied Digital of an opinion from Akerman, Senterfitt & Eidson, P.A., and the receipt by Destron of an opinion from Winthrop & Weinstine, P.A., in each case conditioned upon and in reliance upon receipt of representations contained in certificates of officers of Applied Digital and Destron and subject to the qualifications discussed below, to the effect that the merger will be treated for federal income tax purposes as a "reorganization" within the meaning of Section 368(a) of the Code, and Applied Digital, Merger Sub and Destron will each be a party to such reorganization within the meaning of Section 368(b) of the Code. As a reorganization, the merger will have the following principal U.S. federal income tax consequences:

     - no gain or loss will be recognized by Applied Digital, Digital Angel or Destron as a result of the merger;

     - no gain or loss will be recognized by the holders of Destron common stock who exchange their Destron common stock for Applied Digital common stock pursuant to the merger, except with respect to any cash received in lieu of a fractional share of Applied Digital common stock or in connection with the exercise of statutory appraisal rights;

     - the aggregate tax basis of the Applied Digital common stock received in the merger by each holder of Destron common stock will be the same as the aggregate tax basis of the Destron common stock surrendered in exchange therefor, reduced by any amount of tax basis allocable to a fractional share interest in Applied Digital common stock for which cash is received; and

     - the holding period of Applied Digital common stock received in the merger, including any fractional share interest, will include the holding period for the Destron common stock surrendered in exchange therefor.

     Cash received by a holder of Destron common stock in lieu of a fractional share of Applied Digital common stock will be treated as received in disposition of such fractional share. A Destron stockholder will generally recognize capital gain or loss measured by the difference between the amount of cash received and the portion of the tax basis of his Destron common stock allocable to the fractional share interest. In the case of individuals, the maximum federal income tax rate applicable to capital gains is generally as follows:

     - the same as ordinary income rates for capital assets held for one year or less; and

     - 20% for capital assets held for more than one year.

     Winthrop & Weinstine, P.A. and Akerman, Senterfitt & Eidson, P.A. will render their tax opinions as to the tax-free treatment of the merger on the basis of facts, representations and assumptions set forth or referred to in the opinions. Stockholders should be aware that an opinion of counsel is not binding on the Internal Revenue Service or the courts. Stockholders should also be aware that the opinions of Winthrop & Weinstine, P.A. and Akerman, Senterfitt & Eidson, P.A. will be based on current law and on various representations regarding factual matters and various covenants as to future actions made by Applied Digital and Destron. If these representations are incorrect in one or more material respects or the covenants are not complied with, the conclusions reached by counsel in its opinion might be jeopardized.

     Under the U.S. backup withholding rules, a holder of Destron common stock may be subject to backup withholding at the rate of 31%, unless the stockholder
(1) is a corporation or comes within various other exempt categories and, when required, demonstrates this fact or (2) provides a correct taxpayer identification number, certifies that such stockholder is not subject to backup withholding and otherwise complies with applicable requirements of the backup withholding rules. Any amount withheld under these rules will be credited against the stockholder's federal income tax liability. Applied Digital may require holders of Destron common stock to establish an exemption from backup withholding or to make arrangements that are satisfactory to Applied Digital to provide for the payment of backup withholding. A stockholder that does not provide Applied Digital with its current taxpayer identification number may be subject to penalties imposed by the IRS.

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THE VOTING AGREEMENT

     All of the directors and executive officers of Destron entered into a voting agreement concurrent with the execution of the merger agreement. These directors and executive officers owned in the aggregate approximately 6.25% of the Destron common stock outstanding on May 30, 2000. The voting agreement provides that the Destron stockholders who are parties to the voting agreement will vote their shares of Destron common stock in favor of the adoption of the merger agreement, as amended, and against any proposal that interferes with or otherwise inhibits the consummation of the merger, including any Alternative Proposal. An "Alternative Proposal" is defined as any proposal or offer by an entity other than Applied Digital with respect to a merger, acquisition, consolidation or similar transaction involving, or any purchase of all or any significant portion of the assets or any equity securities of, Destron or its subsidiaries.

ACCOUNTING TREATMENT

     The merger will be accounted for as the acquisition of Destron by Applied Digital under the "purchase" method of accounting, in accordance with generally accepted accounting principles. Under this method of accounting, the purchase price will be allocated to assets acquired and liabilities assumed based on their estimated fair values at the time of the merger. Income of Applied Digital will not include income (or loss) of Destron prior to the consummation of the merger, except as provided for in the pro forma financial information included in this joint proxy statement/prospectus.

REGULATORY APPROVALS

     Hart-Scott-Rodino. The Federal Trade Commission and the Antitrust Division of the Department of Justice frequently scrutinize the legality under the antitrust laws of transactions such as the merger. At any time before or after the merger, the Department of Justice ("DOJ") or the Federal Trade Commission ("FTC") could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the merger or seeking divestiture of substantial assets of Applied Digital or Destron or their subsidiaries. Private parties and state attorneys general may also bring an action under the antitrust laws under particular circumstances. There can be no assurance that a challenge to the merger on antitrust grounds will not be made or, if such a challenge is made, of the result.

     The HSR Act, and the rules and regulations of the FTC, provide that some merger transactions, including the merger, may not be consummated until required information and materials have been furnished to the DOJ and the FTC and the applicable waiting periods have expired or been terminated. On May 19, 2000, Applied Digital and Destron filed Pre-Merger Notification and Report Forms with the FTC and the DOJ under the HSR Act. On June 1, 2000 Applied Digital and Destron received notification that FTC terminated the waiting period for the pre-merger notification effective June 1, 2000.

FEDERAL SECURITIES LAWS CONSEQUENCES

     All shares of Applied Digital common stock received by Destron stockholders in the merger have been registered under the Securities Act and will be freely transferable. However, shares of Applied Digital common stock received by persons who are deemed to be affiliates of Destron prior to the merger may be resold by them only in transactions permitted by the resale provisions of Rule 145 promulgated under the Securities Act, or Rule 144 promulgated under the Securities Act in the case of such persons who become affiliates of Applied Digital, or otherwise in compliance with, or pursuant to an exemption from, the registration requirements of the Securities Act. Persons deemed to be affiliates of Destron or Applied Digital are those individuals or entities that control, are controlled by, or are under common control with, such party and generally include executive officers and directors of such party as well as principal stockholders of such party. The merger agreement requires Destron to use its reasonable best efforts to cause each of its affiliates to execute a written agreement to the effect that such person will not offer or sell or otherwise dispose of any of the shares of Applied Digital common stock issued to such person in or pursuant to the merger except in compliance with the Securities Act and the rules and regulations promulgated by the Commission thereunder.

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LISTING OF APPLIED DIGITAL COMMON STOCK

     The shares of Applied Digital common stock to be issued pursuant to the merger agreement, as amended, have been approved for listing on The Nasdaq National Market, subject to shareholder approval and official notice of issuance.

DELISTING OF DESTRON COMMON STOCK

     If the merger is completed, the Destron common stock will be delisted from The Nasdaq SmallCap Market and will be deregistered under the Exchange Act.

APPRAISAL RIGHTS

     Destron Stockholders. In accordance with the DGCL, Destron stockholders will have appraisal rights in connection with the merger. Under the DGCL, record holders of shares of Destron common stock who follow the procedures set forth in
Section 262 and who have not voted in favor of the merger agreement, as amended, will be entitled to have their shares of Destron common stock appraised by the Delaware Court of Chancery and to receive payment of the "fair value" of such shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any, as determined by such court. The following is a summary of certain of the provisions of Section 262 of the DGCL and is qualified in its entirety by reference to the full text of Section 262, a copy of which is attached hereto as Annex E.

     Under Section 262, where a merger agreement is to be submitted for approval and adoption at a meeting of stockholders, as in the case of the Destron special meeting, not less than 20 calendar days prior to the meeting, Destron must notify each of the holders of Destron common stock at the close of business on the record date that such appraisal rights are available and include in each such notice a copy of Section 262. This joint proxy statement/prospectus constitutes such notice. Any Destron stockholder wishing to exercise appraisal rights should review the following discussion and Annex D carefully because failure to timely and properly comply with the procedures specified in Section 262 will result in the loss of appraisal rights under the DGCL.

     A holder of shares of Destron common stock wishing to exercise appraisal rights must deliver to Destron, before the vote on the approval and adoption of the merger agreement, as amended, at the Destron special meeting, a written demand for appraisal of such holder's shares of Destron common stock. Such demand will be sufficient if it reasonably informs Destron of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of that person's shares. A proxy or vote against the merger agreement, as amended, will not constitute such a demand. In addition, a holder of shares of Destron common stock wishing to exercise appraisal rights must hold of record such shares on the date the written demand for appraisal is made and must continue to hold such shares through the effective time of the merger.

     Only a holder of record of shares of Destron common stock is entitled to assert appraisal rights for the shares of common stock registered in that holder's name. A demand for appraisal should be executed by or on behalf of the holder of record fully and correctly, exactly as the holder's name appears on the stock certificates. Holders of Destron common stock who hold their shares in brokerage accounts or other nominee forms and wish to exercise appraisal rights are urged to consult with their brokers to determine the appropriate procedures for the making of a demand for appraisal by such nominee. All written demands for appraisal of shares of Destron common stock should be sent or delivered to James P. Santelli, Secretary, Destron Fearing Corporation, 490 Villaume Avenue, South St. Paul, Minnesota 55075-2445, so as to be received before the vote on the approval and adoption of the merger agreement, as amended, at the Destron special meeting.

     If the shares of Destron common stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand should be made in that capacity, and if the shares of Destron common stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including one or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must

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

identify the record owner or owners and expressly disclose the fact that, in executing the demand, the agent is agent for such owner or owners. A record holder such as a broker holding shares of Destron common stock as nominee for several beneficial owners may exercise appraisal rights with respect to the shares of Destron common stock held for one or more beneficial owners while not exercising such rights with respect to the Destron common stock held for other beneficial owners; in such case, the written demand should set forth the number of shares as to which appraisal is sought and where no number of shares is expressly mentioned the demand will be presumed to cover all shares of Destron common stock held in the name of the record owner.

     Within 10 calendar days after the effective time of the merger, Applied Digital must send a notice as to the effectiveness of the merger to each person who has satisfied the appropriate provisions of Section 262 and who has not voted in favor of the merger agreement, as amended. Within 120 calendar days after the effective time, Applied Digital, or any Destron stockholder entitled to appraisal rights under Section 262 and who has complied with the foregoing procedures, may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares of all such stockholders. Destron is not under any obligation, and has no present intention, to file a petition with respect to the appraisal of the fair value of the shares of Destron common stock. Accordingly, it is the obligation of the Destron stockholders to initiate all necessary action to perfect their appraisal rights within the time prescribed in Section 262. A stockholder who fails to file a petition for appraisal within 120 calendar days after the effective time of the merger will lose the right to appraisal.

     Within 120 calendar days after the effective time of the merger, any Destron stockholder of record who has complied with the requirements for exercise of appraisal rights will be entitled, upon written request, to receive from Applied Digital a statement setting forth the aggregate number of shares of Destron common stock with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such statement must be mailed within 10 calendar days after a written request therefor has been received by Applied Digital.

     If a petition for an appraisal is timely filed, after a hearing on such petition, the Delaware Court of Chancery will determine the stockholders entitled to appraisal rights and will appraise the "fair value" of the shares of Destron common stock, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. Holders considering seeking appraisal should be aware that the fair value of their shares of Destron common stock as determined under Section 262 could be more than, the same as or less than the amount per share that they would otherwise receive if they did not seek appraisal of their shares of common stock. The Delaware Supreme Court has stated that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered in the appraisal proceedings. In addition, Delaware courts have decided that the statutory appraisal remedy, depending on factual circumstances, may or may not be a dissenter's exclusive remedy. The court will also determine the amount of interest, if any, to be paid upon the amounts to be received by persons whose shares of Destron common stock have been appraised. The costs of the action may be determined by the court and taxed upon the parties as the court deems equitable. The court may also order that all or a portion of the expenses incurred by any holder of shares of Destron common stock in connection with an appraisal, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts utilized in the appraisal proceeding, be charged pro rata against the value of all the shares of Destron common stock entitled to appraisal.

     The court may require Destron stockholders who have demanded an appraisal and who hold common stock represented by certificates to submit their certificates of common stock to the court for notation thereon of the pendency of the appraisal proceedings. If any Destron stockholder fails to comply with such direction, the court may dismiss the proceedings as to such Destron stockholder.

     Any Destron stockholder who has duly demanded an appraisal in compliance with Section 262 will not, after the effective time of the merger, be entitled to vote the shares of Destron common stock subject to such demand for any purpose or be entitled to the payment of dividends or other distributions on those shares

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(except dividends or other distributions payable to holders of record of shares of Destron common stock as of a date prior to the effective time of the merger).

     If any Destron stockholder who demands appraisal of shares under Section 262 fails to perfect, or effectively withdraws or loses, the right to appraisal, as provided in the DGCL, the shares of Destron common stock of such holder will be converted into the right to receive the merger consideration in accordance with the merger agreement, as amended, without interest. A Destron stockholder will fail to perfect, or effectively lose, the right to appraisal if no petition for appraisal is filed within 120 calendar days after the effective time of the merger. A Destron stockholder may withdraw a demand for appraisal by delivering to Applied Digital a written withdrawal of the demand for appraisal and acceptance of the merger, except that any such attempt to withdraw made more than 60 calendar days after the effective time of the merger will require the written approval of Applied Digital. Once a petition for appraisal has been filed, such appraisal proceeding may not be dismissed as to any Destron stockholder without the approval of the court.

     Applied Digital Shareholders. There will be no appraisal rights available to holders of Applied Digital common stock in connection with the merger.

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                              THE MERGER AGREEMENT

     The following is a summary of the material provisions of the merger agreement, as amended, that are not summarized elsewhere in this joint proxy statement/prospectus. Such summary is qualified in its entirety by reference to the merger agreement, as amended, a copy of which is attached as Annex A to this joint proxy statement/prospectus. Shareholders of Applied Digital and Destron are urged to read the merger agreement, as amended, in its entirety for a more complete description of the terms and conditions of the merger.

STRUCTURE OF THE MERGER

     At the effective time of the merger, Digital Angel, a subsidiary of Applied Digital, will be merged with and into Destron, with Destron as the surviving corporation and as a subsidiary of Applied Digital immediately after the merger. At the effective time of the merger, Destron will change its name to "Digital Angel.net Inc."

CONVERSION OF SECURITIES

     At the effective time of the merger, each issued and outstanding share of Destron common stock, other than shares owned by Destron as treasury stock and other than shares owned by Applied Digital or any wholly owned subsidiary of Applied Digital or Destron, all of which will be canceled, will be converted into the right to receive 1.5 shares of Applied Digital common stock. Assuming all Destron stock options and warrants are exercised as a result of the merger, based upon the number of outstanding shares of Applied Digital common stock and Destron common stock as of May 30, 2000, Applied Digital would issue approximately 23,271,504 shares of Applied Digital common stock in connection with the merger. Assuming all Destron stock options and warrants are exercised, as a result of the merger, Applied Digital estimates that the stockholders of Destron immediately following the consummation of the merger will own approximately 31% of the outstanding shares of Applied Digital common stock and the shareholders of Applied Digital will own approximately 69% of the outstanding shares of Applied Digital common stock immediately following consummation of the merger.

     No fractional shares of Applied Digital common stock will be issued to any Destron stockholder upon surrender of certificates previously representing Destron common stock. No dividend or distribution with respect to Applied Digital common stock will be payable with respect to any fractional share and such fractional share interests will not entitle their owners to any rights of a stockholder of Applied Digital. Promptly after the effective time of the merger, a bank or trust company to be designated by Applied Digital as the exchange agent will make available to each former holder of Destron common stock the amount, if any, determined by multiplying the fractional share interest to which such holder would otherwise be entitled by the average closing price, as determined under the merger agreement, as amended.

     Promptly after the effective time of the merger, Applied Digital will cause the exchange agent to mail letters of transmittal and exchange instructions to each holder of record of Destron common stock to be used to surrender and exchange certificates formerly evidencing shares of Destron common stock for certificates evidencing the shares of Applied Digital common stock to which such holder has become entitled. Upon surrender to the exchange agent of certificates formerly representing Destron common stock together with a completed letter of transmittal, each holder of a certificate will receive in exchange therefor certificates evidencing the number of whole shares of Applied Digital common stock to which that holder is entitled, any cash that may be payable in lieu of a fractional share of Applied Digital common stock and any dividends or other distributions with respect to Applied Digital common stock with a record date after the effective time declared or made after the effective time. DESTRON STOCKHOLDERS SHOULD NOT SEND IN THEIR CERTIFICATES UNTIL THEY RECEIVE A TRANSMITTAL FORM. APPLIED DIGITAL SHAREHOLDERS SHOULD NOT SEND IN THEIR CERTIFICATES.

     After the effective time of the merger, each certificate formerly representing Destron common stock, until so surrendered and exchanged, shall be deemed, for all purposes, to evidence only the right to receive the number of whole shares of Applied Digital common stock that the holder of such certificate is entitled to receive in the merger, any cash payment in lieu of a fractional share of Applied Digital common stock and any dividend or other distribution with respect to Applied Digital common stock as described above. The holder of
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such unexchanged certificate will not be entitled to receive any dividends or other distributions payable by Applied Digital until the certificate has been exchanged. Subject to applicable laws, following surrender of such certificates, such dividends and distributions, together with any cash payment in lieu of a fractional share of Applied Digital common stock, will be paid without interest.

     Each share of common stock of Digital Angel issued and outstanding immediately prior to the effective time of the merger will be converted into one share of common stock of the surviving corporation in the merger.

EFFECTIVE TIME OF THE MERGER

     The merger will become effective upon the filing of the certificate of merger with the Secretary of State of the State of Delaware, or a later time agreed upon by the parties and specified in the certificate of merger. The merger agreement, as amended, provides that the parties will file the certificate of merger as soon as practicable following the satisfaction or waiver of the conditions to the merger.

REPRESENTATIONS AND WARRANTIES

     The merger agreement, as amended, contains various customary representations and warranties of (1) Destron and (2) Applied Digital and Digital Angel. These representations relate to, among other things:

     - organization and qualification;

     - certificate of incorporation, articles of incorporation and bylaws;

     - capitalization;

     - corporate authority to enter into the merger and enforceability of the merger agreement, as amended;

     - conflicts under corporate governance documents, required consents or approvals and violations of any instruments or law caused by the merger;

     - possession of governmental permits and compliance with laws;

     - required reports and financial statements and disclosure of liabilities;

     - the absence of certain changes, events or litigation;

     - employee benefit plans and labor matters;

     - contracts and commitments;

     - accounting and tax matters and past tax compliance;

     - intellectual property matters;

     - Year 2000 compliance;

     - opinion of the financial advisors;

     - takeover statutes and Section 203 of the DGCL;

     - vote required by the stockholders of Destron and the shareholders of Applied Digital;

     - transactions with affiliates;

     - insurance matters; and

     - environmental matters.

CERTAIN COVENANTS

     Each of Applied Digital and Destron has agreed that, during the period from the date of the merger agreement until the effective time of the merger, except as otherwise consented to in writing by the other party

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or as contemplated by the merger agreement, it and each of its respective subsidiaries will carry on its business in the usual, regular and ordinary course in all material respects consistent with past practice and use all reasonable best efforts to preserve current business relationships with employees, customers and suppliers.

     The merger agreement, as amended, contains other covenants with respect to Destron and Applied Digital and their respective subsidiaries, that, during the period from the date of the merger agreement until the effective time of the merger, limit certain actions, including the declaration and payment of dividends, with respect to Destron, the amendment of corporate governance documents, the acquisition of assets, the disposition of assets, increases in the salaries of certain officers and employees, the incurrence of indebtedness, changes in accounting methods, tax elections and certain capital expenditures.

NO SOLICITATION

     The merger agreement, as amended, provides that Destron and its subsidiaries will not, directly or indirectly, and that Destron will direct and use its reasonable best efforts to cause its officers, directors, employees, agents and other representatives not to initiate, solicit or knowingly encourage (including by way of furnishing non-public information or assistance), or take any other action to facilitate knowingly, any inquiries or the making or implementation of any proposal or offer with respect to a merger, acquisition, consolidation or similar transaction involving, or any purchase of all or any significant portion of the assets or any equity securities of, Destron or its subsidiaries. In addition, Destron has agreed to keep Applied Digital informed, on a current basis, of the status of any such proposals or offers and the status of any such discussions or negotiations.

     The merger agreement, as amended, would not prevent Destron or the Destron board of directors from complying with Rule 14d-9 and Rule 14e-2 promulgated under the Exchange Act, to the extent applicable. In addition, if the Destron board of directors concludes in good faith (after consultation with independent legal counsel) that a third-party competing transaction proposal would, if consummated, result in a transaction more favorable to its stockholders than the merger with Digital Angel and that such action could reasonably be deemed to be necessary for it to act in a manner consistent with its fiduciary duties under applicable law, Destron would be permitted to engage in discussions or negotiations with, or provide any information to, any person or entity in response to an unsolicited third-party competing transaction proposal to the holders of Destron common stock. Prior to providing such information to any third party or entering into discussions or negotiations with any third party, the third party must enter into a confidentiality/standstill agreement, and Destron must provide reasonable notice to Applied Digital in reasonable detail of the terms and conditions of such competing transaction proposal. If the merger agreement, as amended, is terminated by Applied Digital because the board of directors of Destron has recommended a third-party competing transaction proposal, Destron must pay the fees and expenses more fully described below under "-- Termination Expenses."

STOCKHOLDER'S MEETINGS

     Destron and Applied Digital will call a meeting of their stockholders or shareholders, as the case may be, to be held promptly as practicable to vote on the merger. Destron and Applied Digital have agreed to:

     - recommend to their stockholders and shareholders, respectively, the adoption and approval of the merger; and

     - use all reasonable efforts to solicit from its stockholders and shareholders, respectively, proxies in favor of the merger, subject to the fiduciary duties of their respective boards of directors.

ACCESS

     Destron has agreed to give Applied Digital and its authorized representatives access to its facilities, books and records before the merger is completed. Destron and Applied Digital will furnish the other party with all financial and operating data and other information as the other party may reasonably request.

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INDEMNIFICATION OF DIRECTORS AND OFFICERS

     For six years after the effective time of the merger, and unless otherwise required by law, Applied Digital has agreed to indemnify the directors and officers of Destron to the maximum extent permitted by the Destron Certificate of Incorporation, the Destron Bylaws and applicable law.

STOCK OPTIONS, WARRANTS AND EMPLOYEE BENEFIT PLANS

     Stock Options and Warrants. All options and warrants outstanding, at the effective time of the merger, under Destron's stock option plans (which include the 1992 Stock Option Plan for Employees and the 1992 Non-Employee Directors' Option Plan) or otherwise will be assumed by Applied Digital and will be exercisable upon the same terms and conditions as under the applicable Destron stock option plan or applicable agreement, except that each such substitute option or warrant will be exercisable for, and represent the right to acquire, that whole number of shares of Applied Digital common stock, rounded to the nearest whole share, equal to the number of shares of Destron common stock subject to such Destron stock option multiplied by the exchange ratio (rounded down to the nearest whole share). All options under the above plans will immediately vest and become exercisable at the effective time of merger.

     Employee Benefit Plans. To the extent the existing employee benefit plans of Destron are terminated, Applied Digital has agreed to provide the Destron employees benefit plans and arrangements that are available, and subsequently become available, to Applied Digital's employees on the same basis as Applied Digital's employees in similar positions are eligible to participate.

OPTIONS TO PURCHASE COMMON STOCK OF DIGITAL ANGEL

     On December 30, 1999, pursuant to the Digital Angel.net Inc. 2000 Flexible Stock Plan, certain officers, directors and employees of Applied Digital were granted options to purchase, at an exercise price of $0.05 per share, an aggregate of 2,425,000 shares of Digital Angel common stock, as adjusted for a subsequent stock split, and on January 10, 2000, Applied Digital agreed to cause Digital Angel to make an additional grant of options to purchase, at the same exercise price, 75,000 shares of Digital Angel common stock to a new officer of Applied Digital, which grant was confirmed by the board of directors of Digital Angel on February 15, 2000. These officers, directors and employees may be deemed to beneficially own approximately 11.75% of Digital Angel common stock or securities convertible into common stock. Pursuant to the merger agreement, as amended, certain officers of Destron Fearing will receive options to purchase up to 10% in the aggregate of the shares of common stock in Digital Angel in such amounts and on such terms as may be agreed to by the parties.

CERTAIN OTHER COVENANTS

     The merger agreement, as amended, also contains other agreements relating to the conduct of the parties before the effective time, including those requiring the parties to use commercially reasonable efforts to:

     - take all applicable actions to consummate these transactions;

     - prepare and file any filings required by federal or state securities laws;

     - supply information for this joint proxy statement/prospectus that is true and correct in all material respects;

     - consult with each other before issuing any press releases or making any public statements about the merger, except for filings required by governmental entities;

     - comply with all legal requirements of the merger and obtain all necessary consents and approvals;

     - use their best efforts to cause the merger to qualify as a "tax-free reorganization" within the meaning of Section 368(a) of the Code; and

     - take actions necessary to consummate the transactions contemplated by the merger agreement, as amended, if any takeover statute shall apply.
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CONDITIONS TO THE MERGER

     Conditions to Each Party's Obligations to Consummate the Merger. The respective obligations of Applied Digital, Destron and Digital Angel to effect the merger are subject to the satisfaction or waiver of the following conditions on or prior to the closing date of the merger:

     - Destron Stockholder Approval. The merger agreement, as amended, having been duly approved and adopted by the stockholders of Destron;

     - Applied Digital Shareholder Approval. The issuance of capital stock of Applied Digital pursuant to the merger agreement, as amended, and the increase in the authorized capital stock of Applied Digital having been duly approved by the shareholders of Applied Digital;

     - HSR Act. The waiting period (and any extension thereof) applicable to the merger under the HSR Act having expired or been terminated (on June 1, 2000 Applied Digital and Destron received notification that the FTC terminated the waiting period for the pre-merger notification effective June 1, 2000);

     - No Proceedings. No governmental order, writ, injunction or decree being in effect that would make the (1) merger illegal, (2) otherwise prohibit the consummation of the merger, or (3) change the terms and conditions of the merger agreement, as amended;

     - Consents and Authorizations Received. Destron, Applied Digital and Digital Angel shall have obtained all material consents, authorizations, orders and approvals of any governmental commission, board or other regulatory bodies required in connection with the execution, delivery and performance of the merger agreement, as amended;

     - Effective Registration Statement. The Applied Digital Registration Statement on Form S-4 having become effective and not being the subject of a stop order or proceedings seeking a stop order; and

     - Listing on the Nasdaq National Market. The shares of Applied Digital common stock to be issued in the merger having been authorized for listing on The Nasdaq National Market.

     Additional Conditions to the Obligations of Applied Digital and Digital Angel. The obligations of Applied Digital and Digital Angel to effect the merger are subject to the satisfaction or waiver of the following additional conditions:

     - Representations and Warranties True. Each of the representations and warranties of Destron set forth in the merger agreement, as amended, being true and correct when made and on and as of the effective time of the merger as if made on and as of such time, except where the failure to be so true and correct would not have, individually or in the aggregate, a material adverse effect on Destron, and Applied Digital having received a certificate signed by an officer of Destron to such effect;

     - Compliance with Obligations. Destron having performed in all material respects all of the obligations required to be performed by it at or prior to the effective time of the merger, and Applied Digital having received a certificate signed by an officer of Destron to such effect;

     - Receipt of Tax Opinion. Applied Digital having received the opinion of Akerman, Senterfitt & Eidson, P.A. to the effect that the merger will be treated for federal income tax purposes as a tax-free reorganization qualifying under the provisions of Section 368(a) of the Code, and that Applied Digital, Digital Angel and Destron are each a party to the reorganization within the meaning of Section 368(b) of the Code;

     - Employment Agreements.  The employment agreements with each of Randolph
       K. Geissler and James P. Santelli becoming effective at the effective time of the merger; and

     - Destron Material Adverse Effect. There not having occurred any events or circumstances since April 24, 2000 that would have a material adverse effect on Destron.

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     Additional Conditions to the Obligations of Destron.  The obligations of
Destron to effect the merger are subject to the satisfaction or waiver of the following additional conditions:

     - Representations and Warranties True. Each of the representations and warranties of Applied Digital and Digital Angel set forth in the merger agreement, as amended, being true and correct when made and on and as of the effective time of the merger as if made on and as of such time, except where the failure to be so true and correct would not have, individually or in the aggregate, a material adverse effect on Applied Digital, and Destron having received a certificate signed by the President of Applied Digital and Digital Angel to such effect;

     - Compliance with Obligations. Applied Digital having performed in all material respects all of the obligations required to be performed by it at or prior to the effective time of the merger, and Destron having received a certificate signed by an officer of Applied Digital and Digital Angel to such effect;

     - Receipt of Tax Opinion. Destron having received the opinion of Winthrop & Weinstine, P.A. to the effect that the merger will be treated for federal income tax purposes as a tax-free reorganization qualifying under the provisions of Section 368(a) of the Code, and that Applied Digital, Digital Angel and Destron are each a party to the reorganization within the meaning of Section 368(b) of the Code;

     - Fairness Opinion. The fairness opinion of Roth Capital Partners, Inc. and AgriCapital Securities, Inc. as to the fairness of the consideration to be received by the Destron stockholders in the merger, has not been withdrawn and such withdrawal is not a result of a material adverse change in the business of Applied Digital; and

     - Applied Digital Material Adverse Effect. There not having occurred any events or circumstances since April 24, 2000 that would have a material adverse effect on Applied Digital.

TERMINATION OF THE MERGER AGREEMENT

  Termination

     The merger agreement, as amended, may be terminated at any time before the closing of the merger. This termination may occur before or after approval of the merger by the Applied Digital shareholders or the Destron stockholders in the following manner:

     - Mutual written consent of both Destron and Applied Digital;

     - By either Destron or Applied Digital if:

      (1) the merger has not been consummated on or before September 30, 2000 (although the right to terminate under this clause is not available to a party whose failure to fulfill an obligation under the merger agreement, as amended, is the cause of the failure of the merger to occur on or before such date);

      (2) a court or a governmental entity has issued a nonappealable final order or taken any other nonappealable final action (i) permanently restraining or prohibiting any transaction contemplated by the merger agreement, as amended, or (ii) compelling Applied Digital, Digital Angel or Destron to dispose of or hold separate all or a material portion of the respective businesses or assets of Applied Digital or Destron, or sell or license any material product of Applied Digital or Destron;

      (3) the other party has breached, or failed to comply with, in any material respect any of its obligations under the merger agreement, as amended, or any representation or warranty made by the other party shall have been incorrect in any material respect when made or shall have since ceased to be true and correct in any material respect, and such breach, failure or misrepresentation is not cured within 30 days after notice of it has been given and these breaches, failures or misrepresentations, individually or in the aggregate, result or would reasonably be expected to result in a material adverse effect;

      (4) the Destron stockholders and Applied Digital shareholders have not approved the merger as required;

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      (5) the Applied Digital shareholders have not approved the necessary increase in the authorized capital stock of Applied Digital; or

      (6) 5% or more of the issued and outstanding shares Destron common stock demand and perfect dissenters' rights of appraisal under Section 262 of the DGCL.

     - By Applied Digital, if the Destron board has withdrawn or modified in any adverse manner its recommendation of the merger.

TERMINATION EXPENSES AND ALTERNATIVE TRANSACTION FEES

     Destron will pay expenses of up to a maximum of $2,000,000 to Applied Digital if the merger agreement, as amended, is terminated by Applied Digital because the board of directors of Destron recommends a third-party competing transaction proposal.

EXPENSES; FINDER'S FEES

     Except as described above under "-- Termination Expenses", all reasonable out-of-pocket expenses, including all fees and expenses of counsel, accountants, investment bankers, experts and consultants, incurred in connection with the merger agreement, as amended, and the merger will be paid by the party incurring such expenses, whether or not the merger is consummated, except that Applied Digital and Destron each will pay one-half of all expenses related to (i) the printing, and mailing the Applied Digital Registration Statement on Form S-4 and the joint proxy statement/prospectus and (ii) HSR Act filing fees.

     In addition, Applied Digital has agreed to pay a finder's fee of up to 320,000 unregistered shares of Applied Digital common stock to Bradley Holt, who introduced Applied Digital to Destron. Mr. Holt is also part of a 13D group of Destron. Based upon a Schedule 13D, as amended, filed by such group, Bradley Holt beneficially owns 243,500 shares (1.8%) of Destron common stock and the 13D group of which he is a part beneficially owns 1,144,950 shares (8.49%) of Destron common stock. In September 1998, Destron agreed with the 13D Group to add John R. Beattie, a member of the 13D Group, and Garry S. Kohler to its board of directors and both individuals currently serve on its board of directors. On January 20, 2000, Mr. Holt entered into a letter of agreement with Applied Digital. Under this agreement, Mr. Holt agreed to assist Applied Digital in identifying acquisition targets as well as potential investors in Applied Digital. Mr. Holt introduced Applied Digital to Destron.

AMENDMENT AND WAIVER

     The merger agreement, as amended, may be amended at any time prior to the effective time of the merger, upon action taken by the respective boards of directors of Applied Digital or Destron; provided, however, that after approval of the merger agreement by either the shareholders of Applied Digital or stockholders of Destron, no amendment may be made that by law requires further approval by the shareholders of Applied Digital or stockholders of Destron without the further approval of such shareholders or stockholders, as the case may be. The merger agreement may be amended only by an instrument in writing signed by the parties.

     At any time prior to the effective time of the merger, Applied Digital or Destron may extend the time for performance of the obligations or other acts of the other parties to the merger agreement, as amended, may waive inaccuracies in the representations or warranties contained in the merger agreement, as amended, or in any document delivered pursuant to the merger agreement, as amended, or waive compliance with any agreement or condition contained therein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

DIVIDENDS AND DISTRIBUTIONS

     Applied Digital will not pay any dividends it has declared or any cash payable in lieu of fractional shares until the shareholder to which the dividend or cash payable is due has exchanged the Destron shares for shares of Applied Digital. Following surrender of any Destron certificate, Applied Digital will pay to the stockholder,
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without interest, the amount of any dividends declared by Applied Digital to which the shareholder is entitled and any cash payable in lieu of fractional shares of Applied Digital common stock.

LOST CERTIFICATES

     If your stock certificates of Destron are lost, stolen or destroyed prior to the closing of the merger, you must make an affidavit of that fact. Also, if required by Destron, you must post a bond in a reasonable amount as determined by Destron as indemnity against any potential claim regarding the lost certificates. In exchange for lost, stolen or destroyed stock certificates, after you have made the affidavit and posted the bond, the exchange agent will issue you shares of Applied Digital common stock and any cash in lieu of fractional shares due. The exchange agent will also pay any unpaid dividends and distributions on shares of Applied Digital common stock that are deliverable on the Applied Digital common stock.

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                 DESCRIPTION OF APPLIED DIGITAL'S CAPITAL STOCK

     The following description of the capital stock of Applied Digital is subject to the MGBCL and to provisions contained in Applied Digital's Articles of Incorporation and Bylaws, copies of which are exhibits to Applied Digital's Registration Statements on Form S-3, filed on June 23, 1999 and April 27, 1998, respectively, which are incorporated by reference into this joint proxy statement/prospectus. Reference is made to such exhibits for a detailed description of the provisions thereof summarized below.

AUTHORIZED CAPITAL

     The authorized capital stock of Applied Digital consists of 80,000,000 shares of common stock, $.001 par value, and 5,000,000 shares of preferred stock, $10.00 par value. Holders of Applied Digital common stock have no preemptive or other subscription rights.

COMMON STOCK

     As of May 30, 2000, there were 51,771,918 shares of Applied Digital common stock outstanding. In addition, 503 shares of Applied Digital common stock are reserved for issuance in exchange for the exchangeable shares of Applied Digital's Canadian subsidiary. As of May 30, 2000, there were 1,363 holders of record of Applied Digital common stock.

     The holders of Applied Digital common stock are entitled to one vote per share on all matters submitted to a vote of the stockholders. Holders of Applied Digital common stock do not have cumulative voting rights. Therefore, holders of more than 50% of the shares of Applied Digital common stock are able to elect all directors eligible for election each year. The holders of common stock are entitled to dividends and other distributions out of assets legally available if and when declared by the Applied Digital board of directors. Upon Applied Digital's liquidation, dissolution or winding up, the holders of Applied Digital common stock are entitled to share pro rata in the distribution of all of Applied Digital's assets remaining available for distribution after satisfaction of all liabilities, including any prior rights of any preferred stock which may be outstanding. There are no redemption or sinking fund provisions applicable to the Applied Digital common stock.

     The transfer agent and registrar for the common stock is Florida Atlantic Stock Transfer, Inc.

PREFERRED STOCK

     As of May 30, 2000, there was one share of Applied Digital Class B Voting Preferred Stock outstanding and issued in the name of a trustee under a voting trust agreement. The Class B Voting Preferred Stock is entitled to a number of votes equal to the number of outstanding shares of ACT-GFX, Canada, Inc. that can be exchanged for Applied Digital's common shares (the "exchangeable shares"). As of May 30, 2000, there were 503 exchangeable shares outstanding and entitled to vote through the exercise by the trustee of voting rights under the voting trust agreement. The holders of Applied Digital common stock and Class B Voting Preferred Stock vote together as a single class. The holder of the Class B Voting Preferred Stock is entitled to dividends and other rights economically equivalent to those of holders of Applied Digital common stock.

     Pursuant to the voting trust agreement, each holder of exchangeable shares is entitled to instruct the trustee as to the voting of the number of votes attached to the Class B Voting Preferred Stock represented by such holder's exchangeable shares. The trustee will exercise each vote attached to the Class B Voting Preferred Stock only as directed by the relevant holder, and in the absence of instructions from such holder as to voting will not exercise such votes.

     Additional series of the preferred stock may be created and issued from time to time by the Applied Digital board of directors, with such rights and preferences as it may determine. Because of its broad discretion with respect to the creation and issuance of any series of preferred stock without shareholder approval, the Applied Digital board of directors could adversely affect the voting power of Applied Digital common stock. The issuance of preferred stock may also have the effect of delaying, deferring or preventing a change in control of Applied Digital.
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OPTIONS AND WARRANTS

     As of May 30, 2000 there were 918,200 issued and outstanding warrants to purchase shares of Applied Digital common stock at a weighted average exercise price of $4.69 per share and options held by Applied Digital employees to purchase 11,165,900 shares of Applied Digital common stock at a weighted average exercise price of $2.20 per share. All of the warrants are currently exercisable. Of the outstanding options, 9,231,850 are now exercisable at a weighted average exercise price of $3.04 per share, and the rest become exercisable at various times over the next three years.

INDEMNIFICATION

     Applied Digital's Bylaws require it to indemnify each of its directors and officers to the fullest extent permitted by law. Applied Digital's bylaws provides that no director shall have any personal liability to the company or its stockholders for any monetary damages for breach of fiduciary duty as a director, provided that such provision does not limit or eliminate the liability of any director (i) for breach of such director's duty of loyalty to the Applied Digital or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 345 of the MGCBL (involving certain unlawful dividends or stock repurchase) or (iv) for any transaction from which such director derived an improper personal benefit. An amendment to such article does not affect the liability of any director for any act or omission occurring prior to the effective time of such amendment.

                          COMPARISON OF CAPITAL STOCK

     The MGBCL, the Applied Digital articles of incorporation and the Applied Digital bylaws govern the rights of Applied Digital shareholders. Delaware law, the Destron certificate of incorporation and Destron bylaws govern the rights of Destron stockholders. After completion of the merger between Applied Digital and Destron, the holders of Destron common stock who receive Applied Digital common stock will become stockholders of Applied Digital and Missouri law, the Applied Digital articles of incorporation and Applied Digital bylaws will govern their shareholder rights. The following discussion summarizes the material differences between the rights of holders of Destron common stock and holders of Applied Digital common stock. This summary does not purport to be complete and is qualified in its entirety by reference to the Destron certificate of incorporation, the Destron bylaws, the relevant provisions of Delaware law, the Applied Digital articles of incorporation, the Applied Digital bylaws and the relevant provisions of Missouri law including the MGBCL.

AUTHORIZED CAPITAL STOCK

     Applied Digital. The authorized capital stock of Applied Digital currently consists of 85,000,000 shares of capital stock, consisting of (i) 80,000,000 shares of Applied Digital common stock, par value, $.001 per share and (ii) 5,000,000 preferred shares, par value $10.00, of which 1 share of Applied Digital Class B Voting Preferred Stock is outstanding.

     Destron. The authorized capital stock of Destron currently consists of 20,000,000 shares of common stock, $0.01 par value.

SPECIAL MEETINGS OF SHAREHOLDERS

     Applied Digital. Under MGBCL Section 225, a special meeting of stockholders may be called by the board of directors or by such persons as may be authorized by the corporation's bylaws. The Applied Digital bylaws provide that special meetings of the shareholders may be called by the Applied Digital board of directors or by a designated committee of the Applied Digital board of directors. The Applied Digital articles of incorporation also provide that special meetings may be called by the holders of record of 10% of the outstanding shares of stock entitled to vote at such meetings.

     Destron. The DGCL provides that a special meeting of stockholders may be called by the board of directors or by such persons as may be authorized by the certificate of incorporation or bylaws. The Destron
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bylaws provide that the Destron board of directors, the Chairman of the Board, the Chief Executive Officer or the President may call a special meeting of stockholders. The Destron certificate of incorporation also provides that special meetings may be called by the holders of record of 10% of the outstanding shares of stock entitled to vote at such meetings.

NUMBER OF DIRECTORS

     Applied Digital. Section 315 of the MGBCL provides that a corporation shall have three or more directors, except that a corporation may have one or two directors if stated in the articles of incorporation. The Applied Digital bylaws provide for Applied Digital to consist of 5 directors, and in no event less than 3, but the number of directors may be amended by vote of a majority of the Applied Digital board of directors. Applied Digital currently has 7 directors.

     Destron. The DGCL permits the certificate of incorporation or the bylaws of a corporation to contain provisions governing the number and terms of directors. However, if the certificate of incorporation contains provisions fixing the number of directors, such number may not be changed without amending the certificate of incorporation. The Destron certificate of incorporation and bylaws provide for the number of directors to be one or more with the number of directors to be fixed by a resolution of the board of directors. Destron currently has nine directors.

CLASSIFICATION OF THE BOARD OF DIRECTORS

     Applied Digital. The Applied Digital bylaws provides for three classes of directors nearly as equal in number as possible to serve terms expiring at the third succeeding annual meeting of Applied Digital shareholders after the election of the members of that class.

     Destron. The Destron certificate of incorporation and bylaws do not provide for separate classes of directors.

REMOVAL OF DIRECTORS; FILLING VACANCIES ON THE BOARD OF DIRECTORS

     Applied Digital. Under MGBCL Section 317, any director of a Missouri corporation may be removed for cause by a majority of the board if that director fails to meet the qualifications for director or is in breach of any agreement with the corporation relating to the director's service to the corporation as a director or employee. The Applied Digital articles of incorporation and bylaws are silent on the issue of removal of directors. Under MGBCL Section 320, unless otherwise provided in the certificate of incorporation or the bylaws, vacancies on the board of directors and newly created directorships resulting from an increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by the sole remaining director, until the next election by the shareholders of the corporation. The Applied Digital bylaws provide that any vacancy on the Applied Digital board of directors as well as any vacancy resulting from an increase in the number of directors which occurs between annual meetings of shareholders at which directors are elected, will be filled by a majority of the directors remaining in office. Directors chosen to fill vacancies hold office for a term expiring at the end of the next annual meeting of shareholders at which the terms of the class to which they have been elected expires.

     Destron. The DGCL provides that a director or directors may be removed with or without cause by the holders of a majority of the shares then entitled to vote at an election of directors, except that (i) members of a classified board may be removed only for cause, unless the certificate of incorporation provides otherwise and (ii) in the case of a corporation having cumulative voting, if less than the entire board is to be removed, no director may be removed without cause if the votes cast against such director's removal would be sufficient to elect such director if then cumulatively voted at an election of the entire board of directors or of the class of directors of which such director is a part. Destron does not have a classified board, and it does not allow cumulative voting for directors. The Destron certificate of incorporation and bylaws are silent on the issue of removal of directors. Under the DGCL, unless otherwise provided in the certificate of incorporation or the bylaws, vacancies on the board of directors and newly created directorships resulting from an increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a
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quorum, or by the sole remaining director, provided that, in the case of a classified board, such vacancies and newly created directorships may be filed by a majority of the directors elected by such class, or by the sole remaining director so elected. In the case of a classified board, directors elected to fill vacancies or newly created directorships shall hold office until the next election of the class for which such directors have been chosen, and until their successors have been duly elected and qualified. In addition, if, at the time of the filling of any such vacancy or newly created directorship, the directors in office constitute less than a majority of the whole board (as constituted immediately prior to any such increase), the Delaware Court of Chancery may, upon application of any stockholder or stockholders holding at least 10% of the total number of outstanding shares entitled to vote for such directors, summarily order an election to fill any such vacancy or newly created directorship, or replace the directors chosen by the directors then in office. The Destron bylaws provides that any vacancy on the Destron board of directors as well as any vacancy resulting from an increase in the number of directors which occurs between annual meetings of stockholders at which directors are elected, will be filled by a majority of the directors remaining in office. Directors chosen to fill vacancies hold office for a term expiring at the end of the next annual meeting of stockholders at which the terms of the class to which they have been elected expires.

CUMULATIVE VOTING

     Cumulative voting entitles each shareholder to cast an aggregate number of votes equal to the number of voting shares held, multiplied by the number of directors to be elected. Each shareholder may cast all of their votes for one nominee or distribute them among one or more nominees, thus permitting holders of less than a majority of the outstanding shares of voting stock to achieve board representation. Where cumulative voting is not permitted, holders of all outstanding shares of voting stock of a corporation elect the entire board of directors of the corporation, thereby precluding the minority shareholders from having board representation.

     Applied Digital. Under MGBCL Section 245, cumulative voting is permitted, unless a corporation's articles of incorporation or bylaws provide otherwise. The Applied Digital bylaws do not permit cumulative voting.

     Destron. Under the DGCL, the certificate of incorporation may provide that at all elections of directors, or at elections held under specified circumstances, each stockholder is entitled to cumulate such stockholder's votes for the election of directors. The Destron bylaws do not permit cumulative voting.

ANTI-TAKEOVER STATUTES

     Applied Digital. Sections 459 and 407 of the MGBCL contains certain provisions applicable to Missouri corporations such as Applied Digital which may be deemed to have an anti-takeover effect. Such provisions include Missouri's business combination statute and the control share acquisition statute.

     Section 459 of the MGBCL protects domestic corporations from hostile takeovers by prohibiting certain transactions once an acquiror has gained control. The statute restricts certain "Business Combinations" between a corporation and an "Interested Shareholder" or affiliates of the Interested Shareholder for a period of five years unless certain conditions are met. A "Business Combination" includes a merger or consolidation, certain sales, leases exchanges, pledges and similar dispositions of corporate assets or stock and certain reclassifications and recapitalizations. An "Interested Shareholder" includes any person or entity which beneficially owns or controls 20% or more of the outstanding voting shares of the corporation.

     During the initial five-year restricted period, no Business Combination may occur unless such Business Combination or the transaction in which an Interested Shareholder becomes "interested" is approved by the board of directors of the corporation. Business Combinations may occur during such five-year period if:
(i) prior to the stock acquisition by the Interested Shareholder, the board of directors approves the transaction in which the Interested Shareholder became such or approves the Business Combination in question; (ii) the holders of a majority of the outstanding voting stock, other than stock owned by the Interested Shareholder, approve the Business Combination; or (iii) the Business Combination satisfies certain detailed fairness and procedural requirements.

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     The MGBCL exempts from its provisions: (i) corporations not having a class of voting stock registered under Section 12 of the Exchange Act; (ii) corporations which adopt provisions in their articles of incorporation or bylaws expressly electing not to be covered by the statute; and (iii) certain circumstances in which a shareholder inadvertently becomes an Interested Shareholder. Applied Digital's Restated articles of incorporation and bylaws do not "opt out" of the Missouri Business Combination Statute.

     The MGBCL also contains a "Control Share Acquisition Statute" which provides that an "Acquiring Person" who after any acquisition of shares of a publicly traded corporation has the voting power, when added to all shares of the same corporation previously owned or controlled by the Acquiring Person to exercise or direct the exercise of: (i) 20% but less than 33 1/3%, (ii) 33 1/3% or more but less than a majority or (iii) a majority, of the voting power of outstanding stock of such corporation must obtain shareholder approval for the purchase of the "Control Shares." If approval is not given, the Acquiring Person's shares lost the right to vote. The statute prohibits an Acquiring Person from voting its shares unless certain disclosure requirements are met and the retention or restoration of voting rights is approved by both: (i) a majority of the outstanding voting stock, and (ii) a majority of the outstanding voting stock after exclusion of "Interested Shares." Interested Shares are defined as shares owned by the Acquiring Person, by directors who are also employees, and by officers of the corporation. Shareholders are given dissenters' rights with respect to the vote on Control Share Acquisitions and may demand payment of the fair value of their shares.

     A number of acquisitions of shares are deemed not to constitute Control Share Acquisitions, including good faith gifts, transfers pursuant to wills, purchases pursuant to an issuance by the corporation, mergers involving the corporation which satisfy the other requirements of the MGBCL, transactions with a person who owned a majority of the voting power of the corporation within the prior year, or purchases from a person who has previously satisfied the provisions of the Control Share Acquisition Statute so long as the transaction does not result in the purchasing party having voting power after the purchase in a percentage range (such ranges are as set forth in the immediately preceding paragraph) beyond the range for which the selling party previously satisfied the provisions of the statute. Additionally, a corporation may exempt itself from application of the statute by inserting a provision in its articles of incorporation or bylaws expressly electing not to be covered by the statute. Applied Digital's Restated articles of incorporation and bylaws do not "opt out" of the Control Share Acquisition Statute.

     Destron. The DGCL applicable to Destron contains a business combination statute similar to that contained in the MGBCL. Like the Missouri business combination statute, the Delaware business combination statute (Section 203 of the DGCL) generally prohibits a domestic corporation from engaging in mergers or other business combinations with an "interested stockholder" (as defined in the DGCL) for three years. The prohibition can be avoided if the business combination is approved by the board of directors prior to the date on which the interested stockholder acquires the requisite percentage of stock that caused it to become an interested stockholder. The MGBCL imposes a longer prohibition period on transactions with Interested Persons (five years) than the DGCL (three years), thereby potentially increasing the period during which a hostile takeover may be frustrated. In addition, the DGCL, unlike its Missouri counterpart, does not apply if the interested stockholder obtains at least 85% of the corporation's voting stock upon consummation of the transactions which resulted in the stockholder becoming an interested stockholder. Thus, a person acquiring at least 85% of the corporation's voting stock could circumvent the defensive provisions of the DGCL while being unable to do so under the MGBCL. The prohibition against business combinations also can be avoided under the DGCL if, at or subsequent to the time the business combination is approved by the target company's board of directors, and authorized at an annual or special meeting of stockholders, and not by written consent, it is approved by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder. The DGCL does not contain a control share acquisition statute similar to that contained in the MGBCL.

PREEMPTIVE RIGHTS

     Applied Digital. MGBCL Section 305 allows preemptive rights to be limited or denied to the extent provided in a corporation's articles of incorporation. No shareholder of Applied Digital has preemptive rights with regard to shares of common or preferred stock.
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     Destron.  Under the DGCL, a stockholder does not possess preemptive rights unless such rights are specifically granted in the certificate of incorporation. No stockholder of Destron has preemptive rights with regard to shares of common or preferred stock.

DISSENTERS' RIGHTS

     Applied Digital. Under MGBCL Section 455, a shareholder of any corporation which is a party to a merger or consolidation, or which sells all or substantially all of its assets, has the right to dissent from such corporate action and to demand payment of the fair value of such shares.

     Destron. Under Section 262 of the DGCL, except as otherwise provided by the DGCL, stockholders have the right to demand and receive payment of the fair value of their stock in the event of a merger or consolidation. However, except as otherwise provided by the DGCL, stockholders do not have appraisal rights if, among other things, the consideration they receive for their shares consists of
(i) shares of stock of the corporation surviving or resulting from such merger or consolidation, (ii) shares of stock of any other corporation which at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an inter-dealer quotation system by the National Association of Securities Dealers, Inc. ("NASD") or held of record by more than 2,000 stockholders, (iii) cash in lieu of fractional shares of the corporations described in clause (i) or
(ii) of this sentence, or (iv) any combination of shares of stock and cash in lieu of fractional shares described in the foregoing clauses (i), (ii) and
(iii).

STOCKHOLDERS' RIGHT TO INSPECT

     Under the DGCL, any stockholder may inspect the corporation's stock ledger, stockholder list and other books and records for any proper purpose. A "proper purpose" is defined in Section 220 of the DGCL as a purpose reasonably related to such person's interest as a stockholder. The DGCL specifically provides that a stockholder may appoint an agent for the purpose of examining the stock ledger, list of stockholders or other books and records of the corporation. A stockholder may apply to the Delaware Court of Chancery to compel inspection if the stockholder's request to examine the books and records is refused. In general, the stockholder has the burden of proving a proper purpose when seeking to inspect books and records other than the stock ledger and stockholder list, and the corporation has the burden of proving an improper purpose where a stockholder requests to examine the stockholder ledger or stockholder list. The right of stockholders to inspect under the MGBCL is generally similar to that of stockholders under the DGCL. Neither the MGBCL nor Missouri case law, however, provides any specific guidance as to whether a shareholder may appoint an agent for the purpose of examining books and records or the extent to which a shareholder must have a "proper purpose." Accordingly, in comparison with the DGCL, in a given situation a Missouri shareholder may be provided with less guidance as to the scope of his or her ability to inspect the books and records of the corporation.

AMENDMENT OF ARTICLES OR CERTIFICATE OF INCORPORATION AND BYLAWS

     Applied Digital. Under the MGBCL, shareholders must approve a proposed amendment to the articles of incorporation of a Missouri corporation by a majority vote of the outstanding shares entitled to vote. The Applied Digital articles of incorporation provides that, in general, it may be amended by the affirmative vote of a majority of the Applied Digital board of directors and the holders of a majority of Applied Digital's common stock. In general, the bylaws may be amended by the affirmative vote of a majority of the Applied Digital board of directors or the holders of a majority of Applied Digital's common stock.

     Destron. Under the DGCL, unless otherwise provided in the certificate of incorporation, a proposed amendment to the certificate of incorporation requires an affirmative vote of a majority of all votes entitled to be cast on a matter. If any such amendment would adversely affect the rights of any holders of shares of a class or series of stock, the vote of the holders of a majority of all outstanding shares of the class or series, voting as a class, is also necessary to authorize such amendment. In general, the Destron certificate of incorporation may be amended by an affirmative vote of the Destron board of directors and the holders of a majority of

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Destron's shares. Any amendment to the Destron certificate of incorporation which relates to the Destron board of directors, however, requires the affirmative vote of 66 2/3% of the outstanding shares of Destron unless it has been approved by a majority vote of the full Destron board of directors. If the full Destron board of directors approves such amendments, only the affirmative vote of a majority of shares is needed. The Destron bylaws may be amended by the affirmative vote of a majority of the Destron board of directors or the holders of a majority of Destron's shares.

                             SHAREHOLDER PROPOSALS

     The Applied Digital board of directors will consider proposals of shareholders intended to be presented for action at Applied Digital's 2001 annual meeting of shareholders. A shareholder proposal intended to be included in Applied Digital's 2001 proxy statement must be submitted in writing and be received at Applied Digital's principal executive offices, 400 Royal Palm Way, Suite 410, Palm Beach, Florida 33480, Attn: Secretary no later than January 3, 2001. Proposals by shareholders to be presented at Applied Digital's 2001 annual meeting of shareholders (but not intended to be included in Applied Digital's 2001 proxy statement) must be submitted in writing to Applied Digital no earlier than March 17, 2001, no later than April 17, 2001, in accordance with Applied Digital's Bylaws. Any proxy received by Applied Digital may confer discretionary authority to vote on any shareholder proposal not received by Applied Digital by April 17, 2001.

     If the merger is not consummated, Destron will hold an annual meeting of stockholders for the fiscal year ending September 30, 2000 in calendar year 2001. If such meeting is held, stockholder proposals intended to be presented at such meeting must be received by Destron a reasonable time before the solicitation of proxies for such meeting is made for inclusion in Destron's proxy materials for such meeting.

                                    EXPERTS

     The consolidated financial statements of Applied Digital Solutions, Inc. and its subsidiaries (formerly Applied Cellular Technology) as of December 31, 1998 and 1999 and for each of the years then ended, included in this prospectus, have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accounts, given on the authority of said firm as experts in auditing and accounting. The financial statements as of, and for the year ended December 31, 1997 have been so included in reliance on the report of Rubin, Brown, Gornstein & Co., LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The consolidated financial statements of Bostek, Inc. and affiliate as of and for the year ended December 31, 1998 incorporated into this prospectus by reference to the Current Report on Form 8-K/A of Applied Digital Solutions, Inc. (formerly, Applied Cellular Technology, Inc.) dated August 12, 1999, have been so incorporated in reliance on the report of Di Pesa & Company, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The consolidated financial statements and schedules as of September 30, 1999 and 1998 and for the three years in the period ended September 30, 1999 included in this joint proxy statement/prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

                                 LEGAL MATTERS

     The validity of the shares of Applied Digital common stock offered by this joint proxy statement/prospectus and the federal income tax consequences in connection with the merger will be passed upon for Applied Digital by Bryan Cave llp, St. Louis, Missouri, and by Akerman, Senterfitt & Eidson, P.A., Miami, Florida, respectively. Certain legal matters with respect to federal income tax consequences in connection with the merger will be passed upon for Destron by Winthrop & Weinstine, P.A., Minneapolis, Minnesota.

                      WHERE YOU CAN FIND MORE INFORMATION

     Applied Digital and Destron are each subject to the informational requirements of the Exchange Act and, in accordance therewith, file reports, proxy statements and other information with the Commission. The reports, proxy statements and other information filed by Applied Digital and Destron with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at 7 World Trade Center, 13th floor, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material also can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, Washington, D.C. 20549, or by calling the Commission at 1-800-SEC-0330. In addition, Applied Digital and Destron are each required to file electronic versions of such material with the Commission through the Commission's Electronic Data Gathering, Analysis and Retrieval (EDGAR) system. The Commission maintains a World Wide Web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. Applied Digital common stock and Destron common stock are listed on the Nasdaq. Reports and other information concerning Applied Digital and Destron can also be inspected at the offices of Nasdaq, Department of NASDR, 1390 Piccard Drive, Rockville, Maryland 20850, (800-289-9999).

     Applied Digital has filed with the Commission a registration statement on Form S-4 under the Exchange Act with respect to the shares of Applied Digital common stock to be issued pursuant to the merger agreement. This joint proxy statement/prospectus does not contain all the information set forth in the registration statement. For further information with respect to Applied Digital, Destron and the Applied Digital common stock, reference is hereby made to the Applied Digital registration statement on Form S-4 (including the exhibits and schedules thereto).

     The Commission allows Applied Digital to "incorporate by reference" information into this joint proxy statement/prospectus, which means that Applied Digital can disclose important information to you by referring you to another document filed separately with the Commission. Statements regarding Applied Digital contained in this joint proxy statement/prospectus or in any document incorporated by reference in this joint proxy statement/prospectus as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document (if any) filed as an exhibit to the Applied Digital registration statement on Form S-4 or such other document, each such statement being qualified in all respects by such reference. The information incorporated by reference is deemed to be part of this joint proxy statement/prospectus. This joint proxy statement/prospectus incorporates by reference the documents set forth below that Applied Digital has previously filed with the SEC. These documents contain important information about Applied Digital and its finances.

  APPLIED DIGITAL, INC. COMMISSION FILINGS
            (FILE NO. 000-26020)                                  PERIOD
  ----------------------------------------                        ------
Annual Report on Form 10-K...................  Fiscal Year ended December 31, 1999
Quarterly Report on Form 10-Q................  Filed May 15, 2000
Definitive Proxy Statement...................  Filed May 8, 2000
Current Report on Form 8-K...................  Filed May 1, 2000
Current Report on Form 8-K...................  Filed April 13, 2000
Current Report on Form 8-K/A.................  Filed August 12, 1999
Current Report on Form 8-K...................  Filed June 4, 1999
The description of Applied Digital common      Filed May 5, 1995
  stock set forth on Applied Digital
  Registration Statement on Form 8-A.........

     All documents and reports subsequently filed by Applied Digital pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this joint proxy statement/prospectus and prior to the date of the Applied Digital special meeting shall be deemed to be incorporated by reference in this joint proxy statement/prospectus and to be part hereof from the date of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this joint proxy statement/prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this joint proxy statement/prospectus.

     Documents incorporated by reference which are not presented herein or delivered herewith (other than exhibits to such documents unless such exhibits are specifically incorporated by reference) are available to any person, including any beneficial owner, to whom this joint proxy statement/prospectus is delivered, on written or oral request, without charge, in the case of documents relating to Applied Digital, directed to Applied Digital, Inc., 400 Royal Palm Way, Suite 410, Palm Beach, Florida 33480, (561-366-4800), Attention: Kay Langsford, Vice President, Administration. In order to ensure timely delivery of
any of such documents, any request should be made by           , 2000.

     APPLIED DIGITAL SHAREHOLDERS SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS TO VOTE ON THE ISSUANCE OF APPLIED DIGITAL COMMON STOCK AS CONTEMPLATED BY THE MERGER AGREEMENT, AS AMENDED. DESTRON STOCKHOLDERS SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS TO VOTE ON THE MERGER AGREEMENT. NEITHER APPLIED DIGITAL NOR DESTRON HAS AUTHORIZED ANYONE TO PROVIDE INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS. THIS
JOINT PROXY STATEMENT/PROSPECTUS IS DATED             , 2000. STOCKHOLDERS
SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS IS ACCURATE AS OF ANY OTHER DATE, AND NEITHER THE MAILING OF THIS JOINT PROXY STATEMENT/PROSPECTUS TO STOCKHOLDERS NOR THE ISSUANCE OF APPLIED DIGITAL COMMON STOCK IN THE MERGER SHALL CREATE ANY IMPLICATION TO THE CONTRARY.

                         INDEX TO FINANCIAL STATEMENTS

APPLIED DIGITAL SOLUTIONS, INC. CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 1999, 1998 and 1997
Reports of Independent Accountants for the Three Years Ended
  December 31, 1999.........................................   F-2
Consolidated Balance Sheets at December 31, 1999 and 1998...   F-4
Consolidated Statements of Operations for the Three Years
  Ended December 31, 1999...................................   F-5
Consolidated Statements of Stockholders' Equity for the
  Three Years Ended December 31, 1999.......................   F-6
Consolidated Statements of Cash Flows for the Three Years
  Ended December 31, 1999...................................   F-7
Notes to Consolidated Financial Statements..................   F-8
Three Months Ended March 31, 2000 (unaudited)
Consolidated Balance Sheets as of December 31, 1999 and
  March 31, 2000............................................  F-30
Consolidated Statements of Operations for the Three Months
  Ended March 31, 2000 and 1999.............................  F-31
Consolidated Statement of Stockholders' Equity for the Three
  Months Ended March 31, 2000...............................  F-32
Consolidated Statements of Cash Flows for Three Months Ended
  March 31, 2000 and 1999...................................  F-33
Notes to Consolidated Financial Statements..................  F-34
DESTRON FEARING CORPORATION CONSOLIDATED FINANCIAL
  STATEMENTS
Years Ended September 30, 1999, 1998 and 1997
Report of Independent Public Accountants....................  F-40
Consolidated Balance Sheets at September 30, 1999 and
  1998......................................................  F-41
Consolidated Statements of Operations for the Years Ended
  September 30, 1999, 1998 and 1997.........................  F-42
Consolidated Statements of Shareholders' Equity for the
  Years Ended September 30, 1999, 1998 and 1997.............  F-43
Consolidated Statements of Cash Flows for the Years Ended
  September 30, 1999, 1998 and 1997.........................  F-44
Notes to Consolidated Financial Statements..................  F-45
Six Months Ended March 31, 2000 (unaudited)
Consolidated Balance Sheets as of March 31, 2000 and
  September 30, 1999........................................  F-55
Consolidated Statements of Operations for the Three Months
  and Six Months Ended March 31, 2000 and 1999..............  F-56
Consolidated Statements of Cash Flows for the Six Months
  Ended March 31, 2000 and 1999.............................  F-57
Notes to Consolidated Financial Statements..................  F-58
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL
  INFORMATION...............................................   P-1
Unaudited Pro Forma Condensed Combined Balance Sheet as of
  March 31, 2000............................................   P-2
Unaudited Pro Forma Condensed Combined Statement of
  Operations for the Year Ended December 31, 1999...........   P-4
Unaudited Pro Forma Condensed Combined Statement of
  Operations for the Three Months Ended March 31, 2000......   P-6

                       REPORT OF INDEPENDENT ACCOUNTANTS

To:  The Board of Directors and
     Shareholders of Applied Digital Solutions, Inc.

     In our opinion, the accompanying consolidated balance sheets and related consolidated statements of operations, of stockholders' equity and of cash flows present fairly, in all material respects, the financial position of Applied Digital Solutions, Inc. and its subsidiaries (formerly Applied Cellular Technology, Inc.) at December 31, 1999 and December 31, 1998, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PricewaterhouseCoopers LLP
St. Louis, Missouri
March 3, 2000

                       REPORT OF INDEPENDENT ACCOUNTANTS

To:  The Board of Directors and Shareholders
     Applied Digital Solutions, Inc.

     We have audited the accompanying consolidated statements of operations, stockholders' equity and cash flows of Applied Digital Solutions, Inc. and subsidiaries (formerly Applied Cellular Technology, Inc.) for the year ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of Applied Digital Solutions, Inc. and subsidiaries for the year ended December 31, 1997, in conformity with generally accepted accounting principles.

Rubin, Brown, Gornstein & Co., LLP
St. Louis, Missouri
February 24, 1998

                APPLIED DIGITAL SOLUTIONS, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                                  DECEMBER 31,
                                                                1999        1998
                                                              ---------   ---------
                                                              (IN THOUSANDS, EXCEPT
                                                                   PAR VALUE)
                                      ASSETS
Current assets:
  Cash and cash equivalents.................................  $  5,138    $  4,555
  Due from buyer of divested subsidiary.....................    31,302          --
  Accounts receivable and unbilled receivables (net of
     allowance for doubtful accounts of $1,698 in 1999 and
     $990 in 1998)..........................................    52,170      34,390
  Inventories...............................................    40,448      20,657
  Notes receivable..........................................     3,822       3,600
  Prepaid expenses and other current assets.................     6,001       2,042
                                                              --------    --------
          Total current assets..............................   138,881      65,244
Property and equipment, Net.................................    13,886      15,627
Notes receivable............................................     3,297       1,445
Goodwill, net...............................................    62,000      33,430
Other assets................................................    10,912       8,370
                                                              --------    --------
                                                              $228,976    $124,116
                                                              ========    ========

                       LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
  Notes payable.............................................  $ 25,211    $ 23,217
  Current maturities of long-term debt......................     8,038       1,158
  Due to shareholders of acquired subsidiary................    15,000          --
  Accounts payable..........................................    29,499      13,819
  Accrued expenses..........................................    17,672       9,251
  Other current liabilities.................................     2,745       3,312
                                                              --------    --------
          Total current liabilities.........................    98,165      50,757
Long-term debt..............................................    35,317       2,838
                                                              --------    --------
          Total liabilities.................................   133,482      53,595
                                                              --------    --------
Commitments and contingencies (see notes 2, 15 and 19)
Minority interest...........................................     2,558       2,961
                                                              --------    --------
Stockholders' equity
  Preferred shares:
       Authorized 5,000 shares in 1999 and 1998 of $10 par
        value; special voting, issued and outstanding 1
        share in 1999 and 1998, Class B voting, issued and
        outstanding 1 share in 1999 and 1998................        --          --
  Common shares:
     Authorized 80,000 shares in 1999 and 1998, of $.001 par
      value; 51,116 shares issued and 48,260 shares
      outstanding in 1999 and 35,683 shares issued and
      35,577 shares outstanding in 1998.....................        48          36
  Common and preferred additional paid-in capital...........    87,470      60,517
  Retained earnings.........................................    12,664       7,232
  Treasury stock (carried at cost, 2,856 shares in 1999, 106
     shares in 1998)........................................    (7,310)       (337)
  Accumulated other comprehensive income....................        64         112
                                                              --------    --------
          Total stockholders' equity........................    92,936      67,560
                                                              --------    --------
                                                              $228,976    $124,116
                                                              ========    ========

        See the accompanying notes to consolidated financial statements.

                APPLIED DIGITAL SOLUTIONS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                 FOR THE YEARS ENDED DECEMBER 31,
                                                              ---------------------------------------
                                                                 1999          1998          1997
                                                              -----------   -----------   -----------
                                                               (IN THOUSANDS, EXCEPT PER SHARE DATA)
Net operating revenue.......................................    $336,741      $207,081      $103,159
Costs of goods sold.........................................     241,790       142,893        69,408
                                                                --------      --------      --------
Gross profit................................................      94,951        64,188        33,751
  Selling, general and administrative expenses..............     (90,416)      (51,485)      (26,431)
  Depreciation and amortization.............................      (9,687)       (4,501)       (1,874)
  Restructuring and unusual costs...........................      (2,550)           --        (1,681)
  Gain on sale of subsidiary................................      20,075           733         1,827
  Interest income...........................................         616           420           192
  Interest expense..........................................      (3,842)       (1,653)         (978)
                                                                --------      --------      --------
Income before provision for income taxes, minority interest
  and extraordinary loss....................................       9,147         7,702         4,806
  Provision for income taxes................................       3,160         2,588         1,769
                                                                --------      --------      --------
Income before minority interest and extraordinary loss......       5,987         5,114         3,037
  Minority interest.........................................         395           424           697
                                                                --------      --------      --------
Income before extraordinary loss............................       5,592         4,690         2,340
  Extraordinary loss (net of taxes of $89)..................         160            --            --
                                                                --------      --------      --------
Net income..................................................       5,432         4,690         2,340
  Preferred stock options...................................          --            44            72
                                                                --------      --------      --------
Net income per common share -- basic........................    $    .12      $    .14      $    .18
                                                                ========      ========      ========
Earning per share -- diluted
  Income before extraordinary loss..........................    $    .11      $    .13      $    .15
  Extraordinary loss........................................          --            --            --
                                                                --------      --------      --------
Net income per common share -- diluted......................    $    .11      $    .13      $    .15
                                                                ========      ========      ========
Weighted average number of common shares
  outstanding -- basic......................................      46,814        32,318        12,632
                                                                ========      ========      ========
Weighted average number of common shares
  outstanding -- diluted....................................      50,086        34,800        15,245
                                                                ========      ========      ========

        See the accompanying notes to consolidated financial statements.

                APPLIED DIGITAL SOLUTIONS, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
              FOR THE YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

                                                                                                     ACCUMULATED
                            PREFERRED STOCK    COMMON STOCK     ADDITIONAL   RETAINED                   OTHER           TOTAL
                            ---------------   ---------------    PAID-IN     EARNINGS    TREASURY   COMPREHENSIVE   STOCKHOLDERS'
                            NUMBER   AMOUNT   NUMBER   AMOUNT    CAPITAL     (DEFICIT)    STOCK        INCOME          EQUITY
                            ------   ------   ------   ------   ----------   ---------   --------   -------------   -------------
                                                                       (IN THOUSANDS)
Balance -- December 31,
  1996....................    --      $--      5,799    $ 6      $ 7,928      $   318    $    --        $ --           $ 8,252
  Net income..............             --         --     --           --        2,340         --          --                --
  Comprehensive income --
    foreign currency
      translation.........    --       --         --     --           --           --         --          (2)
        Total
          comprehensive
          income..........    --       --         --     --           --        2,340         --          (2)            2,388
  Issuance of common
    shares................    --       --      1,572      2        5,534           --         --          --             5,536
  Issuance of common
    shares to redeem
    preferred stock.......    --       --      1,354      1        2,499           --         --          --             2,500
  Issuance of common
    shares for
    acquisitions..........    --       --      9,624     10       10,263           --         --          --            10,273
  Warrants redeemed for
    common shares.........    --       --      2,323      2        7,456           --         --          --             7,458
  Preferred stock
    dividends paid........    --       --         --     --           --          (72)        --          --               (72)
                              --      ---     ------    ---      -------      -------    -------        ----           -------
Balance -- December 31,
  1997....................    --       --     20,672     21       33,680        2,586         --          (2)           36,285
  Net income..............    --       --         --     --           --        4,690         --          --
  Comprehensive income --
    foreign currency
      translation.........             --         --     --           --           --         --         114                --
        Total
          comprehensive
          income..........    --       --         --     --           --        4,690         --         114             4,804
  Issuance of common
    shares................    --       --         50     --          100           --         --          --               100
  Issuance of common
    shares for
    acquisitions..........    --       --     12,511     12       18,770           --         --          --            18,782
  Issuance of preferred
    shares................    --       --         --     --        6,020           --         --          --             6,020
  Conversion of preferred
    shares to common
    shares................    --       --      1,600      2           (2)          --         --          --                --
  Warrants redeemed for
    common shares.........    --       --        850      1        1,949           --         --          --             1,950
  Preferred dividends
    paid..................    --       --         --     --           --          (44)        --          --               (44)
  Common shares
    repurchased...........    --       --       (106)    --           --           --       (337)         --              (337)
                              --      ---     ------    ---      -------      -------    -------        ----           -------
Balance -- December 31,
  1998....................    --       --     35,577     36       60,517        7,232       (337)        112            67,560
  Net income..............    --       --         --     --           --        5,432         --          --
  Comprehensive income --
    foreign currency
      translation.........             --         --     --           --           --         --         (36)               --
    unrealized gain on
      securities                       --         --     --           --           --         --         (12)               --
        Total
          comprehensive
          income..........    --       --         --     --           --        5,432         --         (48)            5,384
  Issuance of common
    shares................    --       --      2,808      3        5,508           --         --          --             5,511
  Issuance of common
    shares for
    acquisitions..........    --       --     11,701     11       19,016           --         --          --            19,027
  Warrants redeemed for
    common shares.........    --       --        924      1        2,429           --         --          --             2,430
  Common shares
    repurchased...........    --       --     (2,750)    (3)          --           --     (6,973)         --            (6,976)
                              --      ---     ------    ---      -------      -------    -------        ----           -------
Balance -- December 31,
  1999....................    --      $--     48,260    $48      $87,470      $12,664    $(7,310)       $ 64           $92,936
                              ==      ===     ======    ===      =======      =======    =======        ====           =======

        See the accompanying notes to consolidated financial statements.

                APPLIED DIGITAL SOLUTIONS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                              FOR THE YEARS ENDED DECEMBER 31,
                                                              --------------------------------
                                                                1999        1998        1997
                                                              ---------   ---------   --------
                                                                       (IN THOUSANDS)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net Income................................................  $  5,432    $  4,690    $ 2,340
  Adjustments to reconcile net income to net cash used in
     operating activities:
     Depreciation and amortization..........................     9,687       4,501      1,874
     Minority interest......................................       395         424        697
     Gain on sale of subsidiary.............................   (20,075)       (733)    (1,827)
     Loss (gain) on sale of assets..........................       143        (140)       148
     Reserve on investments.................................     1,000          --         --
     Non-cash portion of restructuring cost.................     1,522          --         --
     Net change in operating assets and liabilities.........   (12,483)    (11,353)    (6,549)
                                                              --------    --------    -------
Net cash used in operating activities.......................   (14,379)     (2,610)    (3,317)
                                                              --------    --------    -------
CASH FLOWS FROM INVESTING ACTIVITIES:
  (Increase) decrease in notes receivable...................      (413)     (2,338)       122
  Proceeds from sale of assets..............................       758         507      2,296
  Payments for property and equipment.......................    (7,024)     (1,950)      (916)
  (Payments for) proceeds from asset and business
     acquisitions (net of cash balances acquired)...........   (17,903)         57      3,983
  Increase in other assets..................................    (2,675)     (3,118)    (1,327)
                                                              --------    --------    -------
Net cash (used in) provided by investing activities.........   (27,257)     (6,842)     4,158
                                                              --------    --------    -------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net amounts (paid) borrowed on notes payable..............    (3,358)     12,202     (2,847)
  Proceeds on long-term debt................................    54,114       1,011        335
  Payments for long-term debt...............................   (10,911)     (6,936)      (494)
  Other financing costs.....................................    (2,863)         --         --
  Issuance of common shares.................................     5,237       1,354      9,084
  Repurchase of common stock................................        --        (337)        --
  Redemption of preferred shares............................        --        (900)        --
  Preferred stock dividends paid............................        --         (44)       (72)
                                                              --------    --------    -------
Net cash provided by financing activities...................    42,219       6,350      6,006
                                                              --------    --------    -------
Net increase (decrease) in cash.............................       583      (3,102)     6,847
Cash and cash equivalents -- beginning of year..............     4,555       7,657        810
                                                              --------    --------    -------
Cash and cash equivalents -- end of year....................  $  5,138    $  4,555    $ 7,657
                                                              ========    ========    =======
Supplemental disclosure of cash flow information
  Income taxes paid.........................................  $  1,334    $  2,430    $   964
  Interest paid.............................................  $  3,541    $  1,534    $ 1,012

        See the accompanying notes to consolidated financial statements.

                APPLIED DIGITAL SOLUTIONS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 (IN THOUSANDS)

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Applied Digital Solutions, Inc. and subsidiaries (the Company) is an emerging leader in the implementation of e-business solutions for the Internet through Computer Telephony Internet Integration (the integration of computer, telecom and the Internet). The Company's goal is to be a single source e-business provider that midsize companies can turn to for intelligently connecting their business processes via telephone or computer, with their customers, suppliers and partners to deliver the results expected from the emerging e-business market. The Company currently operates in six segments as follows:

          Telephony -- This segment is an implementer of telecommunications and Computer Telephony Integration (CTI) solutions for e-business.

          Network -- This segment provides e-business infrastructure design and deployment, personal computer network infrastructure for the development of local and wide area networks as well as site analysis, configuration, training and customer support services.

          Internet -- This segment equips customers with the necessary tools and support services to enable them to make a successful transition to becoming or implementing e-business practices, ERP and CRM solutions, website design and application and internet access services.

          Applications -- This segment provides software applications primarily for large retail environments, including point of sale, data acquisition, asset management and decision support systems; and develops programs for portable data collection equipment, including wireless hand-held devices.

          IntelleSale.com -- This segment sells refurbished and new computer equipment and related components online, through its website at www.IntelleSale.com, and through other Internet companies, as well as through traditional channels, which includes sales made by IntelleSale.com's sales force.

          Non-Core -- This segment is comprised of seven individually managed companies engaged in various business enterprises including the manufacturing of electronic and automotive components, and the fabrication, installation and maintenance of microwave, cellular and digital personal communication service towers.

PRINCIPLES OF CONSOLIDATION

     The consolidated financial statements include the accounts of Applied Digital Solutions, Inc. and its wholly owned and majority owned subsidiaries. All significant intercompany accounts and transactions have been eliminated upon consolidation.

     As further discussed in Note 2, the Company acquired businesses during 1999 and 1998 all of which have been accounted for under the purchase method of accounting.

USE OF ESTIMATES

     The preparation of the financial statements requires management to make certain estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Although these estimates are based on the knowledge of current events and actions the Company may undertake in the future, they may ultimately differ from actual results.

FOREIGN CURRENCIES

     The Company's foreign subsidiaries use their local currency as their functional currency. Results of operations and cash flow are translated at average exchange rates during the period, and assets and liabilities are translated at end of period exchange rates. Translation adjustments resulting from this process are included

                APPLIED DIGITAL SOLUTIONS, INC. AND SUBSIDIARIES in accumulated other comprehensive income in stockholders' equity. Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency, are included in the results of operations as incurred.

CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents.

UNBILLED RECEIVABLES

     Unbilled receivables consist of certain direct costs and profits recorded in excess of amounts billable pursuant to contract provisions in connection with system installation projects and software licensing. Unbilled receivables included in accounts receivable was $0.5 million in 1999 and $1.6 million in 1998.

INVENTORIES

     Inventories consist of raw materials, work in process and finished goods. Inventory is valued at the lower of cost or market, determined by the first-in, first-out method. The Company closely monitors and analyzes inventory for potential obsolescence and slow-moving items based upon the aging of the inventory and the inventory turns by product. Inventory items designated as obsolete or slow-moving are reduced to net realizable value.

PROPERTY AND EQUIPMENT

     Property and equipment are carried at cost, less accumulated depreciation and amortization computed using straight-line and accelerated methods. Building and leasehold improvements are depreciated and amortized over periods ranging from 10 to 40 years and equipment is depreciated over periods ranging from 3 to 10 years.

GOODWILL AND OTHER INTANGIBLE ASSETS

     Goodwill and other intangible assets are stated on the cost basis and are amortized, principally on a straight-line basis, over the estimated future periods to be benefitted (not exceeding 20 years). Goodwill and other intangible assets are periodically reviewed for impairment based on expected future undiscounted cash flows to ensure that they are appropriately valued.

PROPRIETARY SOFTWARE IN DEVELOPMENT

     In accordance with Statement of Financial Accounting Standards (FAS) 86, Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed, the Company has capitalized certain computer software development costs upon the establishment of technological feasibility. Technological feasibility is considered to have occurred upon completion of a detailed program design which has been confirmed by documenting and tracing the detail program design to product specifications and has been reviewed for high-risk development issues, or to the extent a detailed program design is not pursued, upon completion of a working model that has been confirmed by testing to be consistent with the product design. Amortization is provided based on the greater of the ratios that current gross revenues for a product bear to the total of current and anticipated future gross revenues for that product, or the straight-line method over the estimated useful life of the product. The straight-line life is determined to be 2 to 5 years.

                APPLIED DIGITAL SOLUTIONS, INC. AND SUBSIDIARIES

ADVERTISING COSTS

     The Company generally expenses production costs of print advertisements the first date the advertisements take place. Advertising expense, included in selling, general and administrative expenses, was $2.9 million in 1999, $0.7 million in 1998 and $0.9 million in 1997.

REVENUE RECOGNITION

     For programming, consulting and software licensing services and construction contracts, the Company recognizes revenue based on the percent complete for fixed fee contracts, with the percent complete being calculated as either the number of direct labor hours in the project to date divided by the estimated total direct labor hours or based upon the completion of specific task orders. It is the Company's policy to record contract losses in their entirety in the period in which such losses are foreseeable. For non fixed fee jobs, revenue is recognized based on the actual direct labor hours in the job times the standard billing rate and adjusted to realizable value, if necessary. For product sales, the Company recognizes revenue upon shipment. Revenue from royalties is recognized when licensed products are shipped. There are no significant post contract support obligations at the time of revenue recognition. The Company's accounting policy regarding vendor and post-contract support obligations is based on the terms of the customers' contract, billable upon the occurrence of the post-sale support. Costs of goods sold are recorded as the related revenue is recognized. The Company does not experience significant product returns, and therefore, management is of the opinion that no allowance for sales returns is necessary. The Company has no obligation for warranties on new hardware sales, because the warranty is provided by the manufacturer. However, the Company provides a minimum six month warranty and offers the opportunity to purchase an extended warranty for most refurbished hardware sales not covered by manufacturer warranties. The Company has recorded a warranty reserve of $0.3 million at December 31, 1999 based upon prior history. The Company does not offer a warranty policy for services to customers.

INCOME TAXES

     The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards (FAS) 109, Accounting for Income Taxes, which requires the asset and liability approach for the financial accounting and reporting for income taxes. Income taxes include U.S. and international taxes. The Company and its U.S. subsidiaries file a consolidated federal income tax return.

EARNINGS PER COMMON AND COMMON SHARE EQUIVALENT

     Basic EPS is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted EPS is computed giving effect to all dilutive potential common shares that were outstanding during the period. Dilutive potential common shares consist of incremental shares issuable upon exercise of stock options and warrants, conversion of preferred stock outstanding and contingently issuable shares.

COMPREHENSIVE INCOME

     The Company's comprehensive income consists of foreign currency translation adjustments and unrealized gains on securities, and is reported in the consolidated statements of stockholders' equity.

                APPLIED DIGITAL SOLUTIONS, INC. AND SUBSIDIARIES

2. ACQUISITIONS AND DISPOSITIONS

     The following represents acquisitions which occurred in 1999 and 1998:

                                                                        COMMON/
                                                                       PREFERRED
                                  DATE OF     PERCENT    ACQUISITION    SHARES
                                ACQUISITION   ACQUIRED      PRICE       ISSUED       BUSINESS DESCRIPTION
                                -----------   --------   -----------   ---------   ------------------------
1999 ACQUISITIONS
Port Consulting, Inc..........   04/01/99      100%        $ 1,292          --     Integrator of
                                                                                   information technology
                                                                                   application systems
Hornbuckle Engineering,
  Inc.........................   04/01/99       100          3,680         555     Integrated voice and
                                                                                   data solutions provider
Lynch Marks & Associates,
  Inc.........................   04/01/99       100          2,526         773     Network integration
                                                                                   company
STR, Inc......................   04/01/99       100          3,050         932     Software solutions
                                                                                   provider for retailers
TigerTel Services Limited
  (formerly Contour Telecom
  Management, Inc.) (Divested
  effective 12/31/99).........   05/01/99        75          5,627          --     Provider of outsourced
                                                                                   telecommunications
                                                                                   management services
Bostek, Inc. & affiliate......   06/01/99       100         26,966          --     Seller of computer
                                                                                   systems and peripherals
1998 ACQUISITIONS
Information Products Center,
  Inc.........................   01/01/98       100          2,797       1,766     Network Infrastructure
                                                                                   services provider
Winward Electric (Divested
  effective 10/1/99)..........   01/01/98       100          4,556       2,307     Full service electrical
                                                                                   and communications
                                                                                   systems contractor
The Americom Group, Inc.......   04/01/98        80            956         227     Provider of
                                                                                   communications
                                                                                   infrastructure
                                                                                   construction,
                                                                                   maintenance,
                                                                                   installation and
                                                                                   training services
Aurora Electric, Inc.
  (Divested effective
  10/1/99)....................   04/01/98       100          1,897       1,098     Full service electrical
                                                                                   and communications
                                                                                   system contractor
Blue Star Electronics, Inc....   04/01/98        80            431         203     Cable assembly
                                                                                   manufacturer
Consolidated Micro Components,
  Inc.........................   04/01/98       100          1,948       1,042     Reseller of memory,
                                                                                   processors and mass
                                                                                   storage devices
Data Path Technologies,
  Inc.........................   04/01/98       100          3,421       1,778     Seller of computer
                                                                                   systems, peripherals,
                                                                                   components and software
GDB Software Services.........   04/01/98       100          1,932       1,013     Provider of data
                                                                                   processing consulting
                                                                                   services
Ground Effects, Ltd...........   04/01/98        85          2,049       1,106     Manufacturer of aluminum
                                                                                   and steel tubes

                APPLIED DIGITAL SOLUTIONS, INC. AND SUBSIDIARIES

                                                                        COMMON/
                                                                       PREFERRED
                                  DATE OF     PERCENT    ACQUISITION    SHARES
                                ACQUISITION   ACQUIRED      PRICE       ISSUED       BUSINESS DESCRIPTION
                                -----------   --------   -----------   ---------   ------------------------
Innovative Vacuum Solutions,
  Inc.........................   04/01/98        80          1,361         729     Re-manufacturer of high-
                                                                                   end vacuum pumps
Service Transport Company.....   04/01/98        80             89          35     Transporter of computer
                                                                                   systems and electronics
Teledata Concepts, Inc........   04/01/98       100            308         138     Internet and
                                                                                   telecommunications
                                                                                   services provider
TigerTel Services, Ltd
  (Divested effective
  12/31/99)...................   05/01/98       100          6,500       3,418     Call centers, voice
                                                                                   messaging and one number
                                                                                   dialing services
                                                                                   provider
Signature Industries, Ltd.....   06/01/98        85          4,974       3,571     Manufacturer of
                                                                                   high-grade
                                                                                   communications and
                                                                                   safety devices
Fiscal Advantage, Inc.........    10/1/98     Assets           200          --     Computer leasing
                                                                                   services

EARNOUT AND PUT AGREEMENTS

     All acquisitions have been accounted for using the purchase method of accounting and, accordingly, the consolidated financial statements reflect the results of operations of each company from the date of acquisition. The costs of acquisitions include all payments according to the acquisition agreements plus costs for investment banking services, legal services and accounting services, that were direct costs of acquiring these assets. Goodwill resulting from these acquisitions is being amortized on a straight-line basis, over twenty years. Certain acquisition agreements include additional consideration contingent on profits of the acquired subsidiary. Upon earning these additional shares, the value will be recorded as additional goodwill. The acquisitions above include contingent shares earned upon attainment of certain profits by subsidiaries through December 31, 1999. Under these agreements, assuming all earnout profits are achieved, the Company is contingently liable for additional consideration of approximately $12.7 million in 2000, $7.1 million in 2001, $1.8 million in 2002 and $2 million in 2004, of which 6.2 million would be payable in cash and 17.4 million would be payable in stock. See Note 23 for unaudited pro forma information for the above acquisitions that occurred in 1999 and 1998. The Company has entered into put options with the selling shareholders of various companies in which the Company acquired less than a 100% interest. These options require the Company to purchase the remaining portion it does not own after periods ranging from four to five years from the dates of acquisition at amounts per share generally equal to 10% to 20% of the average annual earnings per share of the company before income taxes for the two year period ending the effective date of the put multiplied by a multiple ranging from four to five. In the second quarter of 1999, the Company entered into agreements to pay $3.9 million to acquire put options in certain companies owned by the Company's subsidiary, IntelleSale.com. In addition, based on current earnings, assuming all other put options are exercised, the Company is contingently liable for an additional $6.9 million in the next two years. The contingent amounts for earnouts and put options have not been recorded as liabilities in the financial statements as it is uncertain whether the contingencies will be met.

     There were 9,441 shares of common stock issued during 1999 related to agreements with the Company's subsidiaries, primarily for earnouts and to purchase minority interests.

                APPLIED DIGITAL SOLUTIONS, INC. AND SUBSIDIARIES

MAJOR ACQUISITION

     Effective June 1, 1999, the Company acquired all of the outstanding common stock of Bostek, Inc. and affiliate (Bostek) in a transaction accounted for under the purchase method of accounting. The aggregate purchase price was approximately $27 million, of which $10.2 million was paid in cash at closing, $5 million was paid in cash in January 2000, and $1.8 million for the 1999 earnout was paid in cash in February 2000. The earnout accrual is included in other current liabilities at December 31, 1999. Upon a successful initial public offering of IntelleSale.com, $10 million will be payable in stock of IntelleSale.com to the former owners of Bostek. In the event that the initial public offering does not occur, the $10 million will be payable in cash. An additional $3.2 million is contingent upon achievement of certain earnings targets. The operating results of the Company include Bostek from its acquisition date. The total purchase price of Bostek, including the liabilities assumed, was allocated to the identifiable assets with the remainder of $24.4 million recorded as goodwill which is being amortized over 20 years.

DISPOSITIONS

     Effective October 1, 1999, the Company entered into a Stock Purchase Agreement for the sale of all outstanding shares of common stock of four non-core subsidiaries. In consideration, the Company received a note for $2.5 million, and 2.8 million shares of the Company's stock, recorded as treasury stock in the amount of $7 million. No gain was recorded on this transaction, because the shareholders of the purchaser of the divested assets were deemed to be significant shareholders of the Company. The operating results of these companies are properly included in the Company's financial statements through the date of disposition.

     Effective December 30, 1999, the Company sold its approximately 4.9 million shares in TigerTel, Inc., its Toronto-based telecommunications subsidiary. The total proceeds were $31.3 million in cash, resulting in a pre-tax gain of $20.1 million. Payment of the proceeds was received on January 10, 2000. The operating results of TigerTel are properly included in the Company's financial statements through the date of disposition.

     On December 31, 1998, the Company entered into a Purchase and Sale Agreement for the sale of certain of its cellular assets. In consideration, the Company received one thousand shares of 6% first series preferred stock of the purchaser of the cellular assets in the face amount and having a liquidation value of $1 million. The first series preferred stock may be redeemed at any time through December 31, 2004. This sale resulted in a gain of $647.

     On December 31, 1998, the Company entered into an Agreement for Sale of Stock for the sale of its investment in a subsidiary company. In consideration, the Company received two thousand shares of 6% preferred stock of the purchaser of the subsidiary in the face amount and having a liquidation value of $2 million, due December 31, 2003. This sale resulted in a gain of $86.

3. RESTRUCTURING AND UNUSUAL CHARGES

     In the first quarter of 1999, a pre-tax charge of $2,550 was recorded to cover restructuring costs of $2,236 and unusual charges of $314.

RESTRUCTURING CHARGE

     As part of the Company's reorganization of its core business into five reportable business groups, the Company has implemented a restructuring plan. The restructuring plan includes the exiting of selected lines of business within the Company's Telephony and Applications business groups, and the associated write-off of assets. The restructuring charge of $2,236 includes asset impairments, primarily software and other intangible assets, of $1,522, lease terminations of $541, and employee separations of $173. The total charge reduced net income by $1,588.

                APPLIED DIGITAL SOLUTIONS, INC. AND SUBSIDIARIES

     The following table sets forth the rollforward of the liabilities for business restructuring from January 1, 1999 through December 31, 1999:

                                     BALANCE                                BALANCE
                                    JANUARY 1,                            DECEMBER 31,
           TYPE OF COST                1999      ADDITIONS   DEDUCTIONS       1999
           ------------             ----------   ---------   ----------   ------------
Asset impairment..................     $--        $1,522       $1,522         $ --
Lease terminations................      --           541          342          199
Employee separations..............      --           173          123           50
                                       ---        ------       ------         ----
          Total...................     $--        $2,236       $1,987         $249
                                       ===        ======       ======         ====

     Towards the end of the third quarter of 1997, the Company made a decision to exit its retail cellular operations. During the fourth quarter of 1997, the Company completed its exit strategy and incurred costs related to the restructuring of these operations, including provisions for terminations of leases and employees and write down of the carrying values of inventory and other assets. Costs totaling $1,681 were charged to expense in 1997 and no material costs were incurred in future periods. All amounts were paid in 1997.

UNUSUAL ITEMS

     During the first quarter of 1999, as part of the Company's core business reorganization, the Company realigned certain operations within its Telephony division and has recognized impairment charges and other related costs of $314. The total charge reduced net income by $223.

4. EXTRAORDINARY LOSS

     In connection with the early retirement of the Company's line of credit with State Street Bank and Trust Company and its simultaneous refinancing with IBM Credit Corporation, deferred financing fees associated with the State Street Bank and Trust agreement were written off during the second quarter of 1999. The total amount of the write-off recorded as an extraordinary loss was $160, net of income taxes of $89.

5. INVENTORIES

                                                               1999      1998
                                                              -------   -------
Raw materials...............................................  $ 4,648   $ 4,437
Work in process.............................................    1,195     2,349
Finished goods..............................................   35,602    15,246
                                                              -------   -------
                                                               41,445    22,032
Less: Allowance for excess and obsolescence.................      997     1,375
                                                              -------   -------
                                                              $40,448   $20,657
                                                              =======   =======

6. NOTES RECEIVABLE

                                                               1999     1998
                                                              ------   ------
Due from purchaser of four non-core subsidiaries, bears
  interest at 5%, interest payable quarterly, principal due
  October 2004..............................................  $2,531   $   --
Due from purchaser of cellular assets, personally guaranteed by company owners, bears interest at 6.5%, $350 due
  January 1999, remaining payable in monthly installments of
  $25 including interest starting July 1999. In 1999, the
  Company made demand for full payment due to default on
  certain terms by the maker of the note....................     950    1,300
Due from purchaser of interconnect service business,
  forgiven in 1999 in connection with the repurchase of the
  business..................................................      --    1,350

                APPLIED DIGITAL SOLUTIONS, INC. AND SUBSIDIARIES

                                                               1999     1998
                                                              ------   ------
Due from officers of subsidiaries, unsecured, bear interest
  at varying interest rates, due on demand..................   1,914    1,594
Due from customer, unsecured, bears interest at the prime
  rate, due on demand; paid in 1999.........................      --      226
Due from individuals and corporations, bear interest at
  varying rates above prime, secured by business assets,
  personal guarantees, and securities, due various dates
  through July 2001.........................................   1,205       --
Due from purchaser of business assets, secured by maker's
  assets, bears interest at 8.7% and provides for monthly
  payments of principal and interest equal to 10% of the
  maker's net cash revenue for each preceding month, balance
  due October 2001..........................................     519      575
                                                              ------   ------
                                                               7,119    5,045
Less: Current portion.......................................   3,822    3,600
                                                              ------   ------
                                                              $3,297   $1,445
                                                              ======   ======

7. PROPERTY AND EQUIPMENT

                                                               1999      1998
                                                              -------   -------
Land........................................................  $   755   $   755
Building and leasehold improvements.........................    4,662     4,097
Equipment...................................................   19,418    18,021
                                                              -------   -------
                                                               24,835    22,873
Less: Accumulated depreciation and amortization.............   10,949     7,246
                                                              -------   -------
                                                              $13,886   $15,627
                                                              =======   =======

     Included above are vehicles and equipment acquired under capital lease obligations in the amount of $1,917 and $1,577 at December 31, 1999 and 1998, respectively. Related accumulated depreciation amounted to $723 and $602 at December 31, 1999 and 1998, respectively.

     Depreciation and amortization charged against income amounted to $3,703, $2,260 and $846 for the years ended December 31, 1999, 1998 and 1997, respectively.

8. GOODWILL

     Goodwill consists of the excess of cost over fair value of tangible and identifiable intangible assets of companies purchased. The Company applies the principles of Accounting Principles Board Opinion No. 16, Business Combinations, and uses the purchase method of accounting for acquisitions of wholly owned and majority owned subsidiaries.

                                                               1999      1998
                                                              -------   -------
Original balance............................................  $67,761   $35,920
Accumulated amortization....................................   (5,761)   (2,490)
                                                              -------   -------
Carrying value..............................................  $62,000   $33,430
                                                              =======   =======

     Amortization expense amounted to $3,258, $1,487 and $670 for the years ended December 31, 1999, 1998, and 1997, respectively. The Company has entered into various earnout arrangements with the selling shareholders of certain acquired subsidiaries. These arrangements provide for additional consideration to be paid in future years if certain earnings levels are met. These amounts are added to goodwill as earned.

                APPLIED DIGITAL SOLUTIONS, INC. AND SUBSIDIARIES

9. OTHER ASSETS

                                                                1999      1998
                                                              --------   ------
Proprietary software........................................  $  7,611   $5,979
Loan acquisition costs......................................     2,890      308
Other assets................................................       413      109
                                                              --------   ------
                                                                10,914    6,396
Less: Accumulated amortization..............................    (4,456)  (1,730)
                                                              --------   ------
                                                                 6,458    4,666
Investment in preferred stock (net of reserve of $1,000 in
  1999 and $0 in 1998)......................................     2,000    3,000
Deferred tax asset..........................................     1,424       --
Other.......................................................     1,030      704
                                                              --------   ------
                                                              $ 10,912   $8,370
                                                              ========   ======

     The Company has provided a valuation allowance on certain of its investments in preferred stock to reflect current fair market values.

     Amortization of other assets charged against income amounted to $2,726, $754 and $358 for the years ended December 31, 1999, 1998 and 1997, respectively.

10. NOTES PAYABLE

     On May 25, 1999, the Company entered into a Term and Revolving Credit Agreement with IBM Credit Corporation (the "IBM Agreement"). On May 26, 1999, the Company repaid the amount due on the previous revolving line of credit. The IBM Agreement, as amended on July 30, 1999 provides for the following: (1) a revolving credit line of up to $36,150, designated as follows: (i) a USA revolving credit line of up to $27,000, (ii) a Canadian revolving credit line of up to $6,150, and (iii) a United Kingdom revolving credit line of up to $3,000;
(2) Term Loan A of up to $22,000; (3) Term Loan B of up to $25,000; (4) Term Loan C of up to $6,850 and (5) Term Loan D of up to $5,000.

     The IBM Agreement contains standard debt covenants relating to the financial position and performance as well as restrictions on the declarations and payment of dividends. As of December 31, 1999, the outstanding balance was $66,629 and the availability was $28,371. See Note 11 for long-term debt of the Company under the IBM Agreement.

     The weighted average interest rate was 6.9% and 8.8% for the years ended December 31, 1999 and 1998, respectively. The London Interbank Offered Rate and Toronto-Dominion Bank of Canada interest rates at December 31, 1999 were 5.58% and 6.5%, respectively.

                                                               1999      1998
                                                              -------   -------
Revolving credit line -- IBM Credit Corporation,
  collateralized by all domestic assets of the Company,
  bearing interest at the 30 day London Interbank Offered
  Rate plus 1.75% to 1.9%, due in May 2002..................  $21,400   $    --
Revolving credit line -- IBM Credit Corporation,
  collateralized by all Canadian assets of the Company,
  bearing interest at the base rate as announced by the
  Toronto-Dominion Bank of Canada plus .17% to .32%, due May
  2002......................................................    2,993        --
Notes payable -- bank, collateralized by business assets of
  certain subsidiaries. Interest is payable monthly at rates varying from the London Interbank Offered Rate plus 1.5%
  to 3.5% in 1999, and prime plus 0.5% to 2.25% in 1998. The
  credit lines are due through December 2000................      723     5,974

                APPLIED DIGITAL SOLUTIONS, INC. AND SUBSIDIARIES

                                                               1999      1998
                                                              -------   -------
Revolving credit line -- bank, collateralized by all assets
  of the Company, bearing interest at the prime lending rate or the London Interbank Offered Rate, as elected by the
  Company, refinanced with IBM Credit in May 1999...........       --    17,193
Notes payable -- other, unsecured, due on demand............       95        50
                                                              -------   -------
                                                              $25,211   $23,217
                                                              =======   =======

11. LONG-TERM DEBT

                                                               1999      1998
                                                              -------   ------
Term Loan -- IBM Credit Corporation, collateralized by all
  domestic assets of the Company bearing interest at the 30
  day London Interbank Offered Rate plus 1.75% to 1.9%,
  payable in quarterly principal installments of $1,770 plus
  interest, due in May 2002.................................  $39,747   $   --
Term Loan -- IBM Credit Corporation, collateralized by all
  Canadian assets of the Company, bearing interest at the
  base rate as announced by the Toronto-Dominion Bank of
  Canada plus 0.17% to 0.32%, payable in quarterly principal
  installments of $113 plus interest, due May 2002..........    2,489       --
Notes payable -- bank, collateralized by land, building and
  assets, payable in monthly installments of principal and
  interest totaling $25, bearing interest at rates between
  8.15% and prime plus 1.5%, refinanced with IBM Credit
  Corporation in May 1999...................................       --      805
Note payable -- bank, collateralized by subsidiary's
  business assets, payable in monthly principal payments of
  $62 plus interest at the prime rate plus 0.5%, refinanced
  with IBM Credit Corporation in May 1999...................       --    1,402
Mortgage notes payable -- bank, collateralized by buildings, payable in monthly installments of principal and interest
  totaling $2, bearing interest at prime plus 2.0% in 1999,
  due through April 2028....................................      343      802
Notes payable -- finance companies and banks, collateralized by vehicles, payable in monthly principal installments of
  $1, bearing interest at rates ranging from 9.75% to 10.9%
  in 1999, due through December 2002........................       24      132
Notes payable -- bank, collateralized by business assets,
  payable in monthly installments of principal and interest
  totaling $2, bearing interest at rates ranging from 5.61%
  to prime plus 2% in 1999, due through June 2003...........       54      118
Capital lease obligations...................................      698      737
                                                              -------   ------
                                                               43,355    3,996
Less: Current maturities....................................    8,038    1,158
                                                              -------   ------
                                                              $35,317   $2,838
                                                              =======   ======

     The scheduled maturities of long-term debt at December 31, 1999 are as follows:

YEAR                                                          AMOUNT
----                                                          -------
2000........................................................  $ 8,038
2001........................................................    7,756
2002........................................................   26,117
2003........................................................      494
2004........................................................      472
Thereafter..................................................      478
                                                              -------
                                                              $43,355
                                                              =======

                APPLIED DIGITAL SOLUTIONS, INC. AND SUBSIDIARIES

     Interest expense on the long and short-term notes payable (including notes payable in Note 10) amounted to $3,842, $1,653 and $978 for the years ended December 31, 1999, 1998 and 1997, respectively.

12. FAIR VALUE OF FINANCIAL INSTRUMENTS

     The following methods and assumptions were used to estimate the fair value of each class of financial instruments:

CASH AND CASH EQUIVALENTS

     The carrying amount approximates fair value because of the short maturity of those instruments.

NOTES RECEIVABLE

     The carrying value of the notes approximate fair value because either the interest rates of the notes approximate the current rate that the Company could receive on a similar note, or because of the short-term nature of the notes.

NOTES PAYABLE

     The carrying amount approximates fair value because of the short-term nature of the notes and the current rates approximate market rates.

LONG-TERM DEBT

     The carrying amount approximates fair value because either the stated interest rates fluctuate with current market rates or the interest rates approximate the current rates at which the Company could borrow funds on a similar note.

ACCOUNTS PAYABLE AND ACCRUED EXPENSES

     The carrying amount approximates fair value.

13. INCOME TAXES

     The provision for income taxes, excluding the $89 of tax benefit related to the extraordinary loss in 1999, consists of:

                                                               1999      1998     1997
                                                              -------   ------   ------
Current:
  United States at statutory rates..........................  $ 5,033   $1,747   $1,570
  International.............................................     (198)     930      533
  Current taxes covered by net operating loss...............       --       --      (88)
                                                              -------   ------   ------
  Current income tax provision..............................    4,835    2,677    2,015
Deferred:
  United States.............................................   (1,553)      94     (246)
  International.............................................     (122)    (183)      --
                                                              -------   ------   ------
  Deferred income taxes (credit) provision..................   (1,675)     (89)    (246)
                                                              -------   ------   ------
                                                              $ 3,160   $2,588   $1,769
                                                              =======   ======   ======

                APPLIED DIGITAL SOLUTIONS, INC. AND SUBSIDIARIES

     The tax effects of temporary differences and carryforwards that give rise to significant portions of deferred tax assets and liabilities consist of the following:

                                                               1999     1998
                                                              ------   ------
Deferred Tax Assets:
  Liabilities and reserves..................................  $1,203   $  557
  Net operating loss carryforwards..........................   1,975    3,892
                                                              ------   ------
  Gross deferred tax assets.................................   3,178    4,449
  Valuation allowance.......................................     (15)  (2,994)
                                                              ------   ------
                                                               3,163    1,455
                                                              ------   ------
Deferred Tax Liabilities:
  Accounts receivable.......................................     118      719
  Notes receivable..........................................     361      361
  Prepaid expenses..........................................     418       --
  Property and equipment....................................     462       10
  Intangible assets.........................................     380      365
                                                              ------   ------
                                                               1,739    1,455
                                                              ------   ------
Net Deferred Tax Asset......................................  $1,424   $   --
                                                              ======   ======

     The valuation allowance for deferred tax asset decreased by $2,979 in 1999 and $520 in 1998 due to management determining it was more likely than not the net operating loss carryforwards will be utilized in future periods.

     Approximate domestic and international income before provision for income taxes consists of:

                                                               1999     1998     1997
                                                              ------   ------   ------
Domestic....................................................  $9,599   $5,082   $3,132
International...............................................    (452)   2,620    1,674
                                                              ------   ------   ------
                                                              $9,147   $7,702   $4,806
                                                              ======   ======   ======

     At December 31, 1999, the Company had aggregate net operating loss carryforwards of approximately $6,300 for income tax purposes which expire in various amounts through 2011. The net operating loss carryforwards were acquired in connection with various 1997 acquisitions and are limited as to use in any particular year based on Internal Revenue Code sections related to separate return year and change of ownership restrictions. Utilization of the Company's net operating loss carryforwards are estimated to be limited to approximately $371 per year. When realized, the tax benefit of the acquired net operating loss carryforwards will be recorded to income as there is no remaining goodwill or other long term assets associated with these acquisitions.

     The reconciliation of the effective tax rate with the statutory federal income tax rate is as follows:

                                                              1999   1998   1997
                                                              ----   ----   ----
                                                               %      %      %
                                                              ----   ----   ----
Statutory rate..............................................   34     34     34
Non-deductible goodwill amortization........................   10      5      5
State income taxes, net of federal benefits.................    7      5      7
International tax rates different from the then statutory US
  federal rate..............................................   (1)    --     (3)
Reduction of deferred tax asset valuation allowance.........  (20)    (6)    (5)
Other.......................................................    5     (4)    (1)
                                                              ---     --     --
                                                               35     34     37
                                                              ===     ==     ==

                APPLIED DIGITAL SOLUTIONS, INC. AND SUBSIDIARIES

14. EARNINGS PER SHARE

     A reconciliation of the numerator and denominator of basic and diluted EPS is provided as follows:

                                                               1999      1998      1997
                                                              -------   -------   -------
NUMERATOR:
  Net income................................................  $ 5,432   $ 4,690   $ 2,340
  Preferred stock dividends.................................       --       (44)      (72)
                                                              -------   -------   -------
Numerator for basic earnings per share -- net income
  available to common stockholders..........................    5,432     4,646     2,268
Effect of dilutive securities:
  Preferred stock dividends.................................       --        44        72
                                                              -------   -------   -------
Numerator for diluted earnings per share -- net income
  available to common stockholders..........................  $ 5,432   $ 4,690   $ 2,340
                                                              =======   =======   =======
DENOMINATOR:
  Denominator for basic earnings per
     share -- weighted-average shares outstanding...........   46,814    32,318    12,632
                                                              -------   -------   -------
Effect of dilutive securities:
  Redeemable preferred stock................................       --        85       998
  Warrants..................................................      280       477       779
  Employee stock options....................................    2,992       266       451
  Contingent stock -- acquisitions..........................       --     1,654       385
                                                              -------   -------   -------
  Dilutive potential common shares..........................    3,272     2,482     2,613
                                                              -------   -------   -------
Denominator For Diluted Earnings Per Share -- adjusted
  weighted-average shares and assumed conversions...........   50,086    34,800    15,245
                                                              =======   =======   =======
BASIC EARNINGS PER SHARE....................................  $   .12   $   .14   $   .18
                                                              =======   =======   =======
DILUTED EARNINGS PER SHARE..................................  $   .11   $   .13   $   .15
                                                              =======   =======   =======

15. COMMITMENTS AND CONTINGENCIES

     Rentals of space, vehicles, and office equipment under operating leases amounted to approximately $5.2 million, $3.9 million and $2.7 million for the years ended December 31, 1999, 1998 and 1997, respectively.

     The Company has entered into employment contracts with key officers and employees of the Company. The agreements are for periods of one to ten years through June 2009. Some of the employment contracts also call for bonus arrangements based on earnings of a particular subsidiary.

                APPLIED DIGITAL SOLUTIONS, INC. AND SUBSIDIARIES

     The approximate minimum payments required under operating leases and employment contracts that have initial or remaining terms in excess of one year at December 31, 1999 are:

                                                              MINIMUM
                                                               RENTAL    EMPLOYMENT
YEAR                                                          PAYMENTS   CONTRACTS
----                                                          --------   ----------
2000........................................................  $ 4,085     $ 7,500
2001........................................................    3,467       6,500
2002........................................................    3,032       5,200
2003........................................................    2,063       3,100
2004........................................................    1,493       1,000
Thereafter..................................................    1,659         600
                                                              -------     -------
                                                              $15,799     $23,900
                                                              =======     =======

     The employment agreements with three of the executive officers include "change of control" provisions, under which the employees may terminate their employment within one year after a change of control, and be entitled to receive specified severance payments and/or continued compensation payments for sixty months. The employment agreements also provide that these executive officers are entitled to supplemental compensation payments for sixty months upon termination of employment, even if there is no change in control, unless their employment is terminated due to a material breach of the terms of the employment agreement. Also, the agreements for two officers provide for certain "triggering events" which include a change in control. Upon the occurrence of a triggering event, the Company will pay, in cash and/or in stock, $12.1 million and $3.5 million, respectively, to two of these officers, in addition to certain other compensation. Finally, the employment agreements provide for a gross up for excise taxes which are payable by these executive officers if any payments upon a change of control are subject to such taxes as excess parachute payments.

16. PROFIT SHARING PLAN

     The Company has a 401(k) Plan for the benefit of eligible United States employees. The Company has made no contributions to the 401(k) Plan.

     The Company's International subsidiaries operate certain defined contribution pension plans. The Company's expense relating to the plans approximated $286 and $304 for the years ended December 31, 1999 and 1998.

17. REDEEMABLE PREFERRED SHARES

     In March 1996, the Company issued nine thousand 8% convertible preferred shares at $100 per share, in exchange for 80% of Burling Instruments, Inc. If, and to the extent, the preferred shares had not been converted to common stock by the second anniversary of the initial issuance of the shares, the Company was required to redeem the preferred shares by paying $100 per share. Each holder of the preferred shares had the ability to convert their preferred shares into common shares by dividing the redemption price ($100) by $5.75 per common share. The shares were redeemed in 1998. In October 1996, the Company issued one hundred thousand 8% redeemable preferred shares at $100 per share as partial consideration for the 100% purchase of ATI Communications. For purposes of redemption of the preferred shares, each share of ACT Communications, Inc.'s common stock was valued at $10,000. During 1997, the one hundred thousand shares of preferred stock were redeemed for 1.4 million shares of the Company's common stock.

                APPLIED DIGITAL SOLUTIONS, INC. AND SUBSIDIARIES

18. STOCKHOLDERS' EQUITY

PREFERRED SHARES

     The Company has authorized 5 million shares of preferred stock, $10.00 par value, to be issued from time to time on such terms as is specified by the board of directors.

     In May 1998, in connection with the Company's acquisition of Commstar Limited, an Ontario corporation ("Commstar"), the board of directors authorized the issuance of one share of the Company's Preferred Stock ($10.00 par value) designated as the Company's Special Voting Preferred Stock (the "Special Preferred Share"). The Special Preferred Share is entitled to a number of votes equal to the number of outstanding shares of Commstar not owned by the Company that can be exchanged for the Company's common shares. The holder of the Special Preferred Share is not entitled to receive any dividends or participate in any distribution of assets to the stockholders of the Company. When all of Commstar's exchangeable shares have been exchanged or redeemed for shares of the Company's Common Stock, the Special Preferred Share will be canceled. The Company has the right to call the outstanding exchangeable shares with the occurrence of various events including liquidation of Commstar and at the five-year anniversary date of the acquisition. The Company initially reserved
3.4 million shares of its Common Stock to be exchanged for exchangeable shares held by the Commstar selling shareholders, 1.4 million of which have been exchanged into shares of Common Stock and 2.0 million are reserved at December 31, 1998. On July 30, 1998, Commstar acquired certain assets from Western Inbound Network, Inc., an Ontario corporation, in consideration for 0.4 million exchangeable shares. The Special Preferred Share was returned to the Company due to the divestiture of TigerTel in 1999.

     In June 1998, in connection with the Company's acquisition of Ground Effects Limited, an Ontario corporation ("Ground Effects"), the board of directors authorized the issuance of one share of the Company's Preferred Stock ($10.00 par value) designated as the Company's Class B Voting Preferred Stock (the "Class B Special Preferred Share"). The Class B Special Preferred Share is entitled to a number of votes equal to the number of outstanding shares of Ground Effects not owned by the Company that can be exchanged for the Company's common shares. The holder of the Class B Special Preferred Share is not entitled to receive any dividends or participate in any distribution of assets to the stockholders of the Company. When all exchangeable shares of Ground Effects have been exchanged or redeemed for shares of the Company's Common Stock, the Special Preferred Share will be canceled. The Company has the right to call the outstanding exchangeable shares with the occurrence of various events including liquidation of Ground Effects and at the five-year anniversary date of the acquisition. The Company has reserved 1.1 million shares of its Common Stock to be exchanged for exchangeable shares held by Ground Effects selling shareholders, 1.0 million and 0.2 million of which have been exchanged into shares of common stock and 0.1 million and 0.9 million are reserved as of December 31, 1999 and 1998, respectively.

     Since the Preferred Shares provide votes for the equivalent number of common shares that may be exchanged and the common shares may be exchanged at any time at the holders' option, for purposes of computing basic and diluted earnings per share (Note 14), the reserved common shares are considered to be outstanding for all periods that the Preferred Shares are issued.

                APPLIED DIGITAL SOLUTIONS, INC. AND SUBSIDIARIES

WARRANTS

     The Company has issued warrants convertible into shares of common stock for consideration, as follows (in thousands, except exercise price):

                                                                                                   EXERCISABLE
CLASS OF WARRANTS               AUTHORIZED   ISSUED   EXERCISED   EXERCISE PRICE   DATE OF ISSUE     PERIOD
-----------------               ----------   ------   ---------   --------------   -------------   -----------
Class K.......................      250        250         --          5.31        September 1996    5 years
Class L.......................      125        125        123          3.00        October 1996      5 years
Class N.......................      800        800        750          3.00        August 1997       5 years
Class P.......................      520        520        275          3.00        September 1997    5 years
Class R.......................      125        125         63          3.00        October 1997      5 years
Class S.......................      600        600        223          2.00        April 1998        5 years
Class U.......................      250        250         --          8.38        November 1998     5 years
                                  -----      -----      -----
                                  2,670      2,670      1,434
                                  =====      =====      =====

STOCK OPTION PLAN

     During 1996, the Company adopted a non-qualified stock option plan (the Option Plan). During 1999, the Company adopted a non-qualified Flexible Stock Plan (the Flexible Plan). The Company applies APB Opinion No. 25 and related Interpretations in accounting for the Option Plan and the Flexible Plan. Under both Plans, options are granted at an exercise price equal to fair value on the date of grant. Accordingly, no compensation cost has been recognized under either Plan. Had compensation cost for either Plan been determined based on the fair value at the grant dates for awards under either Plan, consistent with the alternative method set forth under FAS 123, Accounting for Stock-Based Compensation, the Company's net income applicable to common stockholders and earnings per common and common equivalent share would have been reduced. The pro forma amounts are indicated below:

                                                               1999     1998     1997
                                                              ------   ------   ------
NET INCOME AVAILABLE TO COMMON STOCKHOLDERS
  As reported...............................................  $5,432   $4,646   $2,268
  Pro forma.................................................  $2,538   $2,408   $1,614
EARNINGS PER COMMON SHARE -- BASIC
  As reported...............................................  $  .12   $  .14   $  .18
  Pro forma.................................................  $  .05   $  .07   $  .13
EARNINGS PER COMMON SHARE -- DILUTED
  As reported...............................................  $  .11   $  .13   $  .15
  Pro forma.................................................  $  .05   $  .07   $  .11

     Under the Option Plan, options for ten million common shares were authorized for issuance to certain officers and employees of the Company at December 31, 1999, 1998, and 1997 respectively, of which 9.4 million had been issued through December 31, 1999. The options may not be exercised until one to three years after the options have been granted, and are exercisable for a period of five years.

     Under the Flexible Plan, the number of shares which may be issued or sold, or for which options, Stock Appreciation Rights (SAR's) or Performance Shares may be granted to certain officers and employees of the Company is five million at December 31, 1999, of which 4.6 million options have been issued through December 31, 1999. The options may not be exercised until one to three years after the options have been granted, and are exercisable over a period of five years.

                APPLIED DIGITAL SOLUTIONS, INC. AND SUBSIDIARIES

     The fair value of each option granted is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used for grants in 1999, 1998, and 1997: dividend yield of 0% for the three years; expected volatility of 43.41%, 43.69%, and 44.03%; risk-free interest rate of 6.36%, 8.5%, and 8.5%; and expected lives of five years for the three years. The weighted-average fair value of options granted was $1.17, $1.27, and $1.58 for the years ended December 31, 1999, 1998, and 1997, respectively. A summary of stock option activity for 1999, 1998 and 1997 is as follows:

                                                     1999                 1998                 1997
                                              ------------------   ------------------   ------------------
                                                       WEIGHTED-            WEIGHTED-            WEIGHTED-
                                                        AVERAGE              AVERAGE              AVERAGE
                                                       EXERCISE             EXERCISE             EXERCISE
                                              SHARES     PRICE     SHARES     PRICE     SHARES     PRICE
                                              ------   ---------   ------   ---------   ------   ---------
Outstanding on January 1....................   9,105     $3.55     3,835      $4.39     2,180      $4.40
Granted.....................................   4,968      2.07     5,367       2.80     2,487       4.62
Exercised...................................  (1,000)     2.53        --         --      (650)      4.25
Forfeited...................................    (901)     3.26       (97)      4.79      (182)      4.23
                                              ------     -----     -----      -----     -----      -----
Outstanding on December 31..................  12,172     $3.01     9,105      $3.55     3,835      $4.39
                                              ======     =====     =====      =====     =====      =====
Exercisable on December 31..................   6,663     $3.56     2,885      $4.48       705      $4.44
                                              ======     =====     =====      =====     =====      =====
Shares available on December 31 for options
  that may be granted.......................   1,178                 450                1,145
                                              ------               -----                -----

     The following table summarizes information about stock options at December 31, 1999:

                                           OUTSTANDING STOCK OPTIONS             EXERCISABLE STOCK OPTIONS
                                  --------------------------------------------   --------------------------
                                           WEIGHTED-AVERAGE
                                              REMAINING       WEIGHTED-AVERAGE             WEIGHTED-AVERAGE
                                             CONTRACTUAL          EXERCISE                     EXERCISE
RANGE OF EXERCISE PRICES          SHARES         LIFE              PRICE         SHARES         PRICE
------------------------          ------   ----------------   ----------------   ------    ----------------
$0.01 to $1.00..................      25         5.00              $0.61            --          $  --
$2.00 to $3.00..................   6,671         5.37               2.17         1,811           2.17
$3.01 to $4.00..................   3,200         4.31               3.53         2,727           3.50
$4.01 to $5.00..................   1,471         3.40               4.40         1,336           4.39
$5.01 to $6.00..................     805         3.99               5.52           789           5.53
                                  ------                           -----         -----          -----
$0.01 to $6.00..................  12,172                           $3.01         6,663          $3.56
                                  ======                           =====         =====          =====

QUALIFIED EMPLOYEE STOCK PURCHASE PLAN

     During 1999, the Company adopted a qualified Employee Stock Purchase Plan (the Stock Purchase Plan). Under the Stock Purchase Plan, options are granted at an exercise price of the lesser of 85% of the fair market value on the date of grant or 85% of the fair market value on the exercise date. Under the Stock Purchase Plan, options for 1.5 million common shares were authorized for issuance to substantially all full-time employees of the Company, of which none have been issued and exercised through December 31, 1999. Each participant's options to purchase shares will be automatically exercised for the participant on the exercise dates determined by the Board of directors.

19. LEGAL PROCEEDINGS

     The Company is party to various legal proceedings. In the opinion of management, these proceedings are not likely to have a material adverse affect on the financial position or overall trends in results of the Company. The estimate of potential impact on the Company's financial position, overall results of operations or cash flows for the above legal proceedings could change in the future.

                APPLIED DIGITAL SOLUTIONS, INC. AND SUBSIDIARIES

20. SUPPLEMENTAL CASH FLOW INFORMATION

     The changes in operating assets and liabilities are as follows:

                                                          FOR THE YEARS ENDED DECEMBER 31,
                                                          --------------------------------
                                                            1999        1998        1997
                                                          ---------   ---------   --------
Increase in accounts receivable and unbilled
  receivables...........................................  $(19,835)   $ (1,922)   $(3,992)
Increase in inventories.................................   (15,624)     (4,148)      (657)
Increase in prepaid expenses............................    (3,452)       (442)      (676)
Increase in deferred tax asset..........................    (1,344)        (89)      (121)
Increase (decrease) in accounts payable and accrued
  expenses..............................................    27,772      (4,771)    (1,103)
                                                          --------    --------    -------
                                                          $(12,483)   $(11,352)   $(6,549)
                                                          ========    ========    =======

     In the years ended December 31, 1999, 1998 and 1997, the Company had the following noncash investing and financing activities:

                                                             1999      1998      1997
                                                            -------   -------   -------
Assets acquired for common stock..........................  $19,027   $25,408   $13,485
Due from buyer of divested subsidiary (Note 2)............   31,302        --        --
Due to shareholders of acquired subsidiary (Note 2).......   15,000        --        --
Tax benefit from stock options............................    1,825        --       454
Assets acquired for long-term debt and capital leases.....      662     2,635       614
Sale of assets for preferred stock........................       --     3,000        --
Payment of debt in exchange for common stock..............       --        --       521
Other.....................................................       --       132        --

21. SEGMENT INFORMATION

     In 1998, the Company adopted FAS No. 131. Prior years information has been restated to present the Company's reportable segments. The Company is organized into six operating segments, whose principal products and services are as follows:

OPERATING SEGMENT                                  PRINCIPAL PRODUCTS AND SERVICES
-----------------                                  -------------------------------
Telephony...................................  -    Telephone services and systems
                                              -    Computer telephony integration
                                              -    Interactive voice response
                                              -    Call centers
                                              -    Voice messaging
Network.....................................  -    Computer systems
                                              -    e-Business infrastructure design and
                                                   deployment
                                              -    Local and wide area networks
                                              -    Application servers
Internet....................................  -    Electronic Commerce
                                              -    ERP solutions
                                              -    Intranet
                                              -    Extranet
                                              -    Wide area networks

                APPLIED DIGITAL SOLUTIONS, INC. AND SUBSIDIARIES

OPERATING SEGMENT                                  PRINCIPAL PRODUCTS AND SERVICES
-----------------                                  -------------------------------
Applications................................  -    Global positioning systems
                                              -    Field automation
                                              -    Asset management
                                              -    Satellite communication technology
                                              -    Corporate enterprise access
                                              -    Decision support
                                              -    Voice/data technology
IntelleSale.com.............................  -    Sales of new and refurbished computer
                                                   equipment
                                              -    Peripherals
                                              -    Components
                                              -    Business continuity services
                                              -    Consulting
                                              -    Systems integration
                                              -    Transportation
Non-Core....................................  -    Electrical components
                                              -    Design engineering
                                              -    Manufacturing engineering
                                              -    Automation systems
                                              -    Vacuum pumps
                                              -    Communications towers

     The "Eliminations" category includes all amounts recognized upon consolidation of the Company's subsidiaries such as the elimination of intersegment revenues, expenses, assets and liabilities and goodwill amortization expense. The accounting policies of the operating segments are the same as those described in the summary of significant accounting policies, except that intersegment sales and transfers are generally accounted for as if the sales or transfers were to third parties at current market prices; segment data includes an allocated charge for the corporate headquarters costs. It is on this basis that management utilizes the financial information to assist in making internal operating decisions. The Company evaluates performance based on stand alone segment operating income.

                APPLIED DIGITAL SOLUTIONS, INC. AND SUBSIDIARIES

                                                                               1999
                                  -----------------------------------------------------------------------------------------------
                                                                   APPLI-    INTELLE-              CORPORATE   ELIMI-    CONSOLI-
                                  TELEPHONY   NETWORK   INTERNET   CATIONS   SALE.COM   NON-CORE   OVERHEAD    NATIONS    DATED
                                  ---------   -------   --------   -------   --------   --------   ---------   -------   --------
                                                                          (IN THOUSANDS)
Net revenue from external
  customers.....................   $59,225    $27,190    $6,607    $35,780   $142,987   $64,689     $   263    $    --   $336,741
Intersegment net revenue........        --         --        --         --      8,000        --          --     (8,000)        --
                                   -------    -------    ------    -------   --------   -------     -------    -------   --------
        Total Revenue...........    59,225     27,190     6,607     35,780    150,987    64,689         263     (8,000)   336,741
                                   =======    =======    ======    =======   ========   =======     =======    =======   ========
Depreciation and amortization...     1,547        132        69      2,366        529     1,153         980      2,911      9,687
Interest income.................       144         31        --         11        154        40       2,957     (2,721)       616
Interest expense................       622        126        43        461      1,684       438       3,189     (2,721)     3,842
Income before provision for
  income taxes, minority
  interest and extraordinary
  loss..........................       436      1,456       603     (1,475)     5,191      (438)      5,833     (2,459)     9,147
Segment assets..................    10,237      6,686     2,900     22,475     61,508    24,054      47,863     53,253    228,976
Expenditures for property and
  equipment.....................     2,177        179       371        533      1,459     1,789         516         --      7,024

                                                                              1998
                                -------------------------------------------------------------------------------------------------
                                                                 APPLI-    INTELLE-              CORPORATE    ELIMI-     CONSOLI-
                                TELEPHONY   NETWORK   INTERNET   CATIONS   SALE.COM   NON-CORE   OVERHEAD     NATIONS     DATED
                                ---------   -------   --------   -------   --------   --------   ---------   ---------   --------
                                                                         (IN THOUSANDS)
Net revenue from external
  customers...................   $33,270    $21,282    $   --    $19,859   $60,877    $71,793    $     --    $      --   $207,081
Intersegment net revenue......        --         --        --         --     1,949         --          --       (1,949)        --
                                 -------    -------    ------    -------   -------    -------    --------    ---------   --------
Total Revenue.................    33,270     21,282        --     19,859    62,826     71,793          --       (1,949)   207,081
                                 =======    =======    ======    =======   =======    =======    ========    =========   ========
Depreciation and
  amortization................       677         39        --      1,241       251        935         137        1,221      4,501
Interest income...............       129         14        --         47        45         83         686         (584)       420
Interest expense..............       531        144        --        192       340        559         471         (584)     1,653
Income before provision for
  income taxes, minority
  interest and extraordinary
  loss........................       723      1,433        --      1,279     4,214      4,343      (3,161)      (1,220)     7,702
Segment assets................    21,989      5,528        --     22,849    13,595     29,274     147,518     (116,637)   124,116
Expenditures for property and
  equipment...................       231         46        --         73       138        788         674           --      1,950

                                                                               1999
                                 ------------------------------------------------------------------------------------------------
                                                                  APPLI-    INTELLE-              CORPORATE    ELIMI-    CONSOLI-
                                 TELEPHONY   NETWORK   INTERNET   CATIONS   SALE.COM   NON-CORE   OVERHEAD    NATIONS     DATED
                                 ---------   -------   --------   -------   --------   --------   ---------   --------   --------
                                                                          (IN THOUSANDS)
Net revenue from external
  customers....................   $32,208    $   --     $   --    $ 9,574   $39,445    $21,932     $   --     $     --   $103,159
Intersegment net revenue.......        --        --         --         --     2,127         --         --       (2,127)        --
                                  -------    ------     ------    -------   -------    -------     ------     --------   --------
Total Revenue..................    32,208        --         --      9,574    41,572     21,932         --       (2,127)   103,159
                                  =======    ======     ======    =======   =======    =======     ======     ========   ========
Depreciation and
  amortization.................       300        --         --        459       108        277         17          713      1,874
Interest income................        62        --         --         26         1          7        130          (34)       192
Interest expense...............       491        --         --        103       152        256          9          (33)       978
Income before provision for
  income taxes, minority
  interest and extraordinary
  loss.........................     1,048        --         --      2,082     2,205        725       (544)        (710)     4,806
Segment assets.................    12,559        --         --     77,886     8,736     12,667      3,523      (54,089)    61,282
Expenditures for property and
  equipment....................       118        --         --        141       364        278         15           --        916

                APPLIED DIGITAL SOLUTIONS, INC. AND SUBSIDIARIES

     Revenues are attributed to geographic areas based on the location of the assets producing the revenues. Information concerning principal geographic areas as of and for the years ended December 31, was as follows (in thousands):

                                                 UNITED              UNITED
                                                 STATES    CANADA    KINGDOM   CONSOLIDATED
                                                --------   -------   -------   ------------
1999
  Net revenue.................................  $263,074   $55,296   $18,371     $336,741
  Total assets................................   205,883    11,825    11,268      228,976
1998
  Net revenue.................................  $172,369   $22,017   $12,695     $207,081
  Total assets................................    91,458    18,137    14,521      124,116
1997
  Net revenue.................................  $ 96,796   $ 1,381   $ 4,982     $103,159
  Total assets................................    56,177     1,254     3,851       61,282

22. RELATED PARTY TRANSACTIONS

     In connection with the acquisitions which took place in 1998 and 1997, the Company paid a related party, $0.6 million and $0.5 million, respectively, for investment banking services. These payments were included in the total cost of assets purchased and are being amortized over the life of the related assets.

     In 1998, the Company sold its investment in a subsidiary company to a related party for two thousand shares of preferred stock.

23. PRO FORMA INFORMATION (UNAUDITED)

     The following pro forma consolidated information of the Company for the years ended December 31, 1999 and 1998 gives effect to the acquisitions, disclosed in Note 2, as if they were effective at January 1, 1998. The statement gives effect to the acquisitions under the purchase method of accounting.

     The pro forma information may not be indicative of the results that would have actually occurred if the acquisitions had been effective on the dates indicated or of the results that may be obtained in the future. The pro forma information should be read in conjunction with the consolidated financial statements and notes thereto of the Company.

                                                                   PRO FORMA
                                                                 DECEMBER 31,
                                                              -------------------
                                                                1999       1998
                                                              --------   --------
                                                                (IN THOUSANDS)
Net operating revenue.......................................  $390,418   $323,891
Net income..................................................     5,989      6,677
Net income available to common stockholders.................     5,989      6,615
Earnings per common share -- basic..........................       .13        .19
Earnings per common share -- diluted........................       .12        .18

                APPLIED DIGITAL SOLUTIONS, INC. AND SUBSIDIARIES

24. SUMMARIZED QUARTERLY DATA (UNAUDITED)

                                                 FIRST    SECOND     THIRD      FOURTH      FULL
                                                QUARTER   QUARTER   QUARTER    QUARTER      YEAR
                                                -------   -------   --------   --------   --------
1999
Net operating revenue.........................  $51,573   $72,955   $107,262   $104,951   $336,741
Gross profit..................................   18,397    26,283     28,666     21,605     94,951
Net (loss) income available to common
  stockholders(1).............................   (1,645)      341        447      6,289      5,432
Basic (loss) net income per share(2)..........    (0.04)     0.01       0.01       0.13       0.12
Diluted (loss) net income per share(2)........    (0.04)     0.01       0.01       0.12       0.11
1998
Net operating revenue.........................  $38,784   $53,680   $ 59,044   $ 55,573   $207,081
Gross profit..................................   10,486    17,608     18,949     17,145     64,188
Net income available to common stockholders...      597     2,351      1,654         44      4,646
Basic net income per share(2).................     0.03      0.07       0.05         --       0.14
Diluted net income per share(2)...............     0.02      0.07       0.05         --       0.13

1997
Net operating revenue.........................  $18,127   $24,743   $ 29,195   $ 31,094   $103,159
Gross profit..................................    6,048     8,309     10,369      9,025     33,751
Net income available to common stockholders...      279       519      1,174        296      2,268
Basic net income per share(2).................     0.05      0.07       0.09       0.02       0.18
Diluted net income per share(2)...............     0.04      0.06       0.08       0.01       0.15

---------------

(1) First quarter net loss includes one time restructuring and unusual costs of $2,550.
(2) Earnings per share are computed independently for each of the quarters presented. Therefore, the sum of the quarterly net earnings per share will not necessarily equal the total for the year.

                APPLIED DIGITAL SOLUTIONS, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                               MARCH 31,
                                                                 2000       DECEMBER 31,
                                                              (UNAUDITED)       1999
                                                              -----------   ------------
                                                                    (IN THOUSANDS,
                                                                  EXCEPT PAR VALUE)
                                         ASSETS
Current Assets
  Cash and cash equivalents.................................    $  5,863      $  5,138
  Due from buyer of divested subsidiary.....................          --        31,302
  Accounts receivable and unbilled receivables (net of
     allowance for doubtful accounts of $1,568 in 2000 and
     $1,698 in 1999)........................................      47,647        52,170
  Inventories...............................................      46,311        40,448
  Notes receivable..........................................       3,988         3,822
  Prepaid expenses and other current assets.................       8,976         6,001
                                                                --------      --------
          Total Current Assets..............................     112,785       138,881
Property and Equipment, Net.................................      16,188        13,886
Notes Receivable............................................       3,396         3,297
Goodwill, Net...............................................      65,696        62,000
Other Assets................................................      11,016        10,912
                                                                --------      --------
                                                                $209,081      $228,976
                                                                ========      ========
                          LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
  Notes payable.............................................    $ 10,952      $ 25,211
  Current maturities of long-term debt......................       8,740         8,038
  Due to shareholders of acquired subsidiary................      10,000        15,000
  Accounts payable..........................................      26,586        29,499
  Accrued expenses..........................................      11,489        17,672
  Other current liabilities.................................       4,695         2,745
                                                                --------      --------
          Total Current Liabilities.........................      72,462        98,165
Long-Term Debt..............................................      36,999        35,317
                                                                --------      --------
          Total Liabilities.................................     109,461       133,482
                                                                --------      --------
Commitments and Contingencies
Minority Interest...........................................       2,294         2,558
                                                                --------      --------
Stockholders' Equity
  Preferred shares:
     Authorized 5,000 shares in 2000 and 1999 of $10 par
      value; special voting, issued and outstanding 1 share
      in 2000 and 1999, Class B voting, issued and
      outstanding 1 share in 2000 and 1999..................          --            --
  Common shares:
     Authorized 80,000 shares in 2000 and 1999, of $.001 par
      value; 53,173 shares issued and 50,317 shares
      outstanding in 2000 and 51,116 shares issued and
      48,260 shares outstanding in 1999.....................          50            48
     Common and preferred additional paid-in capital........      93,404        87,470
     Retained earnings......................................      11,492        12,664
     Treasury stock (carried at cost, 2,856 shares).........      (7,310)       (7,310)
     Accumulated other comprehensive income (loss)..........        (310)           64
                                                                --------      --------
          Total Stockholders' Equity........................      97,326        92,936
                                                                --------      --------
                                                                $209,081      $228,976
                                                                ========      ========

                APPLIED DIGITAL SOLUTIONS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                              FOR THE THREE MONTHS
                                                                 ENDED MARCH 31,
                                                              ---------------------
                                                                2000        1999
                                                              ---------   ---------
                                                              (IN THOUSANDS, EXCEPT
                                                                 PER SHARE DATA)
                                                                   (UNAUDITED)
Net operating revenue.......................................  $ 85,153    $ 51,573
Cost of goods sold..........................................    63,910      33,176
                                                              --------    --------
Gross profit................................................    21,243      18,397
Selling, general and administrative expenses................   (20,355)    (16,091)
Depreciation and amortization...............................    (2,090)     (1,421)
Restructuring and unusual costs.............................        --      (2,550)
Interest income.............................................       197         134
Interest expense............................................    (1,118)       (445)
                                                              --------    --------
Loss before benefit for income taxes and minority
  interest..................................................    (2,123)     (1,976)
Benefit for income taxes....................................      (598)       (575)
                                                              --------    --------
Loss before minority interest...............................    (1,525)     (1,401)
Minority interest...........................................      (353)        244
                                                              --------    --------
Net loss available to common stockholders...................  $ (1,172)   $ (1,645)
                                                              ========    ========
Net loss per common share -- basic..........................  $   (.02)   $   (.04)
Net loss per common share -- diluted........................  $   (.02)   $   (.04)
Weighted average number of common shares
  outstanding -- basic......................................    49,012      41,236
Weighted average number of common shares
  outstanding -- diluted....................................    49,012      41,236

                APPLIED DIGITAL SOLUTIONS, INC. AND SUBSIDIARIES

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                                                                                                     ACCUMULATED
                                                                                                        OTHER
                             PREFERRED STOCK    COMMON STOCK     ADDITIONAL                         COMPREHENSIVE       TOTAL
                             ---------------   ---------------    PAID-IN     RETAINED   TREASURY      INCOME       STOCKHOLDERS'
                             NUMBER   AMOUNT   NUMBER   AMOUNT    CAPITAL     EARNINGS    STOCK        (LOSS)          EQUITY
                             ------   ------   ------   ------   ----------   --------   --------   -------------   -------------
                                                                        (IN THOUSANDS)
                                                                         (UNAUDITED)
BALANCE -- DECEMBER 31,
 1999......................    --      $ --    48,260    $48      $87,470     $12,664    $(7,310)       $  64          $92,936
 Net loss..................    --        --       --      --           --      (1,172)        --           --
 Comprehensive
   loss -- foreign currency
   translation.............    --        --       --      --           --          --         --         (374)
 Total comprehensive
   loss....................    --        --       --      --           --      (1,172)        --         (374)          (1,546)
Issuance of common
 shares....................    --        --    1,316       2        3,944          --         --           --            3,946
Issuance of common shares
 for acquisition...........    --        --      423      --        1,038          --         --           --            1,038
Warrants redeemed for
 common shares.............    --        --      318      --          952          --         --           --              952
                              ---      ----    ------    ---      -------     -------    -------        -----          -------
BALANCE -- MARCH 31,
 2000......................    --      $ --    50,317    $50      $93,404     $11,492    $(7,310)       $(310)         $97,326
                              ===      ====    ======    ===      =======     =======    =======        =====          =======

                APPLIED DIGITAL SOLUTIONS, INC. AND SUBSIDIARIES

                UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                              FOR THE THREE MONTHS
                                                                ENDED MARCH 31,
                                                              --------------------
                                                                2000        1999
                                                              --------    --------
                                                                 (IN THOUSANDS)
                                                                  (UNAUDITED)
Cash flows from operating activities
  Net loss..................................................  $(1,172)    $(1,645)
  Adjustments to reconcile net loss to net cash provided by
     (used in) operating activities:
     Depreciation and amortization..........................    2,090       1,486
     Minority interest......................................     (353)        244
     Gain on sale of equipment..............................      (10)         --
     Non-cash loss on restructuring.........................       --         205
     Change in assets and liabilities:
       Decrease (increase) in accounts receivable...........    4,523      (2,032)
       Increase in inventories..............................   (5,863)     (1,190)
       Increase in prepaid expenses.........................   (2,975)       (267)
       Decrease in deferred tax asset.......................      206          --
       (Decrease) increase in accounts payable and accrued
        expenses............................................   (9,471)      3,617
                                                              -------     -------
Net cash provided by operating activities...................  (13,025)        418
                                                              -------     -------
Cash flows from investing activities
  Decrease in due from buyer of divested subsidiary.........   31,302          --
  (Increase) decrease in notes receivable...................     (265)        130
  Increase in other assets..................................     (585)       (257)
  Proceeds from sale of property and equipment..............       32          20
  Payments for property and equipment.......................   (3,046)       (757)
  Payments for costs of asset and business acquisitions (net
     of cash balances acquired).............................   (6,636)     (2,411)
                                                              -------     -------
Net cash provided by (used in) investing activities.........   20,802      (3,275)
                                                              -------     -------
Cash flows from financing activities
  Net amounts paid on notes payable.........................  (14,259)     (2,935)
  Proceeds from long-term debt..............................    4,566       2,331
  Payments on long-term debt................................   (2,367)       (289)
  Other financing costs.....................................       --        (107)
  Issuance of common shares.................................    5,008          --
                                                              -------     -------
Net cash used in financing activities.......................   (7,052)     (1,000)
                                                              -------     -------
Net increase (decrease) in cash and cash equivalents........      725      (3,857)
Cash and cash equivalents -- beginning of period............    5,138       4,555
                                                              -------     -------
Cash and cash equivalents -- end of period..................  $ 5,863     $   698
                                                              =======     =======

                        APPLIED DIGITAL SOLUTIONS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

1. BASIS OF PRESENTATION

     The accompanying unaudited consolidated financial statements of Applied Digital Solutions, Inc. (the "Company") as of March 31, 2000 and for the three months ended March 31, 2000 and 1999 have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X of the Securities Exchange Act of 1934. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of the Company's management, all adjustments (consisting of only normal recurring adjustments) considered necessary to present fairly the consolidated financial statements have been made.

     The consolidated statement of operations for the three months ended March 31, 2000 is not necessarily indicative of the results that may be expected for the entire year. These statements should be read in conjunction with the consolidated financial statements and related notes thereto included in our Annual Report on Form 10-K for the year ended December 31, 1999.

2. PRINCIPLES OF CONSOLIDATION

     The financial statements include the accounts of the Company and its wholly owned and majority owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

3. INVENTORY

     Inventory at March 31, 2000 and December 31, 1999 consists of:

                                                              MARCH 31,   DECEMBER 31,
                                                                2000          1999
                                                              ---------   ------------
Raw materials...............................................   $ 4,081      $ 4,648
Work in process.............................................     1,479        1,195
Finished goods..............................................    41,382       35,602
                                                               -------      -------
                                                                46,942       41,445
Allowance for excess and obsolescence.......................      (631)        (997)
                                                               -------      -------
                                                               $46,311      $40,448
                                                               =======      =======

4. FINANCING AGREEMENTS

     In August 1998, the Company entered into a $20 million line of credit with State Street Bank and Trust Company secured by all of our domestic assets at the prime lending rate or at the London Interbank Offered Rate, at our discretion. In February 1999, the amount of the credit available under the facility was increased to $23 million. On May 25, 1999, the Company entered into a Term and Revolving Credit Agreement with IBM Credit Corporation (the "IBM Agreement"). On May 26, 1999, the Company repaid the amount due to State Street Bank and Trust Company. On July 30, 1999 and January 27, 2000, the IBM Agreement was amended and restated. The IBM Agreement, as amended, provides for:

          (a) a revolving credit line of up to $33.855 million, designated as follows: (i) a USA revolving credit line of up to $30 million, and (ii) a Canadian revolving credit line of up to $3.855 million,

          (b) a term loan A of up $22 million,

          (c) a term loan B of up to $36.405 million,

                        APPLIED DIGITAL SOLUTIONS, INC.

          (d) a term loan C of up to $2.740 million.

     The revolving credit line may be used for general working capital requirements, capital expenditures and certain other permitted purposes and is repayable in full on May 25, 2002. The USA revolving credit line bears interest at the 30-day LIBOR rate plus 1.75% to 1.90% depending on the Company's leverage ratio; the Canadian revolving credit line bears interest at the base rate as announced by the Toronto-Dominion Bank of Canada each month plus 0.1707% to
 .3207%, depending on the Company's leverage ratio. As of March 31, 2000, the LIBOR rate was approximately 5.9% and approximately $10.3 million was outstanding on the revolving credit line, which is included in notes payable.

     Term loan A, which was used to pay off State Street Bank and Trust Company, bears interest at the 30-day LIBOR rate plus 1.75% to 1.90%, is amortized in quarterly installments over six years and is repayable in full on May 25, 2002. As of March 31, 2000, approximately $19.2 million was outstanding on this loan.

     Term loan B, which may be used for acquisitions, bears interest at the 30-day LIBOR rate plus 1.75% to 1.90%, is amortized in quarterly installments over six years and is repayable in full on May 25, 2002. As of March 31, 2000, approximately $23.3 million was outstanding on this loan.

     Term loan C, which was used by our Canadian subsidiary to pay off their bank debt, bears interest at the base rate as announced by the Toronto-Dominion Bank of Canada each month plus 0.1707%, to 0.3207%, is amortized in quarterly installments over six years and is repayable in full on May 25, 2002. As of March 31, 2000, Toronto-Dominion's rate was approximately 6.75% and approximately $2.4 million was outstanding on this loan.

     The agreement contains standard debt covenants relating to the financial position and performance as well as restrictions on the declarations and payment of dividends. As of March 31, 2000, the Company was in compliance with, or had received waivers for compliance with, all debt covenants.

5. RESTRUCTURING AND UNUSUAL CHARGES

     In the first quarter of 1999, a pre-tax charge of $2,550 was recorded to cover restructuring costs of $2,236 and unusual charges of $314.

  Restructuring Charge

     As part of the Company's reorganization of its core business into four reportable business groups, the Company has implemented a restructuring plan. The restructuring plan includes the exiting of selected lines of business within the Company's Telephony and Applications business groups, and the associated write-off of assets. The restructuring charge of $2,236 included asset impairments, primarily software and other intangible assets, of $1,522, lease terminations of $541, and employee separations of $173. The total charge reduced net income by $1,588.

     The following table sets forth the rollforward of the liabilities for business restructuring from January 1, 1999 through March 31, 2000:

                                     BALANCE,                               BALANCE                    BALANCE
                                    JANUARY 1,                            DECEMBER 31,                MARCH 31,
TYPE OF COST                           1999      ADDITIONS   DEDUCTIONS       1999       DEDUCTIONS     2000
------------                        ----------   ---------   ----------   ------------   ----------   ---------
Asset impairment..................    $   --      $1,522       $1,522         $ --          $ --         $--
Lease terminations................        --         541          342          199           199          --
Employee separations..............        --         173          123           50            --          50
                                      ------      ------       ------         ----          ----         ---
          Total...................    $   --      $2,236       $1,987         $249          $199         $50
                                      ======      ======       ======         ====          ====         ===

                        APPLIED DIGITAL SOLUTIONS, INC.

  Unusual Items

     During the first quarter of 1999, as part of the Company's core business reorganization, the Company realigned certain operations within its telephony division and has recognized impairment charges and other related costs of $314. The total charge reduced net income by $223.

6. LOSS PER SHARE

     The following is a reconciliation of the numerator and denominator of basic and diluted loss per share:

                                                              THREE MONTHS ENDED
                                                                   MARCH 31,
                                                              -------------------
                                                                2000       1999
                                                              --------   --------
Numerator:
  Net loss available to common stockholders.................  $(1,172)   $(1,645)
                                                              =======    =======
Denominator:
  Denominator for basic loss per share --
  Weighted-average shares(1)................................   49,012     41,236
                                                              =======    =======
  Denominator for diluted loss per share(2).................   49,012     41,236
                                                              =======    =======
  Basic loss per share......................................  $ (0.02)   $ (0.04)
                                                              =======    =======
  Diluted loss per share....................................  $ (0.02)   $ (0.04)
                                                              =======    =======

---------------

(1) Includes, for the three month periods ended March 31, 2000 and 1999, 0.5 and 136 shares of common stock, respectively, reserved for issuance to the holders of ACT-GFX, Inc.'s exchangeable shares and for the three month period ended March 31, 1999, 1,257 shares of common stock reserved for issuance to the holders of TigerTel Services Limited's (formerly Commstar Ltd.) exchangeable shares.
(2) The weighted average shares listed below were not included in the computation of diluted loss per share because to do so would have been anti-dilutive for the periods presented:

                                                              THREE MONTHS ENDED
                                                                   MARCH 31,
                                                              -------------------
                                                                2000       1999
                                                              --------   --------
Employee stock options......................................    5,004        380
Warrants....................................................      534        293
Contingent stock -- acquisitions............................      117         --
                                                              -------    -------
                                                                5,655        673
                                                              =======    =======

7. SEGMENT INFORMATION

     The Company is organized into six operating segments. The "eliminations" category includes all amounts recognized upon consolidation of the Company's subsidiaries such as the elimination of intersegment revenues, expenses, assets and liabilities and goodwill amortization expense. The accounting policies of the operating segments are the same as those described in the summary of significant accounting policies in the Company's Annual Report on Form 10-K filed for the year ended December 31, 1999, except that intersegment sales and transfers are generally accounted for as if the sales or transfers were to third parties at current market prices and segment data includes an allocated charge for the corporate headquarters costs. It is on this basis that management utilizes the financial information to assist in making internal operating decisions. The Company evaluates performance based on stand-alone segment operating income. Certain prior period information has been reclassified for comparative purposes.

                        APPLIED DIGITAL SOLUTIONS, INC.

     Following is the selected segment data as of and for the three months ended March 31, 2000:

                                                                                                     CORPORATE
                        TELEPHONY   NETWORK   INTERNET   APPLICATIONS   INTELLESALE.COM   NON-CORE   OVERHEAD    ELIMINATIONS
                        ---------   -------   --------   ------------   ---------------   --------   ---------   ------------
External revenue......   $ 4,498    $7,245     $2,026      $ 8,933          $48,337       $14,016    $     98     $      --
Intersegment
  revenue.............        --        --         --           --            2,500            --          --        (2,500)
                         -------    ------     ------      -------          -------       -------    --------     ---------
        Total
          revenue.....     4,498     7,245      2,026        8,933           50,837        14,016          98        (2,500)
                         =======    ======     ======      =======          =======       =======    ========     =========
Income (loss) before
  benefit for income
  taxes and minority
  interest............      (462)      252          6          (28)             511         1,001      (2,603)         (800)
        Total
          assets......    10,482     6,786      2,944       21,661           65,639        27,545     196,109      (122,085)


                        CONSOLIDATED
                        ------------
External revenue......    $ 85,153
Intersegment
  revenue.............          --
                          --------
        Total
          revenue.....      85,153
                          ========
Income (loss) before
  benefit for income
  taxes and minority
  interest............      (2,123)
        Total
          assets......     209,081

     Following is the selected segment data as of and for the three months ended March 31, 1999:

                                                                                                     CORPORATE
                        TELEPHONY   NETWORK   INTERNET   APPLICATIONS   INTELLESALE.COM   NON-CORE   OVERHEAD    ELIMINATIONS
                        ---------   -------   --------   ------------   ---------------   --------   ---------   ------------
External revenue......   $ 9,012    $4,006     $  997      $ 6,755          $15,574       $15,210    $     19     $      --
Intersegment
  revenue.............        --        --         --           --            1,533            --          --        (1,533)
                         -------    ------     ------      -------          -------       -------    --------     ---------
        Total
          revenue.....     9,012     4,006        997        6,755           17,107        15,210          19        (1,533)
                         =======    ======     ======      =======          =======       =======    ========     =========
Income (loss) before
  benefit for income
  taxes and minority
  interest............       510       203        (49)        (380)           2,289           197      (4,359)         (387)
        Total
          assets......    23,400     3,516      1,205       21,501           16,938        29,407     156,361      (120,264)


                        CONSOLIDATED
                        ------------
External revenue......    $ 51,573
Intersegment
  revenue.............          --
                          --------
        Total
          revenue.....      51,573
                          ========
Income (loss) before
  benefit for income
  taxes and minority
  interest............      (1,976)
        Total
          assets......     132,064

8. MERGERS AND ACQUISITIONS

     The following represents acquisitions which occurred in the first quarter of 2000 and in 1999:

                                                                       COMMON/
                                                                      PREFERRED
                                 DATE OF     PERCENT    ACQUISITION    SHARES
                               ACQUISITION   ACQUIRED      PRICE       ISSUED        BUSINESS DESCRIPTION
                               -----------   --------   -----------   ---------      --------------------
First Quarter 2000
  Acquisitions
  None
1999 Acquisitions
  Port Consulting, Inc.......   04/01/99       100%       $1,292         --       Integrator of information
                                                                                  technology application
                                                                                  systems
  Hornbuckle Engineering,
     Inc.....................   04/01/99       100         4,626        555       Integrated voice and data
                                                                                  solutions provider
  Lynch Marks & Associates,
     Inc.....................   04/01/99       100         2,526        773       Network integration company
  STR, Inc...................   04/01/99       100         6,800        932       Software solutions provider
                                                                                  for retailers
  TigerTel Services Limited
     (formerly Contour
     Telecom Management,
     Inc.) (Divested
     effective 12/31/99).....   05/01/99        75         5,627         --       Provider of outsourced
                                                                                  telecommunications
                                                                                  management services
  Bostek, Inc. & affiliate...   06/01/99       100        26,966         --       Seller of computer systems
                                                                                  and peripherals

                        APPLIED DIGITAL SOLUTIONS, INC.

  Earnout and Put Agreements

     All acquisitions have been accounted for using the purchase method of accounting and, accordingly, the consolidated financial statements reflect the results of operations of each company from the date of acquisition. The costs of acquisitions include all payments according to the acquisition agreements plus costs for investment banking services, legal services and accounting services, that were direct costs of acquiring these assets. Goodwill resulting from these acquisitions is being amortized on a straight-line basis, over twenty years. Certain acquisition agreements include additional consideration contingent on profits of the acquired subsidiary. Upon earning this additional consideration, the value will be recorded as additional goodwill. The acquisitions above include contingent shares earned upon attainment of certain profits by subsidiaries through March 31, 2000. Under these agreements, assuming all earnout profits are achieved, the Company is contingently liable for additional consideration of approximately $7.6 million in 2001, $1.8 million in 2002 and $2.0 million in 2004, of which $1.0 million would be payable in cash and $10.4 million would be payable in stock.

     The Company has entered into put options with the sellers of those companies in which it acquired less than a 100% interest. These options require the Company to purchase the remaining portion it does not own after periods ranging from four to five years from the date of acquisition at amounts per share generally equal to 10% to 20% of the average annual earnings per share of the subsidiary company before income taxes for the two year period ending the effective date of the put multiplied by a multiple ranging from four to five. In the second quarter of 1999, the Company entered into agreements to pay $3.9 million to acquire put options in certain companies owned by the Company's subsidiary, Intellesale.com. In addition, based on current earnings, assuming all other put options are exercised, the Company is contingently liable for an additional $6.3 million in the next two years. The contingent amounts for earnouts and put options have not been recorded as liabilities in the financial statements as it is uncertain whether the contingencies will be met.

     There were 377 and 9,441 shares of common stock issued during the first three months of 2000 and 1999, respectively, related to agreements with the company's subsidiaries primarily for earnouts and to purchase minority interests.

  Major Acquisition

     Effective June 1, 1999, the Company acquired all of the outstanding common stock of Bostek, Inc. and affiliate (Bostek) in a transaction accounted for under the purchase method of accounting. The aggregate purchase price was approximately $27 million, of which $10.2 million was paid in cash at closing, $5 million was paid in cash in January 2000 and $1.8 million for the 1999 earnout was paid in cash in February 2000. The earnout accrual was included in the other current liabilities at December 31, 1999. Upon a successful initial public offering of IntelleSale.com, $10 million will be payable in stock of IntelleSale.com to the former owners of Bostek. In the event that the initial public offering does not occur, the $10 million will be payable in cash on June 30, 2000. An additional $3.2 million is contingent upon achievement of certain earnings targets. The operating results of the Company include Bostek from its acquisition date. The total purchase price of Bostek, including the liabilities, was allocated to the identifiable assets with the remainder of $24.4 million recorded as goodwill which is being amortized over 20 years.

  Dispositions

     Effective October 1, 1999, the Company entered into a Stock Purchase Agreement for the sale of all outstanding shares of common stock of four non-core subsidiaries. In consideration, the Company received a note for $2.5 million, and 2.8 million shares of the Company's common stock, recorded as treasury stock in the amount of $7 million. No gain was recorded on this transaction, because the shareholders of the purchaser of the divested assets were deemed to be significant shareholders of the Company. The operating results of these companies are properly included in the Company's financial statements through the date of disposition.

                        APPLIED DIGITAL SOLUTIONS, INC.

     Effective December 30, 1999, the Company sold its approximately 4.9 million shares in TigerTel, Inc., its Toronto-based telecommunications subsidiary. The total proceeds were $31.3 million in cash, resulting in a pre-tax gain of $20.1 million. Payment of the proceeds was received on January 10, 2000. The operating results of TigerTel are properly included in the Company's financial statements through the date of disposition.

9. RECENT DEVELOPMENTS

     On September 14, 1999, our subsidiary, IntelleSale.com, Inc., filed a registration statement with the Securities and Exchange Commission in connection with its proposed initial public offering (initial public offering). In addition to IntelleSale.com selling primary shares, the Company expected to sell shares of IntelleSale.com's common stock as a selling shareholder. On January 31, 2000, the Company announced a postponement of the initial public offering of IntelleSale.com's common stock due to market conditions. Deferred initial public offering fees have been capitalized in anticipation of completing the initial public offering within the next fiscal year.

     On March 3, 2000, the Company announced, and on April 24, 2000, the Company signed a definitive merger agreement to acquire Destron Fearing Corporation, a Nasdaq listed company trading under the stock symbol "DFCO". Destron Fearing is a leading developer, manufacturer and marketer of a broad line of electronic and visual identification devices for companion animals, livestock, laboratory animals and wildlife. In this proposed transaction, the Company will issue shares of its common stock in exchange for shares of common stock of Destron Fearing. The approximately $80 million transaction is expected to close by the end of July 2000, subject to a number of conditions including the completion of due diligence, approval of both the Company's and Destron Fearing's shareholders, and approval of relevant government agencies. Under the agreement, Destron Fearing would be merged into Digital Angel.net Inc., the Company's wholly owned subsidiary.

     On March 22, 2000, the Company filed a shelf registration statement to sell, from time to time, up to 3 million shares of its common stock. Proceeds from the sale will be used for general corporate purposes, including the funding of future acquisitions. On April 5, 2000 the Company announced that it was postponing the offering because of adverse market conditions.

10. SUBSEQUENT EVENTS

     On May 5, 2000, the Company signed a letter of intent to acquired 100% of ATEC Group Inc. (ATEC), a Nasdaq listed company, in an all-stock transaction valued at approximately $55.9 million. On May 23, 2000, Applied Digital announced that the letter of intent to acquire ATEC had been terminated due to market conditions.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Destron Fearing Corporation:

     We have audited the accompanying consolidated balance sheets of Destron Fearing Corporation (a Delaware corporation) and Subsidiaries as of September 30, 1999 and 1998, and the related consolidated statements of operations, shareholders' equity and cash flows for each of the three years in the period ended September 30, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Destron Fearing Corporation and Subsidiaries as of September 30, 1999 and 1998, and the results of their operations and their cash flows for each of the three years in the period ended September 30, 1999, in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Minneapolis, Minnesota,
November 5, 1999

                  DESTRON FEARING CORPORATION AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                               AS OF SEPTEMBER 30

                                                                  1999           1998
                                                              ------------   ------------
                           ASSETS
CURRENT ASSETS:
  Cash......................................................  $  1,027,000   $    104,000
  Accounts receivable, net of allowance for doubtful
     accounts of $147,000 and $134,000......................     1,757,000      2,212,000
  Inventories...............................................     3,827,000      4,753,000
  Vendor deposits...........................................       665,000        475,000
  Prepaid expenses and other current assets.................       102,000         33,000
                                                              ------------   ------------
          Total current assets..............................     7,378,000      7,577,000
PROPERTY AND EQUIPMENT, net.................................     1,808,000      1,922,000
GOODWILL, net...............................................     1,833,000      1,917,000
OTHER ASSETS, net...........................................       127,000        147,000
                                                              ------------   ------------
                                                              $ 11,146,000   $ 11,563,000
                                                              ============   ============
            LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
  Line of credit............................................  $         --   $  1,278,000
  Accounts payable..........................................       695,000        988,000
  Customer deposits.........................................            --        865,000
  Accrued liabilities.......................................       571,000        495,000
  Current portion of long-term obligations..................       663,000      2,544,000
                                                              ------------   ------------
          Total current liabilities.........................     1,929,000      6,170,000
LONG-TERM OBLIGATIONS, net of current portion...............       796,000        677,000
                                                              ------------   ------------
          Total liabilities.................................     2,725,000      6,847,000
                                                              ------------   ------------
COMMITMENTS AND CONTINGENCIES (Note 5) SHAREHOLDERS' EQUITY:
Common stock, $.01 par value, 20,000,000 shares authorized,
  13,443,000 and 13,354,000 shares issued and outstanding...       135,000        134,000
Common stock warrants.......................................       100,000             --
Additional paid-in capital..................................    19,904,000     19,846,000
Accumulated deficit.........................................   (11,718,000)   (15,264,000)
                                                              ------------   ------------
                                                                 8,421,000      4,716,000
                                                              ------------   ------------
          Total shareholders' equity........................  $ 11,146,000   $ 11,563,000
                                                              ============   ============

   The accompanying notes are an integral part of these consolidated balance sheets.

                  DESTRON FEARING CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                        FOR THE YEARS ENDED SEPTEMBER 30

                                                             1999          1998          1997
                                                          -----------   -----------   -----------
NET SALES...............................................  $18,548,000   $12,601,000   $12,889,000
                                                          -----------   -----------   -----------
COSTS AND EXPENSES:
  Cost of sales.........................................   10,996,000     9,248,000     8,578,000
  Selling, general and administrative...................    3,228,000     3,774,000     3,651,000
  Research and development..............................      802,000     1,017,000       870,000
  Interest expense and other............................      368,000       542,000       562,000
                                                          -----------   -----------   -----------
          Total costs and expenses......................   15,394,000    14,581,000    13,661,000
                                                          -----------   -----------   -----------
INCOME (LOSS) BEFORE INCOME TAXES.......................    3,154,000    (1,980,000)     (772,000)
PROVISION FOR INCOME TAXES..............................       80,000            --            --
                                                          -----------   -----------   -----------
NET INCOME (LOSS) BEFORE EXTRAORDINARY GAIN.............    3,074,000    (1,980,000)     (772,000)
EXTRAORDINARY GAIN ON DEBT RESTRUCTURING (Note 3).......      472,000            --            --
                                                          -----------   -----------   -----------
NET INCOME (LOSS).......................................  $ 3,546,000   $(1,980,000)  $  (772,000)
                                                          ===========   ===========   ===========
NET INCOME (LOSS) PER COMMON SHARE:
Basic --
  Net income (loss) before extraordinary gain...........  $      0.23   $     (0.15)  $     (0.06)
  Extraordinary gain....................................         0.04            --            --
                                                          -----------   -----------   -----------
                                                          $      0.27   $     (0.15)  $     (0.06)
                                                          ===========   ===========   ===========
Diluted --
  Net income (loss) before extraordinary gain...........  $      0.23   $     (0.15)  $     (0.06)
  Extraordinary gain....................................         0.03            --            --
                                                          -----------   -----------   -----------
                                                          $      0.26   $     (0.15)  $     (0.06)
                                                          ===========   ===========   ===========
WEIGHTED AVERAGE COMMON AND COMMON EQUIVALENT SHARES
  OUTSTANDING:
  Basic.................................................   13,377,000    13,315,000    12,886,000
                                                          ===========   ===========   ===========
  Diluted...............................................   13,483,000    13,315,000    12,886,000
                                                          ===========   ===========   ===========

  The accompanying notes are an integral part of these consolidated financial statements.

                  DESTRON FEARING CORPORATION AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
             FOR THE YEARS ENDED SEPTEMBER 30, 1999, 1998 AND 1997

                                          COMMON STOCK         COMMON    ADDITIONAL                       TOTAL
                                      ---------------------    STOCK       PAID-IN     ACCUMULATED    SHAREHOLDERS'
                                        SHARES      AMOUNT    WARRANTS     CAPITAL       DEFICIT         EQUITY
                                      ----------   --------   --------   -----------   ------------   -------------
BALANCE, SEPTEMBER 30, 1996.........  11,641,000   $116,000   $     --   $16,692,000   $(12,512,000)   $ 4,296,000
  Issuance of common stock in
    private placements..............   1,650,000     17,000         --     3,092,000             --      3,109,000
  Issuance of common stock upon
    exercise of stock options.......       3,000         --         --         5,000             --          5,000
  Net loss..........................          --         --         --            --       (772,000)      (772,000)
                                      ----------   --------   --------   -----------   ------------    -----------
BALANCE, SEPTEMBER 30, 1997.........  13,294,000    133,000         --    19,789,000    (13,284,000)     6,638,000
  Issuance of common stock upon
    exercise of stock options and
    warrants........................      60,000      1,000         --        57,000             --         58,000
  Net loss..........................          --         --         --            --     (1,980,000)    (1,980,000)
                                      ----------   --------   --------   -----------   ------------    -----------
BALANCE, SEPTEMBER 30, 1998.........  13,354,000    134,000         --    19,846,000    (15,264,000)     4,716,000
  Issuance of common stock upon
    exercise of stock options.......      89,000      1,000         --        58,000             --         59,000
  Issuance of common stock
    warrants........................          --         --    100,000            --             --        100,000
  Net income........................          --         --         --            --      3,546,000      3,546,000
                                      ----------   --------   --------   -----------   ------------    -----------
BALANCE, SEPTEMBER 30, 1999.........  13,443,000   $135,000   $100,000   $19,904,000   $(11,718,000)   $ 8,421,000
                                      ==========   ========   ========   ===========   ============    ===========

  The accompanying notes are an integral part of these consolidated financial statements.

                  DESTRON FEARING CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                        FOR THE YEARS ENDED SEPTEMBER 30

                                                              1999         1998          1997
                                                           ----------   -----------   -----------
OPERATING ACTIVITIES:
Net income (loss)........................................  $3,546,000   $(1,980,000)  $  (772,000)
Adjustments to reconcile net income (loss) to net cash
  provided by (used in) operating activities --
  Depreciation and amortization..........................     497,000       475,000       494,000
  Extraordinary gain on debt restructuring...............    (472,000)           --            --
  Equity in income of joint venture and other............          --            --       225,000
  Change in operating items:
     Accounts receivable.................................     455,000      (301,000)     (895,000)
     Inventories.........................................     926,000       539,000     1,927,000
     Vendor deposits.....................................    (190,000)     (313,000)     (162,000)
     Prepaid expenses and other current assets...........     (69,000)       16,000       (21,000)
     Accounts payable and accrued liabilities............    (217,000)      487,000      (839,000)
     Customer deposits...................................    (865,000)      865,000            --
                                                           ----------   -----------   -----------
          Net cash provided by (used in) operating
            activities...................................   3,611,000      (212,000)      (43,000)
INVESTING ACTIVITIES:
  Purchase of fixed assets...............................    (279,000)     (268,000)     (192,000)
                                                           ----------   -----------   -----------
          Net cash used in investing activities..........    (279,000)     (268,000)     (192,000)
FINANCING ACTIVITIES:
  Issuance of common stock, net..........................      59,000        58,000     3,114,000
  Repayments of long-term obligations....................  (1,190,000)   (1,454,000)   (1,350,000)
  Net borrowings (repayments) on bank lines of credit....  (1,278,000)      905,000      (493,000)
                                                           ----------   -----------   -----------
          Net cash provided by (used in) financing
            activities...................................  (2,409,000)     (491,000)    1,271,000
                                                           ----------   -----------   -----------
NET CHANGE IN CASH.......................................     923,000      (971,000)    1,036,000
CASH, beginning of year..................................     104,000     1,075,000        39,000
                                                           ----------   -----------   -----------
CASH, end of year........................................  $1,027,000   $   104,000   $ 1,075,000
                                                           ==========   ===========   ===========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Interest paid..........................................  $  385,000   $   549,000   $   512,000
                                                           ==========   ===========   ===========
SUPPLEMENTAL DISCLOSURE OF NONCASH ACTIVITIES:
  Conversion of trade payable to term loan...............  $       --   $        --   $ 4,290,000
                                                           ==========   ===========   ===========
  Issuance of common stock warrants in connection with
     debt restructuring..................................  $  100,000   $        --   $        --
                                                           ==========   ===========   ===========

  The accompanying notes are an integral part of these consolidated financial statements.

                  DESTRON FEARING CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          SEPTEMBER 30, 1999 AND 1998

1. DESCRIPTION OF BUSINESS AND RISK FACTORS:

     Destron Fearing Corporation (Destron or the Company) manufactures a broad line of electronic and visual identification devices for the companion animal, livestock, laboratory animal, fish and wildlife markets worldwide. The Company's products are marketed primarily through a wide network of domestic and international distributors. In November 1993, the Company acquired Fearing Manufacturing Co., Inc. (Fearing), a 50-year-old company engaged in the manufacture of visual identification products for the livestock market.

     During fiscal year 1999, the Company resolved several matters which had raised going-concern uncertainties in fiscal year 1998. These included the renewal of the Company's line of credit agreement through June 30, 2001 and the restructuring of a significant vendor note (Note 3), as well as an overall improvement in operating results and cash flows.

     The Company's future operations are dependent on the attainment of certain objectives, including the successful development, marketing and sale of new and existing products and technology. There can be no assurance that these objectives will be achieved, that the Company would be able to obtain any required additional financing if or when needed, or that such financing, if obtained, would be on terms favorable to the Company.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

PRINCIPLES OF CONSOLIDATION

     The consolidated financial statements of the Company include the accounts of the Company and its wholly owned subsidiaries. All intercompany accounts and transactions have been eliminated in consolidation.

REVENUE RECOGNITION

     The Company recognizes product revenue, net of estimated returns, at the time the products are shipped.

INVENTORIES

     Inventories consist of materials, labor and overhead and are valued at the lower of first-in, first-out cost, or market. Inventories consisted of the following at September 30:

                                                                 1999         1998
                                                              ----------   ----------
Raw materials...............................................  $2,607,000   $2,481,000
Finished goods..............................................   1,220,000    2,272,000
                                                              ----------   ----------
          Total.............................................  $3,827,000   $4,753,000
                                                              ==========   ==========

PROPERTY AND EQUIPMENT

     Property and equipment are recorded at the lower of cost or net realizable value. Depreciation and amortization are recorded on a straight-line basis over the following useful lives:

Building....................................................  30 years
Improvements................................................  10-20 years
Equipment...................................................  7-10 years
Furniture and fixtures......................................  7 years

                  DESTRON FEARING CORPORATION AND SUBSIDIARIES

Fixed assets consisted of the following at September 30:

                                                                 1999          1998
                                                              -----------   -----------
Land, building and improvements.............................  $ 1,354,000   $ 1,351,000
Equipment...................................................    1,742,000     1,541,000
Furniture and fixtures......................................      375,000       357,000
                                                              -----------   -----------
                                                                3,471,000     3,249,000
Accumulated depreciation and amortization...................   (1,663,000)   (1,327,000)
                                                              -----------   -----------
                                                              $ 1,808,000   $ 1,922,000
                                                              ===========   ===========

     The Company periodically evaluates whether events or circumstances indicate that the carrying values of net property and equipment may not be recoverable, or whether the remaining estimated useful lives should be revised. The Company's evaluation at September 30, 1999 indicated that no impairment write-down was necessary.

GOODWILL

     Goodwill represents the excess of the purchase price of Fearing (see Note
1) over the fair value of its net assets, and is being amortized on a straight-line basis over 30 years. Other assets consist primarily of patents and licenses related to the Company's technologies, which are being amortized over their estimated useful lives of 17 to 20 years. Total accumulated amortization of these other assets was $998,000 and $892,000 as of September 30, 1999 and 1998.

     The Company periodically evaluates whether events or circumstances indicate that the carrying values of goodwill and other assets may not be recoverable, or whether the remaining estimated useful lives should be revised. The Company's evaluation at September 30, 1999 indicated that no impairment write-down was necessary.

FAIR VALUE OF FINANCIAL INSTRUMENTS

     Fair values of long-term obligations approximated carrying value at September 30, 1999 and 1998. The fair values of all other financial instruments also approximated carrying value at September 30, 1999 and 1998, due to the short maturities of those instruments.

WARRANTIES

     The Company provides various warranties on certain of its products. Estimated warranty costs are accrued in the same period in which the related revenue is recognized, based on anticipated parts and labor costs and utilizing historical experience.

RESEARCH AND DEVELOPMENT

     Research and development costs consist primarily of salaries, supplies and other direct costs and are charged to expense as incurred.

INCOME TAXES

     The Company accounts for income taxes under the liability method, which requires recognition of deferred income tax assets and liabilities for the expected future income tax consequences, based on enacted tax laws, of temporary differences between the financial reporting and tax bases of assets and liabilities as well as the expected future effects of loss carryforwards and tax credit carryforwards. Resulting net deferred tax assets are reduced by a valuation allowance for the amount of any tax benefits which may not be realized.

                  DESTRON FEARING CORPORATION AND SUBSIDIARIES

NET INCOME (LOSS) PER COMMON SHARE

     Net income (loss) per common and common equivalent share is based on the weighted average number of common and common equivalent shares outstanding for the period. Common equivalent shares consist primarily of stock options granted to employees and directors and outstanding warrants.

     The Company calculates earnings (loss) per share (EPS) in accordance with the requirements of Statement of Financial Accounting Standards (SFAS) No. 128, "Earnings per Share." Basic EPS is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period, excluding potentially dilutive securities. Diluted EPS is calculated using the treasury stock method and reflects the dilutive effect of outstanding stock options and warrants.

     A reconciliation of EPS calculations under SFAS No. 128 is as follows for the years ended September 30:

                                                    1999           1998          1997
                                                 -----------   ------------   -----------
Net income (loss)..............................  $ 3,546,000   $ (1,980,000)  $  (772,000)
                                                 ===========   ============   ===========
Weighted average number of common shares
  outstanding..................................   13,377,000     13,315,000    12,886,000
Dilutive effect of stock options and
  warrants.....................................      106,000             --            --
                                                 -----------   ------------   -----------
                                                  13,483,000     13,315,000    12,886,000
                                                 ===========   ============   ===========
Net income (loss) per common share:
  Basic........................................  $      0.27   $      (0.15)  $     (0.06)
  Diluted......................................  $      0.26   $      (0.15)  $     (0.06)

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the financial statements. Estimates also affect the reported amounts of revenues and expenses during the periods presented. Estimates are used for such items as allowances for doubtful accounts, inventory reserves, amortization periods for goodwill and other assets, useful lives of property and equipment, warranty reserves and others. Ultimate results could differ from those estimates.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENT

     In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 requires that changes in the fair value of derivative instruments be recognized currently in earnings, unless specific hedge accounting criteria are met. SFAS No. 133, as amended, will be effective for the Company on October 1, 2000. The Company is currently evaluating the impact of SFAS No. 133, but does not believe it will have a significant effect on its financial position or results of operations.

3. LINE OF CREDIT AND LONG-TERM OBLIGATIONS:

LINE OF CREDIT

     The Company has a $3,000,000 revolving credit facility with a lending institution. This credit facility bears interest at the greater of 8% or prime plus 1.75%, payable monthly, and carries a commitment fee equal to 0.75% of the unused portion of the commitment under the facility. Borrowings under this facility are payable on demand and are limited to certain eligible accounts receivable and inventories ($2,021,000

                  DESTRON FEARING CORPORATION AND SUBSIDIARIES maximum availability at September 30, 1999). The line-of-credit agreement is effective through June 30, 2001.

     The following information relates to this credit facility for the years ended September 30:

                                                                 1999         1998
                                                              ----------   ----------
Balance outstanding at end of year..........................  $       --   $1,278,000
Maximum amount outstanding during the year..................   1,729,000    2,083,000
Average borrowings during the year..........................     380,000    1,234,000
Weighted average interest rate during the year..............        9.50%       10.25%
Interest rate at end of year................................       10.25%       10.25%

     The line-of-credit agreement contains various restrictive covenants which require the Company to maintain minimum levels of tangible net worth and remain current on all other outstanding debt obligations, among other matters. The credit facility also limits additional indebtedness, capital expenditures and dividends. The Company was in compliance with all such covenants at September 30, 1999.

LONG-TERM OBLIGATIONS

     Long-term obligations consist of the following at September 30:

                                                                 1999         1998
                                                              ----------   ----------
Note payable to third party (see below).....................  $  767,000   $2,488,000
Note payable, interest at 8.98%, payable in monthly
  installments of
  principal and interest through March 2001 with a balloon
  payment of approximately $533,000 due April 2001;
     collateralized by real estate..........................     571,000      598,000
Noncompete obligation, interest at 9%.......................     121,000      135,000
                                                              ----------   ----------
          Total long-term obligations.......................   1,459,000    3,221,000
Less -- Current portion of long-term obligations............     663,000    2,544,000
                                                              ----------   ----------
          Long-term obligations, net of current portion.....  $  796,000   $  677,000
                                                              ==========   ==========

     Future maturities of long-term obligations are as follows as of September 30, 1999:

2000........................................................  $  663,000
2001........................................................     738,000
2002........................................................      36,000
2003........................................................      22,000
                                                              ----------
                                                              $1,459,000
                                                              ==========

DEBT RESTRUCTURING

     In June 1997, the Company completed an agreement with a vendor whereby $2,290,000 of a trade payable was converted into an unsecured term note. At September 30, 1998, the Company was in default on certain payment terms of this note.

     In March 1999, the Company completed a restructuring of this note whereby the vendor assigned the note to a third party. Effective March 1, 1999, the new noteholder agreed to a reduction of the principal to $1,529,000 to reflect a 35% discount, with interest at 9.25% and monthly payments of $50,000 through January 2002. In connection with this restructuring, the Company granted warrants to the new noteholder to purchase 275,000 shares of the Company's common stock at $1.00 per share. The warrants are exercisable at any time

                  DESTRON FEARING CORPORATION AND SUBSIDIARIES through March 15, 2004. The warrants were recorded at their estimated fair value of $100,000 as of the date of issuance.

     In accordance with the requirements of SFAS No. 15, "Accounting by Debtors and Creditors for Troubled Debt Restructurings," the Company recorded a net extraordinary gain on restructuring of $472,000.

     In May 1999, the Company made an additional $600,000 cash payment against the principal of the note.

4. STOCK OPTIONS AND WARRANTS:

STOCK OPTIONS

     The Company has established an Employee Stock Option Plan (the Employee
Plan), a Nonemployee Director Stock Option Plan (the Nonemployee Director Plan) and a Consultant Stock Option Plan (the Consultant Plan).

     The Employee Plan authorizes the grant of options to purchase an aggregate of up to 2,300,000 shares of common stock. All persons who are employees of the Company, including directors who are also employees, are eligible to participate. The plan provides for the grant of incentive stock options (ISOs), as defined in the Internal Revenue Code (the Code), and nonincentive stock options (NSOs). Options under this plan are granted at the discretion of a committee of the Company's board of directors.

     The Nonemployee Director Plan authorizes the grant of NSOs to purchase an aggregate of 300,000 shares of common stock to nonemployee directors of the Company. Each nonemployee director is granted an option to purchase 15,000 shares of common stock when elected or appointed to the board of directors and receives an option to purchase an additional 2,500 shares of common stock upon each reelection to the Company's board of directors. Options are granted at exercise prices equal to the fair market value of the common stock at the date of grant, and vesting terms are determined by the board of directors or its designee.

     The Consultant Plan authorizes the grant of options to purchase an aggregate of 500,000 shares of common stock to consultants of the Company who may be directors, but not employees of the Company. Stock options granted under the Consultant Plan are administered by a committee of the board of directors, which determines the grants, exercise prices, number of shares and vesting terms.

     The Company accounts for its stock options under Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and has adopted the disclosure-only provisions of SFAS No. 123, "Accounting for Stock-Based Compensation." Accordingly, no compensation cost has been recognized in the accompanying consolidated statements of operations. Had compensation cost related to these options been determined based on the fair value at the grant date for awards granted in fiscal years 1999, 1998 and 1997 consistent with the provisions of SFAS No. 123, the Company's pro forma net income (loss) and net income (loss) per share would be as follows:

                                                              1999         1998          1997
                                                           ----------   -----------   -----------
Net income (loss):
  As reported............................................  $3,546,000   $(1,980,000)  $  (772,000)
  Pro forma..............................................   3,156,000    (2,258,000)   (1,082,000)
Net income (loss) per common share:
  As reported --
     Basic...............................................  $     0.27   $     (0.15)  $     (0.06)
     Diluted.............................................        0.26         (0.15)        (0.06)
  Pro forma --
     Basic...............................................        0.24         (0.17)        (0.08)
     Diluted.............................................        0.23         (0.17)        (0.08)

                  DESTRON FEARING CORPORATION AND SUBSIDIARIES

     Because the SFAS No. 123 method of accounting has not been applied to options granted prior to October 1, 1995, the resulting pro forma compensation cost may not be representative of that to be expected in future years.

     The weighted average fair values of options granted in fiscal years 1999, 1998 and 1997 were $0.87, $0.93 and $1.73. The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions used for grants in fiscal years 1999, 1998 and 1997, respectively: risk-free interest rates of 5.5%, 5.6% and 6.4%; expected volatility of 60%, 74% and 78%; and expected lives of four years. Dividend yields were not used in the fair value computations as the Company has never declared or paid dividends on its common stock and currently intends to retain any earnings for use in operations.

     Shares subject to option are summarized as follows:

                                                                      WEIGHTED     NON-      WEIGHTED
                                                          INCENTIVE   AVERAGE    QUALIFIED   AVERAGE
                                                            STOCK     EXERCISE     STOCK     EXERCISE
                                                           OPTION      PRICE      OPTIONS     PRICE
                                                          ---------   --------   ---------   --------
Balance, September 30, 1996.............................   466,750     $3.04      167,500     $2.21
  Granted...............................................   210,000      3.00       50,000      2.12
  Exercised.............................................    (2,500)     2.13           --        --
  Forfeited or canceled.................................    (2,000)     2.13      (20,000)     2.45
                                                          --------     -----     --------     -----
Balance, September 30, 1997.............................   672,250      3.04      197,500      2.17
  Granted...............................................   215,000      1.69       57,500      0.99
  Exercised.............................................        --        --       (5,000)     0.69
  Forfeited or canceled.................................   (28,750)     3.49           --        --
                                                          --------     -----     --------     -----
Balance, September 30, 1998.............................   858,500      2.68      250,000      1.93
  Granted...............................................   357,500      1.73       17,500      1.18
  Exercised.............................................   (53,750)     0.90           --        --
  Forfeited or canceled.................................  (187,750)     2.90     (100,000)     2.13
                                                          --------     -----     --------     -----
Balance, September 30, 1999.............................   974,500     $2.31      167,500     $1.73
                                                          ========     =====     ========     =====
Options exercisable at:
  September 30, 1999....................................   612,625     $2.63      167,500     $1.73
                                                          ========     =====     ========     =====
  September 30, 1998....................................   541,000     $2.76      250,000     $1.93
                                                          ========     =====     ========     =====
  September 30, 1997....................................   384,000     $2.69      197,500     $2.17
                                                          ========     =====     ========     =====

                  DESTRON FEARING CORPORATION AND SUBSIDIARIES

     Additional information regarding stock options outstanding and exercisable at September 30, 1999 is as follows:

                       OPTIONS OUTSTANDING                      OPTIONS EXERCISABLE
              --------------------------------------   -------------------------------------
                                                         WEIGHTED
                                            WEIGHTED     AVERAGE                    WEIGHTED
                RANGE OF                    AVERAGE     REMAINING                   AVERAGE
                EXERCISE        OPTIONS     EXERCISE   CONTRACTUAL      OPTIONS     EXERCISE
OPTION TYPE      PRICES       OUTSTANDING    PRICE     LIFE (YEARS)   EXERCISABLE    PRICE
-----------   -------------   -----------   --------   ------------   -----------   --------
 Incentive    $0.88 - $2.44     734,500      $1.79         7.8          388,875      $1.84
               3.00 -  4.56     240,000       3.92         6.6          223,750       3.99
              ------------------------------------------------------------------------------
              $0.88 - $4.56     974,500      $2.31         7.5          612,625      $2.63
              ------------------------------------------------------------------------------
Nonqualified  $0.81 - $1.94     107,500      $1.28         8.0          107,500      $1.28
               2.13 -  4.63      60,000       2.53         6.5           60,000       2.53
              ------------------------------------------------------------------------------
              $0.81 - $4.63     167,500      $1.73         7.5          167,500      $1.73
              ------------------------------------------------------------------------------

WARRANTS

     Warrants to purchase 803,000 and 528,000 shares of the Company's common stock at prices ranging from $1.00 to $4.81 were outstanding at September 30, 1999 and 1998, respectively. The warrants are exercisable at various times through January 2002.

5. COMMITMENTS AND CONTINGENCIES:

LITIGATION

     Destron has been a party to litigation in which it asserted infringement by a competitor of one of the Company's patents related to certain of its technologies. The defendants asserted that the patent was not infringed, was invalid and was unenforceable. The defendants also asserted antitrust and unfair competition claims against the Company and Hughes Aircraft Company (now a division of Raytheon Company).

     On January 29, 1996, the jury in the trial returned a verdict in favor of the Company and found that the defendants had willfully infringed on the Company's patent, awarding damages of approximately $444,000. The defendants appealed the verdict, and on July 24, 1997, the appellate court affirmed the trial court's judgment. Additionally, on November 7, 1997, the trial court ruled that there had been no inequitable conduct on the part of Destron in connection with the issuance of the patent and, as such, upheld the validity and enforceability of the patent. On February 9, 1998, the court entered a judgment confirming the previous finding of no inequitable conduct. An appeals court hearing was held on December 8, 1998 in these matters, and on January 26, 1999, the appellate court again affirmed the original decision. Because the defendants did not pursue a timely appeal, the January 26, 1999 decision is final and not appealable.

     On April 21, 1997, the defendants in the above litigation filed suit against the Company, alleging patent infringement and unfair competition on the part of the Company, among other matters. As a result of the favorable ruling in the above-described lawsuit on February 9, 1998, this litigation has been stayed pending further action by the plaintiffs or the court. Although management is unable, at this time, to estimate the potential impact of this litigation, the Company and its legal counsel believe that the ultimate resolution of the litigation will not have a significant adverse impact on the Company's future financial position, cash flows or results of operations; however, there can be no assurance of the ultimate outcome.

EMPLOYEE BENEFIT PLAN

     The Company has a tax-deferred employee savings plan which was established in accordance with Section 401(k) of the Code. The plan covers all employees of the Company. Participants may contribute up to

                  DESTRON FEARING CORPORATION AND SUBSIDIARIES

15% of their annual compensation on a before-tax basis, subject to certain limits. The Company may elect to make matching and/or discretionary contributions to the Plan. Contributions totaled $43,000 in 1999. There were no Company contributions in 1998.

6. INCOME TAXES:

     As of September 30, 1999 and 1998, the Company had approximately $6,100,000 and $9,500,000 of net operating loss (NOL) carryforwards. Further, the Company has approximately $130,000 of research and development tax credits available to offset future federal taxes, subject to limitations for alternative minimum tax. The NOL and credit carryovers expire from 2004 through 2018 and are subject to examination by the tax authorities. Approximately $1,500,000 of the $6,100,000 of NOL carryforwards at September 30, 1999 relate to the exercise and subsequent sale of stock options. The tax benefit of approximately $555,000 associated with this stock option deduction will be recorded as additional paid-in capital when realized.

     The Tax Reform Act of 1986 contains provisions which may limit the net operating loss and credit carryovers available to be used in any given year upon the occurrence of certain events, including significant changes in ownership interests. The Company does not believe that a change in ownership has occurred since the NOL carryforwards were generated.

     The components of deferred income taxes at September 30 were as follows:

                                                                 1999          1998
                                                              -----------   -----------
Net operating loss carryforwards............................  $ 2,277,000   $ 3,392,000
Other, net..................................................       (1,000)      160,000
Less -- Valuation allowance.................................   (2,276,000)   (3,552,000)
                                                              -----------   -----------
                                                              $        --   $        --
                                                              ===========   ===========

     The Company has determined that certain deferred tax benefits may not be realizable because such realization requires future taxable income, the attainment of which is uncertain. Accordingly, a valuation allowance has been established to eliminate the net deferred tax asset related to these items.

     The reconciliation between income taxes using the statutory federal income tax rate and the recorded tax provision is as follows:

                                                  1999          1998         1997
                                               -----------    ---------    ---------
Federal taxes at statutory rate..............  $ 1,233,000    $(673,000)   $(262,000)
Effect of nonutilization (utilization) of net
  operating losses and permanent
  differences................................   (1,153,000)     673,000      262,000
                                               -----------    ---------    ---------
Tax provision................................  $    80,000    $      --    $      --
                                               ===========    =========    =========
Effective rate...............................            2%          --%          --%
                                               ===========    =========    =========

                  DESTRON FEARING CORPORATION AND SUBSIDIARIES

7. EXPORT SALES AND SIGNIFICANT CUSTOMERS:

     The Company generally sells its products at prices quoted in U.S. dollars to limit the risks associated with currency exchange rate fluctuations. Sales to locations outside of the United States are summarized as follows for the years ended September 30:

                                                        1999         1998         1997
                                                     ----------   ----------   ----------
Europe.............................................  $3,670,000   $1,690,000   $2,575,000
Canada.............................................     628,000      694,000      570,000
Asia and other.....................................     848,000      372,000      713,000
                                                     ----------   ----------   ----------
          Total....................................  $5,146,000   $2,756,000   $3,858,000
                                                     ==========   ==========   ==========

     For the year ended September 30, 1999, sales to two customers represented 11% each of net sales. During the year ended September 30, 1998, sales to one customer represented 18% of net sales, and during the year ended September 30, 1997, sales to two customers represented 16% and 10% of net sales.

8. SEGMENT DISCLOSURES AND RELATED INFORMATION:

     In fiscal year 1999, the Company adopted SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." SFAS No. 131 requires the disclosure of certain information about operating segments in financial statements. The Company's reportable segments are based on the Company's method of internal reporting, which generally segregates the strategic business units into two segments: radio frequency identification (RFID), consisting primarily of the Company's electronic microchip identification technology sales, and visual identification, whereby the Company manufactures and sells animal identification tags. Segment information included in the accompanying consolidated balance sheets as of September 30, 1999 and 1998 and in the consolidated statements of operations for the years ended September 30, 1999, 1998 and 1997 is as follows:

                                     RADIO FREQUENCY       VISUAL
                                     IDENTIFICATION    IDENTIFICATION   CORPORATE (A)      TOTAL
                                     ---------------   --------------   -------------   -----------
1999
  Net sales........................    $12,496,000       $6,052,000      $       --     $18,548,000
  Income (loss) before income
     taxes.........................      2,816,000          830,000        (492,000)      3,154,000
  Depreciation and amortization....        229,000          145,000         123,000         497,000
  Interest expense, net............             --               --         368,000         368,000
  Extraordinary gain...............        472,000               --              --         472,000
  Provision for income taxes.......             --               --          80,000          80,000
  Identifiable assets..............      5,220,000        3,714,000       2,212,000      11,146,000
  Capital expenditures.............        113,000          113,000          53,000         279,000
1998
  Net sales........................    $ 6,750,000       $5,851,000      $       --     $12,601,000
  Income (loss) before income
     taxes.........................     (1,539,000)         221,000        (662,000)     (1,980,000)
  Depreciation and amortization....        230,000          125,000         120,000         475,000
  Interest expense, net............             --               --         542,000         542,000
  Identifiable assets..............      6,294,000        3,927,000       1,342,000      11,563,000
  Capital expenditures.............         80,000           83,000         105,000         268,000

                  DESTRON FEARING CORPORATION AND SUBSIDIARIES

                                     RADIO FREQUENCY       VISUAL
                                     IDENTIFICATION    IDENTIFICATION   CORPORATE (A)      TOTAL
                                     ---------------   --------------   -------------   -----------
1997
  Net sales........................    $ 7,202,000       $5,687,000      $       --     $12,889,000
  Income (loss) before income
     taxes.........................       (786,000)         685,000        (671,000)       (772,000)
  Depreciation and amortization....        256,000          130,000         108,000         494,000
  Interest expense, net............             --               --         562,000         562,000
  Identifiable assets..............      6,680,000        3,612,000       2,390,000      12,682,000
  Capital expenditures.............         14,000           46,000         132,000         192,000

---------------

(a) Corporate amounts consist of amounts not directly assignable to a business segment.

9. SUBSEQUENT EVENT (UNAUDITED):

     On April 24, 2000 the Company announced that a definitive merger agreement had been signed pursuant to which Applied Digital Solutions, Inc. (NASDAQ:ADSX) will acquire the Company in a tax-free exchange of common stock. The Company will merge with Digital Angel.net Inc., a wholly owned subsidiary of Applied Digital Solutions, Inc. and the combined companies will do business under the Digital Angel.net Inc. name.

     The terms of the agreement require Applied Digital Solutions to acquire all of the outstanding capital stock of the Company with newly-issued shares of Applied Digital Solutions' common stock in a transaction that is expected to be tax-free to shareholders. Company shareholders will receive 1.5 shares of Applied Digital Solutions stock for every share of the Company common stock. All outstanding options and warrants will be assumed by Applied Digital Solutions based on the exchange ratio. Based on 13,640,772 shares of the Company common stock outstanding as of May 30, 2000, an assumed exchange ratio of 1.5 and without taking into account the exercise of options and warrants assumed by Applied Digital Solutions, Company shareholders will own an estimated 28% of Applied Digital Solutions common stock upon the closing of the merger.

     The agreement, which has already been approved by Boards of Directors of the Company and Applied Digital Solutions, is subject to approval by both companies' shareholders, as well as regulatory review, including Hart-Scott Rodino. Pending these approvals, the completion of the merger is expected in July 2000. No assurance can be given that the merger agreement will result in a transaction.

                  DESTRON FEARING CORPORATION AND SUBSIDIARIES

                    CONSOLIDATED BALANCE SHEETS (UNAUDITED)
                     MARCH 31, 2000 AND SEPTEMBER 30, 1999
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                              MARCH 31,   SEPTEMBER 30,
                                                                2000          1999
                                                              ---------   -------------
                                        ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.................................   $ 1,078       $ 1,027
  Accounts receivable, net..................................     4,143         1,757
  Inventories, net..........................................     3,875         3,827
  Vendor deposits...........................................       321           665
  Prepaid expenses and other current assets.................        94           102
                                                               -------       -------
          Total current assets..............................     9,511         7,378
PROPERTY AND EQUIPMENT, net.................................     1,748         1,808
GOODWILL, net...............................................     1,791         1,833
OTHER ASSETS, net...........................................       115           127
                                                               -------       -------
                                                               $13,165       $11,146
                                                               =======       =======
                         LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable..........................................   $   855       $   695
  Accrued liabilities.......................................       453           571
  Current portion of long-term obligations..................       446           663
                                                               -------       -------
          Total current liabilities.........................     1,754         1,929
LONG TERM OBLIGATIONS, net of current portion...............       651           796
                                                               -------       -------
          Total liabilities.................................     2,405         2,725
                                                               -------       -------
SHAREHOLDERS' EQUITY:
  Common stock, $.01 par value; 20,000,000 shares
     authorized; 13,640,772 and 13,443,000 shares issued and
     outstanding, respectively..............................       136           135
  Common stock warrants.....................................       100           100
  Additional paid-in capital................................    20,293        19,904
  Accumulated deficit.......................................    (9,769)      (11,718)
                                                               -------       -------
          Total shareholders' equity........................    10,760         8,421
                                                               -------       -------
                                                               $13,165       $11,146
                                                               =======       =======

  The accompanying notes are an integral part of these consolidated financial statements.

                  DESTRON FEARING CORPORATION AND SUBSIDIARIES

               CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
       FOR THE THREE MONTHS AND SIX MONTHS ENDED MARCH 31, 2000 AND 1999
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                THREE MONTHS     SIX MONTHS ENDED
                                                              ENDED MARCH 31,       MARCH 31,
                                                              ----------------   ----------------
                                                               2000      1999     2000      1999
                                                              -------   ------   -------   ------
NET SALES...................................................  $ 6,615   $5,449   $10,798   $9,511
COSTS AND EXPENSES:
  Cost of sales.............................................    3,814    3,099     6,339    5,730
  Selling, general and administrative.......................    1,110      856     1,977    1,723
  Research and development..................................      261      219       486      402
  Interest expense and other................................        3      123         4      265
                                                              -------   ------   -------   ------
          Total costs and expenses..........................    5,188    4,297     8,806    8,120
INCOME BEFORE INCOME TAXES..................................    1,427    1,152     1,992    1,391
PROVISION FOR INCOME TAXES..................................       30       43        43       43
                                                              -------   ------   -------   ------
INCOME BEFORE EXTRAORDINARY GAIN............................    1,397    1,109     1,949    1,348
EXTRAORDINARY GAIN ON DEBT RESTRUCTURING....................       --      472        --      472
                                                              -------   ------   -------   ------
NET INCOME..................................................  $ 1,397   $1,581   $ 1,949   $1,820
                                                              =======   ======   =======   ======
BASIC AND DILUTED NET INCOME PER COMMON SHARE:
  Before extraordinary gain.................................  $  0.10   $ 0.08   $  0.14   $ 0.10
  Extraordinary gain........................................       --   $ 0.04        --   $ 0.04
                                                              -------   ------   -------   ------
                                                              $  0.10   $ 0.12   $  0.14   $ 0.14
                                                              =======   ======   =======   ======
WEIGHTED AVERAGE COMMON AND COMMON EQUIVALENT SHARES
  OUTSTANDING:
  Basic.....................................................   13,523   13,354    13,495   13,354
                                                              =======   ======   =======   ======
  Diluted...................................................   14,368   13,370    14,113   13,362
                                                              =======   ======   =======   ======

  The accompanying notes are an integral part of these consolidated financial statements.

                  DESTRON FEARING CORPORATION AND SUBSIDIARIES

               CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
                FOR THE SIX MONTHS ENDED MARCH 31, 2000 AND 1999
                                 (IN THOUSANDS)

                                                                SIX MONTHS
                                                              ENDED MARCH 31,
                                                              ---------------
                                                               2000     1999
                                                              ------   ------
OPERATING ACTIVITIES:
  Net income................................................  $1,949   $1,820
  Adjustments to reconcile net income to net cash used in
     operating activities:
     Extraordinary gain on debt restructuring...............      --     (472)
     Depreciation and amortization..........................     269      237
     Changes in operating items:
       Accounts receivable..................................  (2,386)  (1,531)
       Inventories..........................................     (48)     176
       Vendor deposits......................................     344      (70)
       Prepaid expenses and other current assets............       8      (41)
       Accounts payable and accrued liabilities.............      42      259
       Customer deposits....................................      --      (12)
                                                              ------   ------
          Net cash provided by operating activities.........     178      366
INVESTING ACTIVITIES:
  Purchases of fixed assets.................................    (155)    (241)
                                                              ------   ------
          Net cash used in investing activities.............    (155)    (241)
FINANCING ACTIVITIES:
  Repayments of long-term obligations.......................    (362)    (243)
  Net borrowings on bank line of credit.....................      --      550
  Issuance of common stock..................................     390       --
                                                              ------   ------
          Net cash provided by financing activities.........      28      307
                                                              ------   ------
NET CHANGE IN CASH..........................................      51      432
CASH, beginning of period...................................   1,027      104
                                                              ------   ------
CASH, end of period.........................................  $1,078   $  536
                                                              ======   ======
SUPPLEMENTAL CASH FLOW INFORMATION:
  Interest paid.............................................  $   52   $  259
                                                              ======   ======
  Income taxes paid.........................................  $   43   $   43
                                                              ======   ======
SUPPLEMENTAL DISCLOSURE OF NON-CASH ACTIVITIES:
  Issuance of common stock warrants in connection with debt
     restructuring..........................................  $   --   $  100
                                                              ======   ======

  The accompanying notes are an integral part of these consolidated financial statements.

                  DESTRON FEARING CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                            MARCH 31, 2000 AND 1999
                                  (UNAUDITED)

1. GENERAL

     The information included in the accompanying consolidated interim financial statements is unaudited and should be read in conjunction with the audited consolidated financial statements and notes thereto contained in the most recent Annual Report on Form 10-K filed for Destron Fearing Corporation and its subsidiaries (collectively, the "Company"). In the opinion of management, all adjustments, consisting of normal recurring items, necessary for a fair presentation of the financial position and results of operations for the interim periods presented have been reflected herein. The results of operations for interim periods are not necessarily indicative of the results to be expected for the entire fiscal year.

2. INVENTORIES

     Inventories are valued at the lower of first in, first out, cost or market, and consist of the following (in thousands):

                                                             MARCH 31, 2000   SEPT. 30, 1999
                                                             --------------   --------------
Raw materials..............................................      $2,814           $2,607
Finished goods.............................................       1,061            1,220
                                                                 ------           ------
          Total inventories................................      $3,875           $3,827
                                                                 ======           ======

3. NET INCOME PER COMMON SHARE

     Net income per common and common equivalent share is based on the weighted average number of common and common equivalent shares outstanding for the period. Common equivalent shares consist primarily of stock options granted to employees, directors and others, and outstanding warrants. The Company calculates earnings per share ("EPS") in accordance with the requirements of Statement of Financial Accounting Standards (SFAS) No. 128, "Earnings per Share." Basic EPS is computed by dividing net income by the weighted average number of shares of common stock outstanding during the period, excluding potentially dilutive securities. Diluted EPS is calculated using the treasury stock method and reflects the dilutive effect of outstanding options, warrants and other securities.

     A reconciliation of EPS calculations under SFAS No. 128 is as follows for the three months and six months ended March 31 (in thousands, except per share amounts).

                                                    THREE MONTHS ENDED    SIX MONTHS ENDED
                                                         MARCH 31,            MARCH 31,
                                                    -------------------   -----------------
                                                      2000       1999      2000      1999
                                                    --------   --------   -------   -------
Net income........................................  $ 1,397    $ 1,581    $ 1,949   $ 1,820
                                                    =======    =======    =======   =======
Weighted average number of common shares
  outstanding.....................................   13,523     13,354     13,495    13,354
Dilutive effect of stock options and warrants
  after application of the treasury stock
  method..........................................      845         16        618         8
                                                    -------    -------    -------   -------
                                                     14,368     13,370     14,113    13,362
                                                    =======    =======    =======   =======
Basic and diluted net income per common share.....  $  0.10    $  0.12    $  0.14   $  0.14
                                                    =======    =======    =======   =======

4. RECENTLY ISSUED ACCOUNTING PRONOUNCEMENT

     In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 requires that changes in the fair value of

                  DESTRON FEARING CORPORATION AND SUBSIDIARIES derivative instruments be recognized currently in earnings, unless specific hedge accounting criteria are met. SFAS No. 133, as amended, will be effective for the Company on October 1, 2000. The Company is currently evaluating the impact of SFAS No. 133, but does not believe it will have a significant effect on its financial position or results of operations.

5. DEBT RESTRUCTURING

     In June 1997, the Company completed an agreement with a vendor whereby $2,290,000 of a trade payable was converted into an unsecured term note. At September 30, 1998, the Company was in default on certain payment terms of this note.

     In March 1999, the Company completed a restructuring of this note whereby the vendor assigned the note to a third party. Effective March 1, 1999, the new noteholder agreed to a reduction of the principal to $1,529,000 to reflect a 35% discount, with interest at 9.25% and monthly payments of $50,000 through January 2002. In connection with this restructuring, the Company granted warrants to the new noteholder to purchase 275,000 shares of the Company's common stock at $1.00 per share. The warrants are exercisable at any time through March 15, 2004. The warrants were recorded at their estimated fair value of $100,000 as of the date of issuance.

     In accordance with the requirements of SFAS No. 15, "Accounting by Debtors and Creditors for Troubled Debt Restructurings", the Company recorded a net extraordinary gain on restructuring of $472,000.

     In May 1999, the Company made an additional $600,000 cash payment against the principal of the note.

                  DESTRON FEARING CORPORATION AND SUBSIDIARIES

6. SEGMENT DISCLOSURES

     In fiscal year 1999, the Company adopted SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." SFAS No. 131 requires the disclosure of certain information about operating segments in financial statements. The Company's reportable segments are based on the Company's method of internal reporting, which generally segregates the strategic business units into two segments: radio frequency identification (RFID), consisting primarily of the Company's electronic transponder identification technology sales, and visual identification, whereby the Company manufactures and sells animal identification tags. Segment information included in the accompanying consolidated balance sheets as of March 31 and September 30, 1999 and in the consolidated statements of operations for the three and six month periods ended March 31, 2000 and 1999 is as follows:

                                                RADIO
                                              FREQUENCY          VISUAL
                                            IDENTIFICATION   IDENTIFICATION   CORPORATE(A)    TOTAL
                                            --------------   --------------   ------------   -------
3 MONTHS ENDED MARCH 31, 2000
Net sales.................................      $4,512           $2,103         $    --      $ 6,615
Income (loss) before income taxes.........       1,459              576            (608)       1,427
Identifiable assets.......................       7,442            4,184           1,539       13,165
3 MONTHS ENDED MARCH 31, 1999
Net sales.................................      $3,309           $2,140         $    --      $ 5,449
Income (loss) before income taxes.........       1,072              629             (77)       1,624
Identifiable assets.......................       7,920            4,482           1,063       13,465
6 MONTHS ENDED MARCH 31, 2000
Net sales.................................      $7,340           $3,458         $    --      $10,798
Income (loss) before income taxes.........       2,216              866          (1,090)       1,992
Identifiable assets.......................       7,442            4,184           1,539       13,165
6 MONTHS ENDED MARCH 31, 1999
Net sales.................................      $5,851           $3,660         $    --      $ 9,511
Income (loss) before income taxes.........       1,666              899            (702)       1,863
Identifiable assets.......................       7,920            4,482           1,063       13,465

---------------

(a) Corporate amounts consist of amounts not directly assignable to a business segment.

7. LEGAL PROCEEDINGS

COLORADO PATENT ACTIONS

     On January 29, 1996, the Company prevailed in a patent infringement trial against four competitors in the United States District Court of Colorado. (The patent involved was No. 5,211,129, which relates to the Company's injectable transponder technology.) The judgment included an award of damages and a permanent injunction against the four competitors. The judgment is now final.

     On February 9, 1998, the District Court Judge issued an Order finding two of the defendants in contempt of the permanent injunction and awarded the Company damages due to the contempt.

     On January 23, 1998, the Company filed a second Motion for Contempt against certain of these defendants. On April 23, 1998, the Magistrate Judge entered a recommendation that the defendants be held in contempt a second time, based upon their manufacture, use and sale of the ID-100 Zip Quill transponder product and based upon their offer to sell transponders to the Denver Metro Microchip Committee. On March 18, 1999, the District Court adopted the recommendation of the Magistrate Judge as to the Denver Metro Microchip Committee solicitation, but also concluded that the defendants' manufacture, use and sale of

                  DESTRON FEARING CORPORATION AND SUBSIDIARIES the ID-100 Zip Quill transponder product was not a contemptuous act and that the Company would need to initiate a new infringement action against the defendants regarding this product. On April 15, 1999, the Company appealed the District Court's decision as to the Zip Quill product. The Company's appeal from the refusal of the District Court to find the defendant in contempt with respect to the ID-100 Zip Quill transponder product was denied by the Court of Appeals. As to the finding of contempt regarding the Denver Metro Microchip Committee, on December 10, 1999, the District Court awarded double damages to the Company in the amount of $31,471.54 and ordered the defendants to pay this amount within ninety days. The defendants did not make the awarded payment within ninety days, therefore the Company filed a Motion for Contempt on May 11, 2000.

MINNESOTA PATENT ACTIONS

     On April 21, 1997, four plaintiffs (including three competitors found to be willful infringers in the Colorado patent infringement trial) filed a lawsuit against the Company and Schering-Plough and another of the Company's competitors in the United States District Court for the District of Minnesota. The plaintiffs allege that the defendants participated in unfair competition, breached an oral agreement and infringed on three of the plaintiffs' United States patents and requested that the Court award compensatory and treble damages of an unspecified amount.

     On May 16, 1997, the plaintiffs amended the lawsuit and, in their complaint as amended, allege patent infringement, false advertising, unfair competition and attempted monopolization on the part of the Company, among other matters, stemming from the ISO standards. This lawsuit has been stayed by agreement of all parties pending the outcome of the appeal of the Colorado action.

     Although the appeal in the Colorado action has been completed and the judgment in the Colorado action is final, the plaintiffs in the Minnesota litigation have not elected to vacate the stay, and hence the Minnesota action remains inactive.

8. PENDING TRANSACTION WITH APPLIED DIGITAL SOLUTIONS, INC.

     On April 24, 2000 the Company announced that a definitive merger agreement had been signed pursuant to which Applied Digital Solutions, Inc. (NASDAQ:ADSX) will acquire the Company in a tax-free exchange of common stock. The Company will merge with Digital Angel.net Inc., a wholly owned subsidiary of Applied Digital Solutions, Inc. and the combined companies will do business under the Digital Angel.net Inc. name.

     The terms of the agreement require Applied Digital Solutions to acquire all of the outstanding capital stock of the Company with newly-issued shares of Applied Digital Solutions' common stock in a transaction that is expected to be tax-free to shareholders. Company shareholders will receive 1.5 shares of Applied Digital Solutions stock for every share of the Company common stock. All outstanding options and warrants will be assumed by Applied Digital Solutions based on the exchange ratio. Based on 13,640,772 shares of the Company's common stock outstanding as of May 30, 2000, an assumed exchange ratio of 1.5 and without taking into account the exercise of options and warrants assumed by Applied Digital Solutions, Company shareholders will own an estimated 28% of Applied Digital Solutions common stock upon the closing of the merger.

     The agreement, which has already been approved by Boards of Directors of the Company and Applied Digital Solutions, is subject to approval by both companies' shareholders, as well as regulatory review, including Hart-Scott Rodino. Pending these approvals, the completion of the merger is expected in July 2000. No assurance can be given that the merger agreement will result in a transaction.

                              UNAUDITED PRO FORMA
                    CONDENSED COMBINED FINANCIAL INFORMATION

     The unaudited pro forma balance sheet set forth below gives effect to the merger as if it had been consummated on March 31, 2000. The unaudited pro forma statement of operations set forth below gives effect to the merger as if it occurred at the beginning of each company's complete fiscal year. Applied Digital's fiscal year ended on December 31, 1999 while Destron's fiscal year ended on September 30, 1999.

     The pro forma adjustments reflecting the consummation of the merger are based upon the purchase method of accounting and upon the assumptions set forth in the notes hereto. Each share of Destron common stock issued and outstanding immediately prior to the effectiveness of the merger will be canceled and automatically converted into the right to receive 1.5 shares of Applied Digital's common stock, $.001 par value per share, subject to adjustments as set forth in the Merger Agreement. Additionally, all Destron warrants and stock options outstanding prior to the merger will be assumed by Applied Digital. In conjunction with and upon the completion of the merger, Destron will be merged into Digital Angel.net Inc., a wholly-owned subsidiary of Applied Digital and will operate with Digital Angel.net Inc. This pro forma information should be read in conjunction with the audited and unaudited financial statements and notes thereto of Applied Digital and Destron that are included in this document and the financial data appearing under "Selected Financial Data" and "Management's Discussion" appearing elsewhere in this document.

     The pro forma adjustments do not reflect any operating efficiencies and cost savings which may be achievable with respect to the combined companies. The pro forma adjustments do not include any adjustments to historical sales for any future price changes nor any adjustments to selling and marketing expenses for any future operating changes.

     The following information is not necessarily indicative of the financial position or operating results that would have occurred had the merger been consummated on the dates, or at the beginning of the periods for which the consummation of the merger is being given effect. For purposes of preparing Applied Digital's consolidated financial statements, Applied Digital will establish a new basis for Destron's assets and liabilities based upon the fair values thereof, the value of the Applied Digital shares, warrants and stock options issued to consummate the merger and the costs of the merger. A final determination of the required purchase accounting adjustments, including the allocation of the purchase price to the assets acquired and liabilities assumed based on their respective fair values, has not yet been made. Accordingly, the purchase accounting adjustments made in connection with the development of the pro forma combined financial information are preliminary and have been made solely for purposes of developing such pro forma combined financial information. Applied Digital will undertake a study to determine the fair value of certain of Destron's assets and liabilities and will make appropriate purchase accounting adjustments upon completion of that study. Assuming completion of the merger, the actual financial position and results of operations will differ, perhaps significantly, from the pro forma amounts reflected herein because of a variety of factors, including access to additional information and changes in value and operating results between the dates of the pro forma financial information data and the date on which the merger is consummated.

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                 MARCH 31, 2000

                                               APPLIED             DESTRON
                                               DIGITAL             FEARING
                                           SOLUTIONS, INC.       CORPORATION                         PRO FORMA
                                             HISTORICAL          HISTORICAL          MERGER           COMBINED
                                           MARCH 31, 2000     DECEMBER 31, 1999    ADJUSTMENT      MARCH 31, 2000
                                           ---------------    -----------------    ----------      --------------
                                                                       (IN THOUSANDS)
                 ASSETS
Current Assets
  Cash and cash equivalents..............     $  5,863             $ 1,549         $                  $  7,412
  Accounts receivable and unbilled
     receivables.........................       47,647               1,643                              49,290
  Inventories............................       46,311               4,169                              50,480
  Notes receivable.......................        3,988                  --                               3,988
  Prepaid expenses and other current
     assets..............................        8,976                 724                               9,700
                                              --------             -------                            --------
          Total Current Assets...........      112,785               8,085                             120,870
Property and equipment, Net..............       16,188               1,752                              17,940
Notes receivable.........................        3,396                  --                               3,396
Goodwill, Net............................       65,696               1,812            79,868(A)        147,376
Other assets.............................       11,016                 122                              11,138
                                              --------             -------         ---------          --------
                                              $209,081             $11,771         $  79,868          $300,720
                                              ========             =======         =========          ========
  LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
  Notes payable..........................     $ 10,952             $    --         $                  $ 10,952
  Current maturities of long-term debt...        8,740                 595                               9,335
  Due to shareholders of acquired
     subsidiary..........................       10,000                  --                              10,000
  Accounts payable.......................       26,586                 903                              27,489
  Accrued expenses.......................       11,489                 592             2,494(B)         14,575
  Other current liabilities..............        4,695                  --                               4,695
                                              --------             -------         ---------          --------
          Total Current Liabilities......       72,462               2,090             2,494            77,046
Long-term debt...........................       36,999                 680                              37,679
                                              --------             -------         ---------          --------
          Total Liabilities..............      109,461               2,770             2,494           114,725
                                              --------             -------         ---------          --------
Commitments and contingencies............           --                  --                --                --
                                              --------             -------         ---------          --------
Minority Interest........................        2,294                  --                --             2,294
                                              --------             -------         ---------          --------
Stockholders' Equity
  Preferred shares.......................           --                  --                                  --
  Common shares..........................           50                 135              (115)(C)            70
  Common stock warrants..................           --                 100              (100)(C)            --
  Common and preferred addition paid-in
     capital.............................       93,404              19,933            66,422(C)        179,759
  Retained earnings (deficit)............       11,492             (11,167)           11,167(C)         11,492
  Treasury stock.........................       (7,310)                 --                              (7,310)
  Accumulated other comprehensive loss...         (310)                 --                               (310)
                                              --------             -------         ---------          --------
          Total Stockholders' Equity.....       97,326               9,001            77,374           183,701
                                              --------             -------         ---------          --------
                                              $209,081             $11,771         $  79,868          $300,720
                                              ========             =======         =========          ========

     The unaudited pro forma condensed combined balance sheet at March 31, 2000 gives effect to the financial position as if the merger occurred on March 31, 2000.

     PRO FORMA ADJUSTMENTS FOR THE UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET AT MARCH 31, 2000 ARE AS FOLLOWS:

(A) The adjustment to goodwill represents the amount required to reflect the goodwill associated with the excess of the purchase price paid by Applied Digital over the sum of the amounts assigned to the identifiable assets acquired and liabilities assumed. It is assumed that the new book basis of the acquired net tangible assets and liabilities approximates the historical valuation of Destron's tangible assets and liabilities, using the purchase method of accounting. For purposes of this presentation, the fair value of the Applied Digital shares issuable in exchange for Destron's stock has been calculated using the share price of $4.00. This price represents the closing stock price of Applied Digital's stock as of May 25, 2000. This date represents the date the exchange ratio was fixed at 1.5 shares of Applied Digital common stock. For purposes of this presentation, the fair value of Destron's 1,336,814 stock options and warrants assumed by Applied Digital has been calculated utilizing the Black-Scholes option pricing model, Destron's outstanding options and warrants and their weighted average exercise price as of May 25, 2000, a 1.5 exchange ratio and the May 25, 2000 Applied Digital closing stock price of $4.00. Under these assumptions, the merger consideration and related goodwill is as follows:

Fair Value of Stock Issued -- (Including Shares Issued for
  Transaction Fee)..........................................    $83,059
Fair Value of Options and Warrants Assumed..................      3,316
Estimated Transaction Costs -- (Excluding Shares Issued for
  Transaction Fee)..........................................      2,494
                                                                -------
Merger Consideration........................................     88,869
Net Tangible Assets Acquired (Excluding Goodwill)...........      7,189
                                                                -------
Goodwill....................................................     81,680
Destron Historical Goodwill.................................     (1,812)
                                                                -------
Merger Adjustment...........................................    $79,868
                                                                =======

(B) The accrued expenses adjustment represents the accrued estimated transaction costs to be incurred as the Merger is completed. The costs are primarily Applied Digital's financial advisory, legal, accounting, printing and similar expenses.

(C) The shareholders' equity adjustment represents the fair value of the Applied Digital stock to be issued in the Merger and the elimination of Destron's historical equity accounts as follows:

Fair Value of Stock Issued and Options and Warrants
  Assumed...................................................    $86,375
Destron's Historical Stockholders' Equity...................     (9,001)
                                                                -------
                                                                $77,374
                                                                =======

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1999

                                              BOSTEK, INC.                          APPLIED
                            APPLIED          AND AFFILIATE                          DIGITAL
                            DIGITAL            HISTORICAL                       SOLUTIONS, INC.
                        SOLUTIONS, INC.    (JANUARY 1, 1999 -                      PRO FORMA
                          HISTORICAL         MAY 31, 1999)       PRO FORMA     DECEMBER 31, 1999
                       DECEMBER 31, 1999          (A)           ADJUSTMENTS           (B)
                       -----------------   ------------------   -----------    -----------------
                                         (IN THOUSANDS, EXCEPT PER SHARE DATA)
Net operating
  revenue............      $336,741             $33,400            $               $370,141
Cost of goods sold...       241,790              29,596                             271,386
                           --------             -------                            --------
Gross profit.........        94,951               3,804                              98,755
Selling, general and
  administrative
  expenses...........       (90,416)             (3,424)                            (93,840)
Depreciation and
  amortization.......        (9,687)                (10)            (447)(C)        (10,144)
Restructuring and
  unusual costs......        (2,550)                 --                              (2,550)
Gain on sale of
  subsidiary.........        20,075                  --                              20,075
Interest income......           616                  --                                 616
Interest expense.....        (3,842)               (151)            (352)(D)         (4,345)
                           --------             -------            -----           --------
Income (loss) before
  provision for
  income taxes,
  minority interest
  and extraordinary
  loss...............         9,147                 219             (799)             8,567
Provision for income
  taxes..............         3,160                  74             (298)(E)          2,936
                           --------             -------            -----           --------
Income (loss) before
  minority interest
  and extraordinary
  loss...............         5,987                 145             (501)             5,631
Minority interest....           395                  --               --                395
                           --------             -------            -----           --------
Income (loss) before
  extraordinary
  loss...............      $  5,592             $   145            $(501)          $  5,236
                           ========             =======            =====           ========
Earnings per common
  share -- basic
  Income before
    extraordinary
    loss.............      $   0.12                 N/A              N/A           $   0.11
Earnings per share --
  diluted
  Income before
    extraordinary
    loss.............      $   0.11                 N/A              N/A           $   0.10
Weighted average
  number of common
  shares
  outstanding --
  basic..............        46,814                 N/A              N/A             46,814
Weighted average
  number of common
  shares
  outstanding --
  diluted............        50,086                 N/A              N/A             50,086


                            DESTRON
                            FEARING
                          CORPORATION                          PRO FORMA
                           HISTORICAL         MERGER           COMBINED
                       SEPTEMBER 30, 1999   ADJUSTMENTS    DECEMBER 31, 1999
                       ------------------   -----------    -----------------
                               (IN THOUSANDS, EXCEPT PER SHARE DATA)
Net operating
  revenue............       $18,548           $                $388,689
Cost of goods sold...        10,996                             282,382
                            -------                            --------
Gross profit.........         7,552                             106,307
Selling, general and
  administrative
  expenses...........        (3,929)                            (97,769)
Depreciation and
  amortization.......          (214)           (4,000)(F)       (14,358)
Restructuring and
  unusual costs......                                            (2,550)
Gain on sale of
  subsidiary.........                                            20,075
Interest income......            18                                 634
Interest expense.....          (273)                             (4,618)
                            -------                            --------
Income (loss) before
  provision for
  income taxes,
  minority interest
  and extraordinary
  loss...............         3,154            (4,000)            7,721
Provision for income
  taxes..............            80                --(G)          3,016
                            -------           -------          --------
Income (loss) before
  minority interest
  and extraordinary
  loss...............         3,074            (4,000)            4,705
Minority interest....                                               395
                            -------           -------          --------
Income (loss) before
  extraordinary
  loss...............       $ 3,074           $(4,000)         $  4,310
                            =======           =======          ========
Earnings per common
  share -- basic
  Income before
    extraordinary
    loss.............                                          $   0.06
Earnings per share --
  diluted
  Income before
    extraordinary
    loss.............                                          $   0.06
Weighted average
  number of common
  shares
  outstanding --
  basic..............                                            67,579(H)
Weighted average
  number of common
  shares
  outstanding --
  diluted............                                            70,883(I)

     The unaudited pro forma condensed combined statement of operations for the year ended December 31, 1999 gives effect to the combined results of operations for the year ended December 31, 1999 as if the acquisition of Bostek, Inc. and affiliate and the merger of Destron occurred at the beginning of each company's fiscal year.

     PRO FORMA ADJUSTMENTS FOR THE UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 1999 ARE AS FOLLOWS:

(A) Represents the historical unaudited condensed combined results of Bostek, Inc. and affiliate for the five months ended May 31, 1999. Bostek, Inc. and affiliate was acquired by Applied Digital effective June 1, 1999.

(B) Represents the historical unaudited condensed combined pro forma results of Applied Digital for the year ended December 31, 1999 as if the acquisition of Bostek, Inc. and Affiliate had occurred on January 1, 1999.

(C) The $447 increase in depreciation and amortization expense represents the estimated amount of goodwill amortization expense to be recorded for the five month period from January 1, 1999 to May 31, 1999, assuming straight line amortization of the $21,458 of goodwill related to the Bostek, Inc. and Affiliate acquisition over a twenty year period.

(D) The $352 increase in interest expense represents the increase to interest expense for the five month period from January 1, 1999 to May 31, 1999 associated with debt issued in connection with the purchase of Bostek, Inc. and Affiliate, based upon borrowing the $10,055 paid to the sellers at closing, at an 8.41% interest rate.

(E) The adjustment to the provision for income taxes results from providing for taxes at a 40% rate (net federal and state) against the pre-tax pro forma adjustments.

(F) The $4,000 increase in depreciation and amortization expense represents the estimated amount of goodwill amortization expense to be recorded, assuming straight line amortization of the $81,680 of goodwill over a 20 year period and taking into consideration the $84 of goodwill amortization expense included in Destron's historical statement of operations.

(G) The amortization of goodwill is not deductible and therefore receives no tax benefit.

(H) The number of shares of Applied Digital common stock to be issued were determined under the assumption that all of the 13,640,722 shares of Destron common stock outstanding on April 24, 2000 are exchanged for common stock of Applied Digital at an assumed exchange ratio of 1.5, that approximately 303,750 shares of Applied Digital common stock will be issued for payment of a finder's fee and without taking into account the exercise of options and warrants of Destron assumed by Applied Digital. For purposes of this pro forma presentation, such shares of Applied Digital common stock were deemed to be outstanding for the entire pro forma period.

(I) The diluted potential common shares outstanding were determined utilizing the treasury stock method under the assumption that all potentially dilutive potential common shares were outstanding for the entire pro forma period. The dilutive potential common shares consist of the estimated number of Destron options and warrants of 1,336,814 outstanding as of April 5, 2000. The Destron options and warrants outstanding as of April 5, 2000, adjusted for an assumed exchange ratio of 1.5, are those that are assumed to be acquired by Applied Digital.

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                       THREE MONTHS ENDED MARCH 31, 2000

                                                  APPLIED             DESTRON
                                                  DIGITAL             FEARING
                                              SOLUTIONS, INC.       CORPORATION                        PRO FORMA
                                                HISTORICAL          HISTORICAL          MERGER          COMBINED
                                              MARCH 31, 2000     DECEMBER 31, 1999    ADJUSTMENT     MARCH 31, 2000
                                              ---------------    -----------------    ----------     --------------
                                                              (IN THOUSANDS, EXCEPT PER SHARE DATA)
Net operating revenue.......................     $ 85,153             $ 4,183          $                $ 89,336
Cost of goods sold..........................       63,910               2,525                             66,435
                                                 --------             -------                           --------
Gross profit................................       21,243               1,658                             22,901
Selling, general and administrative
  expenses..................................      (20,355)             (1,024)                           (21,379)
Depreciation and amortization...............       (2,090)                (56)          (1,000)(A)        (3,146)
Interest income.............................          197                  13                                210
Interest expense............................       (1,118)                (27)                            (1,145)
                                                 --------             -------          -------          --------
Income (loss) before (benefit) provision for
  income taxes, minority interest and
  extraordinary loss........................       (2,123)                564           (1,000)           (2,559)
(Benefit) provision for income taxes........         (598)                 13               --(B)           (585)
                                                 --------             -------          -------          --------
Income (loss) before minority interest and
  extraordinary loss........................       (1,525)                551           (1,000)           (1,974)
Minority interest...........................          353                  --                                353
                                                 --------             -------          -------          --------
Income (loss) before extraordinary loss.....     $ (1,172)            $   551          $(1,000)         $ (1,621)
                                                 ========             =======          =======          ========
Earnings (loss) per common share -- basic
  Income before extraordinary loss..........     $  (0.02)                                              $  (0.02)
Earnings (loss) per common share -- diluted
  Income before extraordinary loss..........     $  (0.02)                                              $  (0.02)
Weighted average number of common shares
  outstanding -- basic......................       49,012                                                 69,777(C)
Weighted average number of common shares
  outstanding -- diluted....................       49,012                                                 69,777(D)

     The unaudited pro forma condensed combined statement of operations for the three month period ended March 31, 2000 gives effect to the consolidated results of operations for the three month period as if the merger of Destron occurred at the beginning of each company's prior fiscal year.

     PRO FORMA ADJUSTMENTS FOR THE UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE THREE MONTHS ENDED MARCH 31, 2000 ARE AS
FOLLOWS:

(A) The $1,000 increase in depreciation and amortization expense represents the estimated amount of goodwill amortization expense to be recorded, assuming straight line amortization of the $81,680 of goodwill over a 20 year period and taking into consideration the $21 of goodwill amortization expense included in Destron's historical statement of operations.

(B) The amortization of goodwill is not deductible, and, therefore receives no tax benefit.

(C) The number of shares of Applied Digital common stock to be issued were determined under the assumption that all of the 13,640,722 shares of Destron common stock outstanding on April 24, 2000 are exchanged for common stock of Applied Digital at an assumed exchange ratio of 1.5 that approximately 303,750 shares of Applied Digital common stock will be issued for payment of a finder's fee and without taking into account the exercise of options and warrants of Destron Fearing assumed by Applied Digital. For purposes of this pro forma presentation, such shares of Applied Digital commons stock were deemed to be outstanding for the entire pro forma period.

(D) The diluted potential common shares were not included in the computation of diluted loss per share because to do so would have been anti-dilutive for the three-month period ended March 31, 2000. The dilutive potential common shares consist of the estimated number of Destron options and warrants outstanding of 1,336,814 as of April 5, 2000.

                                   ANNEX A-1
                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                        APPLIED DIGITAL SOLUTIONS, INC.

                             DIGITAL ANGEL.NET INC.

                                      AND

                          DESTRON FEARING CORPORATION

                                 APRIL 24, 2000

                                                              PAGE
                                                              ----
ARTICLE I THE MERGER........................................   A-1
     1.1   The Merger.......................................   A-1
     1.2   Closing..........................................   A-1
     1.3   Effective Time...................................   A-1
     1.4   Conversion of Shares.............................   A-1
     1.5   Exchange of Certificates Representing Company
           Common Stock.....................................   A-3
     1.6   Adjustment of Exchange Ratio.....................   A-4
     1.7   Stock Options and Warrants.......................   A-4
     1.8   Tax Consequences.................................   A-5
     1.9   Dissenters' Rights...............................   A-5
     1.10  Taking of Necessary Action; Further Action.......   A-5

ARTICLE II CERTAIN MATTERS RELATING TO THE SURVIVING
  CORPORATION...............................................   A-6
     2.1   Certificate of Incorporation of the Surviving
           Corporation......................................   A-6
     2.2   By-Laws of the Surviving Corporation.............   A-6
     2.3   Officers and Directors of the Surviving
           Corporation......................................   A-6

ARTICLE III REPRESENTATIONS AND WARRANTIES OF ADS AND MERGER
  SUB.......................................................   A-6
     3.1   Organization, Standing and Qualification.........   A-6
     3.2   Authorization of Agreement and Other Documents...   A-6
     3.3   No Violation.....................................   A-7
     3.4   SEC Documents....................................   A-7
     3.5   No Undisclosed Liabilities.......................   A-8
     3.6   No Brokers.......................................   A-8
     3.7   ADS Common Stock.................................   A-8
     3.8   Capitalization...................................   A-9
     3.9   Material Adverse Change..........................   A-9
     3.10  Disclosure Documents.............................   A-9
     3.11  Tax Reorganization...............................   A-9
     3.12  Compliance with Laws.............................  A-10
     3.13  Litigation.......................................  A-10
     3.14  Taxes............................................  A-10
     3.15  Affiliated Transactions..........................  A-12

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE COMPANY....  A-12
     4.1   Organization, Standing and Qualification.........  A-12
     4.2   Capitalization...................................  A-12
     4.3   Subsidiaries.....................................  A-13
     4.4   Ownership Interests..............................  A-13
     4.5   Stock Records....................................  A-13
     4.6   Authorization of Agreement and Other Documents...  A-13
     4.7   No Violation.....................................  A-14
     4.8   Compliance with Laws.............................  A-14
     4.9   Books and Records................................  A-15
     4.10  SEC Documents....................................  A-15
     4.11  Adequacy of Properties...........................  A-16
     4.12  Real Estate......................................  A-17
     4.13  Contracts........................................  A-17
     4.14  Intellectual Property............................  A-19
     4.15  Year 2000 Compliance and Security................  A-20

                                                              PAGE
                                                              ----
     4.16  Distributors and Customers.......................  A-21
     4.17  Insurance........................................  A-21
     4.18  Litigation.......................................  A-21
     4.19  Warranties.......................................  A-21
     4.20  Products Liability...............................  A-21
     4.21  Taxes............................................  A-22
     4.22  ERISA............................................  A-23
     4.23  Labor Matters....................................  A-24
     4.24  Environmental Matters............................  A-25
     4.25  Interim Conduct of Business......................  A-26
     4.26  Affiliated Transactions..........................  A-27
     4.27  Material Adverse Change..........................  A-27
     4.28  Inappropriate Payments...........................  A-27
     4.29  Absence of Indemnifiable Claims, etc.............  A-28
     4.30  No Undisclosed Liabilities.......................  A-28
     4.31  No Brokers.......................................  A-28
     4.32  Tax Reorganization...............................  A-28
     4.33  Opinion of Financial Advisor.....................  A-28
     4.34  Information Supplied.............................  A-28
     4.35  No Existing Discussions..........................  A-28
     4.36  Takeover Statutes................................  A-29

ARTICLE V COVENANTS.........................................  A-29
     5.1   Alternative Proposals............................  A-29
     5.2   Interim Operations...............................  A-30
     5.3   Meetings of Stockholders.........................  A-31
     5.4   Filings; Other Action............................  A-31
     5.5   Inspection of Records............................  A-32
     5.6   Publicity........................................  A-32
     5.7   Registration Statement; Proxy Statement..........  A-32
     5.8   Further Action...................................  A-33
     5.9   Affiliate Letters................................  A-33
     5.10  Expenses.........................................  A-34
     5.11  Tax Treatment of Merger..........................  A-34
     5.12  Indemnification of Directors and Officers........  A-34
     5.13  Voting Agreement - Company.......................  A-34
     5.14  Confidentiality..................................  A-35
     5.15  Defense of Litigation............................  A-35
     5.16  Actions by Merger Sub............................  A-35
     5.17  Takeover Statutes................................  A-35
     5.18  NASDAQ Listing...................................  A-35
     5.19  Termination of Confidentiality and Secrecy
           Agreements.......................................  A-35
     5.20  Employee Benefit Plans...........................  A-35
     5.21  Issuance of Options in the Surviving
           Corporation......................................  A-36
     5.22  Section 16 Matters...............................  A-36

                                                              PAGE
                                                              ----
ARTICLE VI CONDITIONS.......................................  A-36
     6.1   Conditions to Each Party's Obligation to Effect
           the Merger.......................................  A-36
     6.2   Conditions to Obligation of the Company to Effect
           the Merger.......................................  A-37
     6.3   Conditions to Obligation of ADS and Merger Sub to
           Effect the Merger................................  A-37

ARTICLE VII TERMINATION.....................................  A-38
     7.1   Termination by Mutual Consent....................  A-38
     7.2   Termination by Either ADS or the Company.........  A-38
     7.3   Termination by the Company.......................  A-39
     7.4   Termination by ADS...............................  A-39
     7.5   Effect of Termination and Abandonment............  A-39
     7.6   Extension; Waiver................................  A-39

ARTICLE VIII GENERAL PROVISIONS.............................  A-40
     8.1   Nonsurvival of Representations, Warranties and
           Agreements.......................................  A-40
     8.2   Notices..........................................  A-40
     8.3   Assignment, Binding Effect.......................  A-40
     8.4   Entire Agreement.................................  A-40
     8.5   Amendment........................................  A-40
     8.6   Governing Law....................................  A-41
     8.7   Counterparts.....................................  A-41
     8.8   Headings.........................................  A-41
     8.9   Interpretation...................................  A-41
     8.10  Waivers..........................................  A-41
     8.11  Incorporation of Exhibits........................  A-41
     8.12  Severability.....................................  A-41
     8.13  Enforcement of Agreement.........................  A-41

EXHIBITS
Exhibit A -- Form of Affiliate Letter
Exhibit B -- Form of Voting Agreement
Exhibit C -- Form of Employment Agreement (Geissler)
Exhibit D -- Form of Employment Agreement (Santelli)

                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER is dated as of April 24, 2000 (the "Agreement") by and among Applied Digital Solutions, Inc., a Missouri corporation ("ADS"), Digital Angel.Net Inc., a Delaware corporation and a wholly-owned subsidiary of ADS ("Merger Sub"), and Destron Fearing Corporation, a Delaware corporation (the "Company").

     WHEREAS, the Board of Directors of each of ADS and the Company have determined that a business combination between ADS and the Company merging their respective businesses is in the best interests of their respective companies and their stockholders and accordingly have agreed to effect the merger provided for herein upon the terms and subject to the conditions set forth herein; and

     WHEREAS, it is the intention of the parties to this Agreement that for federal income tax purposes, the merger provided for herein shall qualify as a "reorganization" within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"); and

     NOW, THEREFORE, in consideration of the premises and of the representations, warranties, covenants and agreements set forth herein, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                   THE MERGER

     1.1 THE MERGER. Upon the terms and subject to the conditions of this Agreement, at the Effective Time (as defined in Section 1.3 of this Agreement), Merger Sub shall be merged with and into the Company in accordance with the laws of the State of Delaware and the terms of this Agreement (the "Merger"), whereupon the separate corporate existence of Merger Sub shall cease, and the Company shall be the surviving corporation of the Merger (the Company, as the surviving corporation after the Merger, is sometimes referred to herein as the "Surviving Corporation").

     1.2 CLOSING.   Subject to the terms and conditions of this Agreement, the closing of the Merger (the "Closing") shall take place (a) at the offices of Akerman, Senterfitt & Eidson, P.A., SunTrust International Center, One S.E. Third Avenue, Suite 2800, Miami, Florida 33131 on the date of the fulfillment of the last of the conditions set forth in Article VI of this Agreement (other than (i) those that are waived by the party or parties for whose benefit such conditions exist, and (ii) any such conditions which, by their terms, are not capable of being satisfied until the Closing Date) are satisfied; or (b) at such other place, time, and/or date as the parties hereto may otherwise agree. The date upon which the Closing shall occur is referred to herein as the "Closing Date."

     1.3 EFFECTIVE TIME.  If all the conditions to the Merger set forth in
Article VI of this Agreement have been fulfilled or waived and this Agreement shall not have been terminated as provided in Article VII hereof, the parties hereto shall cause a certificate of merger (the "Certificate of Merger") to be properly executed and filed in accordance with the laws of the State of Delaware and the terms of this Agreement on the Closing Date. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of Delaware or at such later time as is specified by the parties hereto as the Effective Time in the Certificate of Merger (the "Effective Time"). The Merger shall have the effects set forth in the relevant provisions of the General Corporation Law of the State of Delaware (the "DGCL"), including Section 259 thereof. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers and franchises and be subject to all of the restrictions, disabilities and duties of the Company and Merger Sub.

     1.4 CONVERSION OF SHARES.

     (a) At the Effective Time, by virtue of the Merger and without any action on the part of ADS, Merger Sub, the Company or the holders of common stock, par value $.00005 per share, of Merger Sub ("Merger Sub Common Stock"), each share of Merger Sub Common Stock outstanding immediately prior to the Effective

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Time shall be converted into one share of common stock, par value $0.01 per share, of the Surviving Corporation;

     (b) Subject to Section 1.5(f), at the Effective Time, by virtue of the Merger and without any action on the part of ADS, Merger Sub, the Company or the holders of Company common stock, par value $.01 per share (the "Company Common Stock"), each share of Company Common Stock outstanding immediately prior to the Effective Time shall be converted into the right to receive a fraction (herein called the "Exchange Ratio") of one share of common stock, $.001 par value, of ADS ("ADS Common Stock"). The shares of ADS Common Stock to be received as consideration pursuant hereto (together with cash in lieu of fractional shares of ADS Common Stock as specified in Section 1.5(f) below) are referred to herein as the "Merger Consideration."

     (c) (i) The Exchange Ratio shall be 0.75 in the event the Average Closing Price (as defined in Section 1.4(f)) of the ADS Common Stock is not less than $8.00 per share and not more than $16.00 per share.

          (ii) If the Average Closing Price is more than $16.00 per share, then the Exchange Ratio shall be the quotient derived by dividing $12.00 by the Average Closing Price.

          (iii) If the Average Closing Price is less than $8.00 per share, then the Exchange Ratio shall be the quotient derived by dividing $6.00 by the Average Closing Price.

          (iv) If any adjustment is made to the Exchange Ratio pursuant to this
     Section 1.4(c), then the adjusted Exchange Ratio shall be rounded to four decimal places, rounding downward from 0.00005.

     (d) Immediately following the Effective Time, all shares of Company Common Stock shall cease to be outstanding and shall be canceled and retired and shall cease to exist, and each holder of shares of Company Common Stock shall thereafter cease to have any rights with respect to such shares of Company Common Stock, except for the right to receive, without interest, the consideration set forth in this Section 1.4 (and any dividends or other distributions payable with respect thereto pursuant to Section 1.5(d)) and cash in lieu of fractional shares of ADS Common Stock in accordance with Section 1.5 of this Agreement upon the surrender of a certificate representing such shares of Company Common Stock in accordance with the provisions of this Article I.

     (e) Each share of Company Common Stock held by the Company as treasury stock or owned by ADS or any Subsidiary (as defined in Section 1.4(f) of this Agreement) of ADS immediately prior to the Effective Time shall be canceled, and no payment shall be made with respect thereto.

     (f) For purposes of this Agreement, (i) the term "Average Closing Price" shall mean the average of the per share last daily closing price of ADS Common Stock as quoted on The Nasdaq National Market ("NASDAQ") (and as reported by The Wall Street Journal or, if not reported thereby, by another authoritative source) during the twenty (20) consecutive Trading Days which precede the fifth trading day immediately preceding the Closing Date; (ii) the term "Trading Day" shall mean any day on which the NASDAQ is open for trading; (iii) the word "Subsidiary," when used with respect to any Person, means any corporation or other organization, whether incorporated or unincorporated, of which (A) at least fifty percent (50%) of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries; or (B) such Person or any other Subsidiary of such Person is a general partner (excluding partnerships the general partnership interests of which held by such Person or any Subsidiary of such Person do not have a majority of the voting interests in such partnership), it being understood that representations and warranties of a Person concerning any former Subsidiary of such Person shall be deemed to relate only to the periods during which such former Subsidiary was a Subsidiary of such Person; and (iv) the word "Person" means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof, or any affiliate (as that term is defined in the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act")) of any of the foregoing.

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     1.5 EXCHANGE OF CERTIFICATES REPRESENTING COMPANY COMMON STOCK.

     (a) Florida Atlantic Stock Transfer, Inc. (or such other exchange agent selected by ADS and reasonably acceptable to the Company) shall act as exchange agent (the "Exchange Agent") in the Merger.

     (b) As of the Effective Time and, in any event, no later than five (5) Trading Days after the Effective Time, ADS shall deposit or cause to be deposited with the Exchange Agent for exchange in accordance with this Article I, certificates representing the shares of ADS Common Stock issuable pursuant to
Section 1.4 in exchange for certificates formerly representing shares of Company Common Stock outstanding immediately prior to the Effective Time and a sufficient amount of cash to satisfy the cash payments to be made by ADS to certain holders of Company Common Stock pursuant to Section 1.5(f) hereof.

     (c) Promptly after the Effective Time, ADS shall cause the Exchange Agent to mail to each holder of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock ("Certificates") whose shares were converted into the right to receive ADS Common Stock Common Stock pursuant to Section 1.4 (i) a notice of effectiveness of the Merger; (ii) a letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to such Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in a form and shall have such other provisions as ADS and the Company may reasonably specify; and (iii) instructions for use in effecting the surrender of such Certificates in exchange for the consideration to be received by such holder pursuant to Sections 1.4 and 1.5 hereof. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, ADS shall cause to be delivered to the person in whose name such Certificate shall have been issued, or to such person as such person shall direct in writing in the letter of transmittal, (A) a certificate representing that number of whole shares of ADS Common Stock into which the shares previously represented by the surrender of Certificates shall have been converted into the right to receive at the Effective Time pursuant to Section 1.4; and (B) a check representing the amount of cash in lieu of fractional shares, if any, and unpaid dividends and distributions, if any, which such holder has the right to receive in respect of the Certificate surrendered pursuant to the provisions of this Section 1.5, in each case, after giving effect to any required withholding tax, and the shares of Company Common Stock represented by the Certificate so surrendered shall forthwith be canceled. No interest will be paid or accrued on the cash paid in lieu of fractional shares and unpaid dividends and distributions, if any, to holders of shares of Company Common Stock who receive shares of ADS Common Stock pursuant to Section 1.4 hereof. In the event of a transfer of ownership of Company Common Stock which is not registered in the transfer records of the Company, the consideration to be paid to such holder of Company Common Stock pursuant to Sections 1.4 and 1.5 hereof may be issued to such a transferee if the Certificate representing such Company Common Stock is presented to ADS, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid or, alternatively, payments of such transfer tax to the Exchange Agent. Until so surrendered, each Certificate that, at the Effective Time, represented shares of Company Common Stock will be deemed from and after the Effective Time, for all corporate purposes (except to the extent provided in Section 1.5(d) below), to evidence the consideration to be received by the holders of Company Common Stock pursuant to Sections 1.4 and 1.5 hereof.

     (d) Notwithstanding anything to the contrary contained herein, no dividends or other distributions declared after the Effective Time on ADS Common Stock shall be paid with respect to any shares of Company Common Stock entitled to be converted into shares of ADS Common Stock represented by a Certificate until such Certificate is surrendered for exchange as provided herein. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the holder of the certificates representing whole shares of ADS Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such whole shares of ADS Common Stock and not paid, less the amount of any withholding taxes which may be required thereon; and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of ADS Common Stock, less the amount of any withholding taxes which may be required thereon.

     (e) After the Effective Time, there shall be no transfers on the stock transfer books of the Company of the shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to ADS or the Surviving Corporation, they shall be canceled and exchanged for the consideration set forth in this Article I deliverable in respect thereof pursuant to this Agreement in accordance with the procedures set forth in this Section 1.5. Certificates surrendered for exchange by any person constituting an "affiliate" of the Company for purposes of Rule 145(c) under the Securities Act of 1933, as amended (the "Securities Act"), shall not be exchanged until ADS has received an Affiliate Letter (as defined herein) from such person as provided in Section 5.9.

     (f) No fractional shares of ADS Common Stock shall be issued upon surrender for exchange of Certificates for Company Common Stock. In lieu of the issuance of any fractional share of ADS Common Stock pursuant to Section 1.4, cash adjustments will be paid to holders in respect of any fractional share of ADS Common Stock that would otherwise be issuable, and the amount of such cash adjustment shall be equal to such fractional proportion of the Average Closing Price of a share of ADS Common Stock.

     (g) If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, ADS will issue in exchange for such lost, stolen or destroyed Certificate, the consideration to be received by the holder of such Certificate pursuant to Sections 1.4 and 1.5 hereof.

     (h) Any portion of the property delivered to the Exchange Agent in accordance with Section 1.5(b) that remains unclaimed two years after the Effective Time shall be delivered to ADS. Any holder of a Certificate who has not theretofore surrendered such Certificate for exchange pursuant to this
Section 1.5 shall thereafter look only to ADS for payment of the consideration deliverable in respect of such Certificate determined pursuant to this Agreement, without any interest thereon. Payment or delivery of any shares of ADS Common Stock, any cash in lieu of fractional shares of ADS Common Stock and any dividends, or distributions with respect to ADS Common Stock shall be subject to applicable abandoned property, escheat and similar laws, and none of ADS, Merger Sub, the Company, the Surviving Corporation or any other person shall be liable to any former holder of shares of Company Common Stock for any amount properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar laws.

     1.6 ADJUSTMENT OF EXCHANGE RATIO. Excluding the increase in the number of authorized shares of ADS Common Stock contemplated by Section 6.1(g) hereof, if subsequent to the date of this Agreement but prior to the Effective Time, the ADS Common Stock is recapitalized or reclassified or ADS shall effect any stock split, reverse stock split or stock dividend of ADS Common Stock, then the Exchange Ratio and the Average Closing Price shall be appropriately and equitably adjusted to the kind and amount of shares of stock and other securities and property which the holders of such shares of ADS Common Stock would have been entitled to receive had such shares been issued and outstanding as of the record date for determining stockholders entitled to participate in such corporate event.

     1.7 STOCK OPTIONS AND WARRANTS. All options and warrants to acquire Company Common Stock (individually, a "Company Option" and collectively, the "Company Options") outstanding at the Effective Time under the Company's 1992 Incentive Stock Option Plan, the Company's 1992 Non-Employee Directors Stock Option Plan, the Company's 1992 Consultant Stock Option Plan or otherwise (the "Company Stock Option Plans") shall remain outstanding following the Effective Time. At the Effective Time, such Company Options, by virtue of the Merger and without any further action on the part of the Company or the holder of such Company Options, shall be assumed by ADS in such manner that ADS (a) is a corporation (or a parent or a subsidiary corporation of such corporation) "assuming a stock option in a transaction to which Section 424(a) applied" within the meaning of Section 424 of the Code; or (b) to the extent that Section 424 of the Code does not apply to any such Company Options, would be such a corporation (or a parent or a subsidiary corporation of such corporation) were
Section 424 applicable to such option. Each Company Option assumed by ADS shall be exercisable upon the same terms and conditions as under the applicable Company Stock Option Plan and the applicable option agreement issued thereunder, except that (x) the

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

unexercised portion of each such Company Option shall be exercisable for that whole number of shares of ADS Common Stock (rounded down to the nearest whole share) equal to the number of shares of Company Common Stock subject to the unexercised portion of such Company Option multiplied by the Exchange Ratio; and
(y) the option exercise price per share of ADS Common Stock shall be an amount equal to the option exercise price per share of Company Common Stock subject to such Company Option in effect at the Effective Time divided by the Exchange Ratio (the option price per share, as so determined, being rounded up to the nearest full cent). No payment shall be made for fractional interests. The term, exercisability, vesting schedule, status as an "incentive stock option" under
Section 422 of the Code, if applicable, and all of the other terms of the Company Options shall otherwise remain unchanged unless modified by or as a result of the transaction contemplated by this Agreement (including, without limitation, to the extent that all outstanding Company Options shall become vested and exercisable at the Effective Time). As soon as practicable after the Effective Time, ADS shall deliver to the holders of Company Options appropriate notices setting forth such holders' rights pursuant to such Company Options, as amended by this Section 1.7 as well as notice of ADS's assumption of the Company's obligations with respect thereto (which occurs by virtue of this Agreement). ADS shall take all corporate actions necessary to reserve for issuance such number of shares of ADS Common Stock as will be necessary to satisfy exercises in full of all Company Options after the Effective Time.

     1.8 TAX CONSEQUENCES. It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368 of the Code. The parties hereto hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations promulgated under the Code.

     1.9 DISSENTERS' RIGHTS. Notwithstanding any provisions of this Agreement to the contrary, shares of Company Common Stock which are issued and outstanding immediately prior to the Effective Time and which are held by a Company stockholder who has not approved of the Merger by written consent or by vote at the Company Stockholder Meeting (as defined in Section 3.10) and, with respect to which, appraisal rights shall have been duly demanded and perfected in accordance with Section 262 of the DGCL ("Dissenting Shares") shall not be converted into a right to receive ADS Common Stock in accordance with Section
1.4 hereof , or any cash in lieu of fractional shares of ADS Common Stock and any dividends or distributions with respect to ADS Common Stock in accordance with Sections 1.5(d) and 1.5(f) hereof. The holders of Dissenting Shares shall be entitled only to such rights as are granted by Section 262 of the DGCL. Each holder of Dissenting Shares who becomes entitled to payment for such Dissenting Shares pursuant to Section 262 of the DGCL shall receive payment therefor from ADS in accordance with the DGCL; provided, however, that (i) if any such holder of Dissenting Shares shall have failed to establish its entitlement to appraisal rights as provided in Section 262 of the DGCL, (ii) if any such holder of Dissenting Shares shall have effectively withdrawn its demand for appraisal of such Dissenting Shares or lost its right to appraisal and payment for its Dissenting Shares under Section 262 of the DGCL, or (iii) if neither any holder of Dissenting Shares nor ADS shall have filed a petition demanding a determination of the value of all Dissenting Shares within the time provided in
Section 262 of the DGCL, such holder shall forfeit the right to appraisal of such Dissenting Shares, and each such Dissenting Share shall be treated as if such Share had been converted, as of the Effective Time, into a right to receive, subject to the provisions of Sections 1.4 and 1.5 hereof, the Merger Consideration with respect thereto, without interest thereon.

     1.10 TAKING OF NECESSARY ACTION; FURTHER ACTION. Each of the Company, ADS and Merger Sub will take all such reasonable and lawful action as may be necessary or appropriate in order to effectuate the Merger as promptly as possible in accordance with this Agreement. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, the officers and directors of the Company and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is lawful and consistent with this Agreement.

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

                                   ARTICLE II

                          CERTAIN MATTERS RELATING TO
                           THE SURVIVING CORPORATION

     2.1 CERTIFICATE OF INCORPORATION OF THE SURVIVING CORPORATION. The certificate of incorporation of Merger Sub in effect at the Effective Time shall be the certificate of incorporation of the Surviving Corporation until amended in accordance with its terms and pursuant to applicable law.

     2.2 BY-LAWS OF THE SURVIVING CORPORATION. The By-Laws of Merger Sub in effect at the Effective Time shall be the By-Laws of the Surviving Corporation until amended in accordance with the terms of such By-Laws and pursuant to applicable law and the Certificate of Incorporation of the Surviving Corporation.

     2.3 OFFICERS AND DIRECTORS OF THE SURVIVING CORPORATION. The officers and directors of Merger Sub immediately prior to the Effective Time shall be the officers and directors of the Surviving Corporation immediately after the Effective Time, and shall hold office in accordance with the Certificate of Incorporation and By-Laws of the Surviving Corporation and until their successors are duly appointed or elected in accordance with applicable law.

                                  ARTICLE III

              REPRESENTATIONS AND WARRANTIES OF ADS AND MERGER SUB

     ADS and Merger Sub represent and warrant to the Company that the statements contained in this Article III are true and correct, except as set forth in the disclosure statement delivered by ADS and Merger Sub to the Company concurrently herewith and identified as the "ADS Disclosure Statement." All exceptions noted in the ADS Disclosure Statement shall be numbered to correspond to the applicable sections to which such exception refers; provided, however, that for purposes of this Agreement and the ADS Disclosure Statement, any disclosure set forth on any particular schedule shall be deemed disclosed in reference to all applicable schedules.

     3.1 ORGANIZATION, STANDING AND QUALIFICATION. Each of ADS, Merger Sub and each of the Subsidiaries of ADS other than Merger Sub (each such Subsidiary singularly "ADS Subsidiary" or collectively "ADS Subsidiaries") (i) is a corporation duly incorporated, validly existing and in good standing under the laws of its respective jurisdiction of incorporation; (ii) has all requisite power and authority to own or lease, and operate its respective properties and assets, and to carry on its respective businesses as now conducted and as currently proposed to be conducted, except where the failure to have such power and authority would not have an ADS Material Adverse Effect (as defined herein) and to consummate the transactions contemplated hereby; (iii) is duly qualified or licensed to do business and is in good standing in all jurisdictions in which it owns or leases property or in which the conduct of its respective businesses requires it to so qualify or be licensed, except where the failure to so qualify, individually or in the aggregate, would not have an ADS Material Adverse Effect; and (iv) has obtained all licenses, permits, franchises and other governmental authorizations necessary to the ownership or operation of its respective properties or the conduct of its respective businesses, except where the failure to have obtained such licenses, permits, franchises or authorizations would not have an ADS Material Adverse Effect. A complete and correct copy of ADS's and Merger Sub's Articles or Certificate of Incorporation and By-Laws, each as amended to date, has been previously furnished to the Company or have been made available for the Company's review and are in full force and effect. None of ADS, Merger Sub or any ADS Subsidiary is in violation of any provision of its Articles or Certificate of Incorporation or By-Laws. For purposes of this Agreement, a "Material Adverse Effect" when used with respect to any entity means (a) a material adverse effect on the business, results of operations, financial condition or prospects of such entity and its Subsidiaries, taken as a whole, or (b) a material impairment in the ability of such entity or its Subsidiaries to perform any of their obligations under this Agreement or to consummate the Merger.

     3.2 AUTHORIZATION OF AGREEMENT AND OTHER DOCUMENTS. The execution and delivery of this Agreement and the other documents executed or to be executed in connection herewith to which ADS or Merger Sub is a party (collectively, the "ADS Ancillary Documents"), have been duly authorized by the Board of Directors of

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ADS and Merger Sub, and no other proceedings on the part of ADS or Merger Sub are necessary to authorize the execution, delivery or performance of this Agreement or any ADS Ancillary Document, except the approval of the Merger by the stockholders of ADS, as provided in Section 5.3 of this Agreement, and the increase in the number of shares of authorized ADS Common Stock contemplated by
Section 6.1(g) hereof. This Agreement is, and, as of the Closing Date, each of the ADS Ancillary Documents will be, a valid and binding obligation of ADS and/or Merger Sub, as the case may be, enforceable against ADS and/or Merger Sub, as the case may be, in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting enforcement of creditors' rights generally, and by general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity) and subject to receipt of approval of the Merger by the ADS stockholders.

     3.3 NO VIOLATION. Neither the execution and delivery by ADS and Merger Sub of this Agreement or the ADS Ancillary Documents, nor the consummation by ADS and Merger Sub of the transactions contemplated hereby and thereby in accordance with their respective terms, will (a) assuming approval of the Merger by the stockholders of ADS, conflict with or result in a breach of any provisions of the Articles or Certificate of Incorporation or By-Laws of ADS or Merger Sub;
(b) result in a breach or violation of, a default under, or the triggering of any payment or other material obligations pursuant to, or accelerate vesting under, any of the ADS stock option plans, or any grant or award made under any of the foregoing; (c) subject to obtaining the consents set forth in the ADS Disclosure Statement, violate, conflict with, result in a breach of any provision of, constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, result in the termination, or in a right of termination or cancellation of, accelerate the performance required by, result in the triggering of any payment or other material obligations pursuant to, result in the creation of any lien, security interest, charge or encumbrance upon any of the material properties of ADS, Merger Sub or any of the ADS Subsidiaries, other than as disclosed in the ADS Disclosure Statement, under, or result in being declared void, voidable, or without further binding effect, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust or any material license, franchise, permit, lease, contract, agreement or other instrument, commitment or obligation to which ADS, Merger Sub or any of the ADS Subsidiaries is a party, or by which ADS, Merger Sub or any of the ADS Subsidiaries or any of their respective properties is bound or affected, except for any of the foregoing matters which would not have an ADS Material Adverse Effect; (d) assuming the Merger is so approved by stockholders of ADS, and assuming all required consents and approvals are obtained and all applicable filings are made, contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to ADS or Merger Sub, except for any of the foregoing matters which would not have an ADS Material Adverse Effect; or (e) other than the filings provided for in Sections
1.3 and 5.7, filings required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), the Exchange Act, the Securities Act, or applicable state securities and "Blue Sky" laws or filings in connection with the maintenance of qualification to do business in other jurisdictions (collectively, the "Regulatory Filings"), require any material consent, approval or authorization of, or declaration of, or filing or registration with, any domestic governmental or regulatory authority, the failure to obtain or make which would have an ADS Material Adverse Effect.

     3.4 SEC DOCUMENTS. ADS has delivered or made available to the Company each registration statement, report, proxy statement or information statement (as defined in Regulation 14C under the Exchange Act) prepared by it since December 31, 1996, which reports constitute all of the documents (other than preliminary material) required to be filed by ADS with the Securities and Exchange Commission ("SEC") since such date, each in the form (including exhibits and any amendments thereto) filed with the SEC (collectively, the "ADS Reports"). As of their respective dates, each of the ADS Reports complied and, in the case of filings after the date hereof, will comply as to form in all material respects with the applicable requirements of the Securities Act and/or the Exchange Act, as the case may be, and the rules and regulations thereunder. None of the ADS Reports contained, as of the date they were filed, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. ADS has filed with the SEC all reports required to be filed under Sections 13, 14 and 15(d) of the Exchange Act

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since December 31, 1996. Each of the consolidated balance sheets of ADS included in or incorporated by reference into the ADS Reports (including the related notes and schedules) fairly present in all material respects the consolidated financial position of ADS and the ADS Subsidiaries as of its date (subject, in the case of unaudited statements, to normal year-end audit adjustments which would not be material in amount or effect), and each of the consolidated statements of income, retained earnings and cash flows of ADS included in or incorporated by reference into the ADS Reports (including any related notes and schedules) fairly present in all material respects the results of operations, retained earnings or cash flows, as the case may be, of ADS and the ADS Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments which would not be material in amount or effect). Except as and to the extent reflected or reserved against in the financial statements included in the ADS's Annual Report on Form 10-K for the year ended December 31, 1999 (the "ADS Form 10-K") or as disclosed herein or in the ADS Disclosure Statement, neither ADS nor any of the ADS Subsidiaries had as of such date any liability or obligation of any kind, whether accrued, absolute, contingent, unliquidated or other and whether due or to become due (including any liability for breach of contract, breach of warranty, torts, infringements, claims or lawsuits), which was material to the business, assets, results of operations or financial conditions of ADS and the ADS Subsidiaries taken as a whole. Except as set forth in the ADS Disclosure Statement, since December 31, 1999, neither ADS nor any of the ADS Subsidiaries has incurred any liability or obligation of any kind which, in any case or in the aggregate, is material to the business, assets, results of operations or financial condition of ADS and the ADS Subsidiaries taken as a whole, except in the ordinary course of business. There are no extraordinary or material non-recurring items of income or expense during the periods covered by such financial statements, and the consolidated balance sheets of ADS included or incorporated therein do not reflect any write-up or revaluation increasing the book value of any assets, except in either case as specifically disclosed in the notes thereto. The financial statements of ADS, including the notes thereto, included in or incorporated by reference into the ADS Reports comply as to form in all material respects with the published rules and regulations of the SEC with respect thereto, and have been prepared in accordance with generally accepted accounting principles consistently applied ("GAAP") (except as may be indicated in the notes thereto). Since December 31, 1996, there has been no change in ADS's accounting methods or principles that would be required to be disclosed in ADS financial statements in accordance with GAAP, except as described in the notes to such ADS financial statements.

     3.5 NO UNDISCLOSED LIABILITIES. There are no material liabilities or obligations of any nature (whether accrued, absolute or contingent) of ADS or the ADS Subsidiaries other than (i) liabilities disclosed or provided for in the most recent financial statements contained in the ADS Reports; (ii) liabilities which, individually or in the aggregate, are not material to ADS or the ADS Subsidiaries; (iii) liabilities under this Agreement (or contemplated hereby) or disclosed in the ADS Disclosure Statement; and (iv) liabilities incurred since December 31, 1999 in the ordinary course of business and consistent with past practices.

     3.6 NO BROKERS. Except as set forth on the ADS Disclosure Statement, ADS has not entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of the Company or ADS, Merger Sub or their respective Subsidiaries to pay any finder's fee, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

     3.7 ADS COMMON STOCK. Subject to obtaining the approval of the stockholders of ADS of (i) the increase in the number of shares of authorized ADS Common Stock contemplated by Section 6.1(g) hereof, and (ii) the issuance of ADS Common Stock in connection with the Merger and this Agreement, the issuance and delivery by ADS of shares of ADS Common Stock in connection with the Merger and this Agreement have been duly and validly authorized by all necessary corporate action on the part of ADS. The shares of ADS Common Stock to be issued in connection with the Merger and this Agreement, when issued in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable and free of preemptive rights.

                                       A-8
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     3.8 CAPITALIZATION.

     (a) The total authorized capital stock of ADS consists of (i) 80,000,000 shares of ADS Common Stock, $.001 par value per share, 50,398,739 shares of which are issued and outstanding as of April 15, 2000, and 2,856,193 of which are held by ADS in its treasury, and (ii) 5,000,000 shares of ADS Preferred Stock, $10.00 par value per share, one (1) share of which is designated as the ADS Class B Voting Preferred Stock and is issued and outstanding as of April 15, 2000. The authorized capital stock of Merger Sub consists of 50,000,000 shares of common stock, $.00005 par value per share, 20,000,000 shares of which, as of the date hereof, are issued and outstanding and are held by ADS. There are no shares of capital stock of ADS or Merger Sub of any other class authorized, issued or outstanding.

     (b) Except as set forth in the ADS Disclosure Statement, there are currently no outstanding, and as of the Closing, there will be no outstanding
(i) securities convertible into or exchangeable for any capital stock of ADS, Merger Sub or any of the ADS Subsidiaries, (ii) options, warrants or other rights to purchase or subscribe to capital stock of ADS, Merger Sub or any of the ADS Subsidiaries or securities convertible into or exchangeable for capital stock of ADS or any of the ADS Subsidiaries, or (iii) contracts, commitments, agreements, understandings, arrangements, calls or claims of any kind relating to the issuance of any capital stock of ADS or any of the ADS Subsidiaries.

     3.9 MATERIAL ADVERSE CHANGE. Since December 31, 1999 to the date of this Agreement, ADS, Merger Sub and the ADS Subsidiaries, taken as a whole, have not suffered any change in their businesses, operations, assets, liabilities, financial condition or prospects which had or would reasonably have an ADS Material Adverse Effect; provided, that an ADS Material Adverse Effect will not be deemed to have occurred solely as a result of fluctuations in the trading price of the ADS Common Stock.

     3.10 DISCLOSURE DOCUMENTS. None of the information supplied or to be supplied by ADS or any of its affiliates, directors, officers, employees, agents or representatives, in writing specifically for inclusion or incorporation by reference in, and which is included or incorporated by reference in, (i) the Form S-4 (as defined in Section 5.7 of this Agreement) or any amendment or supplement thereto, (ii) the proxy statement to be mailed to Company's stockholders (the "Company Proxy Statement") in connection with the meeting of Company's stockholders called to consider and vote upon the approval of the Merger (the "Company Stockholder Meeting") or any amendment or supplement thereto, (iii) the proxy statement to be mailed to ADS's stockholders (the "ADS Proxy Statement") in connection with the meeting of ADS's stockholders called to consider and vote upon the approval of the Merger (the "ADS Stockholder Meeting"), or (iv) any other documents filed or to be filed by ADS with the SEC or any other Governmental Authority (as defined in Section 3.12(f) hereof) in connection with the transactions contemplated hereby, will, at the respective times such documents are filed, and, in the case of the Form S-4 or any amendment or supplement thereto, when the same becomes effective, at the date of Company Stockholder Meeting and at the Effective Time, and, in the case of the ADS Proxy Statement or any amendment or supplement thereto, at the time of mailing to ADS stockholders or at the time of the ADS Stockholder Meeting, and in the case of the Company Proxy Statement, or any amendment or supplement thereto, at the time of the Company Stockholder Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Company Stockholder Meeting. The Form S-4 will comply as to form in all material respects with the applicable provisions of the Securities Act, the Exchange Act, and the respective rules and regulations under any such Act (except that no representation is made as to the form of the Company Proxy Statement to be included as the prospectus therein).

     3.11 TAX REORGANIZATION. Neither ADS nor any of the ADS Subsidiaries has taken or failed to take any action which would prevent the Merger from constituting a reorganization within the meaning of Section 368(a) of the Code.

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     3.12 COMPLIANCE WITH LAWS.

     (a) ADS, Merger Sub and each of the ADS Subsidiaries hold all permits, licenses, variances, exemptions, orders, approvals, authorizations, certificates, filings, franchises, notices and rights of all Governmental Authorities necessary for each of them to own, lease or operate its properties and assets and for the lawful conduct of its business (the "Permits"), except where the failure to hold such Permits would not have an ADS Material Adverse Effect. None of such Permits is or will be materially impaired by the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

     (b) ADS, Merger Sub and each of the ADS Subsidiaries are in compliance with the terms of its Permits in all material respects.

     (c) ADS, Merger Sub and each of the ADS Subsidiaries are in compliance with all statutes, laws, ordinances, orders, rules, or regulations of any Governmental Authority (including, but not limited to, those related to occupational health and safety, or employment and employment practices) that are applicable to ADS, Merger Sub or any of the ADS Subsidiaries or that affect or relate to this Agreement or the transactions contemplated hereby, except for any noncompliance that would not have an ADS Material Adverse Effect.

     (d) As of the date of this Agreement, and as of the Closing, no investigation, review, inquiry or proceeding by any Governmental Authority with respect to ADS, Merger Sub or any of the ADS Subsidiaries is, to the knowledge of ADS, pending or threatened which, if determined unfavorably, would have an ADS Material Adverse Effect.

     (e) Neither ADS nor Merger Sub nor any of the ADS Subsidiaries are subject to any agreement, contract, judgment, order or decree with any Governmental Authority arising out of any current or previously existing violations of any laws, ordinances or regulations applicable to ADS, Merger Sub or any of the ADS Subsidiaries.

     (f) For the purposes of this Agreement, "Governmental Authority" shall mean any nation, or government, any state, regional, local or other political subdivision thereof, and any entity or official exercising executive, legislative, judicial, regulatory, or administrative functions or pertaining to government.

     3.13 LITIGATION. Except as set forth in the ADS Reports filed with the SEC prior to the date hereof or as set forth in the ADS Disclosure Statement, (i) there is no litigation or proceeding including, without limitation, any arbitration proceeding, in law or in equity, and there are no proceedings or governmental investigations before any commission or other administrative authority, pending or, to ADS's knowledge, threatened against ADS, Merger Sub or any of the ADS Subsidiaries which, if adversely determined, is reasonably likely to have, either individually or in the aggregate, an ADS Material Adverse Effect; (ii) there is no judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator applicable to ADS, the Merger Sub or any of the ADS Subsidiaries having, or which is reasonably likely to have, either individually or in the aggregate, an ADS Material Adverse Effect; and (iii) to the knowledge of ADS, there is no action, suit, proceeding or investigation pending or threatened against ADS, the Merger Sub or any of the ADS Subsidiaries which seeks to restrain, enjoin or delay the consummation of the Merger or any of the other transactions contemplated hereby or which seeks damages in connection therewith, and no injunction of any type referred to in Section 6.1(c) has been entered or issued.

     3.14 TAXES.

     (a) As used in this Agreement, (i) the term "Taxes" means all federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatever of a nature similar to taxes, together with any interest and any penalties, additions to tax or additional amounts with respect thereto, and the term "Tax" means any one of the foregoing Taxes; and (ii) the term "Returns" means all returns, declarations, reports, statements and other documents required to be filed in respect of Taxes, and the term "Return" means any one of the foregoing Returns.

     (b) There have been properly completed and filed on a timely basis and in correct form all Returns required to be filed by ADS or any of the ADS Subsidiaries on or before the date hereof and will be properly completed and filed on a timely basis and in correct form all Returns required to be filed by ADS or any of the ADS Subsidiaries with respect to any period ending with or before, or including the period prior to, the Effective Time. The foregoing Returns are, or will be, correct, and complete in all material respects. Except as set forth in the ADS Disclosure Statement, an extension of time within which to file any Return which has not been filed has not been requested or granted.

     (c) With respect to all amounts in respect of Taxes imposed upon ADS or any of the ADS Subsidiaries, or for which ADS or any of the ADS Subsidiaries is or could be liable, whether to taxing authorities (as, for example, under law) or to other persons or entities (as, for example, under tax allocation agreements), with respect to all taxable periods or portions of periods ending on or before the Effective Time, (i) all applicable tax laws and agreements have been, or will be, complied with in all material respects, and (ii) all amounts required to be paid and reported by ADS or the ADS Subsidiaries, to taxing authorities or others, on or before the Effective Time, have been, or will be, paid and any Taxes accrued but not due and payable as of the Effective Time have been accrued or otherwise reserved for in financial statements contained in the most recent ADS Report or will be reserved for in the financial statements to be prepared with respect to the period beginning after the period covered by the most recent ADS Report and ending with or before, or including the period prior to, the Effective Time. No Taxes have been (or will prior to the Closing Date be) recorded by ADS or any of the ADS Subsidiaries other than in the ordinary course of business. There are no Liens filed against any asset of ADS or any of the ADS Subsidiaries resulting from the failure to pay any Tax when due.

     (d) No material issues have been raised (and are currently pending) by any taxing authority in connection with any of the Returns. No waivers of statutes of limitation with respect to the Returns have been given by ADS or any of the ADS Subsidiaries (or with respect to any Return which a taxing authority has asserted should have been filed by ADS or any of the ADS Subsidiaries) which waivers are still in effect. The ADS Disclosure Statement sets forth, for the past seven years, the years for which examinations or audits of Florida and Missouri state taxes and federal income tax returns have been completed, those years for which examinations or audits are presently being conducted, and those years for which such returns will be required but are not yet due to be filed and have not yet been filed. All deficiencies asserted or assessments made as a result of any examinations have been fully paid, or are fully reflected as a liability in the financial statements contained in the ADS Report, or are being contested and an adequate reserve therefor has been established and is fully reflected as a liability in the financial statements contained in the most recent ADS Report. Neither ADS nor any ADS Subsidiary has entered into any closing agreement with the Internal Revenue Service under Section 7121 of the Code or with any state taxing authority under a similar state tax law provision. No consent under Section 341(f) of the Code has been filed with respect to ADS or any ADS Subsidiary. Neither ADS nor any ADS Subsidiary has agreed to, or is required to make, any adjustment under Section 481(a) of the Code.

     (e) The unpaid Taxes of ADS or any of the ADS Subsidiaries do not materially exceed the reserve for tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and tax income) set forth or included in the financial statements included in the most recent ADS Report, as adjusted for the passage of time through the Closing. ADS and ADS Subsidiaries will not be liable for any material amount of penalties or interest with respect to Taxes reported or required to have been reported on any Returns which have been filed or were required to have been filed through the Closing.

     (f) Neither ADS nor any of the ADS Subsidiaries is or at any time has been a party to or bound by (nor will ADS or any of the ADS Subsidiaries become a party to or bound by) any tax indemnity, tax sharing or tax allocation agreement.

     (g) All material elections with respect to Taxes affecting ADS or any of the ADS Subsidiaries that are currently effective as of the date hereof that are not reflected in ADS's Returns are set forth in the ADS Disclosure Statement.

     (h) There are no challenges on appeals pending regarding the amount of Taxes on, or the addressed valuation of, the real estate owned or leased by ADS or any of the ADS Subsidiaries, and no special arrangements or agreements exist with any governmental authority with respect thereto (provided, that the representations and warranties contained in this Section 3.14(h) shall not be deemed to be breached by any prospective general increase in real estate taxes.)

     (i) There is no assessment for Taxes (in addition to the normal, annual general real estate tax assessment) pending against ADS or any of the ADS Subsidiaries, or to ADS's knowledge, threatened with respect to any portion of the real estate owned by ADS or any of the ADS Subsidiaries, or to the extent ADS or any of the ADS Subsidiaries is liable for payment of the real estate leased by them.

     3.15 AFFILIATED TRANSACTIONS. Except as disclosed in any ADS Report filed with the SEC prior to the date of this Agreement or as set forth in the ADS Disclosure Statement, since December 31, 1999, neither ADS nor any of the ADS Subsidiaries has been a party to any transactions (other than employee compensation and other ordinary incidents of employment) with an "ADS Related Party," For purposes of this Agreement, the term "ADS Related Party" shall mean: any present officer or director, 10% stockholder (including any officers or directors thereof) or present affiliate of ADS or any of the ADS Subsidiaries, any present or former known spouse of any of the aforementioned persons or any trust or other similar entity for the benefit of any of the foregoing persons.

                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to ADS and Merger Sub that the statements contained in this Article IV are true and correct, except as set forth in the disclosure statement delivered by the Company to ADS and Merger Sub concurrently herewith and identified as the "Disclosure Statement." All exceptions noted in the Disclosure Statement shall be numbered to correspond to the applicable sections to which such exception refers; provided, however, that for purposes of this Agreement and the Disclosure Statement, any disclosure set forth on any particular schedule shall be deemed disclosed in reference to all applicable schedules.

     4.1 ORGANIZATION, STANDING AND QUALIFICATION. The Company and each of its Subsidiaries (i) is a corporation duly incorporated, validly existing and in good standing under the laws of its respective jurisdiction of incorporation;
(ii) has all requisite power and authority to own or lease, and operate its respective properties and assets, and to carry on its respective businesses as now conducted and as currently proposed to be conducted, except where the failure to have such power and authority would not have a Company Material Adverse Effect, and to consummate the transactions contemplated hereby; (iii) is duly qualified or licensed to do business and is in good standing in all jurisdictions in which it owns or leases property or in which the conduct of its respective businesses requires it to so qualify or be licensed, except where the failure to so qualify, individually or in the aggregate, would not have a Company Material Adverse Effect; and (iv) has obtained all licenses, permits, franchises and other governmental authorizations necessary to the ownership or operation of its respective properties or the conduct of its respective businesses, except where the failure to have obtained such licenses, permits, franchises or authorizations would not have a Company Material Adverse Effect. A complete and correct copy of the Company's and each of its Subsidiaries' Articles or Certificate of Incorporation and Bylaws (or equivalent organizational documents), each as amended to date, has been previously furnished to ADS and are in full force and effect. None of Company or any of its Subsidiaries is in violation of any provision of its Articles or Certificate of Incorporation and Bylaws (or equivalent organizational documents).

     4.2 CAPITALIZATION.

     (a) The total authorized capital stock of the Company consists of (i) 20,000,000 shares of common stock, par value $0.01 per share, 13,640,772 shares of which are issued and outstanding as of April 15, 2000 and no such shares are held by the Company in its treasury; and (ii) no shares of preferred stock. There are no shares of capital stock of the Company of any other class authorized, issued or outstanding.

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     (b) Each share outstanding of Company Common Stock is duly authorized and validly issued, fully paid and nonassessable and free of preemptive and similar rights.

     (c) Except as set forth in the Disclosure Statement, there are currently no outstanding, and, except as permitted pursuant to Section 5.2, as of the Closing, there will be no outstanding (i) securities convertible into or exchangeable for any capital stock of the Company or any of its Subsidiaries,
(ii) options, warrants or other rights to purchase or subscribe to capital stock of the Company or any of its Subsidiaries or securities convertible into or exchangeable for capital stock of the Company or any of its Subsidiaries, or
(iii) contracts, commitments, agreements, understandings, arrangements, calls or claims of any kind to which the Company or any of its Subsidiaries is a party or is bound relating to the issuance of any capital stock of the Company or any of its Subsidiaries. The Disclosure Statement identifies, as of the date hereof, the option holder, the number of shares subject to each option, the exercise price, the vesting schedule and the expiration date of each outstanding option to purchase capital stock of the Company or any of its Subsidiaries.

     4.3 SUBSIDIARIES. The Company owns directly or indirectly each of the outstanding shares of capital stock of (or other ownership interests having by their terms ordinary voting power to elect a majority of directors or others performing similar functions with respect to) each of the Company's Subsidiaries indicated in the Disclosure Statement as being owned by the Company. Each of the outstanding shares of capital stock owned by the Company of each of the Company's Subsidiaries is duly authorized, validly issued, fully paid and nonassessable, and is owned, directly or indirectly, by the Company free and clear of all Liens (as defined below), other than Liens imposed by local law which are not material. The following information for each Subsidiary of the Company is listed in the Disclosure Statement, if applicable: (a) its name and jurisdiction of incorporation or organization, and (b) the location of its principal executive office. "Lien" means any mortgage, pledge, security interest, attachment, encumbrance, lien (statutory or otherwise), license, claim, option, conditional sale agreement, right of first refusal, first offer, termination, participation or purchase or charge of any kind (including any agreement to give any of the statutory liens for Taxes, which are not yet due and payable or are being contested in good faith by appropriate proceedings,
(ii) statutory or common law liens to secure landlords, lessors or renters under leases or rental agreements confined to the premises rented, (iii) deposits or pledges made in connection with, or to secure payment of, workers' compensation, unemployment insurance, old age pension or other social security programs mandated under applicable laws, (iv) statutory or common law liens in favor of carriers, warehousemen, mechanics and materialmen, to secure claims for labor, materials or supplies and other like liens, and (v) restrictions on transfer of securities imposed by applicable state and federal securities laws.

     4.4 OWNERSHIP INTERESTS. Except for the interests in the Company's Subsidiaries, neither the Company nor any of its Subsidiaries owns any direct or indirect interest in any corporation, joint venture, limited liability company, partnership, association or other entity. Since December 31, 1999, the Company has not (i) disposed of the capital stock (other than Company Common Stock) or all or substantially all of the assets of any ongoing business, or (ii) purchased the business and/or all or substantially all of the assets of another person, firm or corporation (whether by purchase of stock, assets, merger or otherwise).

     4.5 STOCK RECORDS. Except as set forth on the Disclosure Statement, a complete and correct copy of all stock records, and all corporate minute books and records of the Company and each of its Subsidiaries, have been furnished or made available by the Company to ADS for inspection to the extent requested by ADS. The corporate minute books and records of the Company and its Subsidiaries contain true and complete copies of all resolutions adopted by the stockholders or the Board of Directors of the Company and its Subsidiaries and any other action formally taken by them respectively as such since September 8, 1993. The Company has provided to ADS a copy of its stock ledger as of a recent practicable date certified by the Company's transfer agent.

     4.6 AUTHORIZATION OF AGREEMENT AND OTHER DOCUMENTS. The execution and delivery of this Agreement and the other documents executed or to be executed in connection herewith to which the Company is a party (collectively, the "Ancillary Documents"), have been duly authorized by the Board of Directors of the Company, and no other proceedings on the part of the Company are necessary to authorize the execution, delivery or performance of this Agreement or any Ancillary Document, except the approval of the Merger by

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

the stockholders of the Company as provided in Section 5.3. This Agreement is, and, as of the Closing Date, each of the Ancillary Documents will be, a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting enforcement of creditors' rights generally, and by general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity) and subject to the receipt of approval of the Merger by the Company's stockholders.

     4.7 NO VIOLATION. Neither the execution and delivery of this Agreement or the Ancillary Documents by the Company, nor the consummation by the Company of the transactions contemplated hereby and thereby in accordance with their respective terms, will (a) assuming approval of the Merger by the Company's stockholders, conflict with or result in a breach of any provisions of the Articles or Certificate of Incorporation or By-Laws (or equivalent organizational documents) of the Company or any of its Subsidiaries; (b) result in a breach or violation of, a default under, or the triggering of any payment or other material obligations pursuant to, or except as otherwise provided in any of the individual option agreements under the Company Stock Option Plans, accelerate vesting under, any of the Company Stock Option Plans, or any grant or award made under any of the foregoing; (c) subject to obtaining the consents set forth in the Disclosure Statement, violate, conflict with, result in a breach of any provision of, constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, result in the termination, or in a right of termination or cancellation of, accelerate the performance required by, result in the triggering of any payment or other obligations pursuant to, result in the creation of any lien, security interest, charge or encumbrance upon any of the material properties of the Company or any of its Subsidiaries other than as disclosed in the Disclosure Statement, under, or result in being declared void, voidable, or without further binding effect, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust or any material license, franchise, permit, lease, contract, agreement or other instrument, commitment or obligation to which the Company or any of its Subsidiaries is a party, or by which the Company or any of its Subsidiaries or any of their respective properties is bound or affected, except for any of the foregoing matters which would not have a Company Material Adverse Effect; (d) assuming the Merger is so approved by the Company's stockholders, and assuming all required consents and approvals are obtained and all applicable filings are made, contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to the Company or any of its Subsidiaries, except for any of the foregoing matters which would not have a Company Material Adverse Effect; or
(e) other than the Regulatory Filings, require any consent, approval or authorization of, or declaration of, or filing or registration with, any domestic governmental or regulatory authority, the failure to obtain or make which would have a Company Material Adverse Effect.

     4.8 COMPLIANCE WITH LAWS.

     (a) Except as set forth in the Disclosure Statement, the Company and each of its Subsidiaries hold all permits, licenses, variances, exemptions, orders, approvals, authorizations, certificates, filings, franchises, notices and rights of all Governmental Authorities necessary for each of them to own, lease or operate its properties and assets and for the lawful conduct of its business (the "Permits"). Except as set forth in the Disclosure Statement, none of such Permits is or will be impaired by the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

     (b) The Company and its Subsidiaries are in compliance with the terms of its Permits in all material respects.

     (c) The Company and its Subsidiaries are in compliance with all statutes, laws, ordinances, orders, rules, or regulations of any Governmental Authority (including, but not limited to, those related to occupational health and safety, or employment and employment practices) that are applicable to the Company or any of its Subsidiaries or that affect or relate to this Agreement or the transactions contemplated hereby, except for any non-compliance that would not have a Company Material Adverse Effect.

     (d) Except as set forth on the Disclosure Statement, as of the date of this Agreement, and as of the Closing, no investigation, review, inquiry or proceeding by any Governmental Authority with respect to the Company or any of its Subsidiaries is pending or, to the knowledge of the Company, threatened.

     (e) Neither the Company nor any of its Subsidiaries is subject to any agreement, contract, judgment, order or decree with any Governmental Authority arising out of any current or previously existing violations of any laws, ordinances or regulations applicable to the Company or any of its Subsidiaries.

     (f) The Company and each its Subsidiaries are in substantial compliance with all Federal, foreign and state laws applicable to the manufacture, processing, packing, testing and sale of its products to the extent such laws are applicable to them and all rules and regulations of the U.S. Food and Drug Administration ("FDA"), the U.S. Department of Agriculture (the "USDA"), the U.S. Federal Communications Commission ("FCC") and the U.S. Environmental Protection Agency ("EPA") to the extent such rules and regulations are applicable to them.

     (g) Neither the Company nor any of its Subsidiaries has received any written notice that the FDA, USDA, FCC or EPA has commenced, or threatened to initiate, any judicial action against the Company or any of its Subsidiaries or to withdraw its approval or request the recall of any product of or commenced or threatened to initiate any action to enjoin production at any facility owned or used by the Company or any of its Subsidiaries or any other facility at which any of products of the Company or any of its Subsidiaries are manufactured, processed, packaged, labeled, stored, distributed, tested or otherwise handled.

     (h) The Company has made available to ADS copies of any and all material reports of inspection observations, establishment inspection reports, warning letters and any other material documents received from or issued by the FDA, USDA or EPA that indicate or suggest a lack of material compliance with the FDA, USDA or EPA regulatory requirements by the Company or any of its Subsidiaries.

     4.9 BOOKS AND RECORDS. The Company's and its Subsidiaries' books, accounts and records are, and have been, maintained in the Company's and its Subsidiaries usual, regular and ordinary manner, in accordance with GAAP, and all transactions to which the Company or any of its Subsidiaries is or has been a party are properly reflected therein.

     4.10 SEC DOCUMENTS. The Company has delivered or made available to ADS each registration statement, report, proxy statement or information statement (as defined in Regulation 14C under the Exchange Act) prepared by it since September 30, 1996, which reports constitute all of the documents (other than preliminary material) required to be filed by the Company with the SEC since such date, each in the form (including exhibits and any amendments thereto) filed with the SEC (collectively, the "Company Reports"). As of their respective dates, each of the Company Reports complied and, in the case of filings after the date hereof, will comply as to form in all material respects with the applicable requirements of the Securities Act and/or the Exchange Act, as the case may be, and the rules and regulations thereunder. None of the Company Reports contained, as of the date they were filed, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The Company has filed with the SEC all reports required to be filed under Sections 13, 14 and 15(d) of the Exchange Act since September 30, 1996. Each of the consolidated balance sheets of the Company included in or incorporated by reference into the Company Reports (including the related notes and schedules) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of its date (subject, in the case of unaudited statements, to normal year-end audit adjustments which would not be material in amount or effect), and each of the consolidated statements of income, retained earnings and cash flows of the Company included in or incorporated by reference into the Company Reports (including any related notes and schedules) fairly present in all material respects the results of operations, retained earnings or cash flows, as the case may be, of the Company and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments which would not be material in amount or effect). There are no extraordinary or non-recurring items of income or expense during the periods covered by such financial statements and the consolidated balance sheets of the Company included or incorporated therein do not reflect any write-up or revaluation increasing the book value of any assets, except in either case

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as specifically disclosed in the notes thereto. Except as and to the extent reflected or reserved against in the financial statements included in the Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1999 (the "Company Form 10-Q") or as disclosed therein or in the Disclosure Statement, neither the Company nor any of its Subsidiaries had as of such date any liability or obligation of any kind, whether accrued, absolute, contingent, unliquidated or other and whether due or to become due (including any liability for breach of contract, breach of warranty, torts, infringements, claims or lawsuits), which was material to the business, assets, results of operations or financial condition of the Company and its Subsidiaries taken as a whole. Except as set forth in the Disclosure Statement, since December 31, 1999, neither the Company nor any Company Subsidiary has incurred any liability or obligation of any kind which, in any case or in the aggregate, is material to the business, assets, results of operations or financial condition of the Company and its Subsidiaries taken as a whole, except in the ordinary course of business. The financial statements of the Company, including the notes thereto, included in or incorporated by reference into the Company Reports comply as to form in all material respects with the published rules and regulations of the SEC with respect thereto, and have been prepared in accordance with GAAP (except as may be indicated in the notes thereto). Since September 30, 1996, there has been no change in the Company's accounting methods or principles that would be required to be disclosed in the Company's financial statements in accordance with GAAP, except as described in the notes to such Company financial statements.

     4.11 ADEQUACY OF PROPERTIES.

     (a) The properties and assets owned or leased by the Company and its Subsidiaries (including, without limitation, the Real Property and Leased Premises) are suitable and adequate for the conduct of their respective businesses and operations and, except as otherwise disclosed in the Company Reports filed with the Commission prior to the date hereof, the Company and its Subsidiaries have good and marketable title to or valid leasehold or other contractual interests in such properties and assets, free and clear of all Liens other than Permitted Encumbrances.

     (b) All trade receivables and notes receivables which are reflected in the financial statements contained in the Company Reports or which arose subsequent to December 31, 1999, whether billed or unbilled, (i) arose out of bona fide, arm's-length transactions for the sale of goods or performance of services (ii) are good and collectible (or have been collected) in the ordinary course of business using normal collection practices at the aggregate recorded amounts thereof, less the amount of applicable reserves for doubtful accounts and for allowances and discounts, which reserves are adequate in accordance with GAAP, and (iii) are subject to no disputes regarding the collectability of any such trade receivables that would reasonably be expected to have a Company Material Adverse Effect.

     (c) All inventory of the Company or any of its Subsidiaries which is held for sale or resale, materials and supplies (collectively, "Inventory"), consists of items of a quantity and quality historically useable and/or saleable in the normal course of their respective businesses. Since December 31, 1999, there has not been a material change in the level of the Inventory. All Inventory is located at the Real Estate (as defined herein) or at the Leased Premises (as defined herein).

     (d) Set forth in the Disclosure Statement is a list and description of each item of real or tangible personal property owned by the Company or any of its Subsidiaries which has a net book value in excess of $10,000. The Disclosure Statement lists all properties and assets used by the Company or any of its Subsidiaries in connection with the operation of their respective businesses which are held under any lease or under any conditional sale or other title retention agreement to the extent the Company's or its Subsidiaries' remaining obligations under any such lease or agreement exceed $5,000 and such remaining obligations extend for one year or more from the date hereof.

     (e) For purposes of this Agreement, the term "Permitted Encumbrances" shall mean the following Liens with respect to the properties and assets of the Company or any of its Subsidiaries: (A) Liens for Taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on the Company's books; (B) Liens of carriers, warehousemen, mechanics, materialmen and landlords incurred in the ordinary course of business for sums

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not overdue or being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on the Company's books; (C) Liens incurred in the ordinary course of business in connection with workers' compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds; and (D) purchase money security interests or Liens on property acquired or held by the Company in the ordinary course of business to secure the purchase price of such property or to secure indebtedness incurred solely for the purpose of financing the acquisition of such property, provided that the security interests permitted under clause (D) shall not exceed $20,000 at any time outstanding and shall be listed on the Company Disclosure Statement.

     4.12 REAL ESTATE.

     (a) Neither the Company nor any of its Subsidiaries owns any real estate, or has the option to acquire any real estate, other than the premises identified in the Disclosure Statement (the "Real Estate"). The Disclosure Statement accurately sets forth the street addresses of the Real Estate. The Real Estate is not subject to any leases or tenancies. None of the improvements comprising the Real Estate or the businesses conducted or proposed to be conducted by the Company or its Subsidiaries thereon are in material violation of any use or occupancy restriction, limitation, condition or covenant of record or any zoning or building law, code, ordinance or public utility easement or any other applicable law. No material expenditures are required to be made for the repair or maintenance of any improvements on the Real Estate or for the Real Estate to be used for its intended purposes.

     (b) Neither the Company nor any of its Subsidiaries leases or licenses any real estate other than the premises identified in the Disclosure Statement as being so leased or licensed (the "Leased Premises"). The Leased Premises are leased to the Company or its Subsidiaries pursuant to written leases, true, correct and complete copies, including all amendments thereto, of which have been provided to ADS or its counsel. None of the improvements comprising the Leased Premises, or the businesses conducted by the Company or its Subsidiaries thereon, are in violation of any building line or use or occupancy restriction, limitation, condition or covenant of record or any zoning or building law, code or ordinance, public utility or other easements or other applicable law. No expenditures are required to be made for the repair or maintenance of any improvements on the Leased Premises which exceed, in the aggregate, $20,000 per year other than routine repairs and maintenance in the ordinary course of business. The Company or its Subsidiaries have valid leasehold interests in the Leased Premises, which leasehold interests are free and clear of all Liens other than Permitted Encumbrances. Neither the Company nor its Subsidiaries are in default under any material agreement relating to the Leased Premises nor is any other party thereto in default thereunder. All options in favor of the Company or its Subsidiaries to purchase any of the Leased Premises, if any, are in full force and effect.

     (c) There are no condemnation proceedings pending against the Company or, to its knowledge, threatened with respect to any portion of the Real Estate or the Leased Premises.

     (d) The buildings and other facilities located on the Real Estate and the Leased Premises are free of any patent structural or engineering defects or, to the Company's knowledge, any material latent structural or engineering defects.

     4.13 CONTRACTS.

     (a) Neither the Company nor any of its Subsidiaries is a party to or bound by, and neither they nor their properties are subject to, any contracts, agreements or arrangements required to be disclosed in a Form 10-K, Form 10-Q or Form 8-K under the Exchange Act which is not filed as an exhibit to one or more of the Company Reports filed and made publicly available prior to the date of this Agreement.

     (b) Neither the Company nor any of its Subsidiaries is a party to, or bound by, any undischarged written or oral: (i) agreement or arrangement to which the Company or its Subsidiaries is a party or by which the Company or its Subsidiaries or any of their respective assets is bound which would be required to be filed as an exhibit to the Company's Annual Report on Form 10-K for the year ended September 30, 1999; (ii) except as

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set forth in the Disclosure Statement, any agreement or arrangement obligating the Company or its Subsidiaries to pay or receive, or pursuant to which the Company or its Subsidiaries has previously paid or received, an amount in excess of $20,000 (excluding purchase and sale orders entered into by the Company or its Subsidiaries in the ordinary course of business consistent with past practices); (iii) except as set forth in the Disclosure Statement, any employment or consulting agreement or arrangement involving an amount in excess of $15,000; (iv) plan or contract or arrangement providing for bonuses, severance, options, deferred compensation, retirement payments, profit sharing, medical and dental benefits or the like covering employees of the Company, other than Plans, Welfare Plans and Employee Benefit Plans (in each case as defined herein) described in the Disclosure Statement; (v) agreement restricting in any manner the Company's right to compete with any other person or entity, the Company's right to sell to or purchase from any other person or entity, the right of any other party to compete with the Company, or the ability of such person or entity to employ any of the Company's employees; (vi) secrecy or confidentiality agreements (except for secrecy and confidentiality agreements which (A) are terminable at will at any time by the Company, (B) do not provide for any payment of consideration and (C) do not contain any "standstill" provision or similar restriction on the Company's ability to negotiate an acquisition of another entity); (vii) except as set forth in the Disclosure Statement, any distributorship, non-employee commission or marketing agent, representative or franchise agreement providing for the marketing and/or sale of the products or services of the Company or any of its Subsidiaries; (viii) agreement between the Company and any of its affiliates or other Related Parties (as herein defined) (excluding any such agreement disclosed in the Company Form 10-K); (ix) any guaranty, performance, bid or completion bond, or surety or indemnification agreement (excluding (A) any such item between the Company and its Subsidiaries; (B) any indemnification agreement entered into in the Company's and/or its Subsidiaries' ordinary course of business with a customer of the Company (such ordinary course of business policy is set forth in all material respects in the general performance agreements attached to the Disclosure Statement) and (C) any indemnification obligation the Company has with respect to its officers, directors, employees and/or other Persons under its Certificate of Incorporation or Bylaws and the applicable provisions of the DGCL unless set forth in the form of an agreement, then only to the extent set forth in the Disclosure Statement; (x) requirements contract; (xi) except as set forth in the Disclosure Statement, loan or credit agreement, pledge agreement, note, security agreement, mortgage, debenture, indenture, factoring agreement or letter of credit relating to borrowed money; (xii) except as set forth in the Disclosure Statement, agreements with respect to compliance with Environmental Laws (as defined herein); (xiii) any agreement relating to the ownership or control of any interest in a partnership, corporation, limited liability company, joint venture or other entity or similar arrangement other than as otherwise disclosed herein; (xiv) except as set forth in the Disclosure Statement, any contract or agreement containing change of control provisions; or
(xv) any other agreement not entered into in the ordinary course of business. Neither the Company nor any of its Subsidiaries are currently negotiating (and have not entered into preliminary discussions with respect to) any transaction involving an aggregate payment by the Company or its Subsidiaries and/or receipts to the Company or its Subsidiaries in excess of $50,000 excluding purchase and sale orders entered into by the Company or its Subsidiaries in the ordinary course of business consistent with past practices.

     (c) All agreements, leases, subleases and other instruments referred to in this Section 4.13, are, pursuant to their terms, in full force and binding upon the Company or its Subsidiaries, and the other parties thereto, assuming the valid execution thereof by such other parties, except in each case to the extent such failure would not cause a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries is and none of the other parties thereto are in default of a material provision under any such agreement, lease, sublease or other instrument. Neither the Company nor any of its Subsidiaries has been notified in writing that the Company is in default under any such lease agreement, sublease or other instrument, and no event has occurred, and it is not aware of the existence of a condition which, with the lapse of time, the giving of notice, or both, or the happening of any further event or condition, would become a default of a material provision under any such agreement, lease, sublease or other instrument by the Company or its Subsidiaries, or the other contracting party. Neither the Company nor any of its Subsidiaries has released or waived any right under any such agreement, lease, sublease or other instrument other than in the ordinary course of business consistent with past practices.

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     (d) Other than the Company Stock Option Plans, immediately after the
Closing, except as contemplated by this Agreement, neither the Company nor any of its Subsidiaries will be bound by the terms of any stock option agreement, registration rights agreement, stockholders agreement, management agreement, consulting agreement or any other agreement relating to the equity or management of the Company or its Subsidiaries.

     4.14 INTELLECTUAL PROPERTY.

     (a) The Disclosure Statement sets forth, for the Intellectual Property (as defined herein) owned by the Company or its Subsidiaries, a complete and accurate list of all United States and foreign patent, copyright, trademark, service mark, trade dress, domain name and other registrations and applications, indicating for each the applicable jurisdiction, registration number (or application number), and date issued or filed, and all material unregistered Intellectual Property.

     (b) All registered Intellectual Property of the Company and its Subsidiaries is currently in compliance in all material respects with all legal requirements (including timely filings, proofs and payments of fees), is valid and enforceable, and is not subject to any filings, fees or other actions falling due within 90 days after the Effective Time. Except as set forth in the Disclosure Statement, no registered Intellectual Property of the Company or its Subsidiaries has been or is now involved in any cancellation, dispute or litigation, and, to the knowledge of the Company, no such action is threatened. Except as set forth in the Disclosure Statement, no patent of the Company or its Subsidiaries has been or is now involved in any interference, reissue, re-examination or opposition proceeding.

     (c) The Disclosure Statement sets forth a complete and accurate list of all licenses, sublicenses, consent, royalty or other agreements concerning Intellectual Property to which the Company or any Subsidiary is a party or by which any of their assets are bound (other than generally commercially available, non-custom, off-the-shelf software application programs having a retail acquisition price of less than $10,000 per license) (collectively, "License Agreements"). All of the Company's License Agreements are valid and binding obligations of Company or its Subsidiaries that are parties thereto, enforceable in accordance with their terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights generally, and there exists no event or condition which will result in a material violation or breach of, or constitute (with or without due notice or lapse of time or both) a default by the Company or any of its Subsidiaries under any such License Agreement.

     (d) The Company and its Subsidiaries own or have the valid right to use all of the Intellectual Property necessary for the conduct of the Company's and each of its Subsidiaries' business substantially as currently conducted or contemplated to be conducted and for the ownership, maintenance and operation of the Company's and its Subsidiaries' properties and assets. No royalties, honoraria or other fees are payable by the Company or its Subsidiaries to any third parties for the use of or right to use any Intellectual Property, except as set forth in the Disclosure Statement.

     (e) All Intellectual Property owned by the Company and its Subsidiaries is described in the Disclosure Statement. The Company and its Subsidiaries exclusively own, free and clear of all Liens or obligations to license all such owned Intellectual Property, and the Company and its Subsidiaries have executed all necessary agreements and performed all necessary due diligence to make the foregoing statement. The Company and its Subsidiaries have a valid, enforceable and, subject to obtaining required consents set forth in the Disclosure Statement, transferable right to use all their licensed Intellectual Property. Except as disclosed in the Disclosure Statement, the Company and its Subsidiaries have the right to use all of their owned and licensed Intellectual Property in all jurisdictions in which they conduct or propose to conduct their businesses.

     (f) The Company and each of its Subsidiaries have taken all reasonable steps to maintain, police and protect the Intellectual Property which it owns, including the proper policing activities and the execution of appropriate confidentiality agreements and intellectual property and work product assignments and releases. Except as disclosed in the Disclosure Statement, (i) the conduct of the Company's and its Subsidiaries' businesses as currently conducted or planned to be conducted does not infringe or otherwise impair or conflict

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with ("Infringe") any Intellectual Property rights of any third party, and the
Intellectual Property rights of the Company and its Subsidiaries are not being Infringed by any third party; and (ii) there is no litigation or order pending or outstanding, to the knowledge of the Company, threatened or imminent, that seeks to limit or challenge or that concerns the ownership, use, validity or enforceability of any Intellectual Property of the Company and its Subsidiaries and the Company's and its Subsidiaries' use of any Intellectual Property owned by a third party, and, to the knowledge of the Company, there is no valid basis for the same.

     (g) Except as set forth in the Disclosure Statement, the consummation of the transactions contemplated hereby will not result in the alteration, loss or impairment of the validity, enforceability of the Company's or any of its Subsidiaries' right to own or use any of the Intellectual Property, nor will such transactions require the approval of any Governmental Authority or third party in respect of any Intellectual Property.

     (h) The Disclosure Statement lists all software (i) (other than generally commercially available, non-custom, off-the-shelf software application programs having a retail acquisition price of less than $10,000 per license) which are owned, licensed to or by the Company or any of its Subsidiaries, leased to or by the Company or any of its Subsidiaries, or otherwise used by the Company or any of its Subsidiaries, and identifies which software is owned, licensed, leased or otherwise used, as the case may be; and (ii) which are sold, licensed, leased or otherwise distributed by the Company or any of its Subsidiaries to any third party, and identifies which Software is sold, licensed, leased, or otherwise distributed, as the case may be. All software owned by the Company or any of its Subsidiaries, and all software licensed from third parties by the Company or any of its Subsidiaries, (i) is free from any material defect, bug, virus, or programming, design or documentation error; (ii) operates and runs in a reasonable and efficient business manner; and (iii) conforms in all material respects to the specifications and purposes thereof. The Company and its Subsidiaries have taken all reasonable steps to protect the Company's and its Subsidiaries' rights in their confidential information and trade secrets. Except as disclosed in the Disclosure Statement, each employee, consultant and contractor who has had access to proprietary Intellectual Property has executed an agreement to maintain the confidentiality of such Intellectual Property has executed appropriate agreements that are substantially consistent with the Company's standard forms thereof (true and complete copies of which have been delivered to ADS). Except under confidentiality obligations, there has been no material disclosure of any of the Company's or its Subsidiaries' confidential information or trade secrets to any third party.

     (i) "Intellectual Property" means all United States and foreign intellectual property, including all worldwide trademarks, service marks, trade names, URLs and Internet domain names, designs, slogans, logos, and trade dress, together with all goodwill related to the foregoing; patents, copyrights, computer software, technology, trade secrets and other confidential information, customer lists, know-how, processes, formulae, algorithms, models, user interfaces, inventions, advertising and promotional materials, and all registrations, applications, recordings, renewals, continuations, continuations-in-part, divisions, reissues, reexaminations, foreign counterparts, and other legal protections and rights related to the foregoing.

     4.15 YEAR 2000 COMPLIANCE AND SECURITY.

     (a) The Company's and its Subsidiaries' products, software, services, servers, systems and other computer and telecom assets and equipment ("Systems"), when used in accordance with their associated documentation will at all times (i) record, store, process, calculate and present calendar dates falling before, on and after (and if applicable, spans of time including) January 1, 2000; and (ii) create, calculate, recognize, accept, display, store, retrieve, access, compare, sort, manipulate, or process any information dependent on or relating to dates on or after January 1, 2000 or otherwise provide use of dates or date-dependent or date-related data, including, but not limited to, century recognition, day-of-the week recognition, leap years, date values and interfaces of date functionalities, without loss of accuracy, functionality, data integrity and performance; and (iii) respond to two-digit input in a way that resolves ambiguity as to century in a disclosed, defined and pre-determined manner (the foregoing ability, "Year 2000 Compliant"). All of the Company's and all of its Subsidiaries' Systems which are material to the operation of the business of the Company and its Subsidiaries are Year 2000 Compliant.

     (b) The Company and its Subsidiaries have taken and take all reasonable actions to maintain, protect and police the integrity and security of their Systems, including the protection and policing against all

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unauthorized use of, access to, or "hacking" into the Systems, or the introduction into the Systems of viruses or other unauthorized, damaging or corrupting elements.

     4.16 DISTRIBUTORS AND CUSTOMERS. Listed in the Disclosure Statement are the names of all of the current distributors of the products and services of the Company and its Subsidiaries, their annual sales of such products and services for the fiscal year ended September 30, 1999 and any exclusivity provisions. Listed in the Disclosure Statement are the names of the ten largest customers (by sales revenue) of the products of the Company and its Subsidiaries, their annual sales of such products for the fiscal year ended September 30, 1999 and any exclusivity provisions. The Company has previously furnished to ADS all copies of all written agreements between the Company or any of its Subsidiaries and any such distributors and customers. Except as disclosed on the Disclosure Statement, neither the Company nor any of its Subsidiaries has received any written notice that any such distributor or customer has ceased or will cease being a distributor or customer, respectively, for the Company or any of its Subsidiaries, or has substantially reduced, or will substantially reduce, its volume of sales or purchases of products or services of the Company or its Subsidiaries.

     4.17 INSURANCE. The Company has delivered to ADS prior to the date of this Agreement copies of all insurance policies which are owned by the Company or its Subsidiaries or which name the Company or any of its Subsidiaries as an insured (or loss payee), including without limitation those which pertain to the Company's or its Subsidiaries' assets, employees or operations. All such insurance policies are in full force and effect, and are valid and enforceable, and all premiums due thereunder have been paid and cover against the risks of the nature normally insured against by entities in the same or similar lines of business in coverage amounts typically and reasonable carried by such entities. Neither the Company nor any of its Subsidiaries have received written notice of cancellation of any such insurance policies.

     4.18 LITIGATION. Except as set forth in the Company Reports filed with the SEC prior to the date hereof or as set forth in the Disclosure Statement, (i) there is no litigation or proceeding, including, without limitation, any arbitration proceeding, in law or in equity, and there are no proceedings or governmental investigations before any commission or other administrative authority, pending or, to the Company's knowledge, threatened against the Company or any of its Subsidiaries, which, if adversely determined, is reasonably likely to have, either individually or in the aggregate, a Company Material Adverse Effect; (ii) there is no judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator applicable to the Company or any of its Subsidiaries having, or which is reasonably likely to have, either individually or in the aggregate, a Company Material Adverse Effect; and (iii) there is no action, suit, proceeding or investigation pending or, to the Company's knowledge, threatened against the Company, which seeks to restrain, enjoin or delay the consummation of the Merger or any of the other transactions contemplated hereby or which seeks damages in connection therewith, and no injunction of any type referred to in Section 6.1(c) has been entered or issued.

     4.19 WARRANTIES. Except as set forth in the Disclosure Statement, neither the Company nor any of its Subsidiaries has made any oral or written warranties with respect to the quality or absence of defects of its products or services which they have sold or performed which are in force as of the date hereof. There are no claims pending or to the Company's knowledge, threatened against the Company or any of its Subsidiaries with respect to the quality of or absence of defects in such products or services nor are there any facts known to the Company relating to the quality of or absence of defects in such products or services which, if known by a potential claimant or governmental authority, would reasonably give rise to a claim or proceeding. The Company's warranty policy is generally described in the Disclosure Statement. The Company has no knowledge of or reason to believe that the percentage of warranty claims for products sold or services rendered by the Company and its Subsidiaries prior to the Closing Date will exceed historical levels.

     4.20 PRODUCTS LIABILITY. Neither the Company nor any of its Subsidiaries has received any written notice relating to, nor does the Company have knowledge of any facts or circumstances which could give rise to, any claim involving any product manufactured, serviced, produced, distributed or sold by or on behalf of the Company or its Subsidiaries resulting from an alleged defect in design, manufacture, materials or workmanship, or any alleged failure to warn, or from any breach of implied warranties or representations, any

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of which would have a Company Material Adverse Effect, other than notices or claims that have been settled or resolved by the Company or its Subsidiaries prior to the date of this Agreement.

     4.21 TAXES.

     (a) There have been properly completed and filed on a timely basis and in correct form all Returns required to be filed by the Company and/or any of its Subsidiaries on or before the date hereof and will be properly completed and filed on a timely basis and in correct form all Returns required to be filed by Company and/or any of its Subsidiaries with respect to any period ending with or before, or including the period prior to, the Effective Time. The foregoing Returns are, or will be, correct and complete in all material respects. Except as set forth in the Disclosure Statement, an extension of time within which to file any Return which has not been filed has not been requested or granted.

     (b) With respect to all amounts in respect of Taxes imposed upon the Company or any of its Subsidiaries, or for which the Company or any of its Subsidiaries is or could be liable, whether to taxing authorities (as, for example, under law) or to other persons or entities (as, for example, under tax allocation agreements), with respect to all taxable periods or portions of periods ending on or before the Effective Time, (i) all applicable tax laws and agreements have been, or will be, complied with in all material respects, and
(ii) all amounts required to be paid and reported by the Company or its Subsidiaries, to taxing authorities or others, on or before the Effective Time, have been, or will be, paid and any Taxes accrued but not due and payable as of the Effective Time have been accrued or otherwise reserved for in financial statements contained in the most recent Company Report or will be reserved for in the financial statements to be prepared with respect to the period beginning after the period covered by the most recent Company Report and ending with or before, or including the period prior to, the Effective Time. No Taxes have been (or will prior to the Closing Date be) recorded by the Company or any of its Subsidiaries other than in the ordinary course of business. There are no Liens filed against any asset of the Company or any of its Subsidiaries resulting from the failure to pay any Tax when due.

     (c) No material issues have been raised (and are currently pending) by any taxing authority in connection with any of the Returns. No waivers of statutes of limitation with respect to the Returns have been given by the Company or any of its Subsidiaries (or with respect to any Return which a taxing authority has asserted should have been filed by the Company or any of its Subsidiaries) which waivers are still in effect. The Disclosure Statement sets forth, for the past seven years, the years for which examinations or audits of Minnesota or Delaware state taxes and federal income tax returns have been completed, those years for which examinations or audits are presently being conducted, and those years for which such returns will be required but are not yet due to be filed and have not yet been filed. All deficiencies asserted or assessments made as a result of any examinations have been fully paid, or are fully reflected as a liability in the financial statements contained in the Company Report, or are being contested and an adequate reserve therefor has been established and is fully reflected as a liability in the financial statements contained in the most recent Company Report. Neither the Company nor any of its Subsidiaries has entered into any closing agreement with the Internal Revenue Service under Section 7121 of the Code or with any state taxing authority under a similar state tax law provision. No consent under Section 341(f) of the Code has been filed with respect to the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has agreed to, or is required to make, any adjustment under Section 481(a) of the Code.

     (d) The unpaid Taxes of the Company or any of its Subsidiaries do not materially exceed the reserve for tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and tax income) set forth or included in the financial statements included in the most recent Company Report, as adjusted for the passage of time through the Closing. The Company and its Subsidiaries will not be liable for any material amount of penalties or interest with respect to Taxes reported or required to have been reported on any Returns which have been filed or were required to have been filed through the Closing.

     (e) Neither the Company nor any of its Subsidiaries is or at any time has been a party to or bound by (nor will the Company or any of its Subsidiaries become a party to or bound by) any tax indemnity, tax sharing or tax allocation agreement.

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     (f) All material elections with respect to Taxes affecting the Company or any of its Subsidiaries that are currently effective as of the date hereof that are not reflected in the Company's Returns are set forth in the Disclosure Statement.

     (g) There are no challenges on appeals pending regarding the amount of Taxes on, or the addressed valuation of, the Real Estate or, to the Company's knowledge, the Leased Premises, and no special arrangements or agreements exist with any governmental authority with respect thereto (provided, that the representations and warranties contained in this Section 4.21(h) shall not be deemed to be breached by any prospective general increase in real estate taxes.)

     (h) There is no assessment for Taxes (in addition to the normal, annual general real estate tax assessment) pending against the Company or, to the Company's knowledge, threatened with respect to any portion of the Real Estate, or to the extent the Company or its Subsidiaries is liable for payment of the Leased Premises.

     4.22 ERISA.

     (a) The Disclosure Statement contains a list and brief description of all "employee pension benefit plans" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (sometimes referred to herein as "Pension Plans"), "employee welfare benefit plans" (as defined in Section 3(1) of ERISA and referred to herein as a "Welfare Plan") and all other Benefit Plans (defined herein as any Pension Plan, Welfare Plan and any other plan, fund, program, arrangement or agreement to provide employees, leased employees, directors, independent contractors, officers or agents of any Commonly Controlled Entity (as defined herein) with medical, health, life, bonus, stock (option, ownership or purchase), deferred compensation, severance, salary continuation, vacation, sick leave, fringe, incentive insurance or other benefits) sponsored, maintained, or contributed to, or required to be contributed to, by the Company or any of its Subsidiaries or any other Person that, together with the Company at any time during the last six years, is or was treated as a single employer under Section 414(b), (c), (m) or (o) of the Code (the Company and each such other Person, a "Commonly Controlled Entity"). The Company has delivered or made available to ADS true, complete and correct copies of (i) each Benefit Plan (or, in the case of any unwritten Benefit Plans, descriptions thereof); (ii) the most recent annual report on Form 5500 filed with the Internal Revenue Service with respect to each Benefit Plan (if any such report was required); (iii) the most recent summary plan description for each Benefit Plan for which such summary plan description is required; (iv) each trust agreement and group annuity contract relating to any Benefit Plan; and (v) a list of all assets and liabilities of, allocated to or accounted for separately with respect to every Benefit Plan (including insurance contracts associated with every Benefit Plan regardless of whether any current cash value exists). Each Benefit Plan has been established, funded, maintained and administered in all material respects in accordance with its terms and is in compliance with the applicable provisions of ERISA, the Code, all other applicable laws and all applicable collective bargaining agreements except where the failure to comply would not be reasonably expected to result in a Company Material Adverse Effect.

     (b) All Pension Plans have been the subject of favorable and up-to-date (through any applicable remedial amendment period) determination letters from the Internal Revenue Service, or a timely application therefor has been or will be filed, to the effect that such Pension Plans are qualified and exempt from federal income taxes under Section 401(a) and 501(a), respectively, of the Code, and no such determination letter has been revoked nor has any such Pension Plan been amended since the date of its most recent determination letter or application therefor in any respect that would adversely affect its qualification or increase its costs.

     (c) Except as provided in the Disclosure Statement, neither the Company, nor any of its Subsidiaries, nor any Commonly Controlled Entity has adopted or been obligated to contribute to any "defined benefit pension plan" as defined in
Section 3(35) of ERISA subject to Title IV of ERISA in the five years preceding the date hereof.

     (d) Neither the Company, nor any of its Subsidiaries, nor any Commonly Controlled Entity has been required at any time within the five calendar years preceding the date hereof or is required currently to contribute to any "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA ) or has withdrawn

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

from any multiemployer plan where such withdrawal has either: (i) resulted or would result in any "withdrawal liability" (within the meaning of Section 4201 of ERISA) that has not been fully paid; or (ii) engaged in a transaction that might have resulted in withdrawal liability but for the application of Section 4204 of ERISA.

     (e) With respect to any Welfare Plan, (i) no such Welfare Plan is funded through a "welfare benefits fund", as such term is defined in Section 419(e) of the Code, (ii) no such Welfare Plan is self-insured, and (iii) each such Welfare Plan that is a "group health plan", as such term is defined in Section 5000(b)(1) of the Code, complies with the applicable requirements of Section 4980B(f) of the Code and the Health Insurance Portability and Accountability Act of 1996.

     (f) Neither the Company, nor any of its Subsidiaries, nor any Commonly Controlled Entity nor any Person acting on behalf of the Company, its Subsidiaries or any Commonly Controlled Entity has, in contemplation of any corporate transaction involving ADS, issued any written communication to, or otherwise made or entered into any legally binding commitment with, any employees of the Company, any of its Subsidiaries or of any Commonly Controlled Entity to the effect that, following the date hereof, (i) any benefits or compensation provided to such employees under existing Benefit Plans or under any other plan or arrangement will be enhanced, (ii) any new plans or arrangements providing benefits or compensation will be adopted, (iii) any Benefit Plans will be continued for any period of time or cannot be amended or terminated at any time or for any reason, or (iv) any plans or arrangements provided by ADS will be made available to such employees.

     (g) Neither the Company, nor any of its Subsidiaries, nor any Commonly Controlled Entity has ever promised or been obligated to provide former employees with coverage or benefits under Benefit Plans, other than as required by Section 4980B of the Code.

     (h) All contributions or premiums owed by the Company, any of its Subsidiaries and Commonly Controlled Entities with respect to Benefit Plans under law, contract or otherwise have been made in full and on a timely basis and the Company, its Subsidiaries and Commonly Controlled Entities are not obligated to contribute with respect to any Benefit Plan that involves a retroactive contribution, assessment or funding waiver arrangement. All administrative costs attributable to Benefit Plans have been paid when due.

     (i) No Pension Plan or Welfare Plan or any "fiduciary" or
"party-in-interest" (as such terms are respectively defined by Sections 3(21) and 3(14) of ERISA) thereto has engaged in a transaction prohibited by Section 406 of ERISA or 4975 of the Code for which a valid exception is not available.

     (j) There are no pending or threatened likely claims, proceedings, disputes, lawsuits, arbitrations or audits asserted or instituted against any Benefit Plan, any fiduciary (as defined by Section 3(21) of ERISA) thereto, the Company, any of its Subsidiaries, any Commonly Controlled Entity or any employee or administrator thereof in connection with the existence, operation or administration of a Benefit Plan, other than routine claims for benefits.

     (k) Nothing in this Agreement or the transactions contemplated hereunder will: (i) cause the termination or repricing of any insurance contract to which the Company, any of its Subsidiaries or a Commonly Controlled Entity or Benefit Plan is a party to the purposes of providing employee benefits; (ii) except as described in the Disclosure Statement, trigger a right of any employee of the Company, any of its Subsidiaries, or any Commonly Controlled Entity to accelerate, accrue or receive any additional benefits, severance, deferred compensation or retirement benefits; or (iii) cause any early withdrawal or premature termination penalty with respect to any asset held in connection with any Benefit Plan.

     (l) Neither the Company, nor any of its Subsidiaries, nor any Commonly Controlled Entity maintains any unfunded plan of deferred compensation or post-retirement benefits.

     4.23 LABOR MATTERS. Except for events that occur after the date hereof which are disclosed in writing by the Company to ADS, (a) there is no labor strike, dispute, slowdown, work stoppage or lockout pending or, to the Company's knowledge, threatened against the Company or any of its Subsidiaries, and, during the past three years, there has not been any such action; (b) except as set forth in the Disclosure Statement, there are

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

no union claims to represent the employees of the Company or any of its Subsidiaries, (c) except as set forth in the Disclosure Statement, neither the Company nor any of its Subsidiaries is a party to or bound by any collective bargaining or similar agreement with any labor organization, or work rules or practices agreed to with any labor organization or employee association applicable to employees of the Company or any of its Subsidiaries; (d) except as set forth in the Disclosure Statement, none of the employees of the Company or any of its Subsidiaries are represented by any labor organization, and the Company does not have any knowledge of any current union organizing activities among the employees of the Company or any of its Subsidiaries, nor does any question concerning representation exist with respect to such employees; (e) neither the Company nor any of its Subsidiaries is delinquent in payments to any of its employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed by them to the date of this Agreement or amounts required to be reimbursed to such employees; (f) except as set forth in the Disclosure Statement, upon termination of the employment of any of the employees of the Company or any of its Subsidiaries after the Closing, neither the Company nor any of its Subsidiaries will be liable to any of its employees for severance pay, except as otherwise required by federal law; (g) except as set forth in the Disclosure Statement, the employment of each of the Company's or its Subsidiaries' employees is terminable at will without cost to the Company or any of its Subsidiaries except for payments disclosed on the Disclosure Statement or required under the Plans, Welfare Plans and Employee Benefit Plans and payment of accrued salaries or wages and vacation pay; (h) the Disclosure Statement contains a true and complete list of all employees who are employed by the Company or any of its Subsidiaries as of March 31, 2000, and said list correctly reflects their salaries, wages and other compensation (other than benefits under the Plans, Welfare Plans and Employee Benefit Plans).

     4.24 ENVIRONMENTAL MATTERS.

     (a) The Company has obtained all licenses, Permits and other authorizations under Environmental Laws (as hereafter defined) required for the conduct and operation of its business and is in compliance with the terms and conditions contained therein and is in compliance with other provisions of applicable Environmental Laws, except where the failure to obtain such licenses, Permits and other authorizations or the non-compliance with the terms and conditions contained therein or the non-compliance with other provisions of applicable Environmental Laws would not individually or in the aggregate create a Company Material Adverse Effect.

     (b) To the Company's knowledge, there is no condition on any property currently or formerly owned or leased by the Company that would create liability for the Company under Environmental Laws, except for liability that would not singly or in the aggregate create a Company Material Adverse Effect.

     (c) To the Company's knowledge, there is no condition on any other property owned by any third party that would create liability for the Company under Environmental Laws, except for liability that would not singly or in the aggregate create a Company Material Adverse Effect.

     (d) There are no non-compliance orders or notices of violation (collectively "Notices"), claims, suits, actions, judgments, penalties, fines, or administrative or judicial investigations or proceedings (collectively "Proceedings") pending or, to the Company's knowledge, threatened against or involving the Company or its business, operations, properties or assets, issued by any Governmental Authority with respect to any Environmental Laws or licenses issued to the Company thereunder in connection with, related to or arising out of the ownership by the Company of its properties or assets or the operation of its business, which have not been resolved in a manner that would not impose any obligation, burden or continuing liability on ADS or the Company in the event that the transactions contemplated by this Agreement are consummated, or which could have a Material Adverse Effect on the Company.

     (e) The Company does not use, nor has it used, any Aboveground Storage Tanks (as defined in clause (g) below) or Underground Storage Tanks (as defined in clause (g) below), and there are not now any Underground Storage Tanks beneath any real property currently owned or leased by the Company that are required to be registered under applicable Environmental Laws.

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

     (f) The Disclosure Statement identifies (i) all environmental audits, assessments or occupational health studies undertaken by the Company or its agents or undertaken by any Governmental Authority and known to the Company, relating to the Company or any real property currently or previously owned or leased by the Company; (ii) the results of any ground, water or soil monitoring undertaken by the Company or undertaken by any Governmental Authority and known to the Company relating to the Company or any real property currently or previously owned or leased by the Company; and (iii) all written communications between the Company and any Governmental Authority arising under or related to Environmental Laws.

     (g) For purposes of this Section 4.24, the following terms shall have the meanings ascribed to them below:

          "Aboveground Storage Tank" shall have the meaning ascribed to such term in Section 6901 ET SEQ., as amended, of RCRA (as defined in this clause (g)), or any applicable state or local statute, law, ordinance, code, rule, regulation, order ruling, or decree governing Aboveground Storage Tanks.

          "Company" means the Company and its Subsidiaries.

          "Environmental Laws" means all federal, state, regional or local statutes, laws, rules, regulations, codes, orders, plans, injunctions, decrees, rulings, and changes or ordinances or judicial or administrative interpretations thereof, or similar laws of foreign jurisdictions where the Company conducts business, currently in existence any of which govern or relate to pollution, protection of the environment, public health and safety, air emissions, water discharges, hazardous or toxic substances, solid or hazardous waste or occupational health and safety, as any of these terms are or may be defined in such statutes, laws, rules, regulations, codes, orders, plans, injunctions, decrees, rulings and changes or ordinances, or judicial or administrative interpretations thereof, including, without limitation: the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendment and Reauthorization Act of 1986, 42 U.S.C. ss.9601, ET SEQ. (collectively "CERCLA"); the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and subsequent Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. ss.6901 ET SEQ. (collectively "RCRA"); the Hazardous Materials Transportation Act, as amended, 49 U.S.C. ss.1801, ET SEQ.; the Clean Water Act, as amended, 33 U.S.C. ss.1311, ET SEQ.; the Clean Air Act, as amended (42 U.S.C. ss.7401-7642); the Toxic Substances Control Act, as amended, 15 U.S.C. ss.2601 ET SEQ.; the Federal Insecticide, Fungicide, and Rodenticide Act as amended, 7 U.S.C. ss.136-136y ("FIFRA"); the Emergency Planning and Community Right-to-Know Act of 1986 as amended, 42 U.S.C. ss.11001, ET SEQ. (Title III of SARA) ("EPCRA"); the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. ss.651, ET SEQ. ("OSHA"); Chapters 115, 168, and 514, Minnesota Statutes; and Minnesota common law.

          "Underground Storage Tank" shall have the meaning ascribed to such term in Section 6901 ET SEQ., as amended, of RCRA, or any applicable state or local statute, law, ordinance, code, rule, regulation, order ruling, or decree governing Underground Storage Tanks.

     4.25 INTERIM CONDUCT OF BUSINESS. Except as otherwise contemplated by this Agreement, since December 31, 1999 neither the Company nor any of its Subsidiaries has:

          (a) sold, assigned, leased, exchanged, transferred or otherwise disposed of any portion of its assets or property, except for sales of Inventory and cash applied in the payment of the Company's or its Subsidiaries' liabilities in the usual and ordinary course of business in accordance with the Company's or its Subsidiaries' past practices;

          (b) written off any asset outside the ordinary course of business which has a net book value which exceeds $25,000 in the aggregate in value, or written off any amounts in the ordinary course of business in excess of reserves which have been established for such purpose, which reserves are adequate in accordance with GAAP applied on a consistent basis;

          (c) suffered any casualty, damage, destruction or loss, or interruption in use, of any asset, property or portion of Inventory (whether or not covered by insurance), on account of fire, flood, riot, strike or other hazard or Act of God;

          (d) waived any right arising out of any agreement other than in the ordinary course of business;

          (e) made (or committed to make) capital expenditures in an amount which exceeds $100,000 for any item or $225,000 in the aggregate;

          (f) made any change in accounting methods or principles which are required to be disclosed in the Company's financial statements in accordance with GAAP;

          (g) borrowed any money or issued any bonds, debentures, notes or other corporate securities (other than equity securities), including without limitation, those evidencing borrowed money;

          (h) except as described in the Disclosure Statement, entered into any transaction with, or made any payment to, or incurred any liability to, any Related Party (as defined herein) (except for payment of salary and other customary expense reimbursements made in the ordinary course of business to Related Parties who are employees of the Company or its Subsidiaries);

          (i) increased the compensation payable to any employee, except for normal pay increases in the ordinary course of business consistent with past practices;

          (j) made any payments or distributions to its employees, officers or directors except such amounts as constitute currently effective compensation for services rendered, or reimbursement for reasonable ordinary and necessary out-of-pocket business expenses;

          (k) paid or incurred any management or consulting fees, or engaged any consultants, except in the ordinary course of business;

          (l) hired any employee who has an annual salary in excess of $75,000;

          (m) terminated any employee having an annual salary or wages in excess of $50,000;

          (n) adopted any new Plan, Welfare Plan or Employee Benefit Plan;

          (o) issued or sold any securities of any class, except for the exercise of options to purchase Company Common Stock under the Company Option Plans;

          (p) paid, declared or set aside any dividend or other distribution on its securities of any class, or purchased, exchanged or redeemed any of its securities of any class; or

          (q) without limitation by the enumeration of any of the foregoing, entered into any transaction other than in the usual and ordinary course of business in accordance with past practices.

Notwithstanding the foregoing, the Company shall not be deemed to have breached the terms of this Section 4.25 by entering into this Agreement or by consummating the transactions contemplated hereby.

     4.26 AFFILIATED TRANSACTIONS. Except as disclosed in any Company Report filed with the SEC prior to the date of this Agreement and the Disclosure Statement, since December 31, 1999, neither the Company nor any of its Subsidiaries has been a party to any transactions (other than employee compensation and other ordinary incidents of employment) with a "Related Party." For purposes of this Agreement, the term "Related Party" shall mean: any present officer or director, 10% stockholder (including any officers or directors thereof) or present affiliate of the Company or any of its Subsidiaries, any present or former known spouse of any of the aforementioned persons or any trust or other similar entity for the benefit of any of the foregoing Persons. Prior to the Closing, all amounts due and owing to or from the Company or its Subsidiaries by or to any of the Related Parties (excluding employee compensation and other incidents of employment) shall be paid in full.

     4.27 MATERIAL ADVERSE CHANGE. Since December 31, 1999 to the date of this Agreement, there has not been any material adverse change in the business, operations, assets, liabilities, financial condition or prospects of the Company or its Subsidiaries, taken as a whole; provided, that no material adverse change will be deemed to occur solely as a result of fluctuations in the trading price of Company Common Stock.

     4.28 INAPPROPRIATE PAYMENTS. Neither the Company, its Subsidiaries nor any of their respective officers, directors, principal stockholders, employees, agents or representatives has made, directly or indirectly, with respect to the Company, its Subsidiaries or their respective business activities, any bribes or kickbacks, illegal political contributions, payments from corporate funds not recorded on the books and records of the Company or its Subsidiaries, payments from corporate funds to governmental officials, in their individual capacities, for the purpose of affecting their action or the action of the government they represent, to obtain favorable treatment in securing business or licenses or to obtain special concessions, or illegal payments from corporate funds to obtain or retain business.

     4.29 ABSENCE OF INDEMNIFIABLE CLAIMS, ETC. There are no pending claims and no facts known to the Company that would reasonably entitle any director, officer or employee of the Company or its Subsidiaries to indemnification by the Company or its Subsidiaries under applicable law, the Articles or Certificate of Incorporation or By-laws (or equivalent organizational documents) of the Company or its Subsidiaries or any insurance policy maintained by the Company or its Subsidiaries.

     4.30 NO UNDISCLOSED LIABILITIES. There are no material liabilities or obligations of any nature (whether accrued, absolute or contingent) of the Company or its Subsidiaries other than (i) liabilities disclosed or provided for in the most recent financial statements contained in the Company Reports; (ii) liabilities which, individually or in the aggregate, are not material to the Company or its Subsidiaries, taken as a whole; (iii) liabilities under this Agreement (or contemplated hereby) or disclosed in the Disclosure Statement; and
(iv) liabilities incurred since December 31, 1999 in the ordinary course of business and consistent with past practices.

     4.31 NO BROKERS. Except as set forth in the Disclosure Statement, Neither the Company nor any of its Subsidiaries has entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of the Company or ADS, Merger Sub or their respective Subsidiaries to pay any finder's fee, brokerage or agent's commissions or other like payments in connection with negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

     4.32 TAX REORGANIZATION. Neither the Company nor any of its Subsidiaries has taken or failed to take any action which would prevent the Merger from constituting a reorganization within the meaning of Section 368(a) of the Code.

     4.33 OPINION OF FINANCIAL ADVISOR. The Company has received the opinion of Roth Capital Partners to the effect that, as of the date of such opinion, the Merger Consideration to be received by the stockholders of the Company pursuant to the Merger is fair to such stockholders from a financial point of view.

     4.34 INFORMATION SUPPLIED. None of the information supplied or to be supplied by the Company or any of its affiliates, directors, officers, employees, agents or representatives in writing specifically for inclusion or incorporation by reference in, and which is included or incorporated by reference in, (i) the Form S-4 (as defined in Section 5.7 of this Agreement) or any amendment or supplement thereto; (ii) the Company Proxy Statement; (iii) the ADS Proxy Statement; or (iv) any other documents filed or to be filed by the Company with the SEC or any other Governmental Authority in connection with the transactions contemplated hereby, will, at the respective times such documents are filed, and, in the case of the Form S-4 or any amendment or supplement thereto, when the same becomes effective, at the date of the Company Stockholder Meeting and at the Effective Time, and, in the case of the Company Proxy Statement or any amendment or supplement thereto, at the time of mailing of the Company Proxy Statement to Company's stockholders or at the time of the Company Stockholder Meeting or any other meeting of the Company's stockholders to be held in connection with the Merger, and, in the case of the ADS Proxy Statement or any amendment or supplement thereto, at the time of the ADS Stockholder Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Company Stockholder Meeting.

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

The Form S-4 (to the extent that the Company Proxy Statement constitutes the prospectus thereunder) and the Company Proxy Statement will comply as to form in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the respective rules and regulations under any such Act.

     4.35 NO EXISTING DISCUSSIONS. As of the date hereof, the Company is not engaged, directly or indirectly, in any negotiations or discussions with any other party with respect to an Alternative Proposal (as hereinafter defined).

     4.36 TAKEOVER STATUTES. The Board of Directors of the Company has approved this Agreement and the Company Voting Agreement, and such Company approvals are sufficient to render inapplicable to this Agreement, the Company Voting Agreement and the transactions contemplated hereby and thereby the provisions of
Section 203 of the DGCL. No other "fair price," "moratorium," or "control share acquisition" or other similar antitakeover, statute or regulation enacted under state or federal laws of the United States, applicable to the Company or any of its Subsidiaries, is applicable to the Merger or other transactions contemplated hereby.

                                   ARTICLE V

                                   COVENANTS

     5.1 ALTERNATIVE PROPOSALS.

     (a) Prior to the Effective Time, the Company agrees that neither it nor any of its Subsidiaries shall, and it shall direct and use its reasonable best efforts to cause its officers, directors, employees, agents and representatives (including, without limitation, any investment banker, attorney or accountant retained by it or any of the Subsidiaries) not to, (i) initiate or solicit, directly or indirectly, or encourage (including by way of furnishing information) or take any other action to facilitate knowingly, any inquiries or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to the stockholders of the Company) with respect to a merger, acquisition, consolidation or similar transaction involving, or any purchase of all or any significant portion of the assets or any equity securities of, the Company or its Subsidiaries (any such proposal or offer, other than a proposal or offer made by ADS, any ADS Subsidiary, or any officer, director, employee, agent, or representative thereof, being hereinafter referred to as an "Alternative Proposal"), (ii) engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any Person relating to an Alternative Proposal, or otherwise facilitate any effort or attempt to make or implement an Alternative Proposal; or (iii) subject to subsection (b) of this Section 5.1, enter into any agreement or understanding with any Person other than ADS and Merger Sub with the intent to effect any Alternative Proposal; PROVIDED that nothing contained in this
Section 5.1 shall prohibit the Company or the Board of Directors of the Company (the "Company Board"), (A) to the extent applicable, from complying with Rule 14d-9 and Rule 14e-2 promulgated under the Exchange Act with respect to an Alternative Proposal; or (B) to the extent required by their fiduciary duties under applicable law, from providing information to, or participating in discussions or negotiations with, any party that makes an unsolicited inquiry with respect to the Company if the Company Board reasonably believes such party may propose an Alternative Proposal on terms that are superior, from a financial point of view, to the terms of the Merger for the stockholders of the Company and that such Alternative Proposal is reasonably capable of being completed, as determined by the Company Board in good faith after consultation with its financial advisers. The Company will immediately give written notice to ADS of its receipt of any Alternative Proposal or inquiry with respect to making an Alternative Proposal, and prior to providing any requested information or entering into discussions or negotiations with such Person, require such Person to enter into with the Company a confidentiality agreement no more favorable to such Person than the Confidentiality Agreement dated March 3, 2000 between ADS and the Company. Nothing contained herein shall be construed to prohibit the Company or the Company Board from making any disclosure to its stockholders which, in the judgment of the Company Board as advised by counsel, may be required by applicable law in connection with any such proposal or offer.

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     (b) Except as set forth in this Section 5.1, the Company Board shall not approve or recommend, or cause the Company to enter into any agreement with respect to, any Alternative Proposal. Notwithstanding the foregoing, if the Company Board, after consultation with and based upon the advice of independent legal counsel, determines in good faith that it is necessary to do so in order to comply with its fiduciary duties to stockholders under applicable law, the Company Board may approve or recommend a Superior Proposal (as defined below) or cause the Company to enter into an agreement with respect to, a Superior Proposal, but in each case only after providing prompt written notice to ADS advising that the Company Board has determined to approve or recommend, or authorize the Company to enter into an agreement with respect to, a Superior Proposal. For purposes of this Agreement, a "Superior Proposal" means an Alternative Proposal on terms which the Company Board determines in its good faith judgment to be more favorable to the Company's stockholders than the Merger.

     5.2 INTERIM OPERATIONS.

     (a) During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, except as set forth in the Disclosure Statement, or unless ADS has consented in writing thereto (which consent shall not be unreasonably withheld), the Company shall, and shall cause each of its Subsidiaries to:

          (i) conduct their respective operations according to their usual, regular and ordinary course in substantially the same manner as heretofore conducted;

          (ii) to the extent consistent with their respective businesses, use commercially reasonable efforts to preserve intact their respective business organizations and goodwill, keep available the services of their respective officers and employees and maintain satisfactory relationships with those persons having business relationships with them;

          (iii) not amend their respective Articles or Certificates of Incorporation or By-Laws or comparable governing instruments;

          (iv) promptly notify ADS of any Company Material Adverse Effect, any litigation or governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the breach of any representation or warranty contained herein;

          (v) promptly deliver to ADS true and correct copies of any report, statement or schedule filed by the Company with the SEC subsequent to the date of this Agreement;

          (vi) not (A) except pursuant to the exercise of options, warrants, conversion rights and other contractual rights existing on the date hereof and disclosed pursuant to this Agreement, issue any shares of its capital stock, effect any stock split or otherwise change its capitalization as it existed on the date hereof; (B) grant, confer or award any option, warrant, conversion right or other right not existing on the date hereof to acquire any shares of its capital stock; (C) increase any compensation or enter into or amend any employment agreement with any of its present or future officers, directors or employees; (D) grant any severance or termination package to any employee or consultant, except to the extent consistent with past practices; (E) hire any new employee who shall have, or terminate the employment of any employee who has, an annual salary in excess of $50,000; or (F) adopt any new employee benefit plan (including any stock option, stock benefit or stock purchase plan) or amend any existing employee benefit plan in any material respect, except for changes which are less favorable to participants in such plans;

          (vii) not (A) declare, set aside or pay any dividend or make any other distribution or payment with respect to any shares of its capital stock or other ownership interests; or (B) directly or indirectly, redeem, purchase or otherwise acquire any shares of its capital stock, or make any commitment for any such action;

          (viii) not enter into any agreement or transaction, or agree to enter into any agreement or transaction, outside the ordinary course of business, including, without limitation, any transaction involving a merger, consolidation, joint venture, license agreement, partial or complete liquidation or

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     dissolution, reorganization, recapitalization, restructuring or a purchase, sale, lease or other disposition of a portion of assets or capital stock;

          (ix) not incur any indebtedness for borrowed money or guarantee any such indebtedness except in the ordinary course of business consistent with past practice or issue or sell any debt securities or warrants or rights to acquire any debt securities of others;

          (x) continue to make regularly scheduled payments on its existing indebtedness, leases and other obligations;

          (xi) not make any loans, advances or capital contributions to, or investments in, any other Person in excess of $10,000;

          (xii) except as described in the Disclosure Statement, not make or commit to made any capital expenditures in excess of $100,000 individually or $225,000 in the aggregate;

          (xiii) not apply any of its assets to the direct or indirect payment, discharge, satisfaction or reduction of any amount payable directly or indirectly to or for the benefit of any affiliate or Related Party or enter into any transaction with any affiliate or Related Party (except for payment of salary and other customary expense reimbursements made in the ordinary course of business to Related Parties who are employees, directors or consultants of the Company or its Subsidiaries);

          (xiv) not voluntarily elect to alter the manner of keeping its books, accounts or records, or change in any manner the accounting practices therein reflected, except for changes in accounting laws which affect all companies in the business of the Company generally and those indicated by good accounting practices;

          (xv) not grant or make any mortgage or pledge or subject itself or any of its properties or assets to any Lien, charge or encumbrance of any kind; and

          (xvi) maintain insurance on its tangible assets and its businesses in such amounts and against such risks and losses as are currently in effect.

     (b) During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, except as set forth in the Disclosure Statement, or unless the Company has consented in writing thereto (which consent shall not be unreasonably withheld), ADS shall, and shall cause each of its Subsidiaries to:

          (i) conduct their respective operations according to their usual, regular and ordinary course in substantially the same manner as heretofore conducted;

          (ii) promptly deliver to the Company true and correct copies of any report, statement or schedule filed by ADS with the SEC subsequent to the date of this Agreement;

          (iii) promptly notify the Company of any ADS Material Adverse Effect, any litigation or governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the breach of any representation or warranty contained herein;

          (iv) not take any action that would result in a failure to maintain the trading of ADS Common Stock on the NASDAQ;

          (v) with respect to ADS only (and not its Subsidiaries), not (A) declare, set aside or pay any dividend or make any other distribution or payment with respect to any shares of its capital stock or other ownership interests; or (B) directly or indirectly, redeem, purchase or otherwise acquire any shares of its capital stock, or make any commitment for any such action; and

          (vi) to the extent consistent with their respective businesses, use commercially reasonable efforts to preserve intact their respective business organizations and goodwill.

     5.3 MEETINGS OF STOCKHOLDERS. Each of ADS and the Company will take all action necessary in accordance with applicable law and its Articles or Certificate of Incorporation and Bylaws to convene the ADS Stockholder Meeting and the Company Stockholder Meeting as promptly as practicable to consider and

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

vote upon the approval of the Merger, this Agreement and the transactions contemplated hereby. The Board of Directors of ADS and the Company Board (subject in the case of the Company Board to Section 5.1(b)) shall recommend such approval, and each of ADS and the Company shall take all lawful action to solicit such approval, including, without limitation, timely mailing the ADS Proxy Statement and the Company Proxy Statement.

     5.4 FILINGS; OTHER ACTION. Subject to the terms and conditions herein provided, the Company and ADS shall: (a) promptly make their respective filings and thereafter make any other required submissions under the HSR Act with respect to the Merger; (b) use all reasonable efforts to cooperate with one another in (i) determining which filings are required to be made prior to the Effective Time with, and which consents, approvals, permits or authorizations are required to be obtained prior to the Effective Time from, governmental or regulatory authorities of the United States, the several states and foreign jurisdictions in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby; and (ii) timely making all such filings and timely seeking all such consents, approvals, permits or authorizations; (c) use commercially reasonable efforts to obtain all consents under or with respect to, any Permit, contract, lease, agreement, purchase order, sales order or other instrument, where the consummation of the transactions contemplated hereby would be prohibited or constitute an event of default, or grounds for acceleration or termination, in the absence of such consent; and (d) take, or cause to be taken, all other commercially reasonable actions as are reasonably necessary, proper or appropriate to consummate and make effective the transactions contemplated by this Agreement.

     5.5 INSPECTION OF RECORDS. From the date hereof to the Effective Time, the Company shall (a) allow all officers, attorneys, accountants and other representatives designated by ADS reasonable access at all reasonable times to the offices, records and files, correspondence, audits and properties, as well as to all information relating to commitments, contracts, titles and financial position, or otherwise pertaining to the business and affairs of the Company and its Subsidiaries; (b) furnish to ADS, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as such persons may reasonably request; and (c) instruct the employees, counsel and financial advisors of the Company and its Subsidiaries to cooperate with ADS and its investigation of the business of the Company and its Subsidiaries. From the date hereof to the Effective Time, ADS shall (a) furnish to the Company, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as such persons may reasonably request, and (b) instruct the officers, counsel and financial advisors of ADS to cooperate with the Company in its investigation of the business of ADS and its Subsidiaries. All information disclosed by the Company to ADS and its representatives or by ADS to the Company and its representatives shall be subject to the terms of that certain Confidentiality Agreement (the "Confidentiality Agreement") dated as of March 3, 2000 between ADS and the Company.

     5.6 PUBLICITY. Neither party hereto shall make any press release or public announcement with respect to this Agreement, the Merger or the transactions contemplated hereby without the prior written consent of the other parties hereto (which consent shall not be unreasonably withheld); provided, however, that each party hereto may make any disclosure or announcement which such party, in the opinion of its legal counsel, is obligated to make pursuant to applicable law or regulation of the NASDAQ, in which case the party desiring to make the disclosure shall consult with the other party hereto prior to making such disclosure or announcement.

     5.7 REGISTRATION STATEMENT; PROXY STATEMENT.

     (a) ADS and the Company shall cooperate and promptly prepare and file with the SEC as soon as practicable (i) the Company Proxy Statement, (ii) the ADS Proxy Statement and (iii) a Registration Statement on Form S-4 (the "Form S-4") under the Securities Act, with respect to the ADS Common Stock issuable in the Merger, and a portion of which Registration Statement shall also serve as the Company Proxy Statement. The respective parties will cause the Company Proxy Statement, the ADS Proxy Statement and the Form S-4 to comply as to form in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder. ADS shall use all reasonable efforts, and the Company will cooperate with ADS, to cause the Form S-4 to be declared effective by the SEC as

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

promptly as practicable and to continue to be effective as of the Effective Time. ADS shall use its reasonable efforts to obtain, prior to the effective date of the Form S-4, all necessary state securities law or "Blue Sky" permits or approvals required to carry out the transactions contemplated by this Agreement and will pay all expenses incident thereto. No amendment or supplement to the Company Proxy Statement, the ADS Proxy Statement or the Form S-4 will be made by ADS or the Company without the approval of the other party, which approval shall not be unreasonably withheld. ADS will advise the Company, promptly after it receives notice thereof, of the time when the Form S-4 has become effective, the issuance of any stop order of any Governmental Authority, or the suspension of the qualification of the ADS Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction.

     (b) Each of ADS and the Company shall notify the other party promptly after receipt by such first party of any comments of the SEC on, or of any request by the SEC for amendments or supplements to, the Company Proxy Statement, the ADS Proxy Statement or the Form S-4. Each of ADS and the Company shall supply the other party with copies of all correspondence between such party or any of its representatives and the SEC with respect to any of the foregoing filings. If at any time prior to the ADS Stockholder Meeting any event shall occur relating to the Company or any of its Subsidiaries or any of their respective officers, directors or affiliates which should be described in an amendment to the ADS Proxy Statement, the Company shall inform ADS promptly after becoming aware of such event. If at any time prior to the Effective Time, any event shall occur relating to the Company or any of its Subsidiaries or any of their respective officers, directors or affiliates which should be described in an amendment or supplement to the Company Proxy Statement or the Form S-4, the Company shall inform ADS promptly after becoming aware of such event. If at any time prior to the Company Stockholder Meeting, any event shall occur relating to ADS or any of its Subsidiaries or any of their respective officers, directors or affiliates which should be described in an amendment or supplement to the Company Proxy Statement, ADS shall inform the Company promptly after becoming aware of such event. Whenever the Company or ADS learns of the occurrence of any event which should be described in an amendment of, or supplement to, the ADS Proxy Statement, the Company Proxy Statement or the Form S-4, the parties shall cooperate to promptly cause such amendment or supplement to be prepared, filed with and cleared by the SEC and, if required by applicable law, disseminated to the persons and in the manner required.

     5.8 FURTHER ACTION. Subject to the terms and conditions of this Agreement and applicable law, each of the parties hereto shall use its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement as soon as reasonably practicable, including such actions or things as any other party hereto may reasonably request in order to cause any of the conditions to such other party's obligation to consummate such transactions specified in Article VI to be fully satisfied. Without limiting the generality of the foregoing, the parties shall (and shall cause their respective Subsidiaries, and use their reasonable efforts to cause their respective affiliates, directors, officers, employees, agents, attorneys, accountants and representatives, to) consult and fully cooperate with and provide reasonable assistance to each other in (i) the preparation and filing with the SEC of the Form S-4, the Company Proxy Statement, the ADS Proxy Statement, and any necessary amendments or supplements to any thereof; (ii) seeking to have each such proxy statement cleared, and the Form S-4 declared effective, by the SEC as soon as reasonably practicable after filing; (iii) taking such actions as may be required under applicable state securities or blue sky laws in connection with the issuance of the ADS Common Stock pursuant to the Merger; (iv) obtaining all necessary consents, approvals, waivers, licenses, permits, authorizations, registrations, qualifications, or other permissions or actions by, and giving all necessary notices to and making all necessary filings with and applications and submissions to, any Governmental Authority or other Person or entity; (v) lifting any permanent or preliminary injunction or restraining order or other similar order issued or entered by any court or governmental entity of any type referred to in Section 6.1(c), or lifting any stop order of any Governmental Authority, or the suspension of the qualification of the ADS Common Stock issuable in connection with the Merger for offer or sale in any jurisdiction; (vi) obtaining the tax opinions referred to in Sections 6.2(f) and 6.3(h); (vii) providing all such information about such party, its Subsidiaries and its officers, directors and affiliates and making all applications and filings as may be necessary or reasonably requested in connection

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with any of the foregoing; and (viii) in general, consummating and making effective the transactions contemplated hereby.

     5.9 AFFILIATE LETTERS. At least 10 days prior to the Closing Date, the Company shall deliver to ADS a list of names and addresses of those persons who were or will be, in the Company's judgment, at the record date for its stockholders' meeting to approve the Merger, "affiliates" (each such person, an "Affiliate") of the Company within the meaning of Rule 145 of the rules and regulations promulgated under the Securities Act. The Company shall deliver or cause to be delivered to ADS, prior to the Closing Date, from each of the Affiliates of the Company identified in the foregoing list, an Affiliate Letter in substantially the form attached hereto as EXHIBIT A. ADS shall be entitled to place legends as specified in such Affiliate Letters on the certificates evidencing any ADS Common Stock to be received by such Affiliates pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the ADS Common Stock, consistent with the terms of such Affiliate Letters.

     5.10 EXPENSES. Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, except
(a) as otherwise expressly provided for herein; (b) as otherwise provided in
Section 7.5(a); and (c) the expenses incurred in connection with printing and mailing the Form S-4 and the Company Proxy Statement and the HSR Act filing fees in connection with the Merger shall be shared equally by the Company and ADS.

     5.11 TAX TREATMENT OF MERGER. From and after the date hereof and until the Effective Time, neither ADS nor the Company nor any of their respective Subsidiaries or other Affiliates shall (a) knowingly take any action, or knowingly fail to take any action, that would jeopardize qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code; or
(b) enter into any contract, agreement, commitment or arrangement with respect to the foregoing. After the Effective Time, ADS shall not take or fail to take (and shall cause the Surviving Corporation not to take or fail to take) any action that is reasonably likely to jeopardize qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code.

     5.12 INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     (a) Until six years from the Effective Time, unless otherwise required by Law, the certificate of incorporation and by-laws of the Surviving Corporation shall contain provisions no less favorable with respect to the elimination of liability of directors and the indemnification of (and advancement of expenses to) directors, officers, employees and agents that are set forth in the Certificate of Incorporation and By-Laws of the Company, as in effect on the date hereof.

     (b) From and after the Effective Time, ADS and the Surviving Corporation shall, jointly and severally, indemnify, defend and hold harmless each Person who is now, or has been at any time prior to the date of this Agreement or who becomes prior to the Effective Time, an officer, director, employee or agent of the Company or any of its Subsidiaries (collectively, the "Indemnified Parties") against all losses, reasonable expenses (including reasonable attorneys' fees), claims, damages, liabilities or amounts that are paid in settlement of, or otherwise in connection with, any threatened or actual claim, action, suit, proceeding or investigation (a "Claim"), based in whole or in part on or arising in whole or in part out of the fact that the Indemnified Party (or the Person controlled by the Indemnified Party) is or was a director, officer, employee or agent of the Company or any of its Subsidiaries and pertaining to any matter existing or arising out of actions or omissions occurring at or prior to the Effective Time, including, without limitation, any Claim arising out of this Agreement or any of the transactions contemplated hereby), whether asserted or claimed prior to, at or after the Effective Time, in each case to the fullest extent permitted under applicable law, and shall pay any expenses, as incurred, in advance of the final disposition of any such action or proceeding to each Indemnified Party to the fullest extent permitted under applicable law. Without limiting the foregoing, if any such Claim is brought against any of the Indemnified Parties, (i) such Indemnified Parties may retain counsel (including local counsel) satisfactory to them and which shall be reasonably satisfactory to ADS and the Surviving Corporation, and ADS and the Surviving Corporation shall pay, jointly and severally, all reasonable fees and expenses of such counsel for such Indemnified Parties; and (ii) ADS and the Surviving Corporation

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shall use all reasonable efforts to assist in the defense of any such Claim, provided that ADS and the Surviving Corporation shall not be liable for any settlement effected without their written consent, which consent, however, shall not be unreasonably withheld. Notwithstanding the foregoing, nothing contained in this Section 5.13 shall be deemed to grant any right to any Indemnified Party which is not permitted to be granted to an officer, director, employee or agent of the Company under Delaware law, assuming for such purposes that the Company's Certificate of Incorporation and By-Laws provide for the maximum indemnification permitted by law.

     5.13 VOTING AGREEMENT -- COMPANY. On the date hereof, each of Randolph Geissler, Thomas Patin, James P. Santelli, William Battista, Kenneth Larson, Stanley Goldberg, John Beattie, David Henderson, Gary S. Kohler, Douglas M. Pihl, Richard Jahnke, Robert C. Calgren and Ezekiel Mejia, acting solely in their capacity as securityholders of the Company, shall enter into a voting agreement in the form attached hereto as EXHIBIT B.

     5.14 CONFIDENTIALITY. Each party shall, and shall use its reasonable efforts to cause its officers, employees and authorized representatives to, (i) hold in confidence all confidential information obtained by it or them from any other party or any of such other party's officers, employees or authorized representatives pursuant to this Agreement (unless such information is or becomes publicly available or readily ascertainable from public or published information or trade sources through no wrongful act of such first party), and
(ii) use all such data and information solely for the purpose of consummating the transactions contemplated hereby, except, in either case, as may be otherwise required by law or legal process or as may be necessary or appropriate in connection with the enforcement of, or any litigation concerning, this Agreement. If this Agreement is terminated, each party shall promptly return, if so requested by any other party, all nonpublic documents obtained from such other party in connection with the transactions contemplated hereby and any copies thereof which may have been made by such first party and shall use its reasonable efforts to cause its officers, employees and authorized representatives to whom such documents were furnished promptly to return such documents and any copies thereof any of them may have made.

     5.15 DEFENSE OF LITIGATION. Each of the parties agrees to vigorously defend against all actions, suits or proceedings in which such party is named as a defendant which seek to enjoin, restrain or prohibit the transactions contemplated hereby or seek damages with respect to such transactions. No party shall settle any such action, suit or proceeding or fail to perfect on a timely basis any right to appeal any judgment rendered or order entered against such party therein without the consent of the other parties (which consent shall not be withheld unreasonably). Each of the parties further agrees to use its reasonable efforts to cause each of its Affiliates, directors and officers to vigorously defend any action, suit or proceeding in which such Affiliate, director or officer is named as a defendant and which seeks any such relief to comply with this Section to the same extent as if such person were a party hereto.

     5.16 ACTIONS BY MERGER SUB. In its capacity as sole stockholder of Merger Sub, ADS shall cause Merger Sub to approve and adopt the Merger and to take all corporate action necessary on its part to consummate the Merger and the transactions contemplated hereby.

     5.17 TAKEOVER STATUTES. If any "fair price", "moratorium", "control share acquisition" or other form of anti-takeover statute or regulation shall become applicable to the transactions contemplated hereby, each of the Company, ADS and Merger Sub and the respective members of their Boards of Directors shall grant such approvals to take such actions as are necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated herein and otherwise act to eliminate or minimize the effects of such statute or regulation on the transactions contemplated herein.

     5.18 NASDAQ LISTING. ADS agrees to use its reasonable efforts to cause the ADS Common Stock to be issued to the stockholders of the Company to have been authorized for trading on the NASDAQ, subject only to official notice of listing.

     5.19 TERMINATION OF CONFIDENTIALITY AND SECRECY AGREEMENTS. The Company shall terminate all exchange of information provisions contained in all confidentiality agreements and secrecy agreements to which it and any of it Subsidiaries are a party relating to the exchange of information for purposes of

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evaluating potential acquisitions of any entity, other than the Confidentiality
Agreement dated as of March 3, 2000 by and between ADS and the Company.

     5.20 EMPLOYEE BENEFIT PLANS. To the extent the existing benefit plans and arrangements provided by the Company to its employees are terminated, such employees who remain employees of the Surviving Corporation and meet the necessary eligibility requirements shall be entitled to participate in all benefit plans and arrangements that are available and subsequently become available to ADS' employees on the same basis as ADS' employees in similar positions are eligible to participate. The Company, ADS and Merger Sub will take all reasonable and lawful action before and after the Closing to effect such participation.

     5.21 ISSUANCE OF OPTIONS IN THE SURVIVING CORPORATION. On the Closing Date, Merger Sub shall issue options to purchase its common stock to certain officers of the Company in such amount and on such terms and conditions to be agreed to by the parties hereto.

     5.22 SECTION 16 MATTERS. Prior to the Effective Time, ADS and the Company shall take all such steps, including obtaining the appropriate board approvals, as may be required to cause any dispositions of Company Common Stock (including derivative securities with respect to Company Common Stock) or acquisitions of ADS Common Stock (including derivative securities with respect to ADS Common Stock) resulting from the transactions contemplated by Article I or Article II of this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to ADS, to be exempt under Rule 16b-3 promulgated under the Exchange Act, such steps to be taken in accordance with the No-Action Letter dated January 12, 1999 issued by the SEC to Skadden, Arps, Slate, Meagher & Flom LLP.

                                   ARTICLE VI

                                   CONDITIONS

     6.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of each of the following conditions (unless waived by each of the parties hereto in accordance with the provisions of Section 7.6 hereof):

          (a) This Agreement and the Merger and other transactions contemplated hereby shall have been approved and adopted by the requisite vote of the stockholders of ADS and the Company.

          (b) The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

          (c) No preliminary or permanent injunction or other order or decree by any federal or state court which prevents the consummation of the Merger or changes the terms or conditions of this Agreement shall have been issued and remain in effect. If any such order or injunction shall have been issued, each party agrees to use its reasonable efforts to have any such injunction lifted.

          (d) The Form S-4 shall have become effective under the Securities Act and shall be effective at the Effective Time, and no stop order suspending the effectiveness of the Form S-4 shall have been issued and be continuing, no action, suit, proceeding or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing, and all necessary approvals under state securities laws relating to the issuance or trading of the ADS Common Stock to be issued to the stockholders of the Company in connection with the Merger shall have been received.

          (e) The parties shall have obtained all material consents, authorizations, orders and approvals of (or filings or registrations with) any governmental commission, board or other regulatory body required in connection with the execution, delivery and performance of this Agreement, except for filings in connection with the Merger and any other documents required to be filed after the Effective Time and except where the failure to obtain such consent or approval is not reasonably likely to have a Surviving Corporation Material Adverse Effect or is not reasonably likely to prevent or materially burden or materially impair the ability of the parties to consummate the transactions contemplated by this Agreement.

          (f) The ADS Common Stock to be issued to the stockholders of the Company in connection with the Merger shall have been authorized for trading on the NASDAQ, subject only to official notice of issuance.

          (g) The stockholders of ADS shall have approved and adopted an amendment to the Articles of Incorporation of ADS increasing the number of authorized ADS Common Stock from 80,000,000 to a number sufficient to satisfy ADS' obligations under this Agreement.

     6.2 CONDITIONS TO OBLIGATION OF THE COMPANY TO EFFECT THE MERGER. The obligation of the Company to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date each of the following conditions (unless waived by the Company in accordance with the provisions of Section 7.6 hereof):

          (a) Each of ADS and Merger Sub shall have performed, in all material respects, all of its agreements contained herein that are required to be performed by ADS on or prior to the Closing Date, and the Company shall have received a certificate of the Chairman or President of ADS, dated the Closing Date, certifying to such effect.

          (b) The representations and warranties of ADS and Merger Sub contained in this Agreement and in any document delivered in connection herewith shall be true and correct in all material respects, as of the Closing (except to the extent such representations and warranties speak of a specified earlier date and except as specifically contemplated by this Agreement), and the Company shall have received a certificate of the President of ADS, dated the Closing Date, certifying to such effect.

          (c) The Company shall have received from ADS certified copies of the resolutions of ADS's and Merger Sub's Boards of Directors and stockholders approving and adopting this Agreement, the ADS Ancillary Documents and the transactions contemplated hereby and thereby.

          (d) From the date of this Agreement through the Effective Time, there shall not have occurred any event that has had an ADS Material Adverse Effect; provided, that such an event will not be deemed to have occurred solely as a result of fluctuations in the trading price of the ADS Common Stock or solely as a result of changes in the industry which generally impact on all companies in ADS's business (other than specifically on ADS).

          (e) The fairness opinion of Roth Capital Partners, to the effect that the Merger or Merger Consideration, as the case maybe, is fair to the stockholders of the Company from a financial point of view, as described in
     Section 4.33, has not been withdrawn; provided, however, that such withdrawal shall permit the Company not to fulfill its obligations to effect the Merger only if the withdrawal of such opinion is a result of a material adverse change in the financial condition, business, operations or prospects of ADS and its Subsidiaries, taken as a whole.

          (f) The Company shall have received, prior to the earlier of the date the Company Proxy Statement is first mailed to the Company's stockholders and the effective date of the S-4, the opinion of Winthrop & Weinstine, P.A., counsel to the Company, to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of
     Section 368(a) of the Code, and that the Company and ADS will each be a party to that reorganization within the meaning of Section 368(b) of the Code. In rendering such opinion, counsel shall be entitled to rely upon, among other things, reasonable assumptions as well as representations and covenants of ADS, Merger Sub and the Company.

          (g) The Company shall have received the opinion of Akerman, Senterfitt & Eidson, P.A. to such matters as the Company or its counsel shall reasonably request.

          (h) ADS and Merger Sub shall have executed and delivered such other documents and taken such other actions as the Company shall reasonably request.

     6.3 CONDITIONS TO OBLIGATION OF ADS AND MERGER SUB TO EFFECT THE
MERGER. The obligations of ADS and Merger Sub to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of each of the following conditions (unless waived by ADS in accordance with the provisions of Section 7.6 hereof):

          (a) The Company shall have performed, in all material respects, all of its agreements contained herein that are required to be performed by the Company on or prior to the Closing Date, and ADS shall have received a certificate of the Chairman or President of the Company, dated the Closing Date, certifying to such effect.

          (b) The representations and warranties of the Company contained in this Agreement and in any document delivered in connection herewith shall be true and correct, in all material respects, as of the Closing (except to the extent such representations and warranties speak as of a specified earlier date and except as specifically contemplated by this Agreement), and ADS shall have received a certificate of the Chairman or President of the Company, dated the Closing Date, certifying to such effect.

          (c) ADS shall have received from the Company certified copies of the resolutions of the Company's Board of Directors and stockholders approving and adopting this Agreement, the Ancillary Documents and the transactions contemplated hereby and thereby.

          (d) ADS shall have received the opinion of Winthrop & Weinstine, P.A. to such matters as ADS or ADS's counsel shall reasonably request.

          (e) From the date of this Agreement through the Effective Time, there shall not have occurred any event that has had a Company Material Adverse Effect; provided, that such an event will not be deemed to have occurred solely as a result of fluctuations in the trading price of the Company Common Stock or solely as a result of changes in the industry which generally impact on all companies in the Company's business (other than specifically on the Company).

          (f) The Company shall have received all necessary consents with respect to any contract, lease, purchase order, sales order, license agreement, Permit, Environmental Permit and license which are required as a result of a change of control of the Company except in those instances where failure to receive any such consent would not have a Company Material Adverse Effect.

          (g) ADS shall have received, prior to the earlier of the date the Company Proxy Statement is first mailed to the Company's stockholders and the effective date of the S-4, the opinion of Akerman, Senterfitt & Eidson, P.A., counsel to ADS, to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of
     Section 368(a) of the Code, and that the Company and ADS will each be a party to that reorganization within the meaning of Section 368(b) of the Code. In rendering such opinion, counsel shall be entitled to rely upon, among other things, reasonable assumptions as well as representations and covenants of ADS, Merger Sub and the Company.

          (h) Each of Randolph K. Geissler and James P. Santelli shall have executed and delivered an Employment Agreement in the form attached hereto as EXHIBIT C and EXHIBIT D, respectively.

          (i) The Company shall have executed and delivered such other documents and taken such other actions as ADS shall reasonably request.

                                  ARTICLE VII

                                  TERMINATION

     7.1 TERMINATION BY MUTUAL CONSENT. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the approval of this Agreement by the stockholders of ADS and the Company, by the mutual written consent of ADS and the Company.

     7.2 TERMINATION BY EITHER ADS OR THE COMPANY. This Agreement may be terminated and the Merger may be abandoned by action of either the Company Board or the Board of Directors of ADS if (a) the Merger shall not have been consummated by September 30, 2000; provided, however, that the right to terminate this

Agreement under this Section 7.2(a) will not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Merger to occur on or before such date; (b) the approval of the stockholders of ADS and the Company required by Section 6.1(a) shall not have been obtained at meetings duly convened therefor or at any adjournment thereof; provided, however, that neither party shall have the right to terminate this Agreement under this Section 7.2(b) if the other party has caused (directly or indirectly) or aided in the failure to obtain such approval; provided, however, that the Company shall not be deemed to have caused or aided in the failure to obtain such approval if the Company Board withdraws its recommendation to the Company's stockholders in accordance with Section 5.3 by accepting or recommending a Superior Proposal; (c) a court of competent jurisdiction or a governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action either (i) permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement; or (ii) compelling ADS, Merger Sub or the Surviving Corporation to dispose of or hold separate all or a material portion of the respective businesses or assets of ADS and the Company, or sell or license any material product of ADS or the Company, and such order, decree, ruling or other action shall have become final and non-appealable; (d) the Average Closing Price as determined in accordance with Section 1.4(f) hereof (for the purposes hereof, substituting the Meeting Date for the Closing Date) of ADS Common Stock is less than $6.00 per share or more than $24.00 per share; provided, that such termination shall be effective only if notice thereof is delivered by the terminating party to the other not later than 6:00 pm Eastern time on the Trading Day prior to the earlier to occur of the date for the Company Stockholder Meeting or the ADS Stockholder Meeting ("Meeting Date") or;
(e) 5% or more of the issued and outstanding shares of Company Common Stock shall have duly demanded and perfected dissenters' rights of appraisal in accordance with Section 1.9 of this Agreement and Section 262 of the DGCL.

     7.3 TERMINATION BY THE COMPANY. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the adoption and approval by the stockholders of the Company or ADS, by action of the Company Board, if (a) there has been a breach by ADS or Merger Sub of any representation or warranty contained in this Agreement which would have an ADS Material Adverse Effect; or (b) there has been a material breach of any of the covenants or agreements set forth in this Agreement on the part of ADS, which breach is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by the Company to ADS.

     7.4 TERMINATION BY ADS. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the adoption and approval by the stockholders of the Company or ADS, by action of the Board of Directors of ADS, if (a) the Company Board shall have recommended a Superior Proposal to the stockholders of the Company; (b) there has been a breach by the Company of any representation or warranty contained in this Agreement which would have a Company Material Adverse Effect; or (c) there has been a breach of any of the covenants or agreements set forth in this Agreement on the part of the Company, which breach is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by ADS to the Company.

     7.5 EFFECT OF TERMINATION AND ABANDONMENT.

     (a) If this Agreement is terminated by ADS pursuant to Section 7.4(a), then the Company shall pay to ADS no later than five (5) Trading Days after the Effective Date of such termination by wire transfer of same day funds a fee in an amount equal to $2,000,000 (the "Termination Expenses"). The parties acknowledge that the agreements contained in this Section 7.5(a) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, ADS would not enter into this Agreement. Accordingly, if the Company fails to pay the amounts pursuant to this Section 7.5(a) when due, and, in order to obtain such payment, ADS commences a suit which results in a final, non-appealable judgment against the Company for the amounts set forth in this
Section 7.5(a), the Company shall pay to ADS its costs and expenses (including attorneys' fees) incurred in connection with such suit, together with interest on the amount of the fee at the rate of 12% per annum.

     (b) In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article 7, all obligations of the parties hereto shall terminate, except the obligations of the parties pursuant to this Section 7.5 and the provisions of Sections 5.6, 5.10, 5.15 and 5.16, which obligations shall survive the termination of this Agreement , and neither the Company nor ADS shall be relieved or released from any liabilities or damages arising out of its willful material breach of this Agreement.

     7.6 EXTENSION; WAIVER. At any time prior to the Effective Time, any party hereto, by action taken by its Board of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto; (b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto; and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

     8.1 NONSURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. None of the representations, warranties, covenants and agreements contained in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except that the agreements contained in Sections 1.4, 1.5, 1.6, 1.7, 1.9, 1.10, 5.10, 5.11, 5.13, 5.20, 5.21 and 5.22 and
Articles II and VIII and the agreements delivered pursuant to this Agreement shall survive the Merger.

     8.2 NOTICES. All notices required or permitted to be given hereunder shall be in writing and may be delivered by hand, by facsimile, by nationally recognized private courier, or by United States mail. Notices delivered by mail shall be deemed given three (3) business days after being deposited in the United States mail, postage prepaid, registered or certified mail. Notices delivered by hand, by facsimile, or by nationally recognized private carrier shall be deemed given on the day following receipt; provided, however, that a notice delivered by facsimile shall be effective only if such notice is also delivered by hand, or deposited in the United States mail, postage prepaid, registered or certified mail, on or before two (2) Trading Days after its delivery by facsimile. All notices shall be addressed as follows:

If to ADS or Merger Sub:                    If to the Company:

Applied Digital Solutions, Inc.             Destron Fearing Corporation
400 Royal Palm Way, Suite 410               490 Villaume Avenue
Palm Beach, Florida 33480                   South St. Paul, Minnesota
Fax: (561) 366-0002                         Fax: (651) 455-0413
Attn: Richard J. Sullivan,                  Attn: Randolph K. Geissler
Chairman and Chief Executive Officer        President and Chief Executive Officer

With copies to:                             With copies to:

Akerman, Senterfitt & Eidson P.A.           Winthrop & Weinstine, P.A.
One S.E. 3rd Avenue                         3000 Dain Rauscher Plaza
Miami, Florida 33131                        60 South Sixth Street
Fax: (305) 374-5095                         Minneapolis, Minnesota 55402
Attn: Geoffrey Cheney, Esq.                 Fax: (614) 347-0600
                                            Attn: Richard Hoel, Esq.

or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated, personally delivered or mailed.

     8.3 ASSIGNMENT, BINDING EFFECT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, except for the provisions of Sections 1.4, 1.5, 1.6, 2.3 and 5.13, nothing in this Agreement, express or implied, is intended to confer on any person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     8.4 ENTIRE AGREEMENT. This Agreement, the Exhibits, the Disclosure Statement, the ADS Disclosure Statement, the Ancillary Documents, the ADS Ancillary Documents, and any other documents delivered by the parties in connection herewith constitute the entire agreement among the parties with respect to the subject matters hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

     8.5 AMENDMENT. This Agreement may be amended by the parties hereto, by action taken by their respective Boards of Directors, at any time before or after approval of matters presented in connection with the Merger by the stockholders of each of the Company and ADS, but after any such stockholder approval, no amendment shall be made which by law requires the further approval of stockholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     8.6 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its rules of conflict of laws.

     8.7 COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

     8.8 HEADINGS. Headings of the Articles and Sections of this Agreement are for the convenience of the parties only and shall be given no substantive or interpretive effect whatsoever.

     8.9 INTERPRETATION. In this Agreement, unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, and words denoting any gender shall include all genders, and words denoting natural persons shall include corporations and partnerships and vice versa.

     8.10 WAIVERS. Except as provided in this Agreement, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

     8.11 INCORPORATION OF EXHIBITS. The Disclosure Statement, the ADS Disclosure Statement and any and all Exhibits attached hereto and referred to herein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

     8.12 SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     8.13 ENFORCEMENT OF AGREEMENT. The parties hereto agree that irreparable damage would occur if any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf on the day and year first written above.

                                          APPLIED DIGITAL SOLUTIONS, INC.

                                          By: /s/  RICHARD J. SULLIVAN
                                          --------------------------------------
                                          Richard J. Sullivan,
                                          Chairman and Chief Executive Officer

                                          DIGITAL ANGEL.NET INC.

                                          By: /s/  RICHARD J. SULLIVAN
                                          --------------------------------------
                                          Richard J. Sullivan,
                                          Chairman

                                          DESTRON FEARING CORPORATION

                                          By: /s/  RANDOLPH K. GEISSLER
                                          --------------------------------------
                                          Randolph K. Geissler,
                                          President and Chief Executive Officer

                [Signature Page of Agreement and Plan of Merger]

                                                                       ANNEX A-2

                                   AMENDMENT
                                       TO
                          AGREEMENT AND PLAN OF MERGER

     This Amendment (the "Amendment") dated as of May 25, 2000 to the Agreement and Plan of Merger (the "Merger Agreement") dated as of April 24, 2000 by and among Applied Digital Solutions, Inc., a Missouri corporation ("ADS"), Digital Angel.net Inc., a Delaware corporation and a wholly-owned subsidiary of ADS ("Merger Sub"), and Destron Fearing Corporation, a Delaware corporation (the "Company"), is entered into by and among ADS, Merger Sub and the Company.

                                    RECITALS

     ADS, Merger Sub and the Company have heretofore entered into the Merger Agreement providing for the merger of Merger Sub with and into the Company, with the Company surviving the Merger. All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement.

                                   AGREEMENTS

     NOW, THEREFORE, in consideration of the premises and mutual agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Status of the Merger Agreement. Except as specifically set forth herein, the Merger Agreement shall remain in full force and effect and shall not be waived, modified, superseded or otherwise affected by this Amendment. This Amendment is not to be construed as a release, waiver or modification of any of the terms, conditions, representations, warranties, covenants, rights or remedies set forth in the Merger Agreement, except as specifically set forth herein.

     2.  Amendment to the Merger Agreement.

     (a) Section 1.4(b) of the Merger Agreement is hereby deleted in its entirety and replaced by the following:

        "(b) Subject to Section 1.5(f), at the Effective Time, by virtue of the Merger and without any action on the part of ADS, Merger Sub, the Company or the holders of Company common stock, par value $.01 per share (the "Company Common Stock"), each share of Company Common Stock outstanding immediately prior to the Effective Time shall be converted into the right to receive 1.5 (herein called the "Exchange Ratio") shares of common stock, $.001 par value, of ADS ("ADS Common Stock"). The shares of ADS Common Stock to be received as consideration pursuant hereto (together with cash in lieu of fractional shares of ADS Common Stock as specified in Section 1.5(f) below) are referred to herein as the "Merger Consideration." "

     (b) Section 1.4(c) of the Merger Agreement is hereby deleted in its entirety and intentionally left blank.

     (c) Section 5.23 of the Merger Agreement is hereby created and shall read as follows:

        "Section 5.23 Additional Acquisitions. ADS agrees that until the earlier to occur of the termination of the Agreement or the Effective Date, neither ADS nor its Subsidiaries shall enter into, without the prior written consent of the Company, any agreement with respect to any transaction involving an acquisition by ADS or any of its Subsidiaries of the all or substantially all of the capital stock or all or substantially all of the assets of any Person which has shares of capital stock registered under the Exchange Act."

     (d) Section 7.2(d) of the Merger Agreement is hereby deleted in its entirety and intentionally left blank.
                                      A-2-1

     3. Representations and Warranties of Entities. Each of the Company, ADS and Merger Sub represents and warrants that its execution, delivery and performance of this Amendment has been duly authorized by all necessary corporate action and this Amendment is a legal, valid and binding obligation of such entity enforceable in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting enforcement of creditors' rights generally, and by general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity) and subject to receipt of approval of the merger by the stockholders of ADS and the Company.

     4. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

     5. Governing Law. This Amendment shall be a contract made under and governed by the laws of the State of Delaware, without regard to conflicts of law principles.

               [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

                                      A-2-2

     IN WITNESS WHEREOF, the parties have executed this Amendment and caused the same to be duly delivered on their behalf on the day and year first written above.

                                          APPLIED DIGITAL SOLUTIONS, INC.

                                          By: /s/ RICHARD J. SULLIVAN
                                            ------------------------------------
                                            Richard J. Sullivan, Chairman and
                                              CEO

                                          DIGITAL ANGEL.NET INC.

                                          By: /s/ RICHARD J. SULLIVAN
                                            ------------------------------------
                                            Richard J. Sullivan, President

                                          DESTRON FEARING CORPORATION

                                          By: /s/ RANDOLPH K. GEISSLER
                                            ------------------------------------
                                            Randolph K. Geissler, President and
                                              CEO

                                      A-2-3

                                                                       ANNEX B-1

                   OPINION OF ROTH CAPITAL PARTNERS, INC. AND
                          AGRICAPITAL SECURITIES, INC.

April 24, 2000

Board of Directors
Destron Fearing Corporation
490 Villaume Avenue
South Saint Paul, MN 55075

Gentlemen:

     We have been requested by the Board of Directors of Destron Fearing Corporation ("Destron") to render our opinion with respect to the fairness, from a financial point of view, to the shareholders of Destron of the proposed merger (the "Merger") of Destron with Digital Angel.net Inc., ("Digital Angel"), a wholly owned subsidiary of Applied Digital Solutions, Inc., ("Applied").

     We understand that Applied, Digital Angel, and Destron have entered into an Agreement and Plan of Merger, dated as of April 24, 2000 (the "Merger Agreement"). The terms of the Merger Agreement require Applied to acquire all of the outstanding capital stock of Destron with newly-issued shares of Applied common stock in a transaction that is expected to be tax-free to shareholders. Destron stockholders will receive 0.75 shares of Applied stock for every share of Destron; provided, however, if during the time period immediately prior to closing, the average price of Applied common stock is less than $8.00 per share or more than $16.00 per share, the exchange ratio would be adjusted to provide that Destron stockholders receive a minimum of $6.00 or a maximum of $12.00 per share in value of Applied common stock. If the average price of Applied common stock is below $6.00 or more than $24.00, either Applied or Destron can terminate the Merger Agreement. The "average price" is the average per share last daily closing price of Applied common stock as quoted on The Nasdaq National Market during the 20 consecutive trading days preceding the fifth trading day immediately preceding the closing date for the Merger. All outstanding Destron options and warrants will be assumed by Applied based on the exchange ratio. The terms and conditions of the Merger are set forth in more detail in the Merger Agreement.

     In connection with our opinion, we have, among other things: (i) reviewed certain publicly available financial and other information about Destron and Applied, including the consolidated financial statements for recent years and interim periods, and certain other relevant financial and operating data; (ii) reviewed certain business and financial information regarding Destron and Applied furnished to us by them, including financial forecasts and related assumptions; (iii) reviewed the financial terms and conditions of the Merger Agreement; (iv) reviewed information concerning the trading of Destron Common Stock and Applied Common Stock; (v) compared Destron and Applied Digital with certain other publicly-traded companies which we deemed to be relevant; (vi) considered the financial terms of selected recent business combinations of companies which we deemed to be comparable to the Merger; and (vii) performed such other analyses and examinations as we have deemed appropriate.

     In connection with our review, we have not assumed any obligation independently to verify the foregoing information received from Destron and Applied and have relied on its being accurate and complete in all material respects. With respect to the financial forecasts for Destron and Applied, we have assumed that the respective management have reasonably prepared the forecasts of financial performance reflecting the best available estimates and judgments at the time of preparation and that the forecasts provide a reasonable basis to assist us in forming our opinion. Neither Destron nor Applied publicly discloses internal management forecasts of the type provided to us in connection with our review of the Merger. Such forecasts were not prepared with a view toward public disclosure. In addition, such forecasts were based upon numerous variables and assumptions that are inherently uncertain including, without limitation, factors related to general economic and competitive conditions. Accordingly, actual results could vary significantly from those set forth in such forecasts. We have assumed no liability for such forecasts. We have also assumed that there have been no material changes in Destron's or Applied's assets, financial condition, results of operations, business or prospects since the respective dates of their last financial statements made available to us. We have relied on advice of counsel and independent accountants of Destron as to all legal and financial reporting matters with respect to Destron, the Merger and the Merger Agreement. We have assumed that the Merger will be consummated in a manner that complies in all respects with the applicable provisions of the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934 and all other applicable federal and state statutes, rules and regulations. In addition, we have not assumed responsibility for making an independent evaluation, appraisal or physical inspection of any of the assets or liabilities (contingent or otherwise) of Destron or Applied, nor have we been furnished with any such appraisals. Finally, our opinion is based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Accordingly, although subsequent developments may affect this opinion, we have not assumed any obligation to update, revise or reaffirm this opinion.

     We have further assumed that the Merger will be consummated in accordance with the terms described in the Merger Agreement, without any further amendments thereto, and without waiver by Destron or Applied of any of the conditions to its obligations thereunder.

     In the ordinary course of our business, we may actively trade the equity securities of Destron or Applied for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

     Based upon the foregoing and in reliance thereon, it is our opinion as investment bankers that the Merger is fair, from a financial point of view, to the stockholders of Destron as of the date hereof.

     This opinion is directed to the Board of Directors of Destron in its consideration of the Merger and is not a recommendation to any stockholder as to how such stockholder should vote with respect to the Merger. Further, this opinion addresses only the financial fairness of the Merger and does not address the relative merits of the Merger and any alternatives to the Merger, Destron's underlying decision to proceed with or effect the Merger or any other aspect of the Merger. This opinion may not be used o referred to by Destron, or quoted or disclosed to any person in any manner, without our prior written consent, which consent is hereby given to the inclusion of this opinion in any solicitation/recommendation statement, proxy statement or prospectus filed with the Securities and Exchange Commission in connection with the Merger. In furnishing this opinion, we do not admit that we are experts within the meaning of the term "experts" as used in the Securities Act and the rules and regulations promulgated thereunder, nor do we admit that this opinion constitutes a report or valuation within the meaning of Section 11 of the Securities Act.

                                          Very truly yours,

                                          ROTH CAPITAL PARTNERS, INC.,
                                          and AGRICAPITAL SECURITIES, INC.

                                                                       ANNEX B-2

            OPINION LETTER SUPPLEMENT OF ROTH CAPITAL PARTNERS, INC
                        AND AGRICAPITAL SECURITIES, INC

May 24, 2000

Board of Directors
Destron Fearing Corporation
490 Villaume Avenue
South Saint Paul, MN 55075

Gentlemen:

     On April 24, 2000, we rendered our opinion with respect to the fairness, from a financial point of view, to the shareholders of Destron of the proposed merger (the "Merger") of Destron with Digital Angel.net Inc., ("Digital Angel"), a wholly-owned subsidiary of Applied Digital Solutions, Inc., ("Applied Digital"). That opinion is incorporated by reference.

     On May 24, 2000, the Board of Directors of Destron considered a proposal revision (the "Proposal") to the terms of the Agreement and Plan of Merger, dated April 24, 2000 (the "Merger Agreement"). Under the terms of the Proposal, Destron stockholders would receive 1.5 shares of Applied Digital stock for every share of Destron with no adjustments in the exchange ratio to be made for changes in Applied Digital's stock price. Neither party would have the right to terminate the Merger Agreement based on market conditions or Applied Digital's stock price. All outstanding Destron options and warrants will be assumed by Applied Digital based on the exchange ratio set forth in the Proposal. The terms and conditions are set forth in more detail in the Proposal.

     We have considered the terms of the Merger Agreement and, as it would be amended pursuant to the Proposal, and we have updated our analysis to reflect current stock prices of publicly traded companies. Based upon our analyses, it is our opinion as investment bankers that the Merger Agreement, as proposed to be amended pursuant to the terms of the Proposal, is fair, from a financial point of view, to the stockholders of Destron as of the date hereof.

     This opinion is directed to the Board of Directors of Destron in its consideration of the Merger and is not a recommendation to any stockholder as to how such stockholder should vote with respect to the Merger. Further, this opinion addresses only the financial fairness of the Merger and does not address the relative merits of the Merger and any alternatives to the Merger, Destron's underlying decision to proceed with or effect the Merger or any other aspect of the Merger. This opinion may not be used or referred to by Destron, or quoted or disclosed to any person in any manner, without our prior written consent, which consent is hereby given to the inclusion of this opinion in any solicitation/recommendation statement, proxy statement or prospectus filed with the Securities and Exchange Commission in connection with the Merger. In furnishing this opinion, we do not admit that we are experts within the meaning of the term "experts" as used in the Securities Act and the rules and regulations promulgated thereunder, nor do we admit that this opinion constitutes a report or valuation within the meaning of Section 11 of the Securities Act.

Very truly yours,

ROTH CAPITAL PARTNERS, INC., and AGRICAPITAL SECURITIES, INC.

                                                                         ANNEX C

                     VOTING AGREEMENT AND IRREVOCABLE PROXY

     THIS VOTING AGREEMENT AND IRREVOCABLE PROXY (the "Agreement") is entered into as of April 24, 2000, between the undersigned securityholders (the "Stockholders"), of Destron Fearing Corporation, a Delaware corporation (the "Company"), and Applied Digital Solutions, Inc., a Missouri corporation ("ADS").

     WHEREAS, concurrently with the execution and delivery of this Agreement, Digital Angel.net Inc., a Delaware corporation, and a wholly-owned subsidiary of ADS ("Merger Sub"), ADS and the Company have entered into an Agreement and Plan of Merger dated as of April 24, 2000 (the "Merger Agreement"), providing for the merger of Merger Sub with and into the Company (the "Merger") pursuant to the terms and conditions of the Merger Agreement, and setting forth certain representations, warranties, covenants and agreements of the parties thereto in connection with the Merger; and

     WHEREAS, as an inducement and a condition to ADS entering into the Merger Agreement pursuant to which each Stockholder, subject to the requirements and adjustments set forth in Section 1.4 of the Merger Agreement, will receive 0.75 of a share of ADS Common Stock (as defined in the Merger Agreement) in exchange for each share of Company Common Stock (as defined in the Merger Agreement) owned by such Stockholder, the Stockholders each have agreed to enter into this Agreement;

     NOW, THEREFORE, for good and valuable consideration, the receipt, sufficiency and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

     1. REPRESENTATIONS OF STOCKHOLDERS. Each of the Stockholders severally represents as to itself that such Stockholder:

          (a) is the holder in the capacity set forth on Exhibit A hereto of that number of shares, and/or options to purchase shares, of Company Common Stock set forth opposite such Stockholder's name on Exhibit A (such Stockholder's shares of Company Common Stock, the "Shares", and the Shares and the options to purchase Common Stock of the Company and the Shares are collectively referred to herein as the "Securities");

          (b) does not beneficially own (as such term is defined in the Securities Exchange Act of 1934, as amended (the "1934 Act")) any shares, or options to purchase shares, of Company Common Stock or other Company capital stock other than its Securities;

          (c) has the right, power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement, and this Agreement has been duly executed and delivered by such Stockholder and constitutes a valid and legally binding agreement of such Stockholder, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; and such execution, delivery and performance by Stockholder of this Agreement will not (i) conflict with, require a consent, waiver or approval under, or result in a breach of or default under, any of the terms of any contract, commitment or other agreement to which such Stockholder is bound; (ii) violate any order, writ, injunction decree or statute, or any rule or regulation, applicable to Stockholder or any of the properties or assets of Stockholder or (iii) result in the creation of, or impose any obligation on such Stockholder to create, any lien, charge or other encumbrance of any nature whatsoever upon the Shares; and

          (d) the Securities are now and will at all times during the term of this Agreement be held by such Stockholder, or by a nominee or custodian for the account of such Stockholder, free and clear of all pledges, liens, proxies, claims, shares, security interests, preemptive rights and any other encumbrances whatsoever with respect to the ownership, transfer or voting of such Securities; and there are no outstanding options, warrants or rights to purchase or acquire, or other agreements relating to, such Securities other than this Agreement.

The representations and warranties contained herein shall be made as the date hereof and as of each date from the date hereof through and including the date that the Merger is consummated.

     2. AGREEMENT TO VOTE SHARES. Each of the Stockholders severally agrees to vote its Shares and any New Shares (as defined in Section 7 hereof), and shall cause any holder of record of its Shares or New Shares to vote, (a) in favor of adoption and approval of the Merger Agreement and the Merger (and each other action and transaction contemplated by the Merger Agreement and this Agreement) at every meeting of the stockholders of the Company at which such matters are considered (each, a "Company Stockholder Meeting") and at every adjournment thereof, and (b) against any actions or approval that would compete with or could serve to materially interfere with, delay, discourage, adversely affect or inhibit the timely consummation of the Merger including, without limitation, any Alternative Proposal (as defined in the Merger Agreement). Any such vote shall be cast or consent shall be given in accordance with such procedures relating thereto as shall ensure that it is duly counted for purposes of determining that a quorum is present and for purposes of recording the results of such vote or consent. Each Stockholder also agrees to use its reasonable efforts to take, or cause to be taken, all action, and do, or cause to be done, all things necessary or advisable in order to consummate and make effective the transactions contemplated by this Agreement.

     3. IRREVOCABLE PROXY. Each of the Stockholders hereby constitutes and appoints ADS or any nominee of ADS, with full power of substitution, as its true and lawful attorney and proxy and hereby authorizes each, for and in its name, place and stead, to present and to vote all of the Shares and New Shares (a) in favor of the adoption and approval of the Merger Agreement and the Merger (and each other action and transaction contemplated by the Merger Agreement and this Agreement) and (b) against any action or approval that would compete with or could serve to materially interfere with, delay, discharge, adversely affect or inhibit the timely consummation of the Merger Agreement, including, without limitation, any Alternative Proposal (as defined in the Merger Agreement), at every Company Stockholder Meeting and at every adjournment or postponement thereof, to the same extent and with the same effect as the Stockholder might or could do under applicable law, rules and regulations. The proxy granted pursuant to the immediately preceding sentence is given in consideration of and as an inducement to ADS to enter into the Merger Agreement and as such is coupled with an interest and shall be irrevocable unless and until this Agreement terminates pursuant to Section 11(d) hereof. Each of the Stockholders hereby revokes any and all previous proxies granted with respect to any of the Shares and shall not hereafter, unless and until this Agreement terminates pursuant to Section 11(d) hereof, purport to grant any other proxy or power of attorney with respect to any of the Shares or the New Shares or enter into any agreement (other than this Agreement), arrangement or understanding with any person, directly or indirectly, to vote, grant any proxy or give instructions with respect to the voting of any of the Shares or the New Shares covering the subject matter hereof.

     4. NO VOTING TRUSTS. After the date hereof, the Stockholders severally agree that they will not, nor will they permit any entity under their control to, deposit any of their Shares in voting trust or subject any of their Shares to any arrangement with respect to the voting of such Shares other than agreements entered into with ADS or Merger Sub.

     5. NO PROXY SOLICITATIONS. Each of the Stockholders severally agrees that such Stockholder will not, nor will such Stockholder permit any entity under their control to, (a) solicit proxies or become a "participant" in a "solicitation" (as such terms are defined in Regulation 14A under the 1934 Act) in opposition to or competition with the consummation of the Merger or otherwise encourage or assist any party in taking or planning any action which would compete with or otherwise could serve to materially interfere with, delay, discourage, adversely affect or inhibit the timely consummation of the Merger in accordance with the terms of the Merger Agreement, (b) directly or indirectly encourage, initiate or cooperate in a stockholders' vote or action by consent of the Company's stockholders in opposition to or in competition with the consummation of the Merger, or (c) become a member of a "group" (as such term is used in Section 13(d) of the 1934 Act) with respect to any voting securities of the Company for the purpose of opposing or competing with the consummation of the Merger; provided, that the foregoing shall not restrict any director of the Company from taking any action such director believes is necessary to satisfy such director's fiduciary duty to stockholders of the Company.

     6. TRANSFER AND ENCUMBRANCE. On or after the date hereof, each of the Stockholders severally agrees not to voluntarily transfer, sell, offer, pledge or otherwise dispose of or encumber ("Transfer") any of its Securities or New Shares prior to the earlier of (a) the effective date of the Merger or (b) the date this Agreement shall be terminated in accordance with its terms.

     7. ADDITIONAL PURCHASES. Each of the Stockholders severally agrees that if (i) there occurs any stock dividend, stock split, recapitalization, reclassification, combination or exchange of shares of capital stock of the Company on, of or affecting the Securities of a Stockholder, (ii) such Stockholder purchases or otherwise acquires beneficial ownership of any shares of Company Common Stock or Company capital stock after the execution of this Agreement, including, but not limited to, through the exercise of such Stockholders' options, or (iii) such Stockholder voluntarily acquires the right to vote any shares of Company Common Stock or Company capital stock other than the Shares (collectively, "New Shares"), all such New Shares acquired or purchased by it shall be subject to the terms of this Agreement to the same extent as if they constituted Shares.

     8. SPECIFIC PERFORMANCE. Each party hereto severally acknowledges that it will be impossible to measure in money the damage to the other party if the party hereto fails to comply with any of the obligations imposed by this Agreement, that every such obligation is material and that, in the event of any such failure, the other party will not have an adequate remedy at law or damages. Accordingly, each party hereto severally agrees that injunctive relief or other equitable remedy, in addition to remedies at law or damages, is the appropriate remedy for any such failure and will not oppose the granting of such relief on the basis that the other party has an adequate remedy at law. Each party hereto severally agrees that it will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with any other party's seeking or obtaining such equitable relief.

     9. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall not be assignable without the written consent of all other parties hereto.

     10. ENTIRE AGREEMENT. This Agreement supersedes all prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof and contains the entire agreement among the parties with respect to the subject matter hereof. This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed by all the parties hereto. No waiver of any provisions hereof by any party shall be deemed a waiver of any other provisions hereof by any such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

     11.  MISCELLANEOUS.

          (a) This Agreement shall be deemed a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of Delaware.

          (b) If any provision of this Agreement or the application of such provision to any person or circumstances shall be held invalid by a court of competent jurisdiction, the remainder of the provision held invalid and the application of such provision to persons or circumstances, other than the party as to which it is held invalid, shall not be affected.

          (c) This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

          (d) This Agreement shall terminate upon the earliest to occur of (i) the Effective Time of the Merger (as defined in the Merger Agreement), and
     (ii) termination of the Merger Agreement.

          (e) All Section headings herein are for convenience of reference only and are not part of this Agreement, and no construction or reference shall be derived therefrom.

          (f) The obligations of the Stockholders set forth in this Agreement shall not be effective or binding upon any Stockholder until after such time as the Merger Agreement is executed and delivered by the

     Company, ADS and Merger Sub, and the parties agree that there is not and has not been any other agreement, arrangement or understanding between the parties hereto with respect to the matters set forth herein.

                       [SIGNATURES ON THE FOLLOWING PAGE]

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

APPLIED DIGITAL SOLUTIONS, INC.

By: /s/ RICHARD J. SULLIVAN
    --------------------------------------------------------
    Richard J. Sullivan
    Chairman of the Board and Chief
    Executive Officer

THE STOCKHOLDERS


/s/ RANDOLPH GEISSLER
---------------------------------------------
Randolph Geissler

/s/ THOMAS PATIN
---------------------------------------------
Thomas Patin

/s/ JAMES P. SANTELLI
---------------------------------------------
James P. Santelli

/s/ WILLIAM BATTISTA
---------------------------------------------
William Battista

/s/ KENNETH LARSON
---------------------------------------------
Kenneth Larson

/s/ STANLEY GOLDBERG
---------------------------------------------
Stanley Goldberg

/s/ JOHN BEATTIE
---------------------------------------------
John Beattie

/s/ DAVID HENDERSON
---------------------------------------------
David Henderson

/s/ GARY S. KOHLER
---------------------------------------------
Gary S. Kohler

/s/ DOUGLAS M. PIHL
---------------------------------------------
Douglas M. Pihl

/s/ RICHARD JAHNKE
---------------------------------------------
Richard Jahnke

/s/ ROBERT C. CALGREN
---------------------------------------------
Robert C. Calgren

/s/ EZEKIEL MEJIA
---------------------------------------------
Ezekiel Mejia


           [SIGNATURE PAGE TO VOTING AGREEMENT AND IRREVOCABLE PROXY]

                      EXHIBIT "A" TO VOTING AGREEMENT AND
                               IRREVOCABLE PROXY

                                                     NUMBER OF SHARES OF     NUMBER OF OPTIONS TO
STOCKHOLDER                                          COMPANY COMMON STOCK    PURCHASE COMMON STOCK
-----------                                          --------------------    ---------------------
Geissler...........................................        486,000                  245,000
Santelli...........................................              0                  140,000
Patin..............................................        157,500                   45,000
Battista...........................................              0                  112,500
Mejia..............................................          1,000                  127,500
Calgren............................................              0                   68,000
Larson.............................................         82,500                        0
Goldberg...........................................              0                   40,000
Beattie............................................         54,700                   37,500
Henderson..........................................         24,000                   30,000
Kohler.............................................         47,500                   20,000
Pihl...............................................              0                   40,000
Jahnke.............................................              0                   40,000

                                                                         ANNEX D

                      FORM OF PROPOSED AMENDMENT TO SECOND
                     RESTATED ARTICLES OF INCORPORATION OF
                        APPLIED DIGITAL SOLUTIONS, INC.

     The Articles of Incorporation of this corporation are to be amended as follows:

          The first sentence of Article Three is amended in its entirety to read as follows:

             The aggregate number of shares of all classes of stock which the Corporation shall have authority to issue is Two Hundred, Fifty Million (250,000,000) shares, of which Five Million (5,000,000) shares shall be preferred stock ("Preferred Stock") having a par value of $10.00 per share and Two Hundred, Forty-Five Million (245,000,000) shares shall be common stock ("Common Stock") having a par value of $.001 per share.

                                                                         ANNEX E

              SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW

     (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to sec. 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

     (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to sec. 251 (other than a merger effected pursuant to sec. 251(g) of this title), sec. 252, sec. 254, sec. 257, sec. 258, sec. 263 or sec. 264 of this title:

          (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of sec. 251 of this title.

          (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to sec.sec. 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

             a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

             b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

             c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

          (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under sec. 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

     (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certification of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

     (d) Appraisal rights shall be perfected as follows:

          (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2) If the merger or consolidation was approved pursuant to sec. 228 or sec. 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either
     (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not mo re than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

     (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the
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effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

     (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

     (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

     (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

     (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforce, whether such surviving or resulting corporation be a corporation of this State or of any state.

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

     (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

     (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

     (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

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